EXHIBIT 10.1

                              COMPOSITE COPY (INCORPORATING THE FIRST AMENDMENT,
                                 DATED AS OF MAY 29, 2003, THE SECOND AMENDMENT,
                                    DATED AS OF SEPTEMBER 24, 2003 AND THE THIRD
                                       AMENDMENT, DATED AS OF NOVEMBER 21, 2003)

================================================================================

                                CREDIT AGREEMENT

                                      among

                           DHM HOLDING COMPANY, INC.,

                            DOLE FOOD COMPANY, INC.,

                                 SOLVEST, LTD.,

                          VARIOUS LENDING INSTITUTIONS,

                        DEUTSCHE BANK AG NEW YORK BRANCH,
                            as Administrative Agent,

                         BANC OF AMERICA SECURITIES LLC,

                                       and

                            THE BANK OF NOVA SCOTIA,
                            as Co-Syndication Agents,

                                       and

                               FLEET NATIONAL BANK
                              and SOCIETE GENERALE,
                           as Co-Documentation Agents

                           Dated as of March 28, 2003

                        --------------------------------

                         DEUTSCHE BANK SECURITIES INC.,
                         BANC OF AMERICA SECURITIES LLC
                                       and
                            THE BANK OF NOVA SCOTIA,

                    as Joint Lead Arrangers and Book Runners

================================================================================

                                Table of Contents

                                                                                                        Page
                                                                                                        ----
SECTION 1.  Amount and Terms of Credit.............................................................        1
   1.01     Commitments............................................................................        1
   1.02     Minimum Borrowing Amounts, etc.........................................................       12
   1.03     Notice of Borrowing....................................................................       12
   1.04     Disbursement of Funds..................................................................       14
   1.05     Notes..................................................................................       15
   1.06     Conversions............................................................................       21
   1.07     Pro Rata Borrowings....................................................................       22
   1.08     Interest...............................................................................       22
   1.09     Interest Periods.......................................................................       24
   1.10     Increased Costs; Illegality; etc.......................................................       26
   1.11     Compensation...........................................................................       29
   1.12     Change of Lending Office...............................................................       29
   1.13     Replacement of Lenders.................................................................       30
   1.14     Special Provisions Applicable to Lenders Upon the Occurrence of a Sharing Event........       32
   1.15     Incremental Term Loan Commitments......................................................       38
   1.16     Incremental Multicurrency Facility Revolving Loan Commitments..........................       41
   1.17     Incremental Dollar Facility Revolving Loan Commitments.................................       42

SECTION 2A. Letters of Credit......................................................................       44
2A.01 Letters of Credit.............................................................................      44
2A.02 Minimum Stated Amount.........................................................................      47
2A.03 Letter of Credit Requests.....................................................................      47
2A.04 Letter of Credit Participations...............................................................      48
2A.05 Agreement to Repay Letter of Credit Drawings..................................................      51
2A.06 Increased Costs...............................................................................      53

SECTION 2B. Bank Guaranties.........................................................................      54
2B.01 Bank Guaranties...............................................................................      54
2B.02 Minimum Face Amount...........................................................................      56
2B.03 Bank Guaranty Requests........................................................................      56
2B.04 Bank Guaranty Participations..................................................................      57
2B.05 Agreement to Repay Bank Guaranty Payments.....................................................      60
2B.06 Increased Costs...............................................................................      62
2B.07 Cash Collateralization........................................................................      62

SECTION 3.  Fees; Commitments.......................................................................      63
  3.01      Fees....................................................................................      63
  3.02      Voluntary Termination or Reduction of Revolving Loan Commitments and
                 Adjustments of Multicurrency Facility Revolving Loan Commitments...................      67
  3.03      Mandatory Reduction of Commitments......................................................      69

SECTION 4.  Prepayments; Repayments; Taxes..........................................................      70
  4.01      Voluntary Prepayments...................................................................      70
  4.02      Mandatory Repayments and Commitment Reductions..........................................      72
  4.03      Method and Place of Payment.............................................................      79
  4.04      Net Payments............................................................................      80

SECTION 5.  Conditions Precedent to Credit Events on the Initial Borrowing Date.....................      82
  5.01      Execution of Agreement; Notes...........................................................      82
  5.02      Officer's Certificate...................................................................      82
  5.03      Opinions of Counsel.....................................................................      82
  5.04      Company Documents; Proceedings..........................................................      83
  5.05      Adverse Change, etc.....................................................................      84
  5.06      Litigation..............................................................................      84
  5.07      Approvals...............................................................................      84
  5.08      Consummation of the Acquisition, etc....................................................      84
  5.09      Common Equity Financing; etc............................................................      85
  5.10      Amendments to Existing Senior Notes Documents, etc......................................      86
  5.11      Initial Refinancing.....................................................................      86
  5.12      Aggregate Funds Needed to Effect Transaction............................................      88
  5.13      Outstanding Indebtedness and Preferred Equity...........................................      88
  5.14      Subsidiaries Guaranties; Intercompany Subordination Agreement; Capital Call
                 Agreement..........................................................................      88
  5.15      Pledge Agreements.......................................................................      89
  5.16      U.S. Security Agreement.................................................................      90
  5.17      Foreign Security Agreements.............................................................      91
  5.18      Mortgages; Title Insurance; Surveys; etc................................................      92
  5.19      Employee Benefit Plans; Shareholders' Agreements; Management Agreements;
                 Collective Bargaining Agreements; Existing Indebtedness Agreements; Tax
                 Allocation Agreements..............................................................      93
  5.20      Solvency Certificate; Solvency Opinion; Insurance Certificates; etc.....................      94
  5.21      Financial Statements; Pro Forma Financial Statements; Projections.......................      95
  5.22      Payment of Fees.........................................................................      96
  5.23      Consent Letter..........................................................................      96

SECTION 6A. Special Condition Precedent to Incurrence of Revolving Loans and Swingline
                  Loans.............................................................................      96
6A.01 Limitation on Cash on Hand....................................................................      96

SECTION 6B. Conditions Precedent to All Credit Events...............................................      96
 6B.01            No Default; Representations and Warranties........................................      96
 6B.02            Notice of Borrowing; Letter of Credit Request; etc................................      97
 6B.03            Incremental Term Loans............................................................      97

SECTION 7.  Representations and Warranties..........................................................      98
  7.01      Company Status..........................................................................      98

                                      -ii-

  7.02      Company Power and Authority.............................................................      98
  7.03      No Violation............................................................................      98
  7.04      Litigation..............................................................................      99
  7.05      Use of Proceeds; Margin Regulations.....................................................      99
  7.06      Governmental Approvals..................................................................     100
  7.07      Investment Company Act..................................................................     100
  7.08      Public Utility Holding Company Act......................................................     100
  7.09      True and Complete Disclosure............................................................     100
  7.10      Financial Condition; Financial Statements...............................................     101
  7.11      Security Interests......................................................................     102
  7.12      Compliance with ERISA...................................................................     102
  7.13      Capitalization..........................................................................     104
  7.14      Subsidiaries............................................................................     104
  7.15      Intellectual Property, etc..............................................................     105
  7.16      Compliance with Statutes; Agreements, etc...............................................     105
  7.17      Environmental Matters...................................................................     105
  7.18      Properties..............................................................................     106
  7.19      Labor Relations.........................................................................     106
  7.20      Tax Returns and Payments................................................................     107
  7.21      Scheduled Existing Indebtedness.........................................................     107
  7.22      Insurance...............................................................................     107
  7.23      Representations and Warranties in Other Documents.......................................     108
  7.24      Transaction.............................................................................     108
  7.25      Special Purpose Corporations............................................................     108
  7.26      Subordination...........................................................................     109

SECTION 8.  Affirmative Covenants...................................................................     109
  8.01      Information Covenants...................................................................     109
  8.02      Books, Records and Inspections..........................................................     114
  8.03      Insurance...............................................................................     115
  8.04      Payment of Taxes........................................................................     115
  8.05      Existence; Franchises...................................................................     116
  8.06      Compliance with Statutes; etc...........................................................     116
  8.07      Compliance with Environmental Laws......................................................     116
  8.08      ERISA...................................................................................     117
  8.09      Good Repair.............................................................................     118
  8.10      End of Fiscal Years; Fiscal Quarters....................................................     119
  8.11      Additional Security. Additional Guaranties; Actions with Respect to
                 Non-Guarantor Subsidiaries; Further Assurances.....................................     119
  8.12      Foreign Subsidiaries Security...........................................................     124
  8.13      Use of Proceeds.........................................................................     125
  8.14      Ownership of Subsidiaries...............................................................     125
  8.15      Permitted Acquisitions..................................................................     125
  8.16      Maintenance of Company Separateness.....................................................     128
  8.17      [Intentionally deleted].................................................................     128
  8.18      Performance of Obligations..............................................................     128
  8.19      Conduct of Business.....................................................................     128

                                      -iii-

  8.20      Contributions; Payments.................................................................     130
  8.21      Post-Closing Refinancing................................................................     130
  8.22      [Intentionally deleted].................................................................     130
  8.23      Margin Stock............................................................................     130
  8.24      Special Provisions Regarding Special Colombian Put Notes................................     130
  8.25      U.S. Mortgage Amendments; Foreign Security Document Amendments..........................     131

SECTION 9.  Negative Covenants......................................................................     132
  9.01      Changes in Business; etc................................................................     132
  9.02      Consolidation; Merger; Sale or Purchase of Assets; etc..................................     135
  9.03      Liens...................................................................................     139
  9.04      Indebtedness............................................................................     142
  9.05      Advances; Investments; Loans............................................................     145
  9.06      Restricted Payments; etc................................................................     151
  9.07      Transactions with Affiliates............................................................     153
  9.08      Consolidated Interest Coverage Ratio....................................................     153
  9.09      Consolidated Fixed Charge Coverage Ratio................................................     154
  9.10      Leverage Ratio..........................................................................     154
  9.11      Minimum Consolidated EBITDA.............................................................     155
  9.12      Capital Expenditures....................................................................     156
  9.13      Bank Debt Leverage Ratio................................................................     157
  9.14      Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications
                 of Certificate of Incorporation, By-Laws and Certain Other Agreements;
                 Issuances of Capital Stock; etc....................................................     158
  9.15      Limitation on Issuance of Equity Interests..............................................     160
  9.16      Limitation on Certain Restrictions on Subsidiaries......................................     161
  9.17      Limitation on the Creation of Subsidiaries and Joint Ventures...........................     161
  9.18      Special Restrictions Relating to Principal Property.....................................     163

SECTION 10. Events of Default.......................................................................     163
  10.01     Payments................................................................................     163
  10.02     Representations, etc....................................................................     163
  10.03     Covenants...............................................................................     164
  10.04     Default Under Other Agreements..........................................................     164
  10.05     Bankruptcy, etc.........................................................................     164
  10.06     ERISA...................................................................................     164
  10.07     Security Documents......................................................................     165
  10.08     Guaranties..............................................................................     166
  10.09     Judgments...............................................................................     166
  10.10     Ownership...............................................................................     166
  10.11     Capital Call Agreement..................................................................     166
  10.12     Denial of Liability.....................................................................     167
  10.13     Governmental Action.....................................................................     167
  10.14     Special Defaults Relating to Bermuda Entities...........................................     167

SECTION 11. Definitions.............................................................................     168

SECTION 12. The Agents..............................................................................     236
  12.01     Appointment.............................................................................     236
  12.02     Nature of Duties........................................................................     237
  12.03     Certain Rights of the Agents............................................................     238
  12.04     Reliance by Agents......................................................................     238
  12.05     Notice of Default, etc..................................................................     238
  12.06     Nonreliance on Agents and Other Lenders.................................................     238
  12.07     Indemnification.........................................................................     239
  12.08     Agents in their Individual Capacities...................................................     239
  12.09     Holders.................................................................................     240
  12.10     Resignation of the Agents...............................................................     240
  12.11     Collateral Matters......................................................................     241
  12.12     Delivery of Information.................................................................     242
  12.13     Special Appointment of Collateral Agent.................................................     242
  12.14     Special Provisions Relating to Canadian Security Documents..............................     243

SECTION 13. Miscellaneous...........................................................................     243
  13.01     Payment of Expenses, etc................................................................     243
  13.02     Right of Setoff.........................................................................     245
  13.03     Notices.................................................................................     246
  13.04     Benefit of Agreement....................................................................     246
  13.05     No Waiver; Remedies Cumulative..........................................................     249
  13.06     Payments Pro Rata.......................................................................     249
  13.07     Calculations; Computations..............................................................     250
  13.08     Governing Law; Submission to Jurisdiction; Venue........................................     250
  13.09     Counterparts............................................................................     251
  13.10     Effectiveness...........................................................................     251
  13.11     Headings Descriptive....................................................................     252
  13.12     Amendment or Waiver; etc................................................................     252
  13.13     Survival................................................................................     254
  13.14     Domicile of Loans and Commitments.......................................................     255
  13.15     Confidentiality.........................................................................     255
  13.16     Waiver of Jury Trial....................................................................     256
  13.17     Register................................................................................     256
  13.18     English Language........................................................................     257
  13.19     Post Closing Actions....................................................................     257
  13.20     Special Provisions Regarding Pledges of Equity Interests in, and Promissory
                 Notes Owed by, Persons Not Organized in Qualified Jurisdictions....................     258
  13.21     Powers of Attorney; etc.................................................................     259
  13.22     Waiver of Sovereign Immunity............................................................     259
  13.23     Judgment Currency.......................................................................     260
  13.24     Special Acknowledgments.................................................................     260

SECTION 14. Holdings Guaranty.......................................................................     261
  14.01     The Guaranty............................................................................     261
  14.02     Bankruptcy..............................................................................     261
  14.03     Nature of Liability.....................................................................     261
  14.04     Independent Obligation..................................................................     262
  14.05     Authorization...........................................................................     262
  14.06     Reliance................................................................................     263
  14.07     Subordination...........................................................................     263
  14.08     Waiver..................................................................................     264
  14.09     Payments................................................................................     266

SECTION 15. U.S. Borrower's Guaranty................................................................     266
  15.01     The U.S. Borrower's Guaranty............................................................     266
  15.02     Bankruptcy..............................................................................     266
  15.03     Nature of Liability.....................................................................     267
  15.04     Independent Obligation..................................................................     267
  15.05     Authorization...........................................................................     267
  15.06     Reliance................................................................................     268
  15.07     Subordination...........................................................................     268
  15.08     Waiver..................................................................................     269
  15.09     Payments................................................................................     271

SCHEDULE I        List of Lenders and Commitments
SCHEDULE II       Lender Addresses
SCHEDULE III      Real Properties
SCHEDULE IV       Scheduled Existing Indebtedness
SCHEDULE V        Pension Plans
SCHEDULE VI       Existing Investments
SCHEDULE VII      Subsidiaries
SCHEDULE VIII     Insurance
SCHEDULE IX       Existing Liens
SCHEDULE X        Capitalization
SCHEDULE XI       Existing Letters of Credit; Existing Bank Guaranties
SCHEDULE XII      Group Structure Chart
SCHEDULE XIII     Certain Security Documents, etc.
SCHEDULE XIV      Post-Closing Matters
SCHEDULE XV       Non-Guarantor Subsidiaries; Excluded Foreign Subsidiaries
SCHEDULE XVI      Transactions with Affiliates
SCHEDULE XVII     Principal Properties
SCHEDULE XVIII    Tax Matters
SCHEDULE XIX      Governmental Approvals
SCHEDULE XX       Initial Qualified Jurisdictions
SCHEDULE XXI      Foreign Security Document Amendments

EXHIBIT A-1 -     Form of Notice of Borrowing

EXHIBIT A-2  -    Notice of Conversion/Continuation
EXHIBIT B-1  -    Form of Tranche A Term Note
EXHIBIT B-2  -    Form of Tranche B Term Note
EXHIBIT B-3A -    Form of U.S. Borrower Multicurrency Facility Revolving Note
EXHIBIT B-3B -    Form of Bermuda Borrower Multicurrency Facility Revolving Note
EXHIBIT B-4  -    Form of U.S. Borrower Dollar Facility Revolving Note
EXHIBIT B-5  -    Form of Bermuda Borrower Dollar Facility Revolving Note
EXHIBIT B-6A -    Form of U.S. Borrower Multicurrency Facility Swingline Note
EXHIBIT B-6B -    Form of Bermuda Borrower Multicurrency Facility Swingline Note
EXHIBIT B-7  -    Form of U.S. Borrower Dollar Facility Swingline Note
EXHIBIT B-8  -    Form of Bermuda Borrower Dollar Facility Swingline Note
EXHIBIT B-9       Form of Tranche C Term Note
EXHIBIT B-10      Form of Incremental Term Note
EXHIBIT C-1  -    Form of Letter of Credit Request
EXHIBIT C-2  -    Form of Bank Guaranty Request
EXHIBIT D    -    Form of Section 4.04(b)(ii) Certificate
EXHIBIT E-1  -    Form of Opinion of Paul, Hastings, Janofsky & Walker LLP
EXHIBIT E-2  -    Form of Opinion of Appleby, Spurling & Kempe
EXHIBIT F    -    Form of Officers' Certificate
EXHIBIT G-1  -    Form of U.S. Subsidiaries Guaranty
EXHIBIT G-2  -    Form of Foreign Subsidiaries Guaranty
EXHIBIT H    -    Form of U.S. Pledge Agreement
EXHIBIT I    -    Form of U.S. Security Agreement
EXHIBIT J-1  -    Form of Solvency Certificate
EXHIBIT J-2  -    Form of Solvency Opinion
EXHIBIT K    -    Form of Assignment and Assumption Agreement
EXHIBIT L    -    Form of Intercompany Note
EXHIBIT M    -    Form of Shareholder Subordinated Note
EXHIBIT N    -    Form of Form of Special Colombian Put Notes
EXHIBIT O    -    Form of Consent Letter
EXHIBIT P    -    Form of Intercompany Subordination Agreement
EXHIBIT Q    -    Form of Capital Call Agreement
EXHIBIT R    -    Form of Incremental Term Loan Agreement
EXHIBIT S    -    Form of Incremental Multicurrency Facility Revolving Loan
                  Commitment Agreement
EXHIBIT T    -    Form of Incremental Dollar Facility Revolving Loan Commitment
                  Agreement

                  CREDIT AGREEMENT, dated as of March 28, 2003, among DHM HOLDING COMPANY, INC., a Delaware corporation ("Holdings"), DOLE FOOD COMPANY, INC., a Delaware corporation (the "U.S. Borrower"), SOLVEST, LTD., a corporation organized under the laws of Bermuda (the "Bermuda Borrower" and, together with the U.S. Borrower, the "Borrowers"), the Lenders from time to time party hereto, DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (in such capacity, the "Administrative Agent"), BANC OF AMERICA SECURITIES LLC and THE BANK OF NOVA SCOTIA, as Co-Syndication Agents (in such capacity, each, a "Co-Syndication Agent" and, collectively, the "Co-Syndication Agents"), FLEET NATIONAL BANK and SOCIETE GENERALE, as Co-Documentation Agents (in such capacity, each, a "Co-Documentation Agent" and, collectively, the "Co-Documentation Agents") and DEUTSCHE BANK SECURITIES INC., BANC OF AMERICA SECURITIES LLC and THE BANK OF NOVA SCOTIA, as Joint Lead Arrangers and Book Runners (in such capacity, each a "Joint Lead Arranger" and, collectively, the "Joint Lead Arrangers"). Unless otherwise defined herein, all capitalized terms used herein and defined in
Section 11 are used herein as so defined.

                              W I T N E S S E T H:

                  WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make available to the Borrowers on a several (but not joint) basis the credit facilities provided for herein;

                  NOW, THEREFORE, IT IS AGREED:

                  SECTION 1. Amount and Terms of Credit.

                  1.01 Commitments.

                  (a) Tranche A Term Loans. Subject to and upon the terms and conditions set forth herein, each Lender with a Tranche A Term Loan Commitment severally agrees to make a term loan (each, a "Tranche A Term Loan" and, collectively, the "Tranche A Term Loans") to the U.S. Borrower, which Tranche A Term Loans:

                  (i) shall be incurred by the U.S. Borrower pursuant to a single drawing on the Initial Borrowing Date for the purposes described in Section 7.05(a);

                  (ii)     shall be denominated in Dollars;

                  (iii) except as hereafter provided, shall, at the option of the U.S. Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 1.10(b), all Tranche A Term Loans made as part of the same Borrowing shall at all times consist of Tranche A Term Loans of the same Type and (B) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), no more than three Borrowings of Tranche A Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Initial Borrowing Date (or, if later, the last day of the Interest Period applicable to the third Borrowing of Eurodollar Loans referred to below), each of which Borrowings of

         Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may be made no earlier than the third Business Day, and no later than the fifth Business Day, after the Initial Borrowing Date, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing; and

                  (iv) shall be made by each Lender in that initial aggregate principal amount as is equal to the Tranche A Term Loan Commitment of such Lender on the Initial Borrowing Date (before giving effect to the termination thereof on such date pursuant to Section 3.03(b)).

Once repaid, Tranche A Term Loans incurred hereunder may not be reborrowed.

                  (b) Tranche B Term Loans. Subject to and upon the terms and conditions set forth herein, each Lender with a Tranche B Term Loan Commitment severally agrees to make a term loan (each, a "Tranche B Term Loan" and, collectively, the "Tranche B Term Loans") to the Bermuda Borrower, which Tranche B Term Loans:

                  (i) shall be incurred by the Bermuda Borrower pursuant to a single drawing on the Initial Borrowing Date for the purposes described in Section 7.05(a);

                  (ii)     shall be denominated in Dollars;

                  (iii) except as hereafter provided, shall, at the option of the Bermuda Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 1.10(b), all Tranche B Term Loans made as part of the same Borrowing shall at all times consist of Tranche B Term Loans of the same Type and (B) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), no more than three Borrowings of Tranche B Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Initial Borrowing Date (or, if later, the last day of the Interest Period applicable to the third Borrowing of Eurodollar Loans referred to below), each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on the same date as the initial Borrowing of Tranche A Term Loans that are maintained as Eurodollar Loans, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing; and

                  (iv) shall be made by each Lender in that initial aggregate principal amount as is equal to the Tranche B Term Loan Commitment of such Lender on the Initial Borrowing Date (before giving effect to the termination thereof on such date pursuant to Section 3.03(c)).

Once repaid, Tranche B Term Loans incurred hereunder may not be reborrowed.

                  (c) Multicurrency Facility Revolving Loans. Subject to and upon the terms and conditions set forth herein (including, on and after the occurrence of the first Incremental Multicurrency Facility RL Commitment Date,
Section 1.16), each Multicurrency Facility RL Lender severally agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, (I) a revolving loan or revolving loans to the U.S. Borrower (each, a "U.S. Borrower Multicurrency Facility Revolving Loan" and, collectively, the "U.S. Borrower Multicurrency Facility Revolving Loans") and (II) a revolving loan or revolving loans to the Bermuda Borrower (each, a "Bermuda Borrower Multicurrency Facility Revolving Loan" and, collectively, the "Bermuda Borrower Multicurrency Facility Revolving Loans" and with the revolving loans made to the U.S. Borrower or the Bermuda Borrower pursuant to this Section 1.01(c) being each called a "Multicurrency Facility Revolving Loan"), which Multicurrency Facility Revolving Loans:

                  (i) shall (subject to Section 1.14) be made and maintained in the respective Available Currency elected by the U.S. Borrower or the Bermuda Borrower, as the case may be;

                  (ii) except as hereafter provided, shall, at the option of the U.S. Borrower or the Bermuda Borrower, be incurred and maintained as, and/or converted into, one or more Borrowings of Base Rate Loans, Eurodollar Loans or Euro Denominated Revolving Loans, provided that (A) except as otherwise specifically provided in Section 1.10(b), all Multicurrency Facility Revolving Loans made as part of the same Borrowing shall at all times consist of Multicurrency Facility Revolving Loans of the same Type, and (B) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), (1) no more than three Borrowings of Multicurrency Facility Revolving Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Initial Borrowing Date (or, if later, the last day of the Interest Period applicable to the third Borrowing of Eurodollar Loans referred to below), each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on the same date as the initial Borrowing of Tranche A Term Loans that are maintained as Eurodollar Loans, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing and (2) all Borrowings of Euro Denominated Revolving Loans shall have Interest Periods of one week;

                  (iii) may be repaid and reborrowed in accordance with the provisions hereof;

                  (iv) shall not be made (and shall not be required to be made) by any Multicurrency Facility RL Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Individual Multicurrency Facility RL Exposure of such Multicurrency Facility RL Lender to exceed the amount of its Multicurrency Facility Revolving Loan Commitment at such time;

                  (v) shall not be made (and shall not be required to be made) by any Multicurrency Facility RL Lender if the making of same would cause the Aggregate Multicurrency Facility RL Exposure (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) to exceed the Total Multicurrency Facility Revolving Loan Commitment as then in effect; and

                  (vi) in the case of any Borrowing of U.S. Borrower Multicurrency Facility Revolving Loans, shall not be made (and shall not be required to be made) by any Multicurrency Facility RL Lender if the making of same would cause the Aggregate U.S. Borrower Multicurrency Facility RL Exposure (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) to exceed 50% of the Total Multicurrency Facility Revolving Loan Commitment as then in effect;

provided, that each Multicurrency Facility Revolving Loan made to the Bermuda Borrower prior to the First Amendment Effective Date, and outstanding on the First Amendment Effective Date, shall be deemed to be a Bermuda Borrower Multicurrency Facility Revolving Loan for all purposes of this Agreement and the other Credit Documents following the First Amendment Effective Date. The Bermuda Borrower shall have no liability with respect to any U.S. Borrower Multicurrency Facility Revolving Loans which may be extended to, and which shall constitute obligations of, the U.S. Borrower.

                  (d) Dollar Facility Revolving Loans. Subject to and upon the terms and conditions set forth herein (including, on and after the occurrence of the first Incremental Dollar Facility RL Commitment Date, Section 1.17), each Dollar Facility RL Lender severally agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, (I) a revolving loan or revolving loans to the U.S. Borrower (each, a "U.S. Borrower Dollar Facility Revolving Loan" and, collectively, the "U.S. Borrower Dollar Facility Revolving Loans") and (II) a revolving loan or revolving loans to the Bermuda Borrower (each, a "Bermuda Borrower Dollar Facility Revolving Loan" and, collectively, the "Bermuda Borrower Dollar Facility Revolving Loans" and with the revolving loans made to the U.S. Borrower or the Bermuda Borrower pursuant to this Section 1.01(d) being each called a "Dollar Facility Revolving Loan" and, collectively, the "Dollar Facility Revolving Loans" and, together with the Multicurrency Facility Revolving Loans, the "Revolving Loans"), which Dollar Facility Revolving Loans:

                  (i)      shall be made and maintained in Dollars;

                  (ii) except as hereafter provided, shall, at the option of the U.S. Borrower or the Bermuda Borrower, be incurred and maintained as, and/or converted into, one or more Borrowings of Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 1.10(b), all Dollar Facility Revolving Loans made as part of the same Borrowing shall at all times consist of Dollar Facility Revolving Loans of the same Type, and (B) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), no more than three Borrowings of Dollar Facility Revolving Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Initial Borrowing Date (or, if later, the last day of the Interest Period applicable to the third Borrowing of Eurodollar Loans referred to below), each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on the same date as the initial Borrowing of Tranche A Term Loans that are maintained as Eurodollar Loans, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing;

                  (iii) may be repaid and reborrowed in accordance with the provisions hereof;

                  (iv) shall not be made (and shall not be required to be made) by any Dollar Facility RL Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Individual Dollar Facility RL Exposure of such Dollar Facility RL Lender to exceed the amount of its Dollar Facility Revolving Loan Commitment at such time;

                  (v) shall not be made (and shall not be required to be made) by any Dollar Facility RL Lender if the making of same would cause the Aggregate Dollar Facility RL Exposure (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) to exceed the Total Dollar Facility Revolving Loan Commitment as then in effect; and

                  (vi) in the case of any Borrowing of Bermuda Borrower Dollar Facility Revolving Loans, shall not be made (and shall not be required to be made) by any Dollar Facility RL Lender if the making of same would cause the Aggregate Bermuda Borrower Dollar Facility RL Exposure (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) to exceed 50% of the Total Dollar Facility Revolving Loan Commitment as then in effect.

The Bermuda Borrower shall have no liability with respect to any U.S. Borrower Dollar Facility Revolving Loans which may be extended to, and which shall constitute obligations of, the U.S. Borrower.

                  (e) Multicurrency Facility Swingline Loans. Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Swingline Expiry Date, (I) a revolving loan or revolving loans to the U.S. Borrower (each, a "U.S. Borrower Multicurrency Facility Swingline Loan" and, collectively, the "U.S. Borrower Multicurrency Facility Swingline Loans") and (II) a revolving loan or revolving loans to the Bermuda Borrower (each, a "Bermuda Borrower Multicurrency Facility Swingline Loan" and, collectively, the "Bermuda Borrower Multicurrency Facility Swingline Loans" and with the revolving loans made to the U.S. Borrower or the Bermuda Borrower pursuant to this Section 1.01(e) being each called a "Multicurrency Facility Swingline Loan"), which Multicurrency Facility Swingline Loans:

                  (i) shall (subject to Section 1.14) be made and maintained in the respective Available Currency elected by the U.S. Borrower or the Bermuda Borrower, as the case may be;

                  (ii) shall be made and maintained as Base Rate Loans or Euro Denominated Swingline Loans;

                  (iii) may be repaid and reborrowed in accordance with the provisions hereof;

                  (iv) shall not be made (and shall not be required to be made) if the making of same would cause the Aggregate Multicurrency Facility RL Exposure (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) to exceed the Total Multicurrency Facility Revolving Loan Commitment at such time;

                  (v) shall not exceed in aggregate principal amount at any time outstanding (taking the Dollar Equivalents of all amounts in Euros), when added to the aggregate principal amount of Dollar Facility Swingline Loans then outstanding, the Maximum Swingline Amount; and

                  (vi) in the case of any Borrowing of U.S. Borrower Multicurrency Facility Swingline Loans, shall not be made (and shall not be required to be made) if the making of same would cause the Aggregate U.S. Borrower Multicurrency Facility RL Exposure (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) to exceed 50% of the Total Multicurrency Facility Revolving Loan Commitment as then in effect;

provided, that each Multicurrency Facility Swingline Loan made to the Bermuda Borrower prior to the First Amendment Effective Date, and outstanding on the First Amendment Effective Date, shall be deemed to be a Bermuda Borrower Multicurrency Facility Swingline Loan for all purposes of this Agreement and the other Credit Documents following the First Amendment Effective Date. Notwithstanding anything to the contrary contained in this Section 1.01(e), (x) the Swingline Lender shall not be obligated to make any Multicurrency Facility Swingline Loans at a time when a Lender Default exists with respect to any Multicurrency Facility RL Lender unless the Swingline Lender has entered into arrangements satisfactory to it to eliminate the Swingline Lender's risk with respect to the Defaulting Lender's or Defaulting Lenders' refunding obligations (through the requirement that Mandatory Multicurrency Facility RL Borrowings be made from time to time) in respect of such Multicurrency Facility Swingline Loans, including by cash collateralizing (in the relevant currency or currencies) such Defaulting Lender's or Defaulting Lenders' Multicurrency Facility RL Percentages of the outstanding Multicurrency Facility Swingline Loans and (y) the Swingline Lender shall not make any Multicurrency Facility Swingline Loan after it has received written notice from any Credit Agreement Party, the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders. The Bermuda Borrower shall have no liability with respect to any U.S. Borrower Multicurrency Facility

Swingline Loans which may be extended to, and shall constitute obligations of, the U.S. Borrower.

                  (f) Dollar Facility Swingline Loans. Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Swingline Expiry Date, (I) a revolving loan or revolving loans to the U.S. Borrower (each, a "U.S. Borrower Dollar Facility Swingline Loan" and, collectively, the "U.S. Borrower Dollar Facility Swingline Loans") and (II) a revolving loan or revolving loans to the Bermuda Borrower (each, a "Bermuda Borrower Dollar Facility Swingline Loan" and, collectively, the "Bermuda Borrower Dollar Facility Swingline Loans" and with the revolving loans made to the U.S. Borrower or the Bermuda Borrower pursuant to this Section 1.01(f) being each called a "Dollar Facility Swingline Loan" and, collectively, the "Dollar Facility Swingline Loans" and, together with Multicurrency Facility Swingline Loans, the "Swingline Loans"), which Dollar Facility Swingline Loans:

                  (i)      shall be made and maintained in Dollars;

                  (ii)     shall be made and maintained as Base Rate Loans;

                  (iii) may be repaid and reborrowed in accordance with the provisions hereof;

                  (iv) shall not be made (and shall not be required to be made) if the making of same would cause the Aggregate Dollar Facility RL Exposure (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) to exceed the Total Dollar Facility Revolving Loan Commitment as then in effect;

                  (v) shall not exceed in aggregate principal amount at any time outstanding, when added to the aggregate principal amount of Multicurrency Facility Swingline Loans then outstanding (taking the Dollar Equivalents of all amounts in Euros), the Maximum Swingline Amount; and

                  (vi) in the case of any Borrowing of Bermuda Borrower Dollar Facility Swingline Loans, shall not be made (and shall not be required to be made) if the making of same would cause the Aggregate Bermuda Borrower Dollar Facility RL Exposure (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) to exceed 50% of the Total Dollar Facility Revolving Loan Commitment as then in effect.

Notwithstanding anything to the contrary contained in this Section 1.01(f), (x) the Swingline Lender shall not be obligated to make any Dollar Facility Swingline Loans at a time when a Lender Default exists with respect to any Dollar Facility RL Lender unless the Swingline Lender has entered into arrangements satisfactory to it to eliminate the Swingline Lender's risk with respect to the Defaulting Lender's or Defaulting Lenders' refunding obligations (through the requirement that Mandatory Dollar Facility RL Borrowings be made from time to time) in respect of such Dollar Facility Swingline Loans, including by cash collateralizing such Defaulting Lender's or Defaulting Lenders' Dollar Facility RL Percentages of the outstanding Dollar Facility Swingline Loans and
(y) the Swingline Lender shall not make any Dollar Facility

Swingline Loan after it has received written notice from any Credit Agreement Party, the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders. The Bermuda Borrower shall have no liability with respect to any U.S. Borrower Dollar Facility Swingline Loans which may be extended to, and shall constitute obligations of, the U.S. Borrower.

                  (g) Refunding of Multicurrency Facility Swingline Loans. On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Multicurrency Facility RL Lenders that the outstanding U.S. Borrower Multicurrency Facility Swingline Loans or Bermuda Borrower Multicurrency Facility Swingline Loans in a given Available Currency shall be funded with a Borrowing of U.S. Borrower Multicurrency Facility Revolving Loans or Bermuda Borrower Multicurrency Facility Revolving Loans, as the case may be, in such Available Currency (provided that (x) such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10 and (y) if a Sharing Event shall have occurred, all such Multicurrency Facility Swingline Loans shall be denominated in Dollars in accordance with the provisions of Section 1.14, and refunded through a Mandatory Multicurrency Facility RL Borrowing denominated in Dollars as provided below), in which case a Borrowing of U.S. Borrower Multicurrency Facility Revolving Loans or Bermuda Borrower Multicurrency Facility Revolving Loans, as the case may be, denominated in the respective Available Currency (subject to the provisions of clause (y) of the immediately preceding parenthetical sentence) (each such Borrowing, a "Mandatory Multicurrency Facility RL Borrowing") shall be made on the third succeeding Business Day by all Multicurrency Facility RL Lenders pro rata based on each such Multicurrency Facility RL Lender's Multicurrency Facility RL Percentage and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Multicurrency Facility Swingline Loans. Each Multicurrency Facility RL Lender hereby irrevocably agrees to make U.S. Borrower Multicurrency Facility Revolving Loans (in the case of a refunding of U.S. Borrower Multicurrency Facility Swingline Loans) and Bermuda Borrower Multicurrency Facility Revolving Loans (in the case of a refunding of Bermuda Borrower Multicurrency Facility Swingline Loans) in the relevant Available Currency upon three Business Days' notice pursuant to each Mandatory Multicurrency Facility RL Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) that the amount of the Mandatory Multicurrency Facility RL Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Sections 6A and 6B are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Multicurrency Facility RL Borrowing, (v) the amount of the Total Multicurrency Facility Revolving Loan Commitment at such time and (vi) the amount of the Multicurrency Facility Revolving Loan Commitment of such Multicurrency Facility RL Lender at such time. In the event that any Mandatory Multicurrency Facility RL Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under any bankruptcy, reorganization, dissolution, insolvency, receivership, administration or liquidation or similar law with respect to either Borrower), then each Multicurrency Facility RL Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory

Multicurrency Facility RL Borrowing would otherwise have occurred, but adjusted for any payments received from either Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in such outstanding Multicurrency Facility Swingline Loans as shall be necessary to cause such Multicurrency Facility RL Lenders to share in such Multicurrency Facility Swingline Loans ratably based upon their respective Multicurrency Facility RL Percentages, provided that (x) all interest payable on the Multicurrency Facility Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Multicurrency Facility RL Lender shall be required to pay the Swingline Lender interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory Multicurrency Facility RL Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate otherwise applicable to Multicurrency Facility Revolving Loans made in the relevant Available Currency. Notwithstanding anything to the contrary contained above in this Section 1.01(g), upon the occurrence of a Sharing Event, all outstanding Multicurrency Facility Swingline Loans shall, as provided in Section 1.14, be automatically converted into U.S. Dollar denominated Multicurrency Facility Swingline Loans and, to the extent the respective Mandatory Multicurrency Facility RL Borrowing has not already occurred in respect of such Multicurrency Facility Swingline Loans, a Mandatory Multicurrency Facility RL Borrowing shall be effected with respect thereto in accordance with the provisions of this Section 1.01(g).

                  (h) Refunding of Dollar Facility Swingline Loans. On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Dollar Facility RL Lenders that the outstanding U.S. Borrower Dollar Facility Swingline Loans or Bermuda Borrower Dollar Facility Swingline Loans shall be funded with a Borrowing of U.S. Borrower Dollar Facility Revolving Loans or Bermuda Borrower Dollar Facility Revolving Loans, as the case may be, in Dollars (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section
10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of U.S. Borrower Dollar Facility Revolving Loans or Bermuda Borrower Dollar Facility Revolving Loans, as the case may be (each such Borrowing, a "Mandatory Dollar Facility RL Borrowing") shall be made on the third succeeding Business Day by all Dollar Facility RL Lenders pro rata based on each such Dollar Facility RL Lender's Dollar Facility RL Percentage and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Dollar Facility Swingline Loans. Each Dollar Facility RL Lender hereby irrevocably agrees to make U.S. Borrower Dollar Facility Revolving Loans (in the case of a refunding of U.S. Borrower Dollar Facility Swingline Loans) and Bermuda Borrower Dollar Facility Revolving Loans (in the case of a refunding of Bermuda Borrower Dollar Facility Swingline Loans) upon one Business Day's notice pursuant to each Mandatory Dollar Facility RL Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) that the amount of the Mandatory Dollar Facility RL Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Sections 6A and 6B are then satisfied, (iii) whether a Default or an Event of Default then exists,
(iv) the date of such Mandatory Dollar Facility RL Borrowing, (v) the amount of the Total Dollar Facility Revolving Loan

Commitment at such time and (vi) the amount of the Dollar Facility Revolving Loan Commitment of such Dollar Facility RL Lender at such time. In the event that any Mandatory Dollar Facility RL Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under any bankruptcy, reorganization, dissolution, insolvency, receivership, administration or liquidation or similar law with respect to either Borrower), then each Dollar Facility RL Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Dollar Facility RL Borrowing would otherwise have occurred, but adjusted for any payments received from either Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in such outstanding Dollar Facility Swingline Loans as shall be necessary to cause such Dollar Facility RL Lenders to share in such Dollar Facility Swingline Loans ratably based upon their respective Dollar Facility RL Percentages, provided that (x) all interest payable on the Dollar Facility Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Dollar Facility RL Lender shall be required to pay the Swingline Lender interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory Dollar Facility RL Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Dollar Facility Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

                  (i) Tranche C Term Loans. (A) Subject to and upon the terms and conditions set forth herein, (i) each Consenting Tranche B Term Lender severally agrees to convert (the "Tranche B Term Loan Conversion"), on the Third Amendment Effective Date, all Tranche B Term Loans of such Consenting Tranche B Term Lender outstanding on the Third Amendment Effective Date (immediately prior to giving effect thereto) into new term loans hereunder owing by the Bermuda Borrower (each such term loan, a "Converted Tranche C Term Loan" and, collectively, the "Converted Tranche C Term Loans") and (ii) each Lender with a Tranche C Term Loan Commitment severally agrees to make, on the Third Amendment Effective Date, a term loan or term loans (each, an "Additional Tranche C Term Loan" and, collectively, the "Additional Tranche C Term Loans", and, together with the Converted Tranche C Term Loans, the "Tranche C Term Loans") to the Bermuda Borrower, which Tranche C Term Loans:

                  (i)      shall be denominated in Dollars;

                  (ii) except as hereinafter provided, shall, at the option of the Bermuda Borrower, be incurred and maintained as, and/or converted into one or more Borrowings of Base Rate Loans or Eurodollar Loans, provided that (x) except as otherwise specifically provided in
         Section 1.10(b), all Tranche C Term Loans made as part of the same Borrowing shall at all times consist of Tranche C Term Loans of the same Type and (y) Borrowings of Tranche C Term Loans on the Third Amendment Effective Date shall be subject to the rules set forth in clause (B) of this Section 1.01(i) below; and

                  (iii) shall not exceed for any Lender, in initial principal amount, that amount which equals the sum of (x) the aggregate principal amount of the Tranche B Term

         Loans, if any, made by such Lender and outstanding on the Third Amendment Effective Date (immediately prior to giving effect thereto) as set forth on Schedule I hereto under the heading "Converted Tranche C Term Loans" and (y) the Tranche C Term Loan Commitment of such Lender (if any) as in effect on the Third Amendment Effective Date (before giving effect to any reductions thereto on such date pursuant to
         Section 3.03(f)).

Once repaid, Tranche C Term Loans may not be reborrowed.

                  (B)(i) Each Borrowing of Tranche B Term Loans existing on the Third Amendment Effective Date immediately prior to the Tranche B Term Loan Conversion and maintained as Eurodollar Loans (each, an "Existing Tranche B Term Loan Borrowing") shall, upon the occurrence of the Tranche B Term Loan Conversion, be deemed to be a new Borrowing of Tranche C Term Loans for all purposes of this Agreement, (ii) each such newly-deemed Borrowing of Tranche C Term Loans shall be subject to the same Interest Period (and Eurodollar Rate) as the Existing Tranche B Term Loan Borrowing to which it relates, (iii) Additional Tranche C Term Loans shall be initially incurred pursuant to a single Borrowing of Eurodollar Loans which shall be added to (and thereafter be deemed to constitute a part of) each such newly-deemed Borrowing of Tranche C Term Loans on a pro rata basis (based on the relative sizes of the various such newly-deemed Borrowings of Tranche C Term Loans) and (iv) in connection with the Tranche B Term Loan Conversion and the incurrence of Additional Tranche C Term Loans pursuant to Section 1.01(i), the Administrative Agent shall (and is hereby authorized to) take all appropriate actions to ensure that all Lenders with outstanding Tranche C Term Loans (after giving effect to the Tranche B Term Loan Conversion and the incurrence of Additional Tranche C Term Loans pursuant to Section 1.01(i)(A)) participate in each newly-deemed Borrowing of Tranche C Term Loans on a pro rata basis (based upon their respective Tranche C Term Loan Borrowing Amounts as in effect on the Third Amendment Effective Date).

                  (C) In connection with the Tranche B Term Loan Conversion and the incurrence of Additional Tranche C Term Loans pursuant to Section 1.01(i)(A), the Lenders and the Bermuda Borrower hereby agree that, notwithstanding anything to the contrary contained in this Agreement, (i) if requested by any Lender making Additional Tranche C Term Loans which "match funds", the Bermuda Borrower shall pay to such Lender such amounts necessary, as reasonably determined by such Lender, to compensate such Lender for making such Additional Tranche C Term Loans in the middle of an existing Interest Period (rather than at the beginning of the respective Interest Period, based upon the rates then applicable thereto) and (ii) the Bermuda Borrower shall be obligated to pay to the respective Lenders breakage or other costs of the type referred to in Section 1.11 (if any) incurred in connection with the Tranche B Term Loan Conversion and/or the actions taken pursuant to preceding clause (B) of this
Section 1.01(i).

                  (D) On and after the Third Amendment Effective Date, each Consenting Tranche B Term Lender which holds a Tranche B Term Note shall be entitled to surrender such Tranche B Term Note to the Bermuda Borrower against delivery of a Tranche C Term Note completed in conformity with Section 1.05; provided that if any such Tranche B Term Note is not so surrendered, then from and after the Third Amendment Effective Date such Tranche B Term Note shall be deemed to evidence the Converted Tranche C Term Loans into which the

Tranche B Term Loans theretofore evidenced by such Tranche B Term Note have been converted.

                  (j) Subject to and upon the terms and conditions set forth herein, (i) each Lender with an Incremental Term Loan Commitment for a given Tranche of Incremental Term Loans severally agrees, at any time and from time to time on and after the date that such Incremental Term Loan Commitment is obtained pursuant to Section 1.15 and prior to the Incremental Term Loan Commitment Termination Date for such Tranche of Incremental Term Loans, to make a term loan (each, an "Incremental Term Loan" and, collectively, the "Incremental Term Loans") to the Incremental Term Loan Borrower for such Tranche, which Incremental Term Loans:

                  (i) shall be incurred on an Incremental Term Loan Borrowing Date for the purposes described in Section 7.05(a);

                  (ii)     shall be denominated in Dollars;

                  (iii) except as hereinafter provided, shall, at the option of the Incremental Term Loan Borrower for such Tranche, be incurred and maintained as, and/or converted into one or more Borrowings of Base Rate Loans or Eurodollar Loans, provided that except as otherwise specifically provided in Section 1.10(b), all Incremental Term Loans of a given Tranche made as part of the same Borrowing shall at all times consist of Incremental Term Loans of the same Type; and

                  (iv) shall not exceed for any such Incremental Term Loan Lender at any time of any incurrence thereof, the Incremental Term Loan Commitment of such Incremental Term Loan Lender for such Tranche at such time (before giving effect to any reductions thereto on such date pursuant to Section 3.03(g)).

Once repaid, Incremental Term Loans may not be reborrowed.

                  1.02 Minimum Borrowing Amounts, etc. The aggregate principal amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount applicable to Borrowings of the respective Type and Tranche of Loans to be made or maintained pursuant to the respective Borrowing, provided that Mandatory Multicurrency Facility RL Borrowings and Mandatory Dollar Facility RL Borrowings shall be made in the amounts required by Section 1.01(g) or (h), as applicable. More than one Borrowing may be incurred on any day, but at no time shall there be outstanding more than 30 Borrowings of Euro Rate Loans.

                  1.03 Notice of Borrowing. (a) Whenever a Borrower desires to make a Borrowing of Loans hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), an Authorized Officer of such Borrower shall give the Administrative Agent at its Notice Office at least one Business Day's prior written (or telephonic notice promptly confirmed in writing) notice of each Base Rate Loan and at least three Business Days' prior written (or telephonic notice promptly confirmed in writing) notice of each Euro Rate Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 2:00 P.M. (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each, a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by or on behalf of the respective Borrower in the form of Exhibit A-1, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing (stated in the relevant currency),
(ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the respective Borrowing shall consist of Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, U.S. Borrower Incremental Term Loans, Bermuda Borrower Incremental Term Loans, U.S. Borrower Multicurrency Facility Revolving Loans, Bermuda Borrower Multicurrency Facility Revolving Loans, U.S. Borrower Dollar Facility Revolving Loans or Bermuda Borrower Dollar Facility Revolving Loans, (iv) in the case of Dollar Denominated Loans, whether the Dollar Denominated Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and (v) in the case of Euro Rate Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing notice of such proposed Borrowing, of such Lender's proportionate share thereof (determined in accordance with Section 1.07) and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

                  (b) (i) Whenever either Borrower desires to make a Borrowing of Swingline Loans hereunder, an Authorized Officer of such Borrower shall give the Swingline Lender, (i) not later than 1:00 P.M. (New York time) on the date that a Dollar Denominated Swingline Loan is to be made and (ii) not later than 1:00 P.M. (New York time) on the Business Day prior to the date that a Euro Denominated Swingline Loan is to be made, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and shall be given by or on behalf of the respective Borrower in the form of Exhibit A-1, appropriately completed to specify: (A) the date of Borrowing (which shall be a Business Day),
(B) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing (stated in the relevant currency) and (C) whether the respective Swingline Loans shall constitute U.S. Borrower Multicurrency Facility Swingline Loans, Bermuda Borrower Multicurrency Facility Swingline Loans, U.S. Borrower Dollar Facility Swingline Loans or Bermuda Borrower Dollar Facility Swingline Loans.

                  (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(g) or (h), as applicable, with each Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 1.01(g) or (h), as applicable.

                  (c) Without in any way limiting the obligation of either Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent or the Swingline Lender (in the case of a Borrowing of Swingline Loans), the respective Issuing Lender (in the case of the issuance of Letters of Credit) or the respective Bank Guaranty Issuer (in the case of the issuance of Bank Guaranties), as the case may be, may, prior to receipt of written confirmation, act without liability upon the basis of such telephonic notice, believed by the Administrative Agent, the Swingline Lender, such Issuing Lender or such Bank Guaranty Issuer, as the case may be, in good faith to be from an Authorized Officer of such Borrower. In each such case, the Administrative Agent's, the Swingline Lender's, the respective Issuing Lender's or the respective Bank Guaranty Issuer's record of the terms of such telephonic notice shall be conclusive evidence of the contents of such notice, absent manifest error.

                  1.04 Disbursement of Funds. Not later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 3:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) and (y) in the case of Mandatory Borrowings, not later than 10:00 A.M. (New York time) on the date specified in Section 1.01(g) or (h), as applicable), each Lender with a Commitment under the respective Tranche (or each Lender required to make Loans pursuant to the respective Mandatory Borrowing), will make available its pro rata portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date (or, (I) in the case of Swingline Loans, the Swingline Lender shall make available the full amount thereof and (II) in the case of Additional Tranche C Term Loans, each Lender with a Tranche C Term Loan Commitment will make available an amount thereof equal to its Tranche C Term Loan Commitment on the Third Amendment Effective Date (prior to the termination thereof pursuant to Section 3.03(f) on such date)). All such amounts shall be made available in Dollars (in the case of Dollar Denominated Loans) or in Euros (in the case of Euro Denominated Loans), as the case may be, and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the respective Borrower the Payment Office or such other location as may be reasonably satisfactory to the Administrative Agent and specified in the relevant Notice of Borrowing (or to the Swingline Lender in the case of a Mandatory Borrowing) the aggregate of the amounts so made available by the Lenders prior to (x) 3:00 P.M. (New York time) on such day (excluding Swingline Loans and Revolving Loans made pursuant to Mandatory Borrowings) and
(y) 4:00 P.M. (New York time) on such day, in the case of any Swingline Loan, in each case to the extent of funds actually received by the Administrative Agent prior to such times on such day. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the relevant Borrower to pay immediately such corresponding amount to the Administrative Agent and such Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the U.S. Borrower or the Bermuda Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the respective Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate and (ii) if recovered from the respective Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this
Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the relevant

Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

                  1.05 Notes. (a) Subject to the provisions of Section 1.05(o), the Bermuda Borrower's (in the case of Tranche B Term Loans, Tranche C Term Loans, Bermuda Borrower Incremental Term Loans, Bermuda Borrower Multicurrency Facility Revolving Loans, Bermuda Borrower Multicurrency Facility Swingline Loans, Bermuda Borrower Dollar Facility Revolving Loans and Bermuda Borrower Dollar Facility Swingline Loans) and the U.S. Borrower's (in the case of Tranche A Term Loans, U.S. Borrower Incremental Term Loans, U.S. Borrower Multicurrency Facility Revolving Loans, U.S. Borrower Multicurrency Facility Swingline Loans, U.S. Borrower Dollar Facility Revolving Loans and U.S. Borrower Dollar Facility Swingline Loans) obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced (i) if Tranche A Term Loans, by a promissory note duly executed and delivered by the U.S. Borrower substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a "Tranche A Term Note" and, collectively, the "Tranche A Term Notes"), (ii) if Tranche B Term Loans, by a promissory note duly executed and delivered by the Bermuda Borrower substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a "Tranche B Term Note" and, collectively, the "Tranche B Term Notes"), (iii) if Tranche C Term Loans, by a promissory note duly executed and delivered by the Bermuda Borrower substantially in the form of Exhibit B-9, with blanks appropriately completed in conformity herewith (each, a "Tranche C Term Note" and, collectively, the "Tranche C Term Notes"), (iv) if Incremental Term Loans, by a promissory note duly executed and delivered by the Incremental Term Loan Borrower for such Tranche substantially in the form of Exhibit B-10, with blanks appropriately completed in conformity herewith (each, an "Incremental Term Note" and, collectively, the "Incremental Term Notes"), (v) if U.S. Borrower Multicurrency Facility Revolving Loans, by a promissory note duly executed and delivered by the U.S. Borrower substantially in the form of Exhibit B-3A, with blanks appropriately completed in conformity herewith (each, a "U.S. Borrower Multicurrency Facility Revolving Note" and, collectively, the "U.S. Borrower Multicurrency Facility Revolving Notes"), (vi) if Bermuda Borrower Multicurrency Facility Revolving Loans, by a promissory note duly executed and delivered by the Bermuda Borrower substantially in the form of Exhibit B-3B, with blanks appropriately completed in conformity herewith (each, a "Bermuda Borrower Multicurrency Facility Revolving Note" and, collectively, the "Bermuda Borrower Multicurrency Facility Revolving Notes"), (vii) if U.S. Borrower Dollar Facility Revolving Loans, by a promissory note duly executed and delivered by the U.S. Borrower substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (each, a "U.S. Borrower Dollar Facility Revolving Note" and, collectively, the "U.S. Borrower Dollar Facility Revolving Notes"), (viii) if Bermuda Borrower Dollar Facility Revolving Loans, by a promissory note duly executed and delivered by the Bermuda Borrower substantially in the form of Exhibit B-5, with blanks appropriately completed in conformity herewith (each, a "Bermuda Borrower Dollar Facility Revolving Note" and, collectively, the "Bermuda Borrower Dollar Facility Revolving Notes"), (ix) if U.S. Borrower Multicurrency Facility Swingline Loans, by a promissory note duly executed and delivered by the U.S. Borrower substantially in the form of Exhibit B-6A, with blanks appropriately completed in conformity herewith (the "U.S. Borrower Multicurrency Facility Swingline Note"), (x) if Bermuda Borrower Multicurrency Facility Swingline Loans, by a promissory note duly executed and delivered by the Bermuda Borrower substantially in the form of Exhibit B-6B, with blanks appropriately completed in conformity herewith (the "Bermuda Borrower Multicurrency Facility Swingline Note"), (xi) if U.S. Borrower Dollar Facility Swingline Loans, by a promissory note duly executed and delivered by the U.S. Borrower substantially in the form of Exhibit B-7, with blanks appropriately completed in conformity herewith (the "U.S. Borrower Dollar Facility Swingline Note"), and (xii) if Bermuda Borrower Dollar Facility Swingline Loans, by a promissory note duly executed and delivered by the Bermuda Borrower substantially in the form of Exhibit B-8, with blanks appropriately completed in conformity herewith (the "Bermuda Borrower Dollar Facility Swingline Note").

                  (b) The Tranche A Term Note issued to each Lender with a Tranche A Term Loan Commitment or outstanding Tranche A Term Loans shall (i) be executed by the U.S. Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, in the case of any Tranche A Term Note issued after the Initial Borrowing Date, the date of issuance thereof), (iii) be in a stated principal amount (expressed in Dollars) equal to the Tranche A Term Loan Commitment of such Lender on the Initial Borrowing Date before giving effect to any reductions thereto on such date (or, in the case of any Tranche A Term Note issued after the Initial Borrowing Date, in a stated principal amount (expressed in Dollars) equal to the outstanding principal amount of the Tranche A Term Loan of such Lender on the date of the issuance thereof) and be payable (in Dollars) in the principal amount of the Tranche A Term Loan evidenced thereby from time to time, (iv) mature on the Tranche A Term Loan Maturity Date, (v) bear interest as provided in the appropriate clauses of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in
Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (c) The Tranche B Term Note issued to each Lender with a Tranche B Term Loan Commitment or outstanding Tranche B Term Loans shall (i) be executed by the Bermuda Borrower, (ii) be payable to such Lender (or an affiliate designated by such Lender) or its registered assigns and be dated the Initial Borrowing Date (or, in the case of any Tranche B Term Note issued after the Initial Borrowing Date, the date of issuance thereof), (iii) be in a stated principal amount (expressed in Dollars) equal to the Tranche B Term Loan Commitment of such Lender on the Initial Borrowing Date (or, in the case of any Tranche B Term Note issued after the Initial Borrowing Date, in a stated principal amount (expressed in Dollars) equal to the outstanding principal amount of the Tranche B Term Loan of such Lender on the date of the issuance thereof) and be payable (in Dollars) in the principal amount of the Tranche B Term Loan evidenced thereby from time to time, (iv) mature on the Tranche B Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in
Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (d)      The U.S. Borrower Multicurrency Facility Revolving
Note issued to each Multicurrency Facility RL Lender shall (i) be executed by the U.S. Borrower, (ii) be payable to the order of such Multicurrency Facility RL Lender (or an affiliate designated by such Multicurrency Facility RL Lender) or its registered assigns and be dated the First Amendment

Effective Date (or, if issued thereafter, the date of issuance thereof), (iii) be in a stated principal amount (expressed in Dollars) equal to the Multicurrency Facility Revolving Loan Commitment of such Multicurrency Facility RL Lender on the date of issuance thereof (or, if issued after the termination of such Multicurrency Facility Revolving Loan Commitment, in an amount equal to the Individual U.S. Borrower Multicurrency Facility RL Exposure of the respective Multicurrency Facility RL Lender), provided that if, because of fluctuations in exchange rates after the date of issuance thereof, the U.S. Borrower Multicurrency Facility Revolving Note of any Multicurrency Facility RL Lender would not be at least as great as the outstanding principal amount (taking the Dollar Equivalent of all Euro Denominated Loans evidenced thereby) of the U.S. Borrower Multicurrency Facility Revolving Loans made by such Multicurrency Facility RL Lender at any time outstanding, the respective Multicurrency Facility RL Lender may request (and in such case the U.S. Borrower shall promptly execute and deliver) a new U.S. Borrower Multicurrency Facility Revolving Note in an amount equal to the aggregate principal amount (taking the Dollar Equivalent of all Euro Denominated Loans evidenced thereby) of the U.S. Borrower Multicurrency Facility Revolving Loans of such Multicurrency Facility RL Lender outstanding on the date of the issuance of such new U.S. Borrower Multicurrency Facility Revolving Note, (iv) with respect to each U.S. Borrower Multicurrency Facility Revolving Loan evidenced thereby, be payable in the respective Available Currency in which such U.S. Borrower Multicurrency Facility Revolving Loan was made, provided that the obligations with respect to each Euro Denominated Loan evidenced thereby shall be subject to conversion into Dollar Denominated Loans as provided in (and in the circumstances contemplated by)
Section 1.14, (v) mature on the Revolving Loan Maturity Date, (vi) bear interest as provided in the appropriate clauses of Section 1.08 in respect of the U.S. Borrower Multicurrency Facility Revolving Loans evidenced thereby from time to time, (vii) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (e)      The Bermuda Borrower Multicurrency Facility Revolving
Note issued to each Multicurrency Facility RL Lender shall (i) be executed by the Bermuda Borrower, (ii) be payable to the order of such Multicurrency Facility RL Lender (or an affiliate designated by such Multicurrency Facility RL Lender) or its registered assigns and be dated the Initial Borrowing Date (or, if issued thereafter, the date of issuance thereof), (iii) be in a stated principal amount (expressed in Dollars) equal to the Multicurrency Facility Revolving Loan Commitment of such Multicurrency Facility RL Lender on the date of issuance thereof (or, if issued after the termination of such Multicurrency Facility Revolving Loan Commitment, in an amount equal to the Individual Bermuda Borrower Multicurrency Facility RL Exposure of the respective Multicurrency Facility RL Lender), provided that if, because of fluctuations in exchange rates after the date of issuance thereof, the Bermuda Borrower Multicurrency Facility Revolving Note of any Multicurrency Facility RL Lender would not be at least as great as the outstanding principal amount (taking the Dollar Equivalent of all Euro Denominated Loans evidenced thereby) of the Bermuda Borrower Multicurrency Facility Revolving Loans made by such Multicurrency Facility RL Lender at any time outstanding, the respective Multicurrency Facility RL Lender may request (and in such case the Bermuda Borrower shall promptly execute and deliver) a new Bermuda Borrower Multicurrency Facility Revolving Note in an amount equal to the aggregate principal amount (taking the Dollar Equivalent of all Euro Denominated Loans evidenced thereby) of the Bermuda Borrower Multicurrency Facility Revolving Loans of such Multicurrency Facility RL Lender outstanding on the date of the issuance of such new Bermuda

Borrower Multicurrency Facility Revolving Note, (iv) with respect to each Bermuda Borrower Multicurrency Facility Revolving Loan evidenced thereby, be payable in the respective Available Currency in which such Bermuda Borrower Multicurrency Facility Revolving Loan was made, provided that the obligations with respect to each Euro Denominated Loan evidenced thereby shall be subject to conversion into Dollar Denominated Loans as provided in (and in the circumstances contemplated by) Section 1.14, (v) mature on the Revolving Loan Maturity Date, (vi) bear interest as provided in the appropriate clauses of
Section 1.08 in respect of the Bermuda Borrower Multicurrency Facility Revolving Loans evidenced thereby from time to time, (vii) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in
Section 4.02 and (viii) be entitled to the benefits of this Agreement and the other Credit Documents; provided that each "Multicurrency Facility Revolving Note" issued by the Bermuda Borrower prior to the First Amendment Effective Date shall be deemed to be a "Bermuda Borrower Multicurrency Facility Revolving Note" for all purposes of this Agreement and the other Credit Documents following the First Amendment Effective Date.

                  (f) The U.S. Borrower Dollar Facility Revolving Note issued to each Dollar Facility RL Lender shall (i) be executed by the U.S. Borrower, (ii) be payable to the order of such Dollar Facility RL Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued thereafter, the date of issuance thereof), (iii) be in a stated principal amount (expressed in Dollars) equal to the Dollar Facility Revolving Loan Commitment of such Dollar Facility RL Lender on the date of issuance thereof (or, if issued after the date of the termination of such Dollar Facility Revolving Loan Commitment, in a stated principal amount equal to the Individual U.S. Borrower Dollar Facility RL Exposure of the respective Dollar Facility RL Lender) and be payable in Dollars in the outstanding principal amount of Dollar Facility Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clauses of Section 1.08 in respect of Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (g) The Bermuda Borrower Dollar Facility Revolving Note issued to each Dollar Facility RL Lender shall (i) be executed by the Bermuda Borrower, (ii) be payable to the order of such Dollar Facility RL Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued thereafter, the date of issuance thereof), (iii) be in a stated principal amount (expressed in Dollars) equal to the Dollar Facility Revolving Loan Commitment of such Dollar Facility RL Lender on the date of issuance thereof (or, if issued after the date of the termination of such Dollar Facility Revolving Loan Commitment, in a stated principal amount equal to the Individual Bermuda Borrower Dollar Facility RL Exposure of the respective Dollar Facility RL Lender) and be payable in Dollars in the outstanding principal amount of Dollar Facility Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clauses of
Section 1.08 in respect of Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (h)      The U.S. Borrower Multicurrency Facility Swingline
Note issued to the Swingline Lender shall (i) be executed by the U.S. Borrower,
(ii) be payable to the order of the

Swingline Lender and be dated the First Amendment Effective Date (or, if issued thereafter, the date of the issuance thereof), (iii) be in a stated principal amount (expressed in Dollars) equal to the Maximum Swingline Amount, provided that if, because of fluctuations in exchange rates after the date of issuance thereof, the U.S. Borrower Multicurrency Facility Swingline Note would not be at least as great as the outstanding principal amount (taking the Dollar Equivalent of all U.S. Borrower Multicurrency Facility Swingline Loans denominated in Euros) of U.S. Borrower Multicurrency Facility Swingline Loans at any time outstanding, the Swingline Lender may request that the U.S. Borrower (and in such case the U.S. Borrower shall) promptly execute and deliver a new U.S. Borrower Multicurrency Facility Swingline Note in an amount equal to the aggregate principal amount (taking the Dollar Equivalent of all U.S. Borrower Multicurrency Facility Swingline Loans outstanding in Euros) of U.S. Borrower Multicurrency Facility Swingline Loans outstanding, (iv) be payable with respect to each U.S. Borrower Multicurrency Facility Swingline Loan in the respective Available Currency in which such U.S. Borrower Multicurrency Facility Swingline Loan was made, provided that the obligations evidenced by the U.S. Borrower Multicurrency Facility Swingline Note with respect to U.S. Borrower Multicurrency Facility Swingline Loans incurred in Euros shall be subject to conversion into Dollar Denominated Loans as provided in (and in the circumstances contemplated by) Section 1.14, (v) mature on the Swingline Expiry Date, (vi) bear interest as provided in the appropriate clause of Section 1.08 in respect of the U.S. Borrower Multicurrency Facility Swingline Loans evidenced thereby from time to time, (vii) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (i)      The Bermuda Borrower Multicurrency Facility Swingline
Note issued to the Swingline Lender shall (i) be executed by the Bermuda Borrower, (ii) be payable to the order of the Swingline Lender and be dated the Initial Borrowing Date (or, if issued thereafter, the date of the issuance thereof), (iii) be in a stated principal amount (expressed in Dollars) equal to the Maximum Swingline Amount, provided that if, because of fluctuations in exchange rates after the date of issuance thereof, the Bermuda Borrower Multicurrency Facility Swingline Note would not be at least as great as the outstanding principal amount (taking the Dollar Equivalent of all Bermuda Borrower Multicurrency Facility Swingline Loans denominated in Euros) of Bermuda Borrower Multicurrency Facility Swingline Loans at any time outstanding, the Swingline Lender may request that the Bermuda Borrower (and in such case the Bermuda Borrower shall) promptly execute and deliver a new Bermuda Borrower Multicurrency Facility Swingline Note in an amount equal to the aggregate principal amount (taking the Dollar Equivalent of all Bermuda Borrower Multicurrency Facility Swingline Loans outstanding in Euros) of Bermuda Borrower Multicurrency Facility Swingline Loans outstanding, (iv) be payable with respect to each Bermuda Borrower Multicurrency Facility Swingline Loan in the respective Available Currency in which such Bermuda Borrower Multicurrency Facility Swingline Loan was made, provided that the obligations evidenced by the Bermuda Borrower Multicurrency Facility Swingline Note with respect to Bermuda Borrower Multicurrency Facility Swingline Loans incurred in Euros shall be subject to conversion into Dollar Denominated Loans as provided in (and in the circumstances contemplated by) Section 1.14, (v) mature on the Swingline Expiry Date, (vi) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Bermuda Borrower Multicurrency Facility Swingline Loans evidenced thereby from time to time, (vii) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and
(viii) be entitled to the benefits of this

Agreement and the other Credit Documents; provided that the "Multicurrency Facility Swingline Note" issued by the Bermuda Borrower prior to the First Amendment Effective Date shall be deemed to be the "Bermuda Borrower Multicurrency Facility Swingline Note" for all purposes of this Agreement and the other Credit Documents following the First Amendment Effective Date.

                  (j) The U.S. Borrower Dollar Facility Swingline Note issued to the Swingline Lender shall (i) be executed by the U.S. Borrower, (ii) be payable to the order of the Swingline Lender or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount (expressed in Dollars) equal to the Maximum Swingline Amount and be payable in Dollars in the principal amount of the outstanding Dollar Facility Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in
Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (k) The Bermuda Borrower Dollar Facility Swingline Note issued to the Swingline Lender shall (i) be executed by the Bermuda Borrower,
(ii) be payable to the order of the Swingline Lender or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount (expressed in Dollars) equal to the Maximum Swingline Amount and be payable in Dollars in the principal amount of the outstanding Dollar Facility Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in
Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (l) The Tranche C Term Note issued to each Lender with a Tranche C Term Loan Commitment and/or outstanding Tranche C Term Loans shall (i) be executed by the Bermuda Borrower, (ii) be payable to such Lender (or an affiliate designated by such Lender) or its registered assigns and be dated the Third Amendment Effective Date (or, if issued thereafter, the date of issuance thereof), (iii) be in a stated principal amount (expressed in Dollars) equal to the sum of the Tranche C Term Loan Commitment of such Lender on the Third Amendment Effective Date (before giving effect to any reductions thereto on such date) plus the aggregate principal amount of all Converted Tranche C Term Loans of such Lender on the Third Amendment Effective Date (or, in the case of any Tranche C Term Note issued after the Third Amendment Effective Date, in a stated principal amount (expressed in Dollars) equal to the outstanding principal amount of the Tranche C Term Loans of such Lender on the date of issuance thereof) and be payable (in Dollars) in the principal amount of Tranche C Term Loans evidenced thereby from time to time, (iv) mature on the Tranche C Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (m) The Incremental Term Note issued to each Lender with an Incremental Term Loan Commitment or outstanding Incremental Term Loans under a given Tranche shall (i) be executed by the Incremental Term Loan Borrower for such Tranche, (ii) be payable to such Lender (or an affiliate designated by such Lender) or its registered assigns and be dated the date of issuance thereof,
(iii) be in a stated principal amount (expressed in Dollars) equal to the Incremental Term Loan Commitment of such Lender on the effective date of the respective Incremental Term Loan Commitment Agreement (prior to the incurrence of any Incremental Term Loans pursuant thereto on such date) (or, if issued thereafter, be in a stated principal amount (expressed in Dollars) equal to the sum of the then remaining amount of the Incremental Term Loan Commitment of such Lender plus the outstanding principal amount of the Incremental Term Loans of such Lender on the date of issuance thereof) and be payable (in Dollars) in the principal amount of the Incremental Term Loans evidenced thereby from time to time, (iv) mature on the respective Incremental Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby,
(vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (n) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect either Borrower's obligations in respect of any Loans.

                  (o) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, Notes shall only be delivered to Lenders that at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to either Borrower shall affect or in any manner impair the obligations of the respective Borrower to pay the Loans (and all related Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender that does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (n). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the relevant Borrower shall promptly execute and deliver to the respective Lender the requested Note or Notes in the appropriate amount or amounts to evidence such Loans.

                  1.06 Conversions. Each Borrower shall have the option to convert, on any Business Day occurring after the Initial Borrowing Date, all or a portion equal to at least the applicable Minimum Borrowing Amount (and, if greater, in an integral multiple of $500,000) of the outstanding principal amount of Dollar Denominated Loans (other than Dollar Denominated Swingline Loans, which shall at all times be maintained as Base Rate Loans) made pursuant to one or more Borrowings of one or more Types of Dollar Denominated Loans under a single Tranche into a Borrowing or Borrowings of another Type of Dollar Denominated Loan under such Tranche, provided that (i) except as otherwise provided in Section 1.10(b) or unless the respective Borrower pays all amounts owing pursuant to Section 1.11 concurrently with any such conversion, Eurodollar Loans may be converted into Base Rate Loans only on the last day of an

Interest Period applicable to the Eurodollar Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the applicable Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of conversion, (iii) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (iii) shall no longer be applicable), prior to the 90th day after the Initial Borrowing Date, conversions of Base Rate Loans into Eurodollar Loans may only be made if any such conversion is effective on the first day of the first, second or third Interest Period referred to in clause (B) of each of Sections 1.01(a)(iii) 1.01(b)(iii) and 1.01(d)(ii) and clause (1) of Section 1.01(c)(ii) and so long as such conversion does not result in a greater number of Borrowings of Eurodollar Loans prior to the 90th day after the Initial Borrowing Date as are permitted under Sections 1.01(a)(iii) 1.01(b)(iii) and 1.01(d)(ii) and clause
(1) of Section 1.01(c)(ii) and (iv) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Euro Rate Loans than is permitted under Section 1.02. Each such conversion shall be effected by a Borrower by giving the Administrative Agent at its Notice Office prior to 2:00 P.M. (New York time) at least three Business Days' prior notice (each, a "Notice of Conversion/Continuation") in the form of Exhibit A-2, appropriately completed to specify the Dollar Denominated Loans to be so converted, the Borrowing or Borrowings pursuant to which such Dollar Denominated Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Dollar Denominated Loans.

                  1.07 Pro Rata Borrowings. All Borrowings of Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Incremental Term Loans, Multicurrency Facility Revolving Loans (including U.S. Borrower Multicurrency Facility Revolving Loans, Bermuda Borrower Multicurrency Facility Revolving Loans and Mandatory Multicurrency Facility RL Borrowings) and Dollar Facility Revolving Loans (including U.S. Borrower Dollar Facility Revolving Loans, Bermuda Borrower Dollar Facility Revolving Loans and Mandatory Dollar Facility RL Borrowings) under this Agreement shall be incurred from the Lenders pro rata on the basis of such Lenders' Tranche A Term Loan Commitments, Tranche B Term Loan Commitments, Tranche C Term Loan Borrowing Amounts, Incremental Term Loan Commitments, Multicurrency Facility RL Percentages or Dollar Facility RL Percentages, as the case may be. All Borrowings of Swingline Loans shall be incurred from the Swingline Lender. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

                  1.08 Interest. (a) The U.S. Borrower hereby agrees to pay (in the case of Tranche A Term Loans, U.S. Borrower Incremental Term Loans, U.S. Borrower Multicurrency Facility Revolving Loans, U.S. Borrower Multicurrency Facility Swingline Loans and U.S. Borrower Dollar Facility Revolving Loans, in each case maintained as Base Rate Loans, and U.S. Borrower Dollar Facility Swingline Loans (including any Euro Denominated Loan made to the U.S. Borrower and converted into a Dollar Denominated Loan pursuant to Section 1.14)) and the Bermuda Borrower hereby agrees to pay (in the case of Tranche B Term Loans, Tranche C

Term Loans, Bermuda Borrower Incremental Term Loans, Bermuda Borrower Multicurrency Facility Revolving Loans, Bermuda Borrower Multicurrency Facility Swingline Loans and Bermuda Borrower Dollar Facility Revolving Loans, in each case maintained as Base Rate Loans, and Bermuda Borrower Dollar Facility Swingline Loans (including any Euro Denominated Loan made to the Bermuda Borrower and converted into a Dollar Denominated Loan pursuant to Section 1.14)), interest in respect of the unpaid principal amount of each Base Rate Loan made to it from the date the proceeds thereof are made available to it (or, in the case of a conversion of any Euro Denominated Loan into a Dollar Denominated Loan pursuant to Section 1.14, from the date of the conversion of such Loan) until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Base Rate in effect from time to time during the period such Base Rate Loan is outstanding plus the relevant Applicable Margin as in effect from time to time.

                  (b) The U.S. Borrower hereby agrees to pay (in the case of Tranche A Term Loans, U.S. Borrower Incremental Term Loans, U.S. Borrower Multicurrency Facility Revolving Loans and U.S. Borrower Dollar Facility Revolving Loans maintained as Eurodollar Loans) and the Bermuda Borrower hereby agrees to pay (in the case of Tranche B Term Loans, Tranche C Term Loans, Bermuda Borrower Incremental Term Loans, Bermuda Borrower Multicurrency Facility Revolving Loans and Bermuda Borrower Dollar Facility Revolving Loans maintained as Eurodollar Loans), interest in respect of the unpaid principal amount of each Eurodollar Loan made to it from the date the proceeds thereof are made available to it until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Eurodollar Rate for such Interest Period plus the relevant Applicable Margin as in effect from time to time.

                  (c) Each Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Euro Denominated Revolving Loan made to it from the date the proceeds thereof are made available to it until the maturity thereof (whether by acceleration, prepayment or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time plus Euro LIBOR for such Interest Period plus any Mandatory Costs.

                  (d) Each Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Euro Denominated Swingline Loan made to it from the date the proceeds thereof are made available to it until the maturity thereof (whether by acceleration, prepayment or otherwise) at a rate per annum which shall be equal to the sum of the Applicable Margin for Euro Denominated Revolving Loans as in effect from time to time plus the Overnight Euro Rate in effect from time to time during the period such Euro Denominated Swingline Loan is outstanding plus any Mandatory Costs.

                  (e) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum (1) in the case of overdue principal of, and interest or other overdue amounts owing with respect to, Euro Denominated Revolving Loans and overdue amounts owing with respect to Euro Denominated Letter of Credit Outstandings and Euro Denominated Bank Guaranty Outstandings, equal to 2% per annum in excess of the relevant Applicable Margin as in effect from time to time plus Euro LIBOR for such successive periods not exceeding three months as the Administrative Agent may determine from time to time in respect of amounts comparable to the amount not paid plus any Mandatory Costs, (2) in the case of overdue principal of, and interest or other amounts owing with respect to, Euro Denominated Swingline Loans, equal to 2% per annum in excess of the Applicable Margin for Euro Denominated Revolving Loans as in effect from time to time plus the Overnight Euro Rate as in effect from time to time plus any Mandatory Costs, and (3) in all other cases, equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans maintained pursuant to the respective Tranche (or, if the overdue amount owing does not relate to any specific Tranche, the rate otherwise applicable to Dollar Facility Revolving Loans which are maintained as Base Rate Loans) from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

                  (f) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan and each Swingline Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Euro Rate Loan (other than a Euro Denominated Swingline Loan), on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (g) Upon each Interest Determination Date, the Administrative Agent shall determine the Euro Rate for the respective Interest Period or Interest Periods and shall promptly notify the respective Borrower and the respective Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

                  1.09 Interest Periods. At the time a Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Euro Rate Loan (other than a Euro Denominated Swingline
Loan) (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Euro Rate Loan (in the case of any subsequent Interest Period), the respective Borrower shall have the right to elect, by having an Authorized Officer of such Borrower give the Administrative Agent notice thereof, the interest period (each, an "Interest Period") applicable to such Euro Rate Loan, which Interest Period shall, at the option of such Borrower (but otherwise subject to clause (B) of Sections 1.01(a)(iii) 1.01(b)(iii), 1.01(d)(ii) and 1.01(i)(A)(ii)(y) and clause (1) of Section 1.01(c)(ii) and clause (iii) of the proviso appearing in Section 1.06) be (x) in the case of a Eurodollar Loan, a one, two, three or six-month period or, to the extent agreed to by all Lenders required to make Loans under the respective Tranche, a nine or twelve-month period or (y) in the case of any Euro Denominated Loan (other than a Euro Denominated Swingline Loan), a one, two, three or six-month period or (if required pursuant to clause (2) of Section 1.01(c)(ii)) a one-week period; provided that:

                  (i) all Euro Rate Loans comprising the same Borrowing shall at all times have the same Interest Period;

                  (ii) the initial Interest Period for any Euro Rate Loan shall commence on the date of Borrowing of such Euro Rate Loan (including, in the case of Dollar Denominated Loans, the date of any conversion thereto from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Euro Rate Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

                  (iii) if any Interest Period relating to a Euro Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iv) if any Interest Period for a Euro Rate Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Euro Rate Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (v) no Interest Period in respect of any Borrowing under a given Tranche of Loans shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans; and

                  (vi) no Interest Period in respect of any Borrowing of any Tranche of Term Loans shall be elected which extends beyond any date upon which a Scheduled Repayment for the respective Tranche of Term Loans will be required to be made under Section 4.02(b) or (m), as the case may be, if, after giving effect to the election of such Interest Period, the aggregate principal amount of such Tranche of Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such Tranche of Term Loans then outstanding less the aggregate amount of such required Scheduled Repayment.

With respect to any Euro Denominated Loans (other than Euro Denominated Swingline Loans), at the end of any Interest Period applicable to a Borrowing thereof, the U.S. Borrower or the Bermuda Borrower, as applicable, may elect to split the respective Borrowing into two or more Borrowings of the same Type or combine two or more Borrowings of the same Type into a single Borrowing, in each case, by having an Authorized Officer of the relevant Borrower give notice thereof together with its election of one or more Interest Periods, in each case so long as each resulting Borrowing (x) has an Interest Period which complies with the foregoing requirements of this Section 1.09, (y) has a principal amount which is not less than the Minimum Borrowing Amount applicable to Borrowings of the respective Type and Tranche, and (z) does not cause a violation of the requirements of Section 1.02. If upon the expiration of any Interest Period applicable to a Borrowing of Euro Rate Loans, the U.S. Borrower or the Bermuda Borrower, as applicable, has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Euro Rate Loans as provided above, the relevant Borrower shall be deemed to have elected (x) if Eurodollar Loans, to convert such Eurodollar Loans into Base Rate Loans and (y) if Euro Denominated Loans, to select a one-month Interest Period for such Euro

Denominated Loans, in any such case effective as of the expiration date of such current Interest Period.

                  1.10 Increased Costs; Illegality; etc. (a) In the event that any Lender shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clauses (i) and (iv) below, may be made only by the Administrative Agent):

                  (i) on any Interest Determination Date that, by reason of any changes arising after the Effective Date affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the respective Euro Rate; or

                  (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Euro Rate Loan because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to (A) a change in the basis of taxation of payments to a Lender of the principal of or interest on the Loans or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender imposed by the jurisdiction in which its principal office or applicable lending office is located), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or
         (y) other circumstances arising since the date of this Agreement affecting such Lender, the interbank market or the position of such Lender in such market (whether or not such Lender was a Lender at the time of such occurrence); or

                  (iii) at any time after the Effective Date, that the making or continuance of any Euro Rate Loan has been made unlawful by any law or governmental rule, regulation or order (or would conflict with any governmental rule, regulation, guideline, request or order not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful), or impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the applicable interbank market; or

                  (iv) at any time that Euros are not available in sufficient amounts, as determined in good faith by the Administrative Agent, to fund any Borrowing of Euro Denominated Loans requested pursuant to Section 1.01;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clauses (i) or (iv) above) shall promptly give notice (by telephone confirmed in writing) to the affected Borrower, and, except in the case of clauses (i) and (iv) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (w) in the case of clause (i) above, (A) in the event Eurodollar

Loans are so affected, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies Holdings, any affected Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by either Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by such Borrower and (B) in the event that any Euro Denominated Loan is so affected, the relevant Euro Rate shall be determined on the basis provided in the proviso to the definition of the relevant Euro Rate, (x) in the case of clause (ii) above, the respective Borrower or Borrowers agrees to pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (with the written notice as to the additional amounts owed to such Lender, submitted to the respective Borrower or Borrowers by such Lender in accordance with the foregoing to be, absent manifest error, final and conclusive and binding on all the parties hereto, although the failure to give any such notice shall not release or diminish any of the respective Borrower's or Borrowers' obligations to pay additional amounts pursuant to this Section 1.10(a) upon the subsequent receipt of such notice),
(y) in the case of clause (iii) above, the respective Borrower or Borrowers shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law and (z) in the case of clause (iv) above, Euro Denominated Loans (exclusive of any such Euro Denominated Loans which have theretofore been funded) shall no longer be available until such time as the Administrative Agent notifies the respective Borrower or Borrowers and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or notice pursuant to Section 1.03(b)(i) given by the respective Borrower or Borrowers with respect to such Euro Denominated Loans which have not been incurred shall be deemed rescinded by such Borrower or Borrowers. Each of the Administrative Agent and each Lender agrees that if it gives notice to either Borrower of any of the events described in clause (i), (ii), (iii) or (iv) above, it shall promptly notify such Borrower and, in the case of any such Lender, the Administrative Agent, if such event ceases to exist.

                  (b) At any time that any Euro Rate Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the affected Borrower may (and in the case of a Euro Rate Loan affected by the circumstances described in Section 1.10(a)(iii) shall) either (x) if the affected Euro Rate Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that such Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or
(iii) or (y) if the affected Euro Rate Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, (A) in the case of a Eurodollar Loan, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstance described in Section 1.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan or such earlier day as shall be required by applicable law) and (B) in the case of any Euro Rate Loan (other than a Eurodollar Loan), repay all outstanding Borrowings which include such affected Euro Rate Loans in full in accordance with the applicable requirements of Section 4.01; provided that, (i) if the circumstances described in Section 1.10(a)(iii) apply to any Euro Denominated Loan, the U.S. Borrower or the Bermuda Borrower, as the case may be, may, in lieu of taking the actions described above, maintain such Euro Denominated Loan outstanding, in which case, (x) in the case of Euro Denominated Revolving Loans, the applicable Euro Rate shall be determined on the basis provided in the proviso to the definition of Euro LIBOR and (y) in the case of Euro Denominated Swingline Loans, the applicable interest rate shall be determined on the basis provided in the proviso to the definition of Overnight Euro Rate, as the case may be, unless the maintenance of such Euro Denominated Loan outstanding on such basis would not stop the conditions described in
Section 1.10(a)(iii) from existing (in which case the actions described above, without giving effect to the proviso, shall be required to be taken) and (ii) if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

                  (c) If any Lender shall have determined after the Effective Date that the adoption or effectiveness after the Effective Date of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change after the Effective Date in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such other corporation's capital or assets as a consequence of such Lender's Commitment or Commitments hereunder or its obligations hereunder to a level below that which such Lender or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Lender (with a copy to the Administrative Agent), accompanied by the notice referred to in the next succeeding sentence of this clause (c), the Borrowers jointly and severally agree to pay to such Lender such additional amount or amounts as will compensate such Lender or such other corporation for such reduction in the rate of return to such Lender or such other corporation. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the relevant Borrower (a copy of which shall be sent by such Lender to the Administrative Agent), which notice shall set forth such Lender's basis for asserting its rights under this
Section 1.10(c) and the calculation, in reasonable detail, of such additional amounts claimed hereunder, although the failure to give any such notice shall not release or diminish either Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice. A Lender's good faith determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. For the avoidance of doubt, nothing in this Section 1.10(c) shall require either Borrower or Holdings to pay to any Lender any amount for which such Lender is compensated by way of payment of Mandatory Costs.

                  (d) In the event that any Lender shall in good faith determine (which determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) at any time that such Lender is required to maintain reserves (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) which have been established by any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body with jurisdiction over such Lender (including any branch, Affiliate or funding office thereof) in respect of any Euro Denominated Loans or any category of liabilities which includes deposits by reference to which the interest rate on any Euro Denominated Loan is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to non-United States residents, then, unless such reserves are included in the calculation of the interest rate applicable to such Euro Denominated Loans or in Section 1.10(a)(ii), such Lender shall promptly notify Holdings, the U.S. Borrower and/or the Bermuda Borrower in writing specifying the additional amounts required to indemnify such Lender against the cost of maintaining such reserves (such written notice to provide in reasonable detail a computation of such additional amounts) and the U.S. Borrower (in the case of U.S. Borrower Multicurrency Facility Revolving Loans and U.S. Borrower Multicurrency Facility Swingline Loans owing by it and, in each case, denominated in Euros) shall pay, and the Bermuda Borrower (in the case of Bermuda Borrower Multicurrency Facility Revolving Loans and Bermuda Borrower Multicurrency Facility Swingline Loans owing by it and, in each case, denominated in Euros) shall pay, to such Lender such specified amounts as additional interest at the time that the U.S. Borrower or the Bermuda Borrower is otherwise required to pay interest in respect of such Euro Denominated Loan or, if later, on written demand therefor by such Lender.

                  1.11 Compensation. The Borrowers jointly and severally agree to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Euro Rate Loans but excluding any loss of anticipated profit) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or any Agent) a Borrowing of, or conversion from or into, Euro Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the respective Borrower or Borrowers or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 10 or as a result of the replacement of a Lender pursuant to Section 1.13, 4.01 or 13.12(b)) or conversion of any of its Euro Rate Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Euro Rate Loans is not made on any date specified in a notice of prepayment given by the respective Borrower or Borrowers; or (iv) as a consequence of (x) any other default by the respective Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 1.10(b). Each Lender's calculation of the amount of compensation owing pursuant to this Section 1.11 shall be made in good faith. A Lender's basis for requesting compensation pursuant to this Section 1.11 and a Lender's calculation of the amount thereof, shall, absent manifest error, be final and conclusive and binding on all parties hereto.

                  1.12 Change of Lending Office. (a) Each Lender may at any time or from time to time designate, by written notice to the Administrative Agent to the extent not already reflected on Schedule II, one or more lending offices (which, for this purpose, may include Affiliates of the respective Lender) for the various Loans made, Letters of Credit participated in, by such Lender (including, without limitation, by designating a separate lending office (or Affiliate) to act as such with respect to Dollar Denominated Loans, Dollar Denominated Letter of Credit Outstandings and Dollar Denominated Bank Guaranty Outstandings versus Euro

Denominated Loans, Non-Dollar Denominated Letter of Credit Outstandings and Non-Dollar Denominated Bank Guaranty Outstandings); provided that, for designations made after the Effective Date (unless such designation is made after the occurrence of a Sharing Event as a result of any Lender's purchase of Loans pursuant to Section 1.14), to the extent such designation shall result in increased costs under Section 1.10, 2A.06, 2B.06 or 4.04 in excess of those which would be charged in the absence of the designation of a different lending office (including a different Affiliate of the respective Lender), then the Borrowers shall not be obligated to pay such excess increased costs (although if such designation results in increased costs, the Borrowers shall be obligated to pay the costs which would have applied in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective designation). Except as provided in the immediately preceding sentence, each lending office and Affiliate of any Lender designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder).

                  (b) Each Lender agrees that upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2A.06, Section 2B.06 or Section 4.04 with respect to such Lender, it will, if requested by the applicable Borrower by notice to such Lender, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans, Letters of Credit or Bank Guaranties affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of either Borrower or the rights of any Lender provided in Sections 1.10, 2A.06, 2B.06 and 4.04.

                  1.13 Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c) or (d), Section 2A.06, Section 2B.06 or Section 4.04 with respect to any Lender which results in such Lender charging to either Borrower increased costs materially in excess of the average costs being charged by the other Lenders in respect of such contingency or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders as provided in Section 13.12(b), the U.S. Borrower shall have the right, in accordance with the requirements of
Section 13.04(b), if no Event of Default then exists or would exist after giving effect to such replacement, to replace such Lender (the "Replaced Lender") with one or more Eligible Transferees (collectively, the "Replacement Lender"), none of whom shall constitute a Defaulting Lender at the time of such replacement and each of whom shall be reasonably acceptable to the Administrative Agent or, in the case of a replacement as provided in Section 13.12(b) where the consent of the respective Lender is required with respect to less than all Tranches of its Loans or Commitments, at the option of Holdings, to replace only the Commitments and/or outstanding Loans of such Lender in respect of each Tranche where the consent of such Lender would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Lender; provided that:

                  (i)      at the time of any replacement pursuant to this
         Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and all then outstanding Loans (or, in the case of the replacement of less than all the Tranches of Commitments and outstanding Loans of the respective Replaced Lender, all the Commitments and/or all then outstanding Loans relating to the Tranche or Tranches with respect to which such Lender is being replaced) of, and all participations in all then outstanding Letters of Credit and Bank Guaranties issued pursuant to the respective Tranche or Tranches where the respective Lender is being replaced by, the Replaced Lender and, in connection therewith, shall pay to (w) the Replaced Lender in respect thereof an amount equal to the sum (in the relevant currency or currencies) of (A) an amount equal to the principal of, and all accrued interest on, all then outstanding Loans of the respective Replaced Lender under each Tranche with respect to which such Replaced Lender is being replaced, (B) an amount equal to all Unpaid Drawings (if any) under each Tranche with respect to which the respective Replaced Lender is being replaced, in each case that have been funded by (and not reimbursed to) such Replaced Lender at such time, together with all then unpaid interest with respect thereto at such time, (C) an amount equal to all Unreimbursed Payments (if any) under each Tranche with respect to which the respective Replaced Lender is being replaced, in each case that have been funded by (and not reimbursed to) such Replaced Lender at such time, together with all then unpaid interest with respect thereto at such time, and (D) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender (but only with respect to the relevant Tranche or Tranches, in the case of the replacement of less than all Tranches then held by the respective Replaced Lender) pursuant to Section 3.01, (x) in the case of the replacement of any Multicurrency Facility Revolving Loan Commitment and/or Dollar Facility Revolving Loan Commitment, the respective Issuing Lender amounts equal to such Replaced Lender's Multicurrency Facility RL Percentage and/or Dollar Facility RL Percentage, as the case may be, of any Unpaid Drawings pursuant to Letters of Credit issued pursuant to the respective Tranche evidenced by such Commitments (which at such time remain Unpaid Drawings) with respect to Letters of Credit issued by such Issuing Lender to the extent such amount was not theretofore funded by such Replaced Lender, (y) in the case of the replacement of any Multicurrency Facility Revolving Loan Commitment, the respective Bank Guaranty Issuer amounts equal to such Replaced Lender's Multicurrency Facility RL Percentage of any Unreimbursed Payments pursuant to Bank Guaranties (which at such time remain Unreimbursed Payments) with respect to Bank Guaranties issued by such Bank Guaranty Issuer to the extent such amount was not theretofore funded by such Replaced Lender and (z) in the case of any replacement of Multicurrency Facility Revolving Loan Commitments or Dollar Facility Revolving Loan Commitments, the Swingline Lender, an amount equal to such Replaced Lender's pro rata share of any Mandatory Multicurrency Facility RL Borrowing and/or Mandatory Dollar Facility RL Borrowing (as appropriate) (determined in accordance with Sections 1.01(g) and/or
         (h), as appropriate, and 1.07), to the extent such amount was not theretofore funded by such Replaced Lender, without duplication; and

                  (ii) all obligations of the Borrowers owing to the Replaced Lender in respect of each Tranche where such Replaced Lender is being replaced (other than those specifically described in clause
         (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.17 and, if so requested by the Replacement Lender (when applicable), delivery to the Replacement Lender of the appropriate Note or Notes executed by the respective Borrower, (x) the Replacement Lender shall become a Lender hereunder and, unless the respective Replaced Lender continues to have outstanding Term Loans or any Commitment hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2A.06, 2B.06, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Lender and (y) in the case of the replacement of any Multicurrency Facility Revolving Loan Commitment or Dollar Facility Revolving Loan Commitment pursuant to this Section 1.13, the Multicurrency Facility RL Percentages and/or Dollar Facility RL Percentages, as the case may be, of the Lenders shall be automatically adjusted at such time to give effect to such replacement. In connection with any replacement of Lenders pursuant to, and as contemplated by, this Section 1.13, each of the U.S. Borrower and the Bermuda Borrower hereby irrevocably authorizes Holdings to take all necessary action, in the name of the U.S. Borrower or the Bermuda Borrower, as the case may be, as described above in this Section 1.13 in order to effect the replacement of the respective Lender or Lenders in accordance with the preceding provisions of this Section 1.13.

                  1.14 Special Provisions Applicable to Lenders Upon the Occurrence of a Sharing Event. (a) On the date of the occurrence of a Sharing Event, automatically (and without the taking of any action) (x) all then outstanding Euro Denominated Loans, all Unpaid Drawings in respect of Letters of Credit issued for either Borrower's account owed in Euros and all Unreimbursed Payments in respect of Bank Guaranties issued for the Bermuda Borrower's account owed in Euros, shall be automatically converted into Loans of the respective Tranche maintained in, Unpaid Drawings of the respective Tranche owing in, or Unreimbursed Payments owing in, Dollars (in an amount equal to the Dollar Equivalent of the aggregate principal amount of the respective Loans, Unpaid Drawings or Unreimbursed Payments on the date such Sharing Event first occurred, which Loans, Unpaid Drawings and Unreimbursed Payments (i) shall continue to be owed by the U.S. Borrower or the Bermuda Borrower, as the case may be, (ii) shall at all times thereafter be deemed to be Base Rate Loans and (iii) shall be immediately due and payable on the date such Sharing Event has occurred) and (y) all principal, accrued and unpaid interest and other amounts owing with respect to such Euro Denominated Loans, Unpaid Drawings and Unreimbursed Payments shall be immediately due and payable in Dollars, taking the Dollar Equivalent of such principal, accrued and unpaid interest and other amounts. The occurrence of any conversion of Euro Denominated Loans, Unpaid Drawing or Unreimbursed Payments to Base Rate Loans as provided above in this Section 1.14(a) shall be deemed to constitute, for purposes of Section 1.11, a prepayment of Loans before the last day of any Interest Period relating thereto.

                  (b)      On the date of the occurrence of any Sharing Event,
(i) if any Multicurrency Facility Swingline Loans are outstanding, a Mandatory Multicurrency Facility RL Borrowing shall be made by the respective Multicurrency Facility Lenders in accordance with the provisions of Section 1.01(g), (ii) if any Dollar Facility Swingline Loans are outstanding, one or more Mandatory Dollar Facility RL Borrowings shall be made in accordance with the requirements of Section 1.01(h), (iii) if there have been any Drawings pursuant to Letters of Credit which have not yet been reimbursed to the respective Issuing Lender pursuant to Section 2A, the various L/C Participants in the respective Letters of Credit shall make payments to the Issuing Lender therefor in accordance with the requirements of Section 2A.04 and (iv) if there have been any Bank Guaranty Payments pursuant to Bank Guaranties which have not yet been reimbursed to the respective Bank Guaranty Issuer pursuant to Section 2B, the various B/G Participants in the respective Bank Guaranties shall make payments to the Bank Guaranty Issuer therefor in accordance with the requirements of Section 2B.04. Each Lender which is required to make payments pursuant to the immediately preceding sentence shall be obligated to do so in accordance with the terms of this Agreement. For purposes of making calculations pursuant to the following provisions of this Section 1.14, such payments shall be deemed to have been made on the date of the occurrence of the Sharing Event, before making such calculations. Notwithstanding anything to the contrary contained in the immediately preceding sentence, any Lender which has failed, or fails, to make any payments required to be made by it as described in this clause (b) (and/or the other relevant Sections of this Agreement) shall remain obligated to make such payments, together with interest thereon, and shall be obligated to the Swingline Lender, the respective Issuing Lender or the respective Bank Guaranty Issuer, as the case may be, for any damages caused by its delay or failure in making any payments required to be made by it as described above.

                  (c) On the date of the occurrence of a Sharing Event, the following actions shall be required to occur: (i) the participations of the RL Lenders in all then outstanding Letters of Credit shall be automatically adjusted so that each RL Lender shall participate in each outstanding Letter of Credit (whether a Multicurrency Facility Letter of Credit or Dollar Facility Letter of Credit) in accordance with their RL Percentages, rather than their Multicurrency Facility RL Percentages or their Dollar Facility RL Percentages, as the case may be, (ii) the participations of the RL Lenders in all then outstanding Bank Guaranties shall be automatically adjusted so that each RL Lender shall participate in each outstanding Bank Guaranty in accordance with their RL Percentages, rather than their Multicurrency Facility RL Percentages and (iii) if the outstanding principal of all then outstanding Revolving Loans, and Unpaid Drawings and Unreimbursed Payments theretofore paid, and owing to, the respective RL Lender (after giving effect to the conversions and events required by Sections 1.14(a) and (b)), is less than its RL Percentage of the outstanding principal amount of all Revolving Loans and the aggregate amount of all Unpaid Drawings and Unreimbursed Payments at such time, then such RL Lender shall purchase, for cash in Dollars, participations from other RL Lenders in their outstanding Revolving Loans, Unpaid Drawings and/or Unreimbursed Payments so that, after giving effect to such purchases by all RL Lenders which are in such position, each RL Lender shall have the same credit exposure (with respect to Revolving Loans, Unpaid Drawings and Unreimbursed Payments), as a percentage of its Revolving Loan Commitment (before giving effect to any termination or reduction thereof at or prior to the occurrence of the respective Sharing Event), as each other RL Lender. Any payments made after the date of the respective Sharing Event pursuant to the preceding sentence shall be required to be accompanied by payments of interest (which shall be distributed by the Administrative Agent to the respective Lender or Lenders entitled to receive the respective cash payments) at the greater of the Federal Funds Rate or such rate as may be determined by the Administrative Agent in accordance with banking industry practice on interbank compensation. The foregoing purchases shall be accomplished through purchases and sales of participations in the relevant obligations as required above, and each Lender hereby agrees, at the request of the Administrative Agent, to enter into customary participation agreements approved by the Administrative Agent to effect the foregoing. All purchases of sales of participating interests pursuant to this Section 1.14(d) shall be made in Dollars. Promptly following the occurrence of a Sharing Event, the Administrative Agent shall notify each RL Lender and shall specify the amount of Dollars required from each RL Lender to effect the purchases and sales by the various RL Lenders of participating interests in the amounts required above (together with accrued interest with respect to the period for the most recent payment date through the date of the Sharing Event plus any additional amounts payable by the Borrowers pursuant to Section 4.04 in respect of such accrued and unpaid interest). Promptly upon receipt of such request, each RL Lender required to purchase participations as specified above shall deliver to the Administrative Agent (in immediately available funds) Dollars in the amounts specified by the Administrative Agent. The Administrative Agent shall promptly deliver the amounts so received to the various RL Lenders who are selling participations in such amounts as are needed to effect the purchases of participations as provided above. Promptly following receipt thereof, each RL Lender which had sold participations as provided above (through the Administrative Agent) will deliver to each RL Lender (through the Administrative Agent) which so purchased a participating interest in its Loans, Unpaid Drawings or Unreimbursed Payments a participation certificate dated the date of such purchase and in such amounts.

                  (d) In the event that upon the occurrence of a Sharing Event any Letter of Credit shall be outstanding and undrawn in whole or in part, or there shall exist any Bank Guaranty Outstandings representing credit exposure for events which have not then occurred, each RL Lender shall on the date of the occurrence of such Sharing Event, and after giving effect to the purchases and sales of participations on such date pursuant to preceding Section 1.14(c), but before giving effect to the purchases and sales of participations on such date pursuant to Section 1.14(e), promptly pay over to the Administrative Agent, in immediately available funds in the currency in which such Letter of Credit is, or Bank Guaranty Outstandings are, denominated, an amount equal to such RL Lender's RL Percentage of such undrawn face amount or Bank Guaranty Outstandings, as applicable, together with interest thereon (denominated in the relevant currency) from the date of the Sharing Event to the date on which such amount shall be paid to the Administrative Agent at a rate per annum equal to that rate determined by the Administrative Agent in accordance with banking industry rules or practice on interbank compensation. The Administrative Agent shall establish a separate account or accounts for each RL Lender in an amount equal to the amount received from such Lender pursuant to the preceding sentence. The Administrative Agent shall have sole dominion and control over each such account (each, a "Special Reserve Account"), and the amounts deposited in each Special Reserve Account shall be held in such Special Reserve Account until withdrawn as provided in clause (f), (g) or (h) below in this Section
1.14. The Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the Special Reserve Accounts. As amounts are drawn under outstanding Letters of Credit or Bank Guaranties in respect of which amounts have been paid into the various Special Reserve Accounts pursuant to this Section 1.14(d), amounts shall be drawn ratably from the Special Reserve Accounts of the various RL Lenders (in accordance with their RL Percentages) to pay such amounts. The amounts paid to the Administrative Agent pursuant to this clause (d) shall be held as a reserve against the Letter of Credit Outstandings and/or Bank Guaranty Outstandings, as the case may be, shall not constitute Loans or extensions of credit to either Borrower and shall not give rise to any obligation on the part of either Borrower to pay interest to any Lender, it being agreed that the Borrowers' reimbursement obligations (x) in respect of Letters of Credit shall arise only at such times as drawings or payments are made thereunder as provided in Section 2A.04 and (y) in respect of Bank Guaranties shall arise only at such times as drawings or payments are made thereunder as provided in Section 2B.04.

                  (e) Upon the occurrence of a Sharing Event, but after giving effect to the actions required to be taken pursuant to preceding clause
(a) through (d) (although any failure by any Lender to take the actions required of it pursuant to said clauses shall not prevent the exchanges required hereby, but the respective Lender shall continue to be obligated to perform its obligations as required above and the Administrative Agent shall be authorized to make any equitable adjustments as may be deemed necessary or desirable pursuant to following clause (i) of this Section 1.14), the Lenders shall automatically and without further action be deemed to have exchanged interests in the respective Tranches of Loans (including, in the case of the Total Revolving Loan Commitment, interests in each outstanding Letter of Credit, each Unpaid Drawing, each Bank Guaranty and each Unreimbursed Payment) such that, in lieu of the interests of each Lender in each Tranche, such Lender shall hold an interest in all Tranches at such time (including, (x) in the case of the Total Revolving Loan Commitment, an interest in each outstanding Letter of Credit, each Unpaid Drawing, each Bank Guaranty and each Unreimbursed Payment and (y) each Special Reserve Account established pursuant to Section 1.14(d) and all amounts deposited therein from time to time or to be returned to the Lenders in accordance with the provisions of Section 1.14(g)), whether or not such Lender shall previously have participated therein, equal to such Lender's Exchange Percentage thereof. The foregoing exchanges shall be accomplished automatically pursuant to this clause (e) through purchases and sales of participations in the various Tranches as required hereby, although at the request of the Administrative Agent each Lender hereby agrees to enter into customary participation agreements approved by the Administrative Agent to evidence same. All purchases and sales of participating interests pursuant to this Section 1.14(e) shall be made in Dollars. At the request of the Administrative Agent, each Lender which has sold participations in any of its Tranches and/or Special Reserve Accounts as provided above (through the Administrative Agent) will deliver to each Lender (through the Administrative Agent) which has so purchased a participating interest therein a participation certificate in the appropriate amount as determined in conjunction with the Administrative Agent. It is understood that the amount of funds delivered by each Lender shall be calculated on a net basis, giving effect to both the sales and purchases of participations by the various Lenders as required above.

                  (f) In the event that after the occurrence of a Sharing Event any drawing or payment shall be made in respect of a Letter of Credit or Bank Guaranty, the Administrative Agent shall, at the request of the respective Issuing Lender or Bank Guaranty Issuer, withdraw from the Special Reserve Account of each of the Lenders (in accordance with each Lender's RL Percentage) any amounts, up to the amount of such drawing or payment, deposited in the respective Special Reserve Account and remaining on deposit and deliver such amounts to such

Issuing Lender or Bank Guaranty Issuer, as the case may be, in satisfaction of the reimbursement obligations of the various RL Lenders under Section 2A.04(c) or 2B.04(c), as the case may be (but not of the applicable Borrower under Section 2A.05(a) or Section 2B.05(a), as the case may be). In the event that any Lender shall default on its obligation to pay over any amount to the Administrative Agent in respect of any Letter of Credit or Bank Guaranty as provided in Section 1.14(d), the respective Issuing Lender or Bank Guaranty Issuer shall, in the event of a drawing or payment thereunder, have a claim against such Lender to the same extent as if such Lender had defaulted on its obligations under Section 2A.04(c) or 2B.04(c), as the case may be, but shall have no claim against any other Lender, notwithstanding the exchange of interests in the applicable Borrower's reimbursement obligations pursuant to
Section 1.14(e). Each other Lender shall have a claim against such defaulting Lender for any damages sustained by it as a result of such default.

                  (g) In the event that after the occurrence of a Sharing Event any Letter of Credit or Bank Guaranty shall terminate or expire undrawn or unpaid upon, then, if and so long as the Administrative Agent determines (in its reasonable discretion) that adequate funds remain on deposit in the Special Reserve Accounts of the various RL Lenders to fund (without giving effect to the purchases of participation pursuant to Section 1.14(e)) all remaining drawings or payments which could come due in respect of outstanding Letters of Credit and/or Bank Guaranties, the Administrative Agent shall withdraw from the Special Reserve Account of each Lender the amount remaining on deposit therein in respect of such Letter of Credit or Bank Guaranty (or in any case, such lesser amount as the Administrative Agent reasonably determines can be distributed without causing the amount on deposit from the various RL Lenders to be less than the remaining exposure on outstanding Letters of Credit and Bank Guaranties) and distribute such amount to such Lender, provided that, if such amount is not denominated in Dollars, the Administrative Agent shall distribute to each such Lender the Dollar Equivalent of such amount. All amounts received by any Lender pursuant to this clause (g) shall, to the extent it has sold participations therein in accordance with the requirements of Section 1.14(e), be distributed by it to the various participants therein in accordance with their participating interests.

                  (h) Pending the withdrawal of any amounts from its Special Reserve Account as contemplated above in this Section 1.14, the Administrative Agent may, and shall, at the direction of the Required Lenders and subject to such rules as the Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Cash Equivalents.

                  (i) All determinations by the Administrative Agent pursuant to this Section 1.14 shall be made by it in accordance with the provisions herein and with the intent being to equitably share the credit risk for all Tranches hereunder in accordance with the provisions hereof. Absent manifest error, all determinations by the Administrative Agent hereunder shall be binding on the Borrowers and each of the Lenders. The Administrative Agent shall have no liability to either Borrower or Lender hereunder for any determinations made by it hereunder except to the extent resulting from the Administrative Agent's gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

                  (j)      Upon, and after, the occurrence of a Sharing Event
(i) no further Credit Events shall be made or occur, (ii) all amounts from time to time accruing with respect to, and all amounts from time to time payable on account of, Euro Denominated Loans (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such Sharing Event) shall be payable in Dollars (taking the Dollar Equivalents of all such amounts on the date of the occurrence of the respective Sharing Event, with all calculations for periods after the Sharing Event being made as if the respective such Loan had originally been made in Dollars) and shall be distributed by the Administrative Agent for the account of the Lenders which made such Loans or are participating therein and (iii) all Revolving Loan Commitments of all the RL Lenders shall be automatically terminated. Notwithstanding anything to the contrary contained above, the failure of any Lender to purchase its participating interests as required above in any extensions of credit upon the occurrence of a Sharing Event shall not relieve any other Lender of its obligation hereunder to purchase its participating interests in a timely manner, but no Lender shall be responsible for the failure of any other Lender to purchase the participating interest to be purchased by such other Lender on any date.

                  (k) If any amount required to be paid by any Lender pursuant to this Section 1.14 is not paid to the Administrative Agent on the date upon which the Sharing Event occurred, such Lender shall, in addition to such aforementioned amount, also pay to the Administrative Agent on demand an amount equal to the product of (i) the amount so required to be paid by such Lender for the purchase of its participations, (ii) the daily average Federal Funds Rate, during the period from and including the date of request for payment to the date on which such payment is immediately available to the Administrative Agent and (iii) a fraction the numerator of which is the number of days that elapsed during such period and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts payable under this Section 1.14 shall be conclusive in the absence of manifest error. Amounts payable by any Lender pursuant to this Section 1.14 shall be paid to the Administrative Agent for the account of the relevant Lenders, provided that, if the Administrative Agent (in its sole discretion) has elected to fund on behalf of such other Lender the amounts owing to such other Lenders, then the amounts shall be paid to the Administrative Agent for its own account.

                  (l) Whenever, at any time after the relevant Lenders have received from any other Lenders purchases of participations pursuant to this
Section 1.14, the various Lenders receive any payment on account thereof, such Lenders will distribute to the Administrative Agent, for the account of the various Lenders participating therein, such Lenders' participating interests in such amounts (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such participations were outstanding) in like funds as received, provided, however, that in the event that such payment received by any Lenders is required to be returned, the Lenders who received previous distributions in respect of their participating interests therein will return to the respective Lenders any portion thereof previously so distributed to them in like funds as such payment is required to be returned by the respective Lenders.

                  (m) Each Lender's obligation to purchase participating interests pursuant to this Section 1.14 shall be absolute and unconditional and shall not be affected by any circumstance including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any other Lender, Holdings, either Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of Holdings, either Borrower or any other Person, (iv) any breach of this Agreement by Holdings, either Borrower, any Lender or any other Person, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  (n) Notwithstanding anything to the contrary contained elsewhere in this Agreement, upon any purchase of participations as required above, (i) each Lender which has purchased such participations shall be entitled to receive from the relevant Borrower any increased costs and indemnities (including, without limitation, pursuant to Sections 1.11, 1.12, 2A.06, 2B.06 and 4.04) directly from such Borrower to the same extent as if it were the direct Lender as opposed to a participant therein, which increased costs shall be calculated without regard to Section 1.13, Section 13.04(a) or the penultimate sentence of Section 13.04(b) and (ii) each Lender which has sold such participations shall be entitled to receive from the relevant Borrower indemnification from and against any and all taxes imposed as a result of the sale of the participations pursuant to this Section 1.14. Each Borrower acknowledges and agrees that, upon the occurrence of a Sharing Event and after giving effect to the requirements of this Section 1.14, increased Taxes may be owing by it pursuant to Section 4.04, which Taxes shall be paid (to the extent provided in Section 4.04) by the respective Borrower or Borrowers, without any claim that the increased Taxes are not payable because same resulted from the participations effected as otherwise required by this Section 1.14.

                  1.15 Incremental Term Loan Commitments. (a) So long as the Incremental Loan Commitment Request Requirements are satisfied at the time of the delivery of the request referred to below, each Borrower shall have the right, in consultation and coordination with the Administrative Agent as to all of the matters set forth below in this Section 1.15, but without requiring the consent of any of the Lenders, to request at any time and from time to time after the Third Amendment Effective Date and prior to the date which is 12 months prior to the Tranche C Term Loan Maturity Date, that one or more Lenders (and/or one or more other Persons which are Eligible Transferees and which will become Lenders) provide Incremental Term Loan Commitments to such Borrower and, subject to the terms and conditions contained in this Agreement and in the respective Incremental Term Loan Commitment Agreement, make Incremental Term Loans pursuant thereto; it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Term Loan Commitment as a result of any such request by such Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Term Loan Commitment and executed and delivered to the Administrative Agent an Incremental Term Loan Commitment Agreement as provided in clause (b) of this
Section 1.15, such Lender shall not be obligated to fund any Incremental Term Loans, (ii) any Lender (including any Eligible Transferee who will become a Lender) may so provide an Incremental Term Loan Commitment without the consent of any other Lender, (iii) each Tranche of Incremental Term Loan Commitments shall be made available to a single Incremental Term Loan Borrower and shall be denominated in Dollars, (iv) the amount of each Tranche of Incremental Term Loan Commitments shall be in a minimum aggregate amount for all Lenders which provide an Incremental Term Loan Commitment under such Tranche of Incremental Term Loans (including Eligible Transferees who will become Lenders) of at least (I) $25,000,000 and in integral multiples of $5,000,000 in excess thereof, in the case of Incremental Term Loans to be made pursuant to a new Tranche of Incremental Term Loans and (II) $5,000,000 and in integral multiples of $1,000,000 in excess thereof, in the case of Incremental Term Loans to be made pursuant to (and to constitute a part of) an existing Tranche of Incremental Term Loans or to the outstanding Tranche of Tranche C Term Loans as contemplated by the proviso in the first sentence of Section 1.15(c) below, (v) the aggregate amount of all Incremental Term Loan Commitments provided pursuant to this Section 1.15, when combined with the aggregate amount of all Incremental Multicurrency Facility Revolving Loan Commitments provided pursuant to Section 1.16 and the aggregate amount of all Incremental Dollar Facility Revolving Loan Commitments provided pursuant to
Section 1.17, shall not exceed the Maximum Incremental Commitment Amount (it being understood and agreed, however, to the extent that any such Incremental Term Loan Commitments are obtained but later expire, terminate or are voluntarily reduced in each case without being utilized, the amount of such Incremental Term Loan Commitments so expired, terminated or voluntarily reduced may again be available to be obtained under this Section 1.15 within the limits set forth herein), (vi) the up-front fees and, if applicable, any unutilized commitment fees and/or other fees, payable in respect of each Incremental Term Loan Commitment shall be separately agreed to by Holdings, the respective Incremental Term Loan Borrower and each Incremental Term Loan Lender (and with all such fees to be disclosed by Holdings to the Administrative Agent), (vii) each Tranche of Incremental Term Loans shall have (I) an Incremental Term Loan Maturity Date of no earlier than the Tranche C Term Loan Maturity Date and (II) a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity as then in effect for the Tranche C Term Loans, (viii) the proceeds of all Incremental Term Loans shall be used only for the purposes permitted by
Section 7.05(a), (ix) each Incremental Term Loan Commitment Agreement shall specifically designate, with the approval of the Administrative Agent, the Tranche of the Incremental Term Loan Commitments being provided thereunder (which Tranche shall be a new Tranche (i.e., not the same as any existing Tranche of Incremental Term Loans, Incremental Term Loan Commitments or other Term Loans) unless the requirements of Section 1.15(c) are satisfied), (x) all Incremental Term Loans (and all interest, fees and other amounts payable thereon) shall be Obligations under this Agreement and the other applicable Credit Documents and shall be secured by the relevant Security Agreements, and guaranteed under each relevant Guaranty, on a pari passu basis with all other Loans secured by each such Security Agreement and guaranteed under each such Guaranty, and (xi) each Lender (including any Eligible Transferee who will become a Lender) agreeing to provide an Incremental Term Loan Commitment pursuant to an Incremental Term Loan Commitment Agreement shall, subject to the satisfaction of the relevant conditions set forth in this Agreement, make Incremental Term Loans under the Tranche specified in such Incremental Term Loan Commitment Agreement as provided in Section 1.01(j) and such Loans shall thereafter be deemed to be Incremental Term Loans under such Tranche for all purposes of this Agreement and the other applicable Credit Documents.

                  (b) At the time of the provision of Incremental Term Loan Commitments pursuant to this Section 1.15, the respective Incremental Term Loan Borrower, the Administrative Agent and each such Lender or other Eligible Transferee which agrees to provide an Incremental Term Loan Commitment (each, an "Incremental Term Loan Lender") shall execute and deliver to the Administrative Agent an Incremental Term Loan Commitment Agreement substantially in the form of Exhibit R (appropriately completed), with the effectiveness of the Incremental Term Loan Commitment provided therein to occur on the date set forth in such Incremental Term Loan Commitment Agreement, which date in any event shall be no earlier than the date on which (w) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, without limitation, any agreed upon up-front or arrangement fees owing to the Administrative Agent), (x) all Incremental Loan Commitment Requirements are satisfied, (y) all other conditions set forth in this Section 1.15 shall have been satisfied, and (z) all other conditions precedent that may be set forth in such Incremental Term Loan Commitment Agreement shall have been satisfied. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Commitment Agreement, and at such time, (i) Schedule I shall be deemed modified to reflect the revised Incremental Term Loan Commitments of the affected Lenders and (ii) to the extent requested by any Incremental Term Loan Lender, Incremental Term Notes will be issued at the respective Incremental Term Loan Borrower's expense, to such Incremental Term Loan Lender, to be in conformity with the requirements of Section 1.05 (with appropriate modification) to the extent needed to reflect the new Incremental Term Loans made by such Incremental Term Loan Lender.

                  (c) Notwithstanding anything to the contrary contained above in this Section 1.15, the Incremental Term Loan Commitments provided by an Incremental Term Loan Lender or Incremental Term Loan Lenders, as the case may be, pursuant to each Incremental Term Loan Commitment Agreement shall constitute a new Tranche, which shall be separate and distinct from the existing Tranches pursuant to this Agreement (with a designation which may be made in letters (i.e., A, B, C, etc.), numbers (1, 2, 3, etc.) or a combination thereof (i.e., A-1, A-2, B-1, B-2, C-1, C-2, etc.), provided that, with the consent of the Administrative Agent, the parties to a given Incremental Term Loan Commitment Agreement may specify therein that the respective Incremental Term Loans made pursuant thereto shall constitute part of, and be added to, an existing Tranche of Incremental Term Loans or to the outstanding Tranche of Tranche C Term Loans, in either case so long as the following requirements are satisfied:

                  (i) the Incremental Term Loans to be made pursuant to such Incremental Term Loan Commitment Agreement shall have the same Borrower, shall have the same Maturity Date and shall have the same Applicable Margins as the Tranche of Term Loans to which the new Incremental Term Loans are being added;

                  (ii) the new Incremental Term Loans shall have the same Scheduled Repayment dates as then remain with respect to the Tranche to which such new Incremental Term Loans are being added (with the amount of each Term Loan Scheduled Repayment applicable to such new Incremental Term Loans to be the same (on a proportionate basis) as is theretofore applicable to the Tranche to which such new Incremental Term Loans are being added, thereby increasing the amount of each then remaining Term Loan Scheduled Repayment of the respective Tranche proportionately; and

                  (iii) on the date of the making of such new Incremental Term Loans, and notwithstanding anything to the contrary set forth in
         Section 1.09, such new Incremental Term Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans of the respective Tranche on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender will participate proportionately in each then outstanding Borrowing of Term Loans of the respective Tranche.

To the extent the provisions of preceding clause (iii) require that Lenders making new Incremental Term Loans add such Incremental Term Loans to the then outstanding Borrowings of Eurodollar Loans of such Tranche, it is acknowledged that the effect thereof may result in such new Incremental Term Loans having short Interest Periods (i.e., an Interest Period that began during an Interest Period then applicable to outstanding Eurodollar Loans of such Tranche and which will end on the last day of such Interest Period). In connection therewith, the respective Incremental Term Loan Borrower may agree, in the respective Incremental Term Loan Commitment Agreement, to compensate the Lenders making the new Incremental Term Loans of the respective Tranche for funding Eurodollar Loans during an existing Interest Period on such basis as may be agreed by such Incremental Term Loan Borrower and the respective Lender or Lenders.

                  1.16 Incremental Multicurrency Facility Revolving Loan Commitments. (a) So long as the Incremental Loan Commitment Request Requirements are satisfied at the time of the delivery of the request referred to below, the Borrowers shall have the right, in consultation and coordination with the Administrative Agent as to all of the matters set forth below in this Section 1.16, but without requiring the consent of any of the Lenders, to request at any time and from time to time after the Third Amendment Effective Date and prior to the date which is 12 months prior to the Revolving Loan Maturity Date, that one or more Lenders (and/or one or more other Persons which are Eligible Transferees and which will become Lenders as provided below) provide Incremental Multicurrency Facility Revolving Loan Commitments and, subject to the applicable terms and conditions contained in this Agreement, make Multicurrency Facility Revolving Loans pursuant thereto; it being understood and agreed, however, that
(i) no Lender shall be obligated to provide an Incremental Multicurrency Facility Revolving Loan Commitment as a result of any such request by the Borrowers, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Multicurrency Facility Revolving Loan Commitment and executed and delivered to the Administrative Agent an Incremental Multicurrency Facility RL Commitment Agreement in respect thereof as provided in clause (b) of this Section 1.16, such Lender shall not be obligated to fund any Multicurrency Facility Revolving Loans in excess of its Multicurrency Facility Revolving Loan Commitment as in effect prior to giving effect to such Incremental Multicurrency Facility Revolving Loan Commitment provided pursuant to this Section 1.16, (ii) any Lender (including any Eligible Transferee who will become a Lender) may so provide an Incremental Multicurrency Facility Revolving Loan Commitment without the consent of any other Lender, (iii) each provision of Incremental Multicurrency Facility Revolving Loan Commitments on a given date pursuant to this Section 1.16 shall be in a minimum aggregate amount (for all Lenders (including any Eligible Transferee who will become a Lender)) of at least $5,000,000 and in integral multiples of $1,000,000 in excess thereof, (iv) the aggregate amount of all Incremental Multicurrency Facility Revolving Loan Commitments provided pursuant to this Section 1.16, when combined with the aggregate amount of all Incremental Term Loan Commitments provided pursuant to Section 1.15 and the aggregate amount of all Incremental Dollar Facility Revolving Loan Commitments provided pursuant to Section 1.17, shall not exceed the Maximum Incremental Commitment Amount, (v) all Incremental Multicurrency Facility Revolving Loans (and all interest, fees and other amounts payable thereon) shall be Obligations under this Agreement and the other applicable Credit Documents and shall be secured by the relevant Security Agreements, and guaranteed under each relevant Guaranty, on a pari passu basis with all other Obligations secured by each such Security Agreement and guaranteed under each such Guaranty and (vi) all actions taken by the Borrowers pursuant to this Section 1.16 shall be done in coordination with the Administrative Agent.

                  (b) At the time of the provision of Incremental Multicurrency Facility Revolving Loan Commitments pursuant to this Section 1.16, each Borrower, the Administrative Agent and each such Lender or other Eligible Transferee which agrees to provide an Incremental Multicurrency Facility Revolving Loan Commitment (each, an "Incremental Multicurrency Facility RL Lender") shall execute and deliver to the Administrative Agent an Incremental Multicurrency Facility RL Commitment Agreement substantially in the form of Exhibit S (appropriately completed), with the effectiveness of such Incremental RL Lender's Incremental Multicurrency Facility Revolving Loan Commitment to occur on the date set forth in such Incremental Multicurrency Facility RL Commitment Agreement, which date in any event shall be no earlier than the date on which (w) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, without limitation, any agreed upon up-front or arrangement fees owing to the Administrative Agent), (x) all Incremental Loan Commitment Requirements are satisfied, (y) all other conditions set forth in this Section 1.16 shall have been satisfied, and (z) all other conditions precedent that may be set forth in such Incremental Multicurrency Facility RL Commitment Agreement shall have been satisfied. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Multicurrency Facility RL Commitment Agreement, and at such time, (i) the Total Multicurrency Facility Revolving Loan Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Incremental Multicurrency Facility Revolving Loan Commitments, (ii)
Schedule I shall be deemed modified to reflect the revised Multicurrency Facility Revolving Loan Commitments of the affected Lenders and (iii) to the extent requested by any Incremental RL Lender, Multicurrency Facility Revolving Notes will be issued at the Borrowers' expense, to such Incremental RL Lender, to be in conformity with the requirements of Section 1.05 (with appropriate modification) to the extent needed to reflect the new Incremental Multicurrency Facility Revolving Loans made by such Incremental RL Lender.

                  (c) At the time of any provision of Incremental Multicurrency Facility Revolving Loan Commitments pursuant to this Section 1.16, the Borrowers shall, in coordination with the Administrative Agent, repay outstanding Multicurrency Facility Revolving Loans of certain of the Multicurrency Facility RL Lenders, and incur additional Multicurrency Facility Revolving Loans from certain other Multicurrency Facility RL Lenders (including the Incremental Multicurrency Facility RL Lenders), in each case to the extent necessary so that all of the Multicurrency Facility RL Lenders participate in each outstanding Borrowing of Multicurrency Facility Revolving Loans pro rata on the basis of their respective Multicurrency Facility Revolving Loan Commitments (after giving effect to any increase in the Total Multicurrency Facility Revolving Loan Commitment pursuant to this Section 1.16) and with the Borrowers being jointly and severally obligated to pay to the respective Multicurrency Facility RL Lenders any costs of the type referred to in Section 1.11 in connection with any such repayment and/or Borrowing.

                  1.17 Incremental Dollar Facility Revolving Loan Commitments.
(a) So long as the Incremental Loan Commitment Request Requirements are satisfied at the time of the delivery of the request referred to below, the Borrowers shall have the right, in consultation and coordination with the Administrative Agent as to all of the matters set forth below in this Section 1.17, but without requiring the consent of any of the Lenders, to request at any time and from time to time after the Third Amendment Effective Date and prior to the date which is 12 months prior to the Revolving Loan Maturity Date, that one or more Lenders (and/or one or more other Persons which are Eligible Transferees and which will become Lenders as provided below) provide Incremental Dollar Facility Revolving Loan Commitments and, subject to the applicable terms and conditions contained in this Agreement, make Dollar Facility Revolving Loans pursuant thereto; it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Dollar Facility Revolving Loan Commitment as a result of any such request by the Borrowers, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Dollar Facility Revolving Loan Commitment and executed and delivered to the Administrative Agent an Incremental Dollar Facility RL Commitment Agreement in respect thereof as provided in clause
(b) of this Section 1.17, such Lender shall not be obligated to fund any Dollar Facility Revolving Loans in excess of its Dollar Facility Revolving Loan Commitment as in effect prior to giving effect to such Incremental Dollar Facility Revolving Loan Commitment provided pursuant to this Section 1.17, (ii) any Lender (including any Eligible Transferee who will become a Lender) may so provide an Incremental Dollar Facility Revolving Loan Commitment without the consent of any other Lender, (iii) each provision of Incremental Dollar Facility Revolving Loan Commitments on a given date pursuant to this Section 1.17 shall be in a minimum aggregate amount (for all Lenders (including any Eligible Transferee who will become a Lender)) of at least $ 5,000,000 and in integral multiples of $1,000,000 in excess thereof, (iv) the aggregate amount of all Incremental Dollar Facility Revolving Loan Commitments provided pursuant to this
Section 1.17, when combined with the aggregate amount of all Incremental Term Loan Commitments provided pursuant to Section 1.15 and the aggregate amount of all Incremental Multicurrency Facility Revolving Loan Commitments provided pursuant to Section 1.16, shall not exceed the Maximum Incremental Commitment Amount, (v) all Incremental Dollar Facility Revolving Loans (and all interest, fees and other amounts payable thereon) shall be Obligations under this Agreement and the other applicable Credit Documents and shall be secured by the relevant Security Agreements, and guaranteed under each relevant Guaranty, on a pari passu basis with all other Obligations secured by each such Security Agreement and guaranteed under each such Guaranty and (vi) all actions taken by the Borrowers pursuant to this Section 1.17 shall be done in coordination with the Administrative Agent.

                  (b) At the time of the provision of Incremental Dollar Facility Revolving Loan Commitments pursuant to this Section 1.17, each Borrower, the Administrative Agent and each such Lender or other Eligible Transferee which agrees to provide an Incremental Dollar Facility Revolving Loan Commitment (each, an "Incremental Dollar Facility RL Lender") shall execute and deliver to the Administrative Agent an Incremental Dollar Facility RL Commitment Agreement substantially in the form of Exhibit T (appropriately completed), with the effectiveness of such Incremental RL Lender's Incremental Dollar Facility Revolving Loan Commitment to occur on the date set forth in such Incremental Dollar Facility RL Commitment Agreement, which date in any event shall be no earlier than the date on which (w) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, without limitation, any agreed upon up-front or arrangement fees owing to the Administrative Agent), (x) all Incremental Loan Commitment Requirements are satisfied, (y) all other conditions set forth in this Section 1.17 shall have been satisfied, and (z) all other conditions precedent that may be set forth in such Incremental Dollar Facility RL Commitment Agreement shall have been satisfied. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Dollar Facility RL Commitment Agreement, and at such time, (i) the Total Dollar Facility Revolving Loan Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Incremental Dollar Facility Revolving Loan Commitments, (ii)
Schedule I shall be deemed modified to reflect the revised Dollar Facility Revolving Loan Commitments of the affected Lenders and (iii) to the extent requested by any Incremental RL Lender, Dollar Facility Revolving Notes will be issued at the Borrowers' expense, to such Incremental RL Lender, to be in conformity with the requirements of Section 1.05 (with appropriate modification) to the extent needed to reflect the new Incremental Dollar Facility Revolving Loans made by such Incremental RL Lender.

                  (c) At the time of any provision of Incremental Dollar Facility Revolving Loan Commitments pursuant to this Section 1.17, the Borrowers shall, in coordination with the Administrative Agent, repay outstanding Dollar Facility Revolving Loans of certain of the Dollar Facility RL Lenders, and incur additional Dollar Facility Revolving Loans from certain other Dollar Facility RL Lenders (including the Incremental Dollar Facility RL Lenders), in each case to the extent necessary so that all of the Dollar Facility RL Lenders participate in each outstanding Borrowing of Dollar Facility Revolving Loans pro rata on the basis of their respective Dollar Facility Revolving Loan Commitments (after giving effect to any increase in the Total Dollar Facility Revolving Loan Commitment pursuant to this Section 1.17) and with the Borrowers being jointly and severally obligated to pay to the respective Dollar Facility RL Lenders any costs of the type referred to in Section 1.11 in connection with any such repayment and/or Borrowing.

                  SECTION 2A. Letters of Credit.

                  2A.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, a Borrower may request an Issuing Lender, at any time and from time to time on and after the Initial Borrowing Date and prior to the fifth Business Day (or the 30th day in the case of Trade Letters of Credit) preceding the Revolving Loan Maturity Date, to issue, (x) for the account of the U.S. Borrower (in the case of requests made by it) or the account of the Bermuda Borrower (in the case of requests made by it) and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness of the respective Account Party or any of its or their Subsidiaries, irrevocable standby letters of credit in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Indebtedness and (y) for the account of the respective Account Party and for the benefit of sellers of goods to the respective Account Party or any of its or their Subsidiaries in the ordinary course of business, irrevocable sight trade letters of credit in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such trade letter of credit, a "Trade Letter of Credit", and each such Standby Letter of Credit and Trade Letter of Credit, a "Letter of Credit" and collectively, the "Letters of Credit"). All Letters of Credit shall be issued on a sight basis only. Each Letter of Credit shall constitute either (x) a Multicurrency Facility Letter of Credit, in which case such Letter of Credit shall be deemed to constitute a utilization of the Multicurrency Facility Revolving Loan Commitments and shall, subject to the provisions of Section 1.14 if a Sharing Event occurs, be participated in (as more fully described in following Section 2A.04(a)) by the Multicurrency Facility RL Lenders in accordance with their respective Multicurrency Facility RL Percentages or (y) a Dollar Facility Letter of Credit, in which case such Letter of

Credit shall be deemed to constitute a utilization of the Dollar Facility Revolving Loan Commitments and shall, subject to the provisions of Section 1.14 if a Sharing Event occurs, be participated in (as more fully described in following Section 2A.04(a)) by the Dollar Facility RL Lenders in accordance with their respective Dollar Facility RL Percentages. All Multicurrency Facility Letters of Credit shall be denominated in Dollars, Euros or Sterling and shall be issued for the account of the U.S. Borrower or the Bermuda Borrower. All Dollar Facility Letters of Credit shall be denominated in Dollars and shall be issued for the account of the U.S. Borrower or the Bermuda Borrower. Each Multicurrency Facility Letter of Credit shall constitute either a U.S. Borrower Multicurrency Facility Letter of Credit or a Bermuda Borrower Multicurrency Facility Letter of Credit. Each Dollar Facility Letter of Credit shall constitute either a U.S. Borrower Dollar Facility Letter of Credit or a Bermuda Borrower Dollar Facility Letter of Credit. The Bermuda Borrower shall have no liability with respect to any U.S. Borrower Multicurrency Facility Letter of Credit or any U.S. Borrower Dollar Facility Letter of Credit which may be issued to the U.S. Borrower.

                  (b) Subject to and upon the terms and conditions set forth herein, each Issuing Lender hereby agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the fifth Business Day (or the 30th day in the case of Trade Letters of Credit) preceding the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the respective Account Party one or more Letters of Credit, (x) in the case of Trade Letters of Credit, in support of trade obligations of the respective Account Party or any of its or their Subsidiaries that arise in the ordinary course of business or (y) in the case of Standby Letters of Credit, in support of such L/C Supportable Indebtedness as is permitted to remain outstanding without giving rise to a Default or Event of Default hereunder; provided that the respective Issuing Lender shall be under no obligation to issue any Letter of Credit if at the time of such issuance:

                  (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Lender as of the date hereof and which such Issuing Lender in good faith deems material to it;

                  (ii) such Issuing Lender shall have received written notice from any Credit Agreement Party or the Required Lenders prior to the issuance of such Letter of Credit of the type described in clause
         (ix) of Section 2A.01(c) or the last sentence of Section 2A.03(b); or

                  (iii) a Lender Default exists with respect to any RL Lender, unless the Issuing Lender has entered into arrangements satisfactory to it and the respective Account Party to eliminate such Issuing Lender's risk with respect to the Lender which is the subject of the Lender Default, including by cash collateralizing (in Dollars or Euros, as appropriate) such Lender's relevant Dollar Facility RL Percentage or Multicurrency Facility RL Percentage, as the case may be, of the Dollar Facility Letter of Credit Outstandings or Multicurrency Facility Letter of Credit Outstandings, as the case may be.

                  (c) Notwithstanding the foregoing, (i) no Multicurrency Facility Letter of Credit shall be issued the Stated Amount of which, when added to the sum of (x) the Multicurrency Facility Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Multicurrency Facility Letter of Credit) at such time and (y) the Bank Guaranty Outstandings (exclusive of Unreimbursed Payments which are repaid on the date of, and prior to the issuance of, the respective Bank Guaranty) at such time, would exceed 75% of the Total Multicurrency Facility Revolving Loan Commitment as in effect on such date, (ii) no Dollar Facility Letter of Credit shall be issued the Stated Amount of which, when added to the Dollar Facility Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Dollar Facility Letter of Credit) at such time, would exceed 75% of the Total Dollar Facility Revolving Loan Commitment as in effect on such date,
(iii) no Multicurrency Facility Letter of Credit shall be issued at any time when the Aggregate Multicurrency Facility RL Exposure exceeds (or would after giving effect to such issuance exceed) the Total Multicurrency Facility Revolving Loan Commitment at such time, (iv) no Dollar Facility Letter of Credit shall be issued at any time when the Aggregate Dollar Facility RL Exposure exceeds (or would after giving effect to such issuance exceed) the Total Dollar Facility Revolving Loan Commitment at such time, (v) no Bermuda Borrower Dollar Facility Letter of Credit shall be issued at any time when the Aggregate Bermuda Borrower Dollar Facility RL Exposure exceeds (or would after giving effect to such issuance exceed) 50% of the Total Dollar Facility Revolving Loan Commitment as then in effect, (vi) no U.S. Borrower Multicurrency Facility Letter of Credit shall be issued at any time when the Aggregate U.S. Borrower Multicurrency Facility RL Exposure exceeds (or would after giving effect to such issuance exceed) 50% of the Total Multicurrency Facility Revolving Loan Commitment as then in effect, (vii) (x) each Standby Letter of Credit shall by its terms terminate on or before the date which occurs 12 months after the date of the issuance thereof (although any such Standby Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the fifth Business Day preceding the Revolving Loan Maturity Date, on terms acceptable to the Issuing Lender thereof), provided that each Existing Sterling Letter of Credit incorporated as a Standby Letter of Credit hereunder pursuant to Section 2A.01(e) shall by its terms terminate on or before the date which occurs 14 months after the date of the "issuance" thereof and may be extendable for successive periods of up to 12 months, but not beyond the fifth Business Day preceding the Revolving Loan Maturity Date, on terms acceptable to the Issuing Lender thereof and (y) each Trade Letter of Credit shall by its terms terminate on or before the date occurring not later than 180 days after such Trade Letter of Credit's date of issuance, (viii) (x) no Standby Letter of Credit shall have an expiry date occurring later than the fifth Business Day preceding the Revolving Loan Maturity Date and (y) no Trade Letter of Credit shall have an expiry date occurring later than 30 days prior to the Revolving Loan Maturity Date, (ix) (x) each Multicurrency Facility Letter of Credit shall be denominated in Euros, Dollars or Sterling and (y) each Dollar Facility Letter of Credit shall be denominated in Dollars and (x) no Issuing Lender will issue any Letter of Credit after it has received written notice from any Credit Agreement Party or the Required Lenders stating that a Default or an Event of Default exists until such time as such Issuing Lender shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default by the Required Lenders.

                  (d) Part A of Schedule XI hereto contains a description of certain letters of credit issued pursuant to certain existing letter of credit agreements and outstanding on the Effective Date (and setting forth, with respect to each such letter of credit, (i) the name of the issuing lender, (ii) the letter of credit number, (iii) the name(s) of the account party or account parties, (iv) the stated amount (including the currency in which such letter of credit is denominated, which shall be Dollars or Euros), (v) the name of the beneficiary, (vi) the expiry date and (vii) whether such letter of credit constitutes a standby letter of credit or a trade letter of credit). Each such letter of credit, including any extension or renewal thereof (each, as amended from time to time in accordance with the terms thereof and hereof, an "Existing Letter of Credit") shall (x) if denominated in Euros, constitute a "Bermuda Borrower Multicurrency Facility Letter of Credit" for all purposes of this Agreement, issued, for purposes of Section 2A.04(a), on the Initial Borrowing Date and (y) if denominated in U.S. Dollars, constitute a "U.S. Borrower Dollar Facility Letter of Credit" (if issued for the account of the U.S. Borrower) or a "Bermuda Borrower Dollar Facility Letter of Credit" (if issued for the account of the Bermuda Borrower) for all purposes of this Agreement, issued, for purposes of Section 2A.04(a), on the Initial Borrowing Date. Any Lender hereunder which has issued an Existing Letter of Credit shall constitute an "Issuing Lender" for all purposes of this Agreement.

                  (e) Part C of Schedule XI hereto contains a description of certain letters of credit issued by certain Lenders (or affiliates thereof) pursuant to certain existing letter of credit agreements and outstanding on the Third Amendment Effective Date (and setting forth, with respect to each such letter of credit, (i) the name of the issuing lender, (ii) the letter of credit number, (iii) the name(s) of the account party or account parties, (iv) the stated amount (including the currency in which such letter of credit is denominated, which shall be Sterling), (v) the name of the beneficiary, (vi) the expiry date and (vii) whether such letter of credit constitutes a standby letter of credit or a trade letter of credit). Each such letter of credit, including any extension or renewal thereof (each, as amended from time to time in accordance with the terms thereof and hereof, an "Existing Sterling Letter of Credit") shall constitute a "U.S. Borrower Multicurrency Facility Letter of Credit" for all purposes of this Agreement, issued, for purposes of Section 2A.04(a), on the Third Amendment Effective Date. Any Lender (or affiliate thereof) hereunder which has issued an Existing Sterling Letter of Credit shall constitute an "Issuing Lender" for all purposes of this Agreement.

                  2A.02 Minimum Stated Amount. The Stated Amount of each Letter of Credit upon issuance shall be not less than (x) in the case of a Dollar Denominated Letter of Credit, $250,000, (y) in the case of a Euro Denominated Letter of Credit, (euro)250,000 and (z) in the case of a Sterling Denominated Letter of Credit, (pound)150,000, or in each case such lesser amount as is reasonably acceptable to the respective Issuing Lender.

                  2A.03 Letter of Credit Requests. (a) Whenever an Account Party desires that a Letter of Credit be issued for its account, such Account Party shall give the Administrative Agent (at the appropriate Notice Office) and the respective Issuing Lender at least 3 days' (or such shorter period as is acceptable to such Issuing Lender in any given case) written notice prior to the proposed date of issuance (which shall be a Business Day). Each notice shall be in the form of Exhibit C-1 (each, a "Letter of Credit Request"), including without limitation by specifying whether the requested Letter of Credit shall constitute a U.S. Borrower Multicurrency Facility Letter of Credit, a Bermuda Borrower Multicurrency Facility Letter of Credit, a U.S. Borrower Dollar Facility Letter of Credit or a Bermuda Borrower Dollar Facility Letter of Credit and the Available Currency in which the requested Letter of Credit is to be denominated. Each Letter of Credit Request shall include any other documents as such Issuing Lender customarily requires in connection therewith.

                  (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the U.S. Borrower or the Bermuda Borrower, as the case may be, that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2A.01(c). Unless the respective Issuing Lender has received notice from the Required Lenders before it issues a Letter of Credit that one or more of the applicable conditions specified in Section 5 or 6, as the case may be, are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2A.01(c), then such Issuing Lender may issue the requested Letter of Credit for the account of the respective Account Party in accordance with such Issuing Lender's usual and customary practices.

                  2A.04 Letter of Credit Participations. (a) Immediately upon the issuance by any Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to (i) in the case of a Multicurrency Facility Letter of Credit, each Multicurrency Facility RL Lender and (ii) in the case of a Dollar Facility Letter of Credit, each Dollar Facility RL Lender (each such Lender with respect to any Letter of Credit, in its capacity under this Section 2A.04, a "L/C Participant"), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, in a percentage equal to (x) in the case of a Multicurrency Facility Letter of Credit, such L/C Participant's Multicurrency Facility RL Percentage or (y) in the case of a Dollar Facility Letter of Credit, such L/C Participant's Dollar Facility RL Percentage, in such Multicurrency Facility Letter of Credit or Dollar Facility Letter of Credit, as the case may be, each Drawing made thereunder and the obligations of the respective Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the Multicurrency Facility RL Lenders or Dollar Facility RL Lenders, as the case may be, as provided in Section 3.01(b) and the L/C Participants shall have no right to receive any portion of any Facing Fees with respect to any such Letters of Credit) and any security therefor or guaranty pertaining thereto. Upon any change in (x) the Multicurrency Facility Revolving Loan Commitments and, as a result thereof the Multicurrency Facility RL Percentages, of the Multicurrency Facility RL Lenders pursuant to Section 1.13, 1.16 or 13.04, it is hereby agreed that, with respect to all outstanding Multicurrency Facility Letters of Credit and Unpaid Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2A.04 to reflect the new Multicurrency Facility RL Percentages of the Multicurrency Facility RL Lenders and (y) the Dollar Facility Revolving Loan Commitments and, as a result thereof the Dollar Facility RL Percentages, of the Dollar Facility RL Lenders pursuant to Sections 1.13, 1.17 or 13.04, it is hereby agreed that with respect to all outstanding Dollar Facility Letters of Credit and Unpaid Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2A.04 to reflect the new Dollar Facility RL Percentages of the Dollar Facility RL Lenders. With respect to each Letter of Credit from time to time outstanding, the percentage participations therein of the various Multicurrency Facility RL Lenders (in the case of a Multicurrency Facility Letter of Credit) or Dollar Facility RL Lenders (in the case of a Dollar Facility Letter of Credit) calculated as provided above in this Section 2A.04(a) are herein called the "L/C Participation Percentages" of the various Multicurrency Facility RL Lenders or Dollar Facility RL Lenders, as the case may be, in such Letters of Credit. All calculations of the L/C Participation Percentages shall be made from time to time by the Administrative Agent, which calculations shall be conclusive absent manifest error. In addition to the adjustments contemplated above, upon the occurrence of a Sharing Event, in accordance with the provisions of Section 1.14(d), the "L/C Participation Percentages" of the RL Lenders shall be adjusted, so that each RL Lender shall participate in each outstanding Letter of Credit (whether a Multicurrency Facility Letter of Credit or a Dollar Facility Letter of Credit) in accordance with its RL Percentage, in each case as more fully described in Section 1.14(d). In any instance described in the immediately preceding sentence, each RL Lender shall be a L/C Participant with respect to each Letter of Credit and its L/C Participation Percentage in each Letter of Credit shall be determined by the Administrative Agent in accordance with the relevant provisions of Section 1.14(d). Furthermore, upon the occurrence of a Sharing Event and as more fully set forth in Section 1.14, additional sub-participations may be required to be granted by the various RL Lenders in their participations in outstanding Letters of Credit, in each case in accordance with, and subject to the provisions of,
Section 1.14.

                  (b) In determining whether to pay under any Letter of Credit, the respective Issuing Lender shall have no obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision), shall not create for such Issuing Lender any resulting liability to any Account Party or any Lender.

                  (c) In the event that any Issuing Lender makes any payment or disbursement under any Letter of Credit issued by it and the respective Account Party shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 2A.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each L/C Participant therein (i.e., (A) if no Sharing Event has occurred, either (x) the Multicurrency Facility RL Lenders in the case of a Multicurrency Facility Letter of Credit or (y) the Dollar Facility RL Lenders in the case of a Dollar Facility Letter of Credit or (B) if a Sharing Event has occurred, each RL Lender) of such failure, and each L/C Participant therein shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Lender the amount of such L/C Participant's L/C Participation Percentage (as relates to the respective Letter of Credit) of the respective Unpaid Drawing (with the amount thereof and the currency in which same is owing to be calculated in accordance with the provisions of Section 2A.05(a)) in Dollars (or, to the extent the respective Unpaid Drawing is, in accordance with Section 2A.05(a), to be reimbursed by the respective Account Party in Euros, in Euros) and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any L/C Participant required to fund an Unpaid Drawing under a Letter of Credit, such L/C Participant shall make available to the Administrative Agent at the Payment Office for the account of the respective Issuing Lender, in Dollars (or in Euros to the extent the respective Unpaid Drawing is required to be paid by the respective Account Party in Euros pursuant to the provisions of Section 2A.05(a)), such L/C Participant's L/C Participation Percentage (as relates to the respective Letter of Credit) of the amount of such payment on such Business Day in same day funds. If and to the extent that, for any reason, such L/C Participant shall not have made its L/C Participation Percentage of the amount of such payment available to the Administrative Agent for the account of the respective Issuing Lender, such L/C Participant agrees to pay to the Administrative Agent for the account of such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from the date the respective Unpaid Drawing occurred until the date such amount is paid to the Administrative Agent for the account of such Issuing Lender at the overnight Federal Funds Rate (or, in the case of amounts owed in Euros, at the Overnight Euro Rate), provided that if any L/C Participant does not make available to the Administrative Agent any amounts required to be made available by it as described above within 2 Business Days after the respective L/C Participant has been notified by the Administrative Agent or the respective Issuing Lender to make such amounts available, then the respective L/C Participant shall pay interest on the amounts demanded of it at the same rates payable from time to time by the respective Account Party on the respective Unpaid Drawings pursuant to Section 2A.05(a). The failure of any L/C Participant to make available to the Administrative Agent for the account of the respective Issuing Lender its relevant L/C Participation Percentage of any payment under any Letter of Credit issued by it shall not relieve any other L/C Participant in the respective Letter of Credit of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Lender its relevant L/C Participation Percentage of any such Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Administrative Agent for the account of such Issuing Lender such other L/C Participant's relevant L/C Participation Percentage of any such payment.

                  (d) Whenever any Issuing Lender receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Issuing Lender any payments from the L/C Participants pursuant to clause (c) above, such Issuing Lender shall pay to the Administrative Agent and the Administrative Agent shall promptly pay each L/C Participant which has paid its relevant L/C Participation Percentage thereof, in Dollars (or in Euros in the case of payments to be made in Euros pursuant to Section 2A.05(a)) and in same day funds, an amount equal to such L/C Participant's share (based on the proportionate aggregate amount funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

                  (e) Each Issuing Lender shall, promptly after the issuance of, or amendment or modification to, a Standby Letter of Credit, give the Administrative Agent and the respective Account Party written notice of such issuance, amendment or modification, as the case may be, and such notice shall be accompanied by a copy of such Standby Letter of Credit, such amendment or such modification, as the case may be. Promptly upon receipt of such notice, the Administrative Agent shall notify each L/C Participant, in writing, of such issuance, amendment or modification and if any L/C Participant shall so request, the Administrative Agent shall furnish said L/C Participant with a copy of such Standby Letter of Credit, such amendment or such modification, as the case may be.

                  (f) Each Issuing Lender (other than DBAG) shall deliver to the Administrative Agent, promptly on the first Business Day of each week, by facsimile transmission, the aggregate daily Stated Amount available to be drawn under the outstanding Trade Letters of Credit issued by such Issuing Lender for the previous week.

                  (g) The obligations of the L/C Participants to make payments to the Administrative Agent for the account of the respective Issuing Lender with respect to Letters of Credit issued by it shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the Credit Documents;

                  (ii) the existence of any claim, setoff, defense or other right which any Credit Party or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Agent, any Lender, any Issuing Lender, any L/C Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Credit Party or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

                  (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                  (v)      the occurrence of any Default or Event of Default;

provided that the L/C Participants shall not be obligated to reimburse such Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of deliberate acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision). Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit shall not create for such Issuing Lender any resulting liability to the L/C Participants or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

                  2A.05 Agreement to Repay Letter of Credit Drawings. (a) The U.S. Borrower hereby agrees (in the case of U.S. Borrower Multicurrency Facility Letters of Credit and U.S. Borrower Dollar Facility Letters of Credit), and the Bermuda Borrower hereby agrees (in the case of Bermuda Borrower Multicurrency Facility Letters of Credit and Bermuda Borrower Dollar Facility Letters of Credit), to reimburse the respective Issuing Lender, by making payment in Dollars (in the case of all Dollar Denominated Letters of Credit and Sterling Denominated Letters of Credit or, after a Sharing Event, all Letters of Credit) or Euros (in the case of Euro Denominated Letters of Credit at any time prior to a Sharing Event) to the Administrative Agent in immediately available funds at the Payment Office (or by making the payment directly to such Issuing Lender at such location as may otherwise have been agreed upon by the respective Account Party and such Issuing Lender), for any payment or disbursement (in the case of any such payment or disbursement under (x) any Sterling Denominated Letter of Credit, taking the Dollar Equivalent of the amount of the respective payment or disbursement on the date upon which the respective payment or disbursement is made and (y) any Euro Denominated Letter of Credit which is unpaid on the date of the occurrence of a Sharing Event, or which payments or disbursements are made thereafter, taking the Dollar Equivalent of the amount of the respective payment or disbursement made in Euros as such Dollar Equivalent is determined on the first date upon which the respective Sharing Event occurs or, if later, the date upon which the respective payment or disbursement is made) made by such Issuing Lender under any Letter of Credit issued by it (each such amount so paid until reimbursed, an "Unpaid Drawing"), not later than the third Business Day after the Administrative Agent or the Issuing Lender notifies the respective Borrower of such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 1:00 P.M. (New York time), on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender is reimbursed by the U.S. Borrower or the Bermuda Borrower, as the case may be, therefor at a rate per annum which shall be (x) in the case of Dollar Denominated Letters of Credit, Sterling Denominated Letters of Credit and other amounts owing in Dollars after the occurrence of a Sharing Event, the Base Rate in effect from time to time plus the Applicable Margin for Multicurrency Facility Revolving Loans (in the case of Multicurrency Facility Letters of Credit) or Dollar Facility Revolving Loans (in the case of Dollar Facility Letters of Credit) in each case maintained as Base Rate Loans, as in effect from time to time and (y) in the case of Euro Denominated Letters of Credit for periods occurring prior to the occurrence of a Sharing Event, the Overnight Euro Rate in effect from time to time plus the Applicable Margin for Euro Denominated Revolving Loans as in effect from time to time plus any Mandatory Costs, provided, however, to the extent such amounts are not reimbursed prior to 1:00 P.M. (New York time) on the third Business Day following notice to the respective Account Party by the Administrative Agent or the respective Issuing Lender of such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the respective Account Party) at a rate per annum which shall be (x) in the case of Dollar Denominated Letters of Credit, Sterling Denominated Letters of Credit and other amounts owing in Dollars after the occurrence of a Sharing Event, the Base Rate in effect from time to time plus the Applicable Margin for Multicurrency Facility Revolving Loans (in the case of Multicurrency Facility Letters of Credit) or Dollar Facility Revolving Loans (in the case of Dollar Facility Letters of Credit) in each case maintained as Base Rate Loans, as in effect from time to time plus 2% and (y) in the case of Euro Denominated Letters of Credit for periods occurring prior to the occurrence of a Sharing Event, the Overnight Euro Rate in effect from time to time plus the Applicable Margin for Euro Denominated Revolving Loans as in effect from time to time plus any Mandatory Costs plus 2%, in each such case, with interest to be payable on demand, provided further, that it is understood and agreed, however, that the notices referred to above in this clause (a) and in the immediately preceding proviso shall not be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing (in which case the Unpaid Drawings shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by each Credit Party) and shall bear interest at the rate provided in the foregoing proviso on and after the third Business Day following the respective Drawing). The respective Issuing Lender shall give the respective Account Party prompt notice of each Drawing under any Letter of Credit, provided that the failure to give, or any delay in giving, any such notice shall in no way affect, impair or diminish the respective Account Party's obligations under this Agreement.

                  (b) The obligations of the U.S. Borrower (with respect to U.S. Borrower Multicurrency Facility Letters of Credit and U.S. Borrower Dollar Facility Letters of Credit) and the obligations of the Bermuda Borrower (with respect to Bermuda Borrower Multicurrency Facility Letters of Credit and Bermuda Borrower Dollar Facility Letters of Credit) under this Section 2A.05 to reimburse the respective Issuing Lender with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the respective Account Party may have or have had against any Lender (including in its capacity as Issuing Lender or as L/C Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each, a "Drawing") to conform to the terms of such Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Lender's only obligation to the respective Account Party being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with requirements of such Letter of Credit; provided, however, that no Account Party shall be obligated to reimburse any Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of deliberate acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision). Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit shall not create for such Issuing Lender any resulting liability to any Account Party unless such action is taken or admitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

                  2A.06 Increased Costs. If after the Effective Date, any Issuing Lender or any L/C Participant determines in good faith that the adoption or effectiveness after the Effective Date of any applicable law, rule or regulation, order, guideline or request or any change therein, or any change after the Effective Date in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any L/C Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Issuing Lender or such L/C Participant's participation therein, or (ii) impose on any Issuing Lender or any L/C Participant any other conditions directly or indirectly affecting this Agreement, any Letter of Credit or such L/C Participant's participation therein; and the result of any of the foregoing is to increase the cost to such Issuing Lender or such L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Issuing Lender or such L/C Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon written demand to the U.S. Borrower or the Bermuda Borrower, as the case may be, by such Issuing Lender or such L/C Participant (a copy of which notice shall be sent by such Issuing Lender or such L/C Participant to the Administrative Agent), accompanied by the certificate described in the last sentence of this Section 2A.06, the U.S. Borrower or the Bermuda Borrower, as the case may be, shall pay to such Issuing Lender or such L/C Participant for such increased cost or reduction. A certificate submitted to the relevant Borrower by such Issuing Lender or such L/C Participant, as the case may be (a copy of which certificate shall be sent by such Issuing Lender or such L/C Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate such Issuing Lender or such L/C Participant as aforesaid shall be final and conclusive and binding on such Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish such Borrower's obligations to pay additional amounts pursuant to this Section 2A.06 upon subsequent receipt of such certificate.

                  SECTION 2B. Bank Guaranties.

                  2B.01 Bank Guaranties. (a) Subject to and upon the terms and conditions herein set forth, a Borrower may request a Bank Guaranty Issuer, at any time and from time to time on and after the Initial Borrowing Date and prior to the tenth Business Day preceding the Revolving Loan Maturity Date, to issue, for the account of the U.S. Borrower (in the case of requests made by it) or the account of the Bermuda Borrower (in the case of requests made by it) and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of B/G Supportable Indebtedness of the respective Account Party or any of its or their Wholly-Owned Subsidiaries, a bank guaranty in a form customarily used by such Bank Guaranty Issuer or in such other form as has been approved by such Bank Guaranty Issuer (each such bank guaranty, a "Bank Guaranty" and collectively, the "Bank Guaranties") in support of such B/G Supportable Indebtedness (it being understood and agreed that (i) the form of Bank Guaranties shall be subject to the respective Bank Guaranty Issuer's internal policies and procedures for the issuance of bank guaranties and to applicable local law restrictions and regulations and (ii) each Bank Guaranty Issuer may request the respective Account Party to accept such Bank Guaranty Issuer's general business conditions specifically applicable to its bank guaranty business prior to the issuance of any Bank Guaranty). Each Bank Guaranty shall constitute a utilization of the Multicurrency Facility Revolving Loan Commitments and shall, subject to the provisions of Section 1.14 if a Sharing Event occurs, be participated in (as more fully described in following
Section 2B.04(a)) by the Multicurrency Facility RL Lenders in accordance with their respective Multicurrency Facility RL Percentages. All Bank Guaranties shall be denominated in Dollars, Euros or Sterling and shall expressly provide the maximum amount that may be paid thereunder. Each Bank Guaranty shall constitute either a U.S. Borrower Bank Guaranty or a Bermuda Borrower Bank Guaranty. The Bermuda Borrower shall have no liability with respect to any U.S. Borrower Bank Guaranty which may be issued to the U.S. Borrower.

                  (b) Subject to and upon the terms and conditions set forth herein, each Bank Guaranty Issuer hereby agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the tenth Business Day preceding the Revolving Loan Maturity Date, following its receipt of the respective Bank Guaranty Request, issue for the account of the U.S. Borrower or the Bermuda Borrower, as the case may be, one or more Bank Guaranties, in support of such B/G Supportable Indebtedness as is permitted to remain outstanding without giving rise to a Default or Event of Default hereunder; provided that the respective Bank Guaranty Issuer shall be under no obligation to issue any Bank Guaranty if at the time of such issuance:

                  (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Bank Guaranty Issuer from issuing such Bank Guaranty or any requirement of law applicable to such Bank Guaranty Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Bank Guaranty Issuer shall prohibit, or request that such Bank Guaranty Issuer refrain from, the issuance of bank guaranties generally or such Bank Guaranty in particular or shall impose upon such Bank Guaranty Issuer with respect to such Bank Guaranty any restriction or reserve or capital requirement (for which such Bank Guaranty Issuer is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Bank Guaranty Issuer as of the date hereof and which such Bank Guaranty Issuer in good faith deems material to it;

                  (ii) such Bank Guaranty Issuer shall have received written notice from any Credit Agreement Party or the Required Lenders prior to the issuance of such Bank Guaranty of the type described in clause
         (vii) of Section 2B.01(c) or the last sentence of Section 2B.03(b); or

                  (iii) a Lender Default exists with respect to any RL Lender, unless the Bank Guaranty Issuer has entered into arrangements satisfactory to it and the respective Account Party to eliminate such Bank Guaranty Issuer's risk with respect to the Lender which is the subject of the Lender Default, including by cash collateralizing (in Dollars or Euros, as appropriate) such Lender's Multicurrency Facility RL Percentage of the Bank Guaranty Outstandings.

                  (c) Notwithstanding the foregoing, (i) no Bank Guaranty shall be issued the Face Amount of which, when added to the sum of (x) the Bank Guaranty Outstandings (exclusive of Unreimbursed Payments which are repaid on the date of, and prior to the issuance of, the respective Bank Guaranty) at such time and (y) the Multicurrency Facility Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Multicurrency Facility Bank Guaranty) at such time, would exceed 75% of the Total Multicurrency Facility Revolving Loan Commitment as then in effect, (ii) no Bank Guaranty shall be issued at any time when the Aggregate Multicurrency Facility RL Exposure exceeds (or would after giving effect to such issuance exceed) the Total Multicurrency Facility Revolving Loan Commitment at such time, (iii) no U.S. Borrower Bank Guaranty shall be issued at any time when the Aggregate U.S. Borrower Multicurrency Facility RL Exposure exceeds (or would after giving effect to such issuance exceed) 50% of the Total Multicurrency Facility Revolving Loan Commitment as then in effect, (iv) each Bank Guaranty shall by its terms terminate on or before the date which occurs 12 months after the date of the issuance thereof (although any such Bank Guaranty may be extendable for successive periods of up to 12 months, but not beyond the tenth Business Day preceding the Revolving Loan Maturity Date, on terms acceptable to the Bank Guaranty Issuer thereof), provided, however, that a Bank Guaranty shall not be required to terminate by its terms on or before the twelve month anniversary of the date of issuance thereof if the respective Account Party reasonably determines that the intended beneficiary of such Bank Guaranty will not permit same to terminate as otherwise provided above, (v) no Bank Guaranty shall have an expiry date occurring later than the tenth Business Day preceding the Revolving Loan Maturity Date, provided, however, that a Bank Guaranty shall not be required to have an expiry date as otherwise required above if the respective Account Party reasonably determines that the beneficiary of such Bank Guaranty will not accept a Bank Guaranty with an expiry date, (vi) each Bank Guaranty shall be denominated in Euros, Dollars or Sterling and (vii) no Bank Guaranty Issuer will issue any Bank Guaranty after it has received written notice from any Credit Agreement Party or the Required Lenders stating that a Default or an Event of Default exists until such time as such Bank Guaranty Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default by the Required Lenders.

                  (d) Part B of Schedule XI hereto contains a description of certain bank guaranties issued pursuant to certain existing bank guaranty agreements and outstanding on the Effective Date (and setting forth, with respect to each such bank guaranty, (i) the name of the bank guaranty issuer,
(ii) the face amount (including the currency in which such bank guaranty is denominated, which shall be Dollars or Euros), (iii) the name of the beneficiary, and (iv) the expiry date (if any)). Each such bank guaranty, including any extension or renewal thereof (each, as amended from time to time in accordance with the terms thereof and hereof, an "Existing Bank Guaranty") shall constitute a "Bermuda Borrower Bank Guaranty" for all purposes of this Agreement, issued, for purposes of Section 2B.04(a), on the Initial Borrowing Date. Any Lender hereunder (and any of such Lender's Affiliates and/or branches) which has issued an Existing Bank Guaranty shall constitute a "Bank Guaranty Issuer" for all purposes of this Agreement.

                  2B.02 Minimum Face Amount. The Face Amount of each Bank Guaranty upon issuance shall be not less than (x) in the case of a Dollar Denominated Bank Guaranty, $250,000, (y) in the case of a Euro Denominated Bank Guaranty, E250,000 and (z) in the case of a Sterling Denominated Bank
Guaranty, L150,000, or in each case such lesser amount as is acceptable to the respective Bank Guaranty Issuer.

                  2B.03 Bank Guaranty Requests. (a) Whenever an Account Party desires that a Bank Guaranty be issued for its account, such Account Party shall give the Administrative Agent (at the appropriate Notice Office) and the respective Bank Guaranty Issuer at least 3 days' (or such shorter period as is acceptable to such Bank Guaranty Issuer in any given case) written notice prior to the proposed date of issuance (which shall be a Business Day). Each notice shall be in the form of Exhibit C-2 (each, a "Bank Guaranty Request"), including without limitation whether the requested Bank Guaranty shall constitute a U.S. Borrower Bank Guaranty or a Bermuda Borrower Bank Guaranty and by specifying the Available Currency in which the requested Bank Guaranty is to be denominated. Each Bank Guaranty Request shall include any other documents as such Bank Guaranty Issuer customarily requires in connection therewith.

                  (b) The making of each Bank Guaranty Request shall be deemed to be a representation and warranty by the the U.S. Borrower or the Bermuda Borrower, as the case may be, that such Bank Guaranty may be issued in accordance with, and will not violate the requirements of, Section 2B.01(c). Unless the respective Bank Guaranty Issuer has received notice from the Required Lenders before it issues a Bank Guaranty that one or more of the applicable conditions specified in Section 5 or 6, as the case may be, are not then satisfied, or that the issuance of such Bank Guaranty would violate Section 2B.01(c), then such Bank Guaranty Issuer may issue the requested Bank Guaranty for the account of the the U.S. Borrower or the Bermuda Borrower, as the case may be, in accordance with such Bank Guaranty Issuer's usual and customary practices.

                  2B.04 Bank Guaranty Participations. (a) Immediately upon the issuance by any Bank Guaranty Issuer of any Bank Guaranty, such Bank Guaranty Issuer shall be deemed to have sold and transferred to each Multicurrency Facility RL Lender (each such Lender with respect to any Bank Guaranty, in its capacity under this Section 2B.04, a "B/G Participant"), and each such B/G Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Bank Guaranty Issuer, without recourse or warranty, an undivided interest and participation, in a percentage equal to such B/G Participant's Multicurrency Facility RL Percentage, in such Bank Guaranty, each Bank Guaranty Payment made thereunder and the obligations of the respective Account Party under this Agreement with respect thereto (although Bank Guaranty Fees shall be payable directly to the Administrative Agent for the account of the Multicurrency Facility RL Lenders as provided in Section 3.01(e) and the B/G Participants shall have no right to receive any portion of any administrative fees with respect to any such Bank Guaranties) and any security therefor or guaranty pertaining thereto. Upon any change in the Multicurrency Facility Revolving Loan Commitments and, as a result thereof the Multicurrency Facility RL Percentages, of the Multicurrency Facility RL Lenders pursuant to Section 1.13, 1.16 or 13.04, it is hereby agreed that, with respect to all outstanding Bank Guaranties and Unreimbursed Payments relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2B.04 to reflect the new Multicurrency Facility RL Percentages of the Multicurrency Facility RL Lenders. With respect to each Bank Guaranty from time to time outstanding, the percentage participations therein of the various Multicurrency Facility RL Lenders calculated as provided above in this Section 2B.04(a) are herein called the "B/G Participation Percentages" of the various Multicurrency Facility RL Lenders in such Bank Guaranties. All calculations of the B/G Participation Percentages shall be made from time to time by the Administrative Agent, which calculations shall be conclusive absent manifest error. In addition to the adjustments contemplated above, upon the occurrence of a Sharing Event, in accordance with the provisions of Section 1.14(d), the "B/G Participation Percentages" of the RL Lenders shall be adjusted, so that each RL Lender shall participate in each outstanding Bank Guaranty in accordance with its RL Percentage, in each case as more fully described in Section 1.14(d). In any instance described in the immediately preceding sentence, each RL Lender shall be a B/G Participant with respect to each Bank Guaranty and its B/G Participation Percentage in each Bank Guaranty shall be determined by the Administrative Agent in accordance with the relevant provisions of Section 1.14(d). Furthermore, upon the occurrence of a Sharing Event and as more fully set forth in Section 1.14, additional sub-participations may be required to be granted by the various RL Lenders in their participations in outstanding Bank Guaranties, in each case in accordance with, and subject to the provisions of,
Section 1.14.

                  (b) In determining whether to pay under any Bank Guaranty, the respective Bank Guaranty Issuer shall have no obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Bank Guaranty appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Bank Guaranty. Any action taken or omitted to be taken by any Bank Guaranty Issuer under or in connection with any Bank Guaranty issued by it if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision), shall not create for such Bank Guaranty Issuer any resulting liability to the respective Account Party or any Lender.

                  (c) In the event that any Bank Guaranty Issuer makes any payment or disbursement under any Bank Guaranty issued by it and the respective Account Party shall not have reimbursed such amount in full to such Bank Guaranty Issuer pursuant to Section 2B.05(a), such Bank Guaranty Issuer shall promptly notify the Administrative Agent, which shall promptly notify each B/G Participant therein (i.e., (A) if no Sharing Event has occurred, the Multicurrency Facility RL Lenders or (B) a Sharing Event has occurred, each RL Lender) of such failure, and each B/G Participant therein shall promptly and unconditionally pay to the Administrative Agent for the account of such Bank Guaranty Issuer the amount of such B/G Participant's B/G Participation Percentage (as relates to the respective Bank Guaranty) of the respective Unreimbursed Payment (with the amount thereof and the currency in which same is owing to be calculated in accordance with the provisions of Section 2B.05(a)) in Dollars (or, to the extent the respective Unreimbursed Payment is, in accordance with Section 2B.05(a), to be reimbursed by the respective Account Party in Euros, in Euros) and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any B/G Participant required to fund an Unreimbursed Payment under a Bank Guaranty, such B/G Participant shall make available to the Administrative Agent at the Payment Office for the account of the respective Bank Guaranty Issuer, in Dollars (or in Euros to the extent the respective Unreimbursed Payment is required to be paid by the respective Account Party in Euros pursuant to the provisions of Section 2B.05(a)), such B/G Participant's B/G Participation Percentage (as relates to the respective Bank Guaranty) of the amount of such payment on such Business Day in same day funds. If and to the extent that, for any reason, such B/G Participant shall not have made its B/G Participation Percentage of the amount of such payment available to the Administrative Agent for the account of the respective Bank Guaranty Issuer, such B/G Participant agrees to pay to the Administrative Agent for the account of such Bank Guaranty Issuer, forthwith on demand such amount, together with interest thereon, for each day from the date the respective Unreimbursed Payment occurred until the date such amount is paid to the Administrative Agent for the account of such Bank Guaranty Issuer at the overnight Federal Funds Rate (or, in the case of amounts owed in Euros, at the Overnight Euro Rate), provided that if any B/G Participant does not make available to the Administrative Agent any amounts required to be made available by it as described above within 2 Business Days after the respective B/G Participant has been notified by the Administrative Agent or the respective Bank Guaranty Issuer to make such amounts available, then the respective B/G Participant shall pay interest on the amounts demanded of it at the same rates payable from time to time by the respective Account Party on the respective Unreimbursed Payments pursuant to Section 2B.05(a). The failure of any B/G Participant to make available to the Administrative Agent for the account of the respective Bank Guaranty Issuer its relevant B/G Participation Percentage of any payment under any Bank Guaranty issued by it shall not relieve any other B/G Participant in the respective Bank Guaranty of its obligation hereunder to make available to the Administrative Agent for the account of such Bank Guaranty Issuer its B/G Participation Percentage of any such Bank

Guaranty on the date required, as specified above, but no B/G Participant shall be responsible for the failure of any other B/G Participant to make available to the Administrative Agent for the account of such Bank Guaranty Issuer such other B/G Participant's B/G Participation Percentage of any such payment.

                  (d) Whenever any Bank Guaranty Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Bank Guaranty Issuer any payments from the B/G Participants pursuant to clause (c) above, such Bank Guaranty Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay each B/G Participant which has paid its B/G Participation Percentage thereof, in Dollars (or in Euros in the case of payments to be made in Euros pursuant to Section 2B.05(a)) and in same day funds, an amount equal to such B/G Participant's share (based on the proportionate aggregate amount funded by such B/G Participant to the aggregate amount funded by all B/G Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

                  (e) Each Bank Guaranty Issuer shall, promptly after the issuance of, or amendment or modification to, a Bank Guaranty, give the Administrative Agent and the respective Account Party written notice of such issuance, amendment or modification, as the case may be, and such notice shall be accompanied by a copy of such Bank Guaranty, such amendment or such modification, as the case may be. Promptly upon receipt of such notice, the Administrative Agent shall notify each B/G Participant, in writing, of such issuance, amendment or modification and if any B/G Participant shall so request, the Administrative Agent shall furnish said B/G Participant with a copy of such Bank Guaranty, such amendment or such modification, as the case may be. Each Bank Guaranty Issuer shall deliver to the Administrative Agent, promptly on the first Business Day of each week, by facsimile transmission, the aggregate daily Face Amount available to be drawn under each outstanding Bank Guaranty issued by such Bank Guaranty Issuer for the previous week.

                  (f) The obligations of the B/G Participants to make payments to the Administrative Agent for the account of the respective Bank Guaranty Issuer with respect to Bank Guaranties issued by it shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the Credit Documents;

                  (ii) the existence of any claim, setoff, defense or other right which any Credit Party or any of its Subsidiaries may have at any time against a beneficiary named in a Bank Guaranty, any transferee of any Bank Guaranty (or any Person for whom any such transferee may be acting), any Agent, any Lender, any Bank Guaranty Issuer, any B/G Participant, or any other Person, whether in connection with this Agreement, any Bank Guaranty, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Credit Party or any of its Subsidiaries and the beneficiary named in any such Bank Guaranty);

                  (iii) any draft, certificate or any other document presented under any Bank Guaranty proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                  (v)      the occurrence of any Default or Event of Default;

provided that the B/G Participants shall not be obligated to reimburse such Bank Guaranty Issuer for any wrongful payment made by such Bank Guaranty Issuer under a Bank Guaranty issued by it as a result of deliberate acts or omissions constituting willful misconduct or gross negligence on the part of such Bank Guaranty Issuer (as determined by a court of competent jurisdiction in a final and non-appealable decision). Any action taken or omitted to be taken by any Bank Guaranty Issuer under or in connection with any Bank Guaranty shall not create for such Bank Guaranty Issuer any resulting liability to the B/G Participants or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

                  2B.05 Agreement to Repay Bank Guaranty Payments. (a) The
U.S. Borrower hereby agrees (in the case of U.S. Borrower Bank Guaranties) and the Bermuda Borrower hereby agrees (in the case of Bermuda Borrower Bank Guaranties) to reimburse the respective Bank Guaranty Issuer, by making payment in Dollars (in the case of all Dollar Denominated Bank Guaranties and Sterling Denominated Bank Guaranties or, after a Sharing Event, all Bank Guaranties) or Euros (in the case of Euro Denominated Bank Guaranties at any time prior to a Sharing Event) to the Administrative Agent in immediately available funds at the Payment Office (or by making the payment directly to such Bank Guaranty Issuer at such location as may otherwise have been agreed upon by the respective Account Party and such Bank Guaranty Issuer), for any payment or disbursement (in the case of any such payment or disbursement under (x) any Sterling Denominated Bank Guaranty, taking the Dollar Equivalent of the amount of the respective payment or disbursement on the date upon which the respective payment or disbursement is made and (y) any Euro Denominated Bank Guaranty which is unpaid on the date of the occurrence of a Sharing Event, or which payments or disbursements are made thereafter, taking the Dollar Equivalent of the amount of the respective payment or disbursement made in Euros as such Dollar Equivalent is determined on the first date upon which the respective Sharing Event occurs or, if later, the date upon which the respective payment or disbursement is made) made by such Bank Guaranty Issuer under any Bank Guaranty issued by it (each such amount so paid until reimbursed, an "Unreimbursed Payment"), not later than the third Business Day after the Administrative Agent or the Bank Guaranty Issuer notifies the respective Account Party of such payment or disbursement, with interest on the amount so paid or disbursed by such Bank Guaranty Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time), on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Bank Guaranty Issuer is reimbursed by the respective Account Party therefor at a rate per annum which shall be (x) in the case of Euro Denominated Bank Guaranties for periods occurring prior to the occurrence of a Sharing Event, the Overnight Euro Rate in effect from time to time plus the Applicable Margin for Euro Denominated Revolving Loans as in effect from time to time plus any Mandatory Costs and (y) in the case of Dollar Denominated

Bank Guaranties, Sterling Denominated Bank Guaranties and other amounts owing in Dollars after the occurrence of a Sharing Event, the Base Rate in effect from time to time plus the Applicable Margin for Multicurrency Facility Revolving Loans maintained as Base Rate Loans, in each case as in effect from time to time, provided, however, to the extent such amounts are not reimbursed prior to 1:00 P.M. (New York time) on the third Business Day following notice to the respective Account Party by the Administrative Agent or the respective Bank Guaranty Issuer of such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Bank Guaranty Issuer (and until reimbursed by the respective Account Party) at a rate per annum which shall be (x) in the case of Euro Denominated Bank Guaranties for periods occurring prior to the occurrence of a Sharing Event, the Overnight Euro Rate in effect from time to time plus the Applicable Margin for Euro Denominated Revolving Loans as in effect from time to time plus any Mandatory Costs plus 2%, and (y) in the case of Dollar Denominated Bank Guaranties, Sterling Denominated Bank Guaranties and other amounts owing in Dollars after the occurrence of a Sharing Event, the Base Rate in effect from time to time plus the Applicable Margin for Multicurrency Facility Revolving Loans maintained as Base Rate Loans, in each case as in effect from time to time plus 2%, in each such case, with interest to be payable on demand, provided further, that it is understood and agreed, however, that the notices referred to above in this clause (a) and in the immediately preceding proviso shall not be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing (in which case the Unreimbursed Payments shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by each Credit Party) and shall bear interest at the rate provided in the foregoing proviso on and after the third Business Day following the respective Bank Guaranty Payment). The respective Bank Guaranty Issuer shall give the respective Account Party prompt notice of each Bank Guaranty Payment under any Bank Guaranty, provided that the failure to give, or any delay in giving, any such notice shall in no way affect, impair or diminish the respective Account Party's obligations under this Agreement.

                  (b) The obligations of the U.S. Borrower (in the case of U.S. Borrower Bank Guaranties) and the Bermuda Borrower (in the case of Bermuda Borrower Bank Guaranties) under this Section 2B.05 to reimburse the respective Bank Guaranty Issuer with respect to Unreimbursed Payments (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the respective Account Party may have or have had against any Lender (including in its capacity as Bank Guaranty Issuer or as B/G Participant), including, without limitation, any defense based upon the failure of any payment under a Bank Guaranty (each, a "Bank Guaranty Payment") to conform to the terms of such Bank Guaranty or any nonapplication or misapplication by the beneficiary of the proceeds of such Bank Guaranty Payment, the respective Bank Guaranty Issuer's only obligation to the respective Account Party being to confirm that any documents required to be delivered under such Bank Guaranty appear to have been delivered and that they appear to substantially comply on their face with requirements of such Bank Guaranty; provided, however, that no Account Party shall be obligated to reimburse any Bank Guaranty Issuer for any wrongful payment made by such Bank Guaranty Issuer under a Bank Guaranty issued by it as a result of deliberate acts or omissions constituting willful misconduct or gross negligence on the part of such Bank Guaranty Issuer (as determined by a court of competent jurisdiction in a final and non-appealable decision). Any action taken or omitted to be taken by any Bank Guaranty Issuer under or in connection with any

Bank Guaranty shall not create for such Bank Guaranty Issuer any resulting liability to any Account Party unless such action is taken or admitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

                  2B.06 Increased Costs. If after the Effective Date, any Bank Guaranty Issuer or any B/G Participant determines in good faith that the adoption or effectiveness after the Effective Date of any applicable law, rule or regulation, order, guideline or request or any change therein, or any change after the Effective Date in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank Guaranty Issuer or any B/G Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Bank Guaranties issued by such Bank Guaranty Issuer or such B/G Participant's participation therein, or (ii) impose on any Bank Guaranty Issuer or any B/G Participant any other conditions directly or indirectly affecting this Agreement, any Bank Guaranty or such B/G Participant's participation therein; and the result of any of the foregoing is to increase the cost to such Bank Guaranty Issuer or such B/G Participant of issuing, maintaining or participating in any Bank Guaranty, or to reduce the amount of any sum received or receivable by such Bank Guaranty Issuer or such B/G Participant hereunder or reduce the rate of return on its capital with respect to Bank Guaranties, then, upon written demand to the U.S. Borrower or the Bermuda Borrower, as the case may be, by such Bank Guaranty Issuer or such B/G Participant (a copy of which notice shall be sent by such Bank Guaranty Issuer or such B/G Participant to the Administrative Agent), accompanied by the certificate described in the last sentence of this Section 2B.06, the U.S. Borrower or the Bermuda Borrower, as the case may be, shall pay to such Bank Guaranty Issuer or such B/G Participant for such increased cost or reduction. A certificate submitted to the relevant Account Party by such Bank Guaranty Issuer or such B/G Participant, as the case may be (a copy of which certificate shall be sent by such Bank Guaranty Issuer or such B/G Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate such Bank Guaranty Issuer or such B/G Participant as aforesaid shall be final and conclusive and binding on such Account Party absent manifest error, although the failure to deliver any such certificate shall not release or diminish such Account Party's obligations to pay additional amounts pursuant to this Section 2B.06 upon subsequent receipt of such certificate.

                  2B.07 Cash Collateralization. No later than the date occurring ten Business Days prior to the Revolving Loan Maturity Date, the U.S. Borrower or the Bermuda Borrower, as the case may be, shall either (i) terminate each Bank Guaranty issued to it without an expiry date (and cause each such terminated Bank Guaranty to be surrendered for termination to the respective Bank Guaranty Issuer) or (ii) enter into cash collateral arrangements with each Bank Guaranty Issuer which shall have issued a Bank Guaranty to it without an expiry date on terms satisfactory to such Bank Guaranty Issuer and the Administrative Agent, with the U.S. Borrower or the Bermuda Borrower, as the case may be, depositing cash and/or Cash Equivalents (in the respective currency or currencies of the respective Bank Guaranties, and in such amounts as will fully cash collateralize the maximum future payments that could be made under the respective Bank Guaranties) pursuant to such cash collateral arrangements to be held as security for all

Bank Guaranty Outstandings of the U.S. Borrower or the Bermuda Borrower, as the case may be, in respect of such Bank Guaranties.

                  SECTION 3. Fees; Commitments.

                  3.01 Fees. (a) (x) The Borrowers jointly and severally agree to pay to the Administrative Agent for distribution to each Non-Defaulting Lender with a Multicurrency Facility Revolving Loan Commitment a commitment commission, in Dollars, for the period from the Effective Date to but excluding the Revolving Loan Maturity Date (or such earlier date as the Total Multicurrency Facility Revolving Loan Commitment shall have been terminated), computed at a rate equal to the Applicable Multicurrency Facility Commitment Fee Percentage per annum on the daily average Unutilized Multicurrency Facility Revolving Loan Commitment of such Non-Defaulting Lender as in effect from time to time and (y) the Borrowers jointly and severally agree to pay to the Administrative Agent for distribution to each Non-Defaulting Lender with a Dollar Facility Revolving Loan Commitment a commitment commission, in Dollars, for the period from the Effective Date to but excluding the Revolving Loan Maturity Date (or such earlier date as the Total Dollar Facility Revolving Loan Commitment shall have been terminated), computed at a rate equal to the Applicable Dollar Facility Commitment Fee Percentage per annum on the daily average Unutilized Dollar Facility Revolving Loan Commitment of such Non-Defaulting Lender as in effect from time to time (with all commitment commissions payable as described in this clause (a) being herein referred to as "RL Commitment Commission"). Accrued RL Commitment Commission shall be due and payable, in Dollars, quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date or (i) in the case of RL Commitment Commission payable pursuant to preceding clause (x), such earlier date upon which the Total Multicurrency Facility Revolving Loan Commitment is terminated and (ii) in the case of RL Commitment Commission payable pursuant to preceding clause (y), such earlier date upon which the Total Dollar Facility Revolving Loan Commitment is terminated.

                  (b) (w) The U.S. Borrower agrees to pay to the Administrative Agent for distribution to each Multicurrency Facility RL Lender (or, after Sharing Event has occurred, each RL Lender) (based on their respective L/C Participation Percentages as from time to time in effect in the outstanding U.S. Borrower Multicurrency Facility Letters of Credit) in Dollars (or, in the case of Euro Denominated Letters of Credit, for periods prior to the occurrence of a Sharing Event, in Euros) a fee in respect of each U.S. Borrower Multicurrency Facility Letter of Credit issued hereunder, (x) the Bermuda Borrower agrees to pay to the Administrative Agent for distribution to each Multicurrency Facility RL Lender (or, after Sharing Event has occurred, each RL Lender) (based on their respective L/C Participation Percentages as from time to time in effect in the outstanding Bermuda Borrower Multicurrency Facility Letters of Credit) in Dollars (or, in the case of Euro Denominated Letters of Credit, for periods prior to the occurrence of a Sharing Event, in Euros) a fee in respect of each Bermuda Borrower Multicurrency Facility Letter of Credit issued hereunder, (y) the U.S. Borrower agrees to pay to the Administrative Agent for distribution to each Dollar Facility RL Lender (or, after Sharing Event has occurred, each RL Lender) (based on their respective L/C Participation Percentages in the outstanding U.S. Borrower Dollar Facility Letters of Credit) in Dollars a fee in respect of each U.S. Borrower Dollar Facility Letter of Credit issued hereunder and (z) the Bermuda Borrower agrees to pay to the Administrative Agent for distribution to each Dollar Facility RL Lender (or, after Sharing

Event has occurred, each RL Lender) (based on their respective L/C Participation Percentages in the outstanding Bermuda Borrower Dollar Facility Letters of Credit) in Dollars a fee in respect of each Bermuda Borrower Dollar Facility Letter of Credit issued hereunder (with all fees payable as described in this clause (b) being herein referred to as "Letter of Credit Fees"), in each case, for the period from and including the date of issuance of such Letter of Credit through the termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin for Multicurrency Facility Revolving Loans (in the case of determinations pursuant to preceding clauses (w) and (x)) or Dollar Facility Revolving Loans (in the case of determination pursuant to preceding clauses (y) and (z)), in either case maintained as Euro Rate Loans, as in effect from time to time, on (i) the daily Stated Amount of such Letter of Credit (in the case of a Dollar Denominated Letter of Credit and a Sterling Denominated Letter of Credit and, for periods occurring after a Sharing Event, for all Letters of Credit) and (ii) the daily Euro L/C Stated Amount of such Letter of Credit (in the case of a Euro Denominated Letter of Credit for all periods prior to the occurrence of a Sharing Event). Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and, in the case of Letter of Credit Fees owing pursuant to preceding clause (x), on the first day on or after the termination of the Total Multicurrency Facility Revolving Loan Commitment upon which no Multicurrency Facility Letters of Credit remain outstanding and, in the case of Letter of Credit Fees payable pursuant to preceding clauses (y) and (z), on the first day on or after the termination of the Total Dollar Facility Revolving Loan Commitment upon which no Dollar Facility Letters of Credit remain outstanding.

                  (c) Each Account Party agrees to pay to the respective Issuing Lender, for its own account, in Dollars (in the case of each Dollar Denominated Letter of Credit and each Sterling Denominated Letter of Credit and, for all periods after the occurrence of a Sharing Event, each Letter of Credit) or in Euros (in the case of Euro Denominated Letters of Credit for periods prior to the occurrence of a Sharing Event), a facing fee in respect of each Letter of Credit issued to it hereunder (the "Facing Fee") for the period from and including the date of issuance or renewal of such Letter of Credit to and including the termination or expiration of such Letter of Credit, computed at a rate equal to 1/8 of 1% per annum (or, in the case of a Letter of Credit issued and outstanding on the Third Amendment Effective Date, for the period from and including the date of issuance thereof to and including the termination, renewal or expiration of such Letter of Credit, 1/4 of 1% per annum) of (x) the daily Stated Amount of such Letter of Credit (in the case of a Dollar Denominated Letter of Credit and a Sterling Denominated Letter of Credit, and, for all periods occurring after a Sharing Event, all Letters of Credit) and (y) the daily Euro L/C Stated Amount of such Letter of Credit (in the case of a Euro Denominated Letter of Credit at any time prior to a Sharing Event), provided that in no event shall the annual Facing Fee with respect to any Letter of Credit be less than the Minimum Applicable Facing Fee; it being agreed that (i) on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if the Minimum Applicable Facing Fee will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full Minimum Applicable Facing Fee shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit and (ii) if on the date of the termination of any Letter of Credit, the Minimum Applicable Facing Fee actually exceeds the amount of Facing Fees paid or payable with respect to such Letter of Credit for the period beginning on the date of the issuance thereof (or, if the respective Letter of Credit has been outstanding for more than one year, the date of the last anniversary of the issuance thereof occurring prior to the termination of such Letter of Credit) and ending on the date of the termination thereof, an amount equal to such excess shall be paid as additional Facing Fees with respect to such Letter of Credit on the next date upon which Facing Fees are payable in accordance with the immediately succeeding sentence. Except as provided in the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding. Notwithstanding anything to the contrary contained in this Agreement, (x) to the extent that any Account Party has paid advance facing fees to any Issuing Lender with respect to any Existing Letter of Credit under the letter of credit agreement governing the same, there shall be credited against the Facing Fees due to such Issuing Lender under this Agreement the amount of such advance facing fees which related to periods after the Initial Borrowing Date or (y) to the extent that any Account Party has paid advance facing fees to any Issuing Lender with respect to any Existing Sterling Letter of Credit under the letter of credit agreement governing the same, there shall be credited against the Facing Fees due to such Issuing Lender under this Agreement the amount of such advance facing fees which related to periods after the Third Amendment Effective Date.

                  (d) The respective Account Party agrees to pay to the respective Issuing Lender, in Dollars, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge which such Issuing Lender is customarily charging for issuances of, payments under or amendments of, Letters of Credit issued by it.

                  (e) (x) The U.S. Borrower agrees to pay to the Administrative Agent for distribution to each Multicurrency Facility RL Lender (or, after Sharing Event has occurred, each RL Lender) (based on their respective B/G Participation Percentages as from time to time in effect in the outstanding U.S. Borrower Bank Guaranties) in Dollars (or, in the case of Euro Denominated Bank Guaranties, for periods prior to the occurrence of a Sharing Event, in Euros) a fee in respect of each U.S. Borrower Bank Guaranty issued hereunder and (y) the Bermuda Borrower agrees to pay to the Administrative Agent for distribution to each Multicurrency Facility RL Lender (or, after Sharing Event has occurred, each RL Lender) (based on their respective B/G Participation Percentages as from time to time in effect in the outstanding Bermuda Borrower Bank Guaranties) in Dollars (or, in the case of Euro Denominated Bank Guaranties, for periods prior to the occurrence of a Sharing Event, in Euros) a fee in respect of each Bermuda Borrower Bank Guaranty issued hereunder (with all fees payable as described in this clause (e) being herein referred to as "Bank Guaranty Fees"), in each case, for the period from and including the date of issuance of such Bank Guaranty through the termination of such Bank Guaranty, computed at a rate per annum equal to the Applicable Margin for Multicurrency Facility Revolving Loans maintained as Euro Rate Loans, as in effect from time to time, on (i) the daily Face Amount of such Bank Guaranty (in the case of a Dollar Denominated Bank Guaranty and a Sterling Denominated Bank Guaranty and, for periods occurring after a Sharing Event, for all Bank Guaranties) and (ii) the daily Euro B/G Face Amount of such Bank Guaranty (in the case of a Euro Denominated Bank Guaranty for all periods prior to the occurrence of a Sharing Event). Accrued Bank Guaranty Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day on or after the termination of the Total

Multicurrency Facility Revolving Loan Commitment upon which no Bank Guaranties remain outstanding.

                  (f) Each Account Party agrees to pay to the respective Bank Guaranty Issuer, for its own account, in Dollars (in the case of each Dollar Denominated Bank Guaranty and each Sterling Denominated Bank Guaranty and, for all periods after the occurrence of a Sharing Event, each Bank Guaranty) or in Euros (in the case of each Euro Denominated Bank Guaranty for periods prior to the occurrence of a Sharing Event), a fronting fee in respect of each Bank Guaranty issued to it hereunder (the "Fronting Fee") for the period from and including the date of issuance or renewal of such Bank Guaranty to and including the termination or expiration of such Bank Guaranty, computed at a rate equal to 1/8 of 1% per annum (or, in the case of a Bank Guaranty issued and outstanding on the Third Amendment Effective Date, for the period from and including the date of issuance thereof to and including the termination, renewal or expiration of such Bank Guaranty, 1/4 of 1% per annum) of (x) the daily Face Amount of such Bank Guaranty (in the case of a Dollar Denominated Bank Guaranty and a Sterling Denominated Bank Guaranty, and, for all periods occurring after a Sharing Event, all Bank Guaranties) and (y) the daily Euro B/G Face Amount of such Bank Guaranty (in the case of a Euro Denominated Bank Guaranty at any time prior to a Sharing Event), provided that in no event shall the annual Fronting Fee with respect to any Bank Guaranty be less than the Minimum Applicable Fronting Fee; it being agreed that (i) on the date of issuance of any Bank Guaranty and on each anniversary thereof prior to the termination of such Bank Guaranty, if the Minimum Applicable Fronting Fee will exceed the amount of Fronting Fees that will accrue with respect to such Bank Guaranty for the immediately succeeding 12-month period, the full Minimum Applicable Fronting Fee shall be payable on the date of issuance of such Bank Guaranty and on each such anniversary thereof prior to the termination of such Bank Guaranty and (ii) if on the date of the termination of any Bank Guaranty, the Minimum Applicable Fronting Fee actually exceeds the amount of Fronting Fees paid or payable with respect to such Bank Guaranty for the period beginning on the date of the issuance thereof (or, if the respective Bank Guaranty has been outstanding for more than one year, the date of the last anniversary of the issuance thereof occurring prior to the termination of such Bank Guaranty) and ending on the date of the termination thereof, an amount equal to such excess shall be paid as additional Fronting Fees with respect to such Bank Guaranty on the next date upon which Fronting Fees are payable in accordance with the immediately succeeding sentence. Except as provided in the immediately preceding sentence, accrued Fronting Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Multicurrency Facility Revolving Loan Commitment upon which no Bank Guaranties remain outstanding.

                  (g) The respective Account Party agrees to pay to the respective Bank Guaranty Issuer, for its own account, upon each payment under, issuance of, or amendment to, any Bank Guaranty, such amount as shall at the time of such event be the administrative charge which such Bank Guaranty Issuer is customarily charging for issuances of, payments under or amendments of, Bank Guaranties issued by it.

                  (h) The Borrowers shall pay to the Administrative Agent for distribution to each Incremental Loan Lender such fees and other amounts, if any, as are specified in the relevant Incremental Loan Commitment Agreement, with the fees and other amounts, if any, to be payable on the respective Incremental Loan Commitment Date.

                  (i) Each Borrower agrees to pay to each Agent, for its own account, such other fees as have been agreed to in writing by such Borrower and the Agents.

                  (j) All computations of Fees shall be made in accordance with Section 13.07(b).

                  3.02 Voluntary Termination or Reduction of Revolving Loan Commitments and Adjustments of Multicurrency Facility Revolving Loan Commitments. (a) (I) Upon at least three Business Days' prior notice from an Authorized Officer of Holdings to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), Holdings shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment at such time, in whole or in part, in aggregate minimum amounts of at least $1,000,000 in the case of partial reductions, with the amount of each reduction pursuant to this Section 3.02(a) to apply to reduce, on a pro rata basis (based upon the relative amounts of the Total Multicurrency Facility Revolving Loan Commitment and the Total Dollar Facility Revolving Loan Commitment, in each case as in effect before giving effect to the respective reduction), the Total Multicurrency Facility Revolving Loan Commitment and the Total Dollar Facility Revolving Loan Commitment, provided that no such reduction shall be permitted to be made pursuant to this Section 3.02(a) if the effect thereof is to cause either (x) the Aggregate Multicurrency Facility RL Exposure to exceed the Total Multicurrency Facility Revolving Loan Commitment after giving effect to the reduction thereto pursuant to this Section 3.02(a) or (y) the Aggregate Dollar Facility RL Exposure to exceed the Total Dollar Facility Revolving Loan Commitment after giving effect to the reduction thereto pursuant to this Section 3.02(a). Each reduction to (x) the Total Multicurrency Facility Revolving Loan Commitment pursuant to this Section 3.02(a)(I) shall apply to proportionately and permanently reduce the Multicurrency Facility Revolving Loan Commitment of each Multicurrency Facility RL Lender (based on their respective Multicurrency Facility RL Percentages) and (y) the Total Dollar Facility Revolving Loan Commitment pursuant to this Section 3.02(a) shall apply to proportionally and permanently reduce the Dollar Facility Revolving Loan Commitment of each Dollar Facility RL Lender (based on their respective Dollar Facility RL Percentages).

                  (II) Upon at least three Business Days' prior notice from an Authorized Officer of Holdings to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), Holdings shall have the right, at any time and from time to time, without premium or penalty, to terminate the Total Incremental Term Loan Commitment at such time, in whole or in part, in aggregate minimum amounts of at least $1,000,000 in the case of partial reductions, with the amount of each reduction pursuant to this Section 3.02(a)(II) to apply proportionately and permanently reduce the Incremental Term Loan Commitments of each Lender with such a Commitment. Each reduction to the Total Incremental Term Loan Commitment pursuant to this Section 3.02(a)(II) shall be applied to reduce the then remaining Incremental Term Loan Scheduled Repayments of the respective Tranche of Incremental Term Loans on a pro rata basis (based upon the then remaining principal amount of the Incremental Term Loan Scheduled Repayments of such Tranche after giving effect to all prior reductions thereto).

                  (b) In the event of certain refusals by a Lender as provided in Section 4.01 or 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, Holdings may, subject to the applicable requirements of said Sections 4.01 and/or 13.12(b), upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) terminate the Incremental Term Loan Commitments, if any, the Multicurrency Facility Revolving Loan Commitment, if any, and/or the Dollar Facility Revolving Loan Commitment, if any, of such Lender, so long as (x) all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender (excluding amounts owing in respect of Loans of any Tranche maintained by such Lender which are not being repaid pursuant to Section 13.12(b)) are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts) and (y) after giving effect to such termination (and the adjustments to the Multicurrency Facility RL Percentages, Dollar Facility RL Percentages and/or related L/C Participation Percentages of the remaining Lenders as contemplated below), neither the Individual Multicurrency Facility RL Exposure nor the Individual Dollar Facility RL Exposure of any remaining Lender shall exceed its Multicurrency Facility Revolving Loan Commitment or Dollar Facility Revolving Loan Commitment, as the case may be. After giving effect to the termination of the Commitments of any Lender pursuant to the provisions of this Section 3.02(b), unless the respective Lender continues to have outstanding Term Loans or other Commitments (if any) hereunder, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2A.06, 2B.06, 4.04, 13.01 and 13.06), which shall survive as to such repaid Lender. In cases where the Multicurrency Facility Revolving Loan Commitment and/or the Dollar Facility Revolving Loan Commitment of any Lender is terminated pursuant to this Section 3.02(b), except in cases where the respective Commitments are replaced in full, after giving effect to the termination of any such Commitments of a given Lender pursuant to this Section 3.02(b), there shall occur automatic adjustments (as determined by the Administrative Agent) in the Multicurrency Facility RL Percentages and/or Dollar Facility RL Percentages, as the case may be (and as a result thereof in the related L/C Participation Percentages) of the remaining Multicurrency Facility RL Lenders and/or Dollar Facility RL Lenders, as the case may be, after giving effect to the modifications to the Multicurrency Facility RL Percentages and Dollar Facility RL Percentages of the various remaining Lenders as a result of the termination of the Multicurrency Facility Revolving Loan Commitment and/or Dollar Facility Revolving Loan Commitment, as the case may be, of the respective Replaced Lender. Each reduction to the Total Incremental Term Loan Commitment pursuant to this Section 3.02(b) shall be applied to reduce the then remaining Incremental Term Loan Scheduled Repayments of the respective Tranche of Incremental Term Loans on a pro rata basis (based upon the then remaining principal amount of the Incremental Term Loan Scheduled Repayments of such Tranche after giving effect to all prior reductions thereto).

                  (c) In connection with any reduction or termination of the Total Incremental Term Loan Commitment, the Total Unutilized Revolving Loan Commitment and/or the Multicurrency Facility Revolving Loan Commitment and/or the Dollar Facility Revolving Loan

Commitment of any Lender pursuant to this Section 3.02 and Section 3.03, as the case may be, each of the U.S. Borrower and the Bermuda Borrower hereby irrevocably authorizes Holdings to take all necessary action, in the name of the U.S. Borrower or the Bermuda Borrower, as the case may be, as described in this
Section 3.02 or Section 3.03 in order to effect the reduction or termination of the Total Incremental Term Loan Commitment, the Total Unutilized Revolving Loan Commitment and/or the Multicurrency Facility Revolving Loan Commitment and/or the Dollar Facility Revolving Loan Commitment of such Lender in accordance with the provisions of this Section 3.02 or Section 3.03, as the case may be.

                  3.03 Mandatory Reduction of Commitments. (a) The Total Commitment (other than the Total Incremental Term Loan Commitment under a given Tranche) (and the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment and the Revolving Loan Commitment of each Lender with such a Commitment) shall terminate in its entirety on April 30, 2003 unless the Initial Borrowing Date has occurred on or before such date; provided, however, that the Total Tranche C Term Loan Commitment shall terminate on November [__], 2003, unless the Third Amendment Effective Date has occurred on or before such date.

                  (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche A Term Loan Commitment (and the Tranche A Term Loan Commitment of each Lender with such a Commitment) shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the making of Tranche A Term Loans on such date).

                  (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche B Term Loan Commitment (and the Tranche B Term Loan Commitment of each Lender with such a Commitment) shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the making of Tranche B Term Loans on such date).

                  (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Multicurrency Facility Revolving Loan Commitment and the Dollar Facility Revolving Loan Commitment of each Lender with such a Commitment) shall terminate in its entirety on the earlier to occur of (i) the Revolving Loan Maturity Date and (ii) unless the Required Lenders shall otherwise consent in writing in their sole discretion, a Change of Control.

                  (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Multicurrency Facility Revolving Loan Commitment and the Total Dollar Facility Revolving Loan Commitment shall be permanently reduced from time to time to the extent required by Section 4.02.

                  (f) The Total Tranche C Term Loan Commitment (and the Tranche C Term Loan Commitment of each Lender with such a Commitment) shall terminate in its entirety on the Third Amendment Effective Date (immediately after giving effect to the making of Additional Tranche C Term Loans on such date).

                  (g) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Incremental Term Loan Commitment under a given Tranche shall (i) be permanently reduced (x) on each Incremental Term Loan Borrowing Date in respect of such Tranche in an amount equal to the aggregate principal amount of Incremental Term Loans of such Tranche incurred on each such date, (ii) terminate in its entirety (to the extent not theretofore terminated) on the Incremental Term Loan Commitment Termination Date for such Tranche of Incremental Term Loans (after giving effect to any Incremental Term Loans of such Tranche to be made on such date) and (iii) prior to the termination of the Total Incremental Term Loan Commitment in respect of such Tranche, be permanently reduced from time to time to the extent required by
Section 4.02.

                  (h) Each reduction to the Total Tranche A Term Loan Commitment, the Total Tranche B Term Loan Commitment, the Total Tranche C Term Loan Commitment, the Total Incremental Term Loan Commitment under a given Tranche, the Total Multicurrency Facility Revolving Loan Commitment and the Total Dollar Facility Revolving Loan Commitment pursuant to this Section 3.03 as provided above (or pursuant to Section 4.02) shall be applied proportionately to reduce the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment, the Tranche C Term Loan Commitment, the Incremental Term Loan Commitment under such Tranche, the Multicurrency Facility Revolving Loan Commitment or the Dollar Facility Revolving Loan Commitment, as the case may be, of each Lender with such a Commitment.

                  SECTION 4. Prepayments; Repayments; Taxes.

                  4.01 Voluntary Prepayments. Each Borrower shall have the right to prepay the Loans made to such Borrower, without premium or penalty except as otherwise provided in this Agreement, and the right to allocate such prepayments to Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Incremental Term Loans of a given Tranche, Revolving Loans and/or Swingline Loans as such Borrower elects, in whole or in part, at any time and from time to time on the following terms and conditions:

                  (i) an Authorized Officer of such Borrower shall give the Administrative Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, U.S. Borrower Incremental Term Loans under a given Tranche, Bermuda Borrower Incremental Term Loans under a given Tranche, U.S. Borrower Multicurrency Facility Revolving Loans, Bermuda Borrower Multicurrency Facility Revolving Loans, U.S. Borrower Dollar Facility Revolving Loans, Bermuda Borrower Dollar Facility Revolving Loans, U.S. Borrower Multicurrency Facility Swingline Loans, Bermuda Borrower Multicurrency Facility Swingline Loans, U.S. Borrower Dollar Facility Swingline Loans and/or Bermuda Borrower Dollar Facility Swingline Loans, the amount and currency (or currencies) of the Loans to be prepaid, the Types of Loans to be repaid and, in the case of Euro Rate Loans (other than Swingline Loans), the specific Borrowing or Borrowings pursuant to which made, which notice shall be given by the Authorized Officer of such Borrower (x) prior to 2:00 P.M. (New York time) at least one Business Day prior to the date of such prepayment in the case of Loans maintained as Base Rate Loans (other than Dollar Facility Swingline Loans), (y) the date of such prepayment in the case of Swingline Loans, provided such notice is given prior to 10:00 A.M. (New York time) and (z) prior to 10:00 A.M. (New York time) at least three Business Days prior to the date of such prepayment in the case of Euro Rate Loans (other than Euro Denominated Swingline Loans) and shall, except in the case of Swingline Loans, be promptly transmitted by the Administrative Agent to each of the Lenders;

                  (ii) each partial prepayment applied to any Tranche of Loans shall be in an aggregate principal amount of at least $1,000,000 (taking the Dollar Equivalent of any amounts to be prepaid in Euros) (or the applicable Minimum Borrowing Amount in the case of Swingline Loans), provided that (x) if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans beyond the Interest Period applicable thereto and any election of an Interest Period with respect thereto given by such Borrower shall have no force or effect and (y) in the case of partial prepayments of any Borrowing of Euro Rate Loans (other than Euro Denominated Swingline Loans) denominated in currencies other than Dollars, such Borrower shall use reasonable efforts to allocate such prepayments in a manner so that Borrowings do not remain outstanding in amounts less than the Minimum Borrowing Amount applicable thereto (and, to the extent such Borrowings would remain outstanding in amounts which are less than the Minimum Borrowing Amount applicable thereto, in the case of Multicurrency Facility Revolving Loans, such Borrower shall repay any Borrowings which are less than the Minimum Borrowing Amount applicable thereto at the end of the then current Interest Period);

                  (iii) at the time of any prepayment of Euro Rate Loans (other than Euro Denominated Swingline Loans) pursuant to this Section
         4.01 on any date other than the last day of the Interest Period applicable thereto, such Borrower shall pay the amounts required pursuant to Section 1.11;

                  (iv) except as provided in clause (vi) below, each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans made pursuant to such Borrowing, provided, that at such Borrower's election in connection with any prepayment of Multicurrency Facility Revolving Loans or Dollar Facility Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to the prepayment of the respective Revolving Loans of a Defaulting Lender;

                  (v) each prepayment of principal of Tranche C Term Loans and Incremental Term Loans of a given Tranche pursuant to this Section
         4.01 shall, subject to the immediately succeeding proviso, be applied to reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans on a pro rata basis (based upon the then remaining principal amounts of the Scheduled Repayments of such Tranche of Term Loans after giving effect to all prior reductions thereto); provided that repayments of any Tranche of Term Loans pursuant to clause (vi) below shall only apply to reduce the then remaining Scheduled Repayments of such Tranche to the extent the Term Loans so repaid are not replaced (and are not required to be replaced) pursuant to Section 13.12(b), with any such application to reduce the then remaining Scheduled Repayments of the respective Tranche in the manner provided above in this clause (v), unless otherwise specifically agreed by the Required Lenders;

                  (vi) in the event of certain refusals by a Lender as provided in Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, such Borrower may, upon five Business Days' written notice by an Authorized Officer of such Borrower to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), repay all Loans and pay all accrued and unpaid interest, Fees, and other amounts, in each case owing to such Lender (or owing to such Lender with respect to each Tranche which gave rise to the need to obtain such Lender's individual consent) in accordance with, and subject to the requirements of, said Section 13.12(b) so long as (A) in the case of the repayment of Multicurrency Facility Revolving Loans of any Lender pursuant to this clause (vi), the Multicurrency Facility Revolving Loan Commitment of such Lender is terminated concurrently with such repayment (at which time Schedule I shall be deemed modified to reflect the changed Multicurrency Facility Revolving Loan Commitments), (B) in the case of the repayment of Dollar Facility Revolving Loans of any Lender pursuant to this clause (vi), the Dollar Facility Revolving Loan Commitment of such Lender is terminated concurrently with such repayment (at which time Schedule I shall be deemed modified to reflect the changed Dollar Facility Revolving Loan Commitments), (C) in the case of the repayment of Incremental Term Loans of any Lender under a given Tranche, the Incremental Term Loan Commitment of such Lender under such Tranche (if any) is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Incremental Term Loan Commitments of such Tranche) and (D) the consents required by Section 13.12(b) in connection with the repayment pursuant to this clause (vi) have been obtained; and

                  (vii) in the case of any prepayment of Tranche C Term Loans or Bermuda Borrower Incremental Term Loans by the Bermuda Borrower with the proceeds of an Investment in the Bermuda Partnership and the prepayment by the Bermuda Partnership of an intercompany loan to the Bermuda Borrower as contemplated by Section 9.05(xix) at any time U.S. Borrower Incremental Term Loans are outstanding, such prepayment shall be accompanied by a prepayment of U.S. Borrower Incremental Term Loans by the U.S. Borrower in such amount so that the voluntary prepayments of Term Loans at such time is made on a pro rata basis (based upon the TL Repayment Percentages of each such Tranche of Term Loans and the then outstanding principal amounts of each such Tranche of Term Loans).

                  4.02 Mandatory Repayments and Commitment Reductions. (a) (i) If on any date the Aggregate Multicurrency Facility RL Exposure exceeds the Total Multicurrency Facility Revolving Loan Commitment as then in effect, the U.S. Borrower shall prepay on such date the principal of outstanding U.S. Borrower Multicurrency Facility Revolving Loans and/or U.S. Borrower Multicurrency Facility Swingline Loans, and/or the Bermuda Borrower shall prepay on such date the principal of outstanding Bermuda Borrower Multicurrency Facility Revolving Loans and/or Bermuda Borrower Multicurrency Facility Swingline Loans, in an amount (in the case of payments made with respect to Euro Denominated Loans, taking the Dollar Equivalent of the amounts paid in Euros in which payments on such Loans are owing) equal to such excess (with such repayment of Multicurrency Facility Revolving Loans and Multicurrency Facility Swingline Loans to be allocated among U.S. Borrower Multicurrency Facility Revolving Loans, U.S. Borrower Multicurrency Facility Swingline Loans, Bermuda Borrower Multicurrency Facility Revolving Loans and Bermuda Borrower Multicurrency Facility Swingline Loans as the Borrowers may elect). If, after giving effect to the prepayment of all outstanding Multicurrency Facility Swingline Loans and Multicurrency Facility Revolving Loans, the aggregate amount of the Multicurrency Facility Letter of Credit Outstandings and Bank Guaranty Outstandings exceeds the Total Multicurrency Facility Revolving Loan Commitment as then in effect, the U.S. Borrower agrees (as to U.S. Borrower Multicurrency Facility Letters of Credit and U.S. Borrower Bank Guaranties), and the Bermuda Borrower agrees (as to Bermuda Borrower Multicurrency Facility Letters of Credit and Bermuda Borrower Bank Guaranties), to pay to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents (in Dollars or in the respective currencies in which the Multicurrency Facility Letter of Credit Outstandings or Bank Guaranty Outstandings are denominated) equal to the amount of such excess (up to a maximum amount equal to (x) in the case of the U.S. Borrower, the Multicurrency Facility Letter of Credit Outstandings with respect to U.S. Borrower Multicurrency Facility Letters of Credit and the Bank Guaranty Outstandings with respect to U.S. Borrower Bank Guaranties at such time and (y) in the case of the Bermuda Borrower, the Multicurrency Facility Letter of Credit Outstandings with respect to Bermuda Borrower Multicurrency Facility Letters of Credit and the Bank Guaranty Outstandings with respect to Bermuda Borrower Bank Guaranties at such time), such cash or Cash Equivalents to be held as security for all obligations of the U.S. Borrower or the Bermuda Borrower, as the case may be, hereunder in a cash collateral account to be established by the Administrative Agent.

                  (ii) If on any date the Aggregate Dollar Facility RL Exposure exceeds the Total Dollar Facility Revolving Loan Commitment as then in effect, the U.S. Borrower shall prepay on such date the principal of outstanding U.S. Borrower Dollar Facility Revolving Loans and/or U.S. Borrower Dollar Facility Swingline Loans, and/or the Bermuda Borrower shall prepay on such date the principal of outstanding Bermuda Borrower Dollar Facility Revolving Loans and/or Bermuda Borrower Dollar Facility Swingline Loans, in an amount equal to such excess (with such repayment of Dollar Facility Revolving Loans and Dollar Facility Swingline Loans to be allocated among U.S. Borrower Dollar Facility Revolving Loans, U.S. Borrower Dollar Facility Swingline Loans, Bermuda Borrower Dollar Facility Revolving Loans and Bermuda Borrower Dollar Facility Swingline Loans as the Borrowers may elect). If, after giving effect to the prepayment of all outstanding Dollar Facility Swingline Loans and Dollar Facility Revolving Loans, the aggregate amount of the Dollar Facility Letter of Credit Outstandings exceeds the Total Dollar Facility Revolving Loan Commitment as then in effect, the U.S. Borrower agrees (as to U.S. Borrower Dollar Facility Letters of Credit), and the Bermuda Borrower agrees (as to Bermuda Borrower Dollar Facility Letters of Credit), to pay to the Administrative Agent at the appropriate Payment Office on such date an amount of cash or Cash Equivalents (in Dollars) equal to the amount of such excess (up to a maximum amount equal to (x) in the case of the U.S. Borrower, the Dollar Facility Letter of Credit Outstandings with respect to U.S. Borrower Dollar Facility Letters of Credit at such time and
(y) in the case of the Bermuda Borrower, the Dollar Facility Letter of Credit Outstandings with respect to Bermuda Borrower Dollar Facility Letters of Credit at such time), such cash or Cash Equivalents to be held as security for all obligations of the U.S. Borrower or the Bermuda Borrower, as the case may be, hereunder in a cash collateral account to be established by the Administrative Agent.

                  (b)      (i) [Intentionally deleted].

                  (ii)     [Intentionally deleted].

                  (iii) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Bermuda Borrower shall be required to repay that principal amount of Tranche C Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(h), a "Tranche C Term Loan Scheduled Repayment"):

Tranche C Scheduled Repayment Date                                            Amount
----------------------------------                                            ------
Last day of 4th Fiscal Quarter of Fiscal Year 2003                        $ 10,000,000

Last day of 1st Fiscal Quarter of Fiscal Year 2004                        $ 10,000,000
Last day of 2nd Fiscal Quarter of Fiscal Year 2004                        $ 10,000,000
Last day of 3rd Fiscal Quarter of Fiscal Year 2004                        $ 10,000,000
Last day of 4th Fiscal Quarter of Fiscal Year 2004                        $ 10,000,000

Last day of 1st Fiscal Quarter of Fiscal Year 2005                        $ 10,000,000
Last day of 2nd Fiscal Quarter of Fiscal Year 2005                        $ 10,000,000
Last day of 3rd Fiscal Quarter of Fiscal Year 2005                        $ 10,000,000
Last day of 4th Fiscal Quarter of Fiscal Year 2005                        $ 10,000,000

Last day of 1st Fiscal Quarter of Fiscal Year 2006                        $ 10,000,000
Last day of 2nd Fiscal Quarter of Fiscal Year 2006                        $ 10,000,000
Last day of 3rd Fiscal Quarter of Fiscal Year 2006                        $ 10,000,000
Last day of 4th Fiscal Quarter of Fiscal Year 2006                        $ 10,000,000

Last day of 1st Fiscal Quarter of Fiscal Year 2007                        $ 10,000,000
Last day of 2nd Fiscal Quarter of Fiscal Year 2007                        $ 10,000,000
Last day of 3rd Fiscal Quarter of Fiscal Year 2007                        $ 10,000,000
Last day of 4th Fiscal Quarter of Fiscal Year 2007                        $ 10,000,000

Last day of 1st Fiscal Quarter of Fiscal Year 2008                        $ 10,000,000
Last day of 2nd Fiscal Quarter of Fiscal Year 2008                        $ 10,000,000

Tranche C Term Loan Maturity Date                                         $125,000,000

                  (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Effective Date upon which Holdings or any of the its Subsidiaries receives Net Sale Proceeds from any Asset Sale, an amount equal to 100% of the Net Sale Proceeds from such Asset Sale shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(h) and
(i); provided that (i) with respect to Net Sale Proceeds (other than (x) Net Sale Proceeds from any

Contemplated Asset Sale consummated in accordance with the requirements of
Section 9.02(xviii) and (y) any Net Sale Proceeds from the sale of any Principal Property pursuant to Section 9.02(xix)) received by Holdings or any of its Subsidiaries in any Fiscal Year of Holdings not to exceed (in the aggregate) $25,000,000, such Net Sale Proceeds shall not give rise to a mandatory repayment and/or commitment reduction on such date as otherwise required above, so long as no Specified Default and no Event of Default exists at the time such Net Sale Proceeds are received and an Authorized Officer of Holdings or the U.S. Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds shall be used (or contractually committed to be used) to purchase capital assets used or to be used in a Permitted Business within 360 days following the date of receipt of such Net Sale Proceeds from such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended); provided, however, that (I) if all or any portion of such Net Sale Proceeds are not so used within such 360-day period (or contractually committed within such period to be used), such remaining portion shall be applied on the last day of such period as a mandatory repayment as provided above (without giving effect to the immediately preceding proviso) and (II) if all or any portion of such Net Sale Proceeds are not required to be applied on the last day of such 360-day period referred to in clause (I) of this proviso because such amount is contractually committed within such period to be used and then either (A) subsequent to such date such contract is terminated or expires without such portion being so used or (B) such contractually committed portion is not so used within six months after the last day of such 360-day period referred to in clause (I) of this proviso, such remaining portion, in the case of either of the preceding clauses (A) or (B), shall be applied as a mandatory repayment as provided above (without giving effect to the immediately preceding proviso). Notwithstanding anything to the contrary contained in this Section 4.02(c), (x) if the New Senior Notes Documents, New 2010 Senior Notes Documents or Existing Senior Notes Documents permit a lesser amount to be reinvested, or have a shorter reinvestment period, than is provided above with respect to any Asset Sales, then such lesser permitted reinvestment amount, and/or shorter reinvestment period, as the case may be, shall be applicable for purposes of this Section 4.02(c) so long as the New Senior Notes, New 2010 Senior Notes or such Existing Senior Notes, as the case may be, remain outstanding, and (y) in no event shall Holdings or any of its Subsidiaries use any proceeds from any Asset Sale to make any voluntary or mandatory repayment or prepayment of New Senior Notes, New 2010 Senior Notes or Existing Senior Notes and, before any such obligation to use such proceeds to make such repayment shall arise, Holdings or the respective Subsidiary shall reinvest the respective amounts as permitted above in this Section 4.02(c) or apply such proceeds as a mandatory prepayment in accordance with requirements of Sections 4.02(h) and (i).

                  (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Effective Date on which Holdings or any of its Subsidiaries receives any cash proceeds from (i) any incurrence of Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 9.04 as in effect on the Effective
Date), (ii) any issuance of Equity Interests (other than Holdings Common Stock or options, rights or warrants therefor) by Holdings or (iii) any issuance of capital stock or other Equity Interests by, or cash capital contributions to, any Subsidiary of Holdings (other than (x) issuances of common Equity Interests to Holdings or any other Subsidiary of Holdings by Holdings or any other Subsidiary of Holdings, and (y) cash capital contributions to any Subsidiary of Holdings by Holdings or any Subsidiary of Holdings), an amount equal to 100% of the Net Cash Proceeds of the respective incurrence of Indebtedness, issuance of Equity Interests or cash capital contribution shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02(h) and (i).

                  (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Initial Borrowing Date on which Holdings or any of its Subsidiaries receives any cash proceeds from any sale or issuance of Holdings Common Stock (including from the sale or issuance of options, warrants or rights to purchase any such equity) by, or cash capital contributions to, Holdings (including any contribution made pursuant to the Capital Call Agreement but excluding proceeds received from (i) the Common Equity Financing and (ii) the sale or issuance by Holdings of shares of its common stock (including as a result of the exercise of any options or warrants with regard thereto), or options or warrants to purchase shares of its common stock, to any employee, officer or director of Holdings or any of its Subsidiaries in an aggregate amount (for all such sales and issuances) not to exceed $2,000,000 in any Fiscal Year of Holdings), an amount equal to the Applicable Prepayment Percentage of such cash proceeds (net of all underwriting discounts, fees and commissions and other costs and expenses associated therewith) of the respective equity issuance or capital contribution shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(h) and (i).

                  (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within 10 days following each date on or after the Effective Date on which Holdings or any of its Subsidiaries receives any proceeds from any Recovery Event (other than proceeds from Recovery Events in an amount less than $2,500,000 per Recovery Event), an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs (including, without limitation, legal costs and expenses) and taxes incurred in connection with such Recovery Event and the amount of such proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement) which is secured by the respective assets subject to such Recovery Event) shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(h) and
(i); provided that so long as no Specified Default and no Event of Default then exists and such proceeds do not exceed $25,000,000, such proceeds shall not be required to be so applied on such date to the extent that an Authorized Officer of Holdings or the U.S. Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used (or contractually committed to be used) within 360 days following the date of receipt of such proceeds from such Recovery Event to replace or restore any properties or assets in respect of which such proceeds were paid (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that (I) if all or any portion of such proceeds are not so used (or contractually committed to be used) within such 360-day period, such remaining portion shall be applied as a mandatory repayment and/or commitment reduction as provided above (without giving effect to the immediately preceding proviso) and (II) if all or any portion of such proceeds are not required to be applied on the last day of such 360-day period referred to in clause (I) of this proviso because such amount is contractually committed to be used and then either (A) subsequent to such date such contract is terminated or expires without such portion being so used or (B) such contractually committed portion is not so used within six months after the last day of such 360-day period referred to in clause (I) of this proviso, such remaining portion, in the case of either of the preceding clauses (A) or (B), shall be applied as a mandatory repayment and/or commitment reduction as provided above (without giving effect to the immediately preceding proviso).

                  (g) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each Excess Cash Payment Date, an amount equal to the Applicable Prepayment Percentage of the Excess Cash Flow for the relevant Excess Cash Flow Payment Period shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(h) and (i).

                  (h) (I) Each amount required to be applied pursuant to Sections 4.02(c), (d), (e), (f), and (g) in accordance with this Section 4.02(h) shall be applied (i) first, to repay the outstanding principal amount of Term Loans, (ii) second, to the extent in excess of the amounts applied pursuant to preceding clause (i), as a mandatory reduction to the Total Incremental Term Loan Commitment in effect at such time (if any) and (iii) third, to the extent in excess of the amounts required to be applied pursuant to preceding clauses
(i) and (ii), to permanently reduce the Total Revolving Loan Commitment.

                  (II) Each amount required to be applied to repay outstanding Term Loans pursuant to this Section 4.02(h) shall, subject to the immediately succeeding proviso, be applied pro rata to each Tranche of Term Loans (based upon the TL Repayment Percentages of the various Tranches of Term Loans and the then outstanding principal amounts of the respective Tranches of Term Loans); provided that (i) the Net Sale Proceeds from any Asset Sale effected by Holdings or any of its Domestic Subsidiaries and required to be applied to the repayment of Term Loans pursuant to clause (I) of this Section 4.02(h), shall be applied (x) first, to repay principal of outstanding U.S. Borrower Incremental Term Loans, if any (on a pro rata basis to each Tranche of U.S. Borrower Incremental Term Loans based on the TL Repayment Percentages of such Tranches of U.S. Borrower Incremental Term Loans and the then outstanding principal amount of such Tranches of U.S. Borrower Incremental Term Loans (but, for such purposes, as if no Tranche C Term Loans and no Bermuda Borrower Incremental Term Loans were then outstanding)) and (y) second, after the repayment in full of all outstanding U.S. Borrower Incremental Term Loans, to repay principal of outstanding Tranche C Term Loans and Bermuda Borrower Incremental Term Loans (on a pro rata basis to each such Tranche of Term Loans, based upon the TL Repayment Percentages of such Tranches of Term Loans and the then outstanding principal amounts of such Tranches of Term Loans) and (ii) the Net Sale Proceeds from any Asset Sale effected by any Foreign Subsidiary of Holdings and required to be applied to the repayment of Term Loans pursuant to clause (I) of this Section 4.02(h), shall be applied (x) first, to repay principal of outstanding Tranche C Term Loans and Bermuda Borrower Incremental Term Loans (on a pro rata basis to each such Tranche of Term Loans, based upon the TL Repayment Percentages of such Tranches of Term Loans and the then outstanding principal amounts of such Tranches of Term Loans (but, for such purposes, as if no U.S. Borrower Incremental Term Loans were then outstanding)) and (y) second, after the repayment in full of all outstanding Tranche C Term Loans and Bermuda Borrower Incremental Term Loans, to repay principal of outstanding U.S. Borrower Incremental Term Loans, if any (on a pro rata basis to each Tranche of U.S. Borrower Incremental Term Loans based on the TL Repayment Percentages of such Tranches of U.S. Borrower Incremental Term Loans and the then outstanding principal amount of such Tranches of U.S. Borrower Incremental Term Loans

(but, for such purposes, as if no Tranche C Term Loans and no Bermuda Borrower Incremental Term Loans were then outstanding)).

                  (III) The amount of each reduction to the Total Revolving Loan Commitment pursuant to this Section 4.02(h) shall be applied to reduce the Total Multicurrency Facility Revolving Loan Commitment and the Total Dollar Facility Revolving Loan on a pro rata basis (based on the relative amounts of the Total Multicurrency Facility Revolving Loan Commitment and the Total Dollar Facility Revolving Loan Commitment in each case as in effect before giving effect to the respective reduction). In addition, (x) the amount of any reduction to the Incremental Term Loan Commitments and the Revolving Loan Commitments as provided in subclause (I)(ii) or (iii), as the case may be, of this Section 4.02(h) above shall be deemed to be an application of proceeds for purposes of this Section 4.02(h) even though cash may not be required to actually be applied, (y) in connection with any reduction to the Total Incremental Term Loan Commitment or the Total Revolving Loan Commitment, any cash received by Holdings or any Subsidiary of the U.S. Borrower in connection with the event giving rise to such reduction will be retained by such Person, except, in the case of a reduction to the Total Revolving Loan Commitment, to the extent that such cash is otherwise required to be applied as provided in
Section 4.02(a) as a result of any such reduction to the Total Revolving Loan Commitment and (z) each reduction to the Total Incremental Term Loan Commitment, the Total Multicurrency Facility Revolving Loan Commitment or the Total Dollar Facility Revolving Loan Commitment shall apply to reduce the respective underlying Commitments of the Lenders with such Commitments on a pro rata basis as provided in Section 3.03(h).

                  (IV) All repayments or commitment reductions, as the case may be, of outstanding Term Loans or Incremental Term Loan Commitments of a given Tranche, as the case may be, pursuant to Section 4.02(c), (d), (e), (f) or
(g) shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans on a pro rata basis (based upon the then remaining principal amounts of the Scheduled Repayments of such Tranche of Term Loans after giving effect to all prior reductions thereto) ; provided that if Incremental Term Loan Commitments of a given Tranche are not included as part of the Incremental Term Loan Scheduled Repayments for such Tranche set forth in the respective Incremental Term Loan Commitment Agreement (e.g., because the Incremental Term Loan Scheduled Repayments are set forth on a percentage basis rather in a dollar amount), no such reduction to the respective Incremental Term Loan Scheduled Repayments shall be required as a result of a reduction in the Incremental Term Loan Commitments of such Tranche.

                  (i) With respect to each repayment of Loans required by this Section 4.02, the respective Borrower may (subject to the requirements of preceding clause (h)) designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Euro Rate Loans (other than Swingline Loans), the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, provided that: (i) in the case of repayments of Euro Rate Loans (other than Swingline Loans), repayments of such Loans pursuant to this Section
4.02 on any day other than the last day of an Interest Period applicable thereto shall be accompanied by payment by the respective Borrower of all amounts owing in connection therewith pursuant to Section 1.11; (ii) if any repayment of Euro Rate Loans (other than Swingline Loans) made pursuant to a single Borrowing shall reduce the outstanding Euro Rate Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable to the respective

Euro Rate Loans, such Borrowing (x) in the case of Eurodollar Loans, shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans and (y) in the case of Euro Denominated Revolving Loans, shall be repaid in full at the end of the then current Interest Period; and (iii) each repayment of any Tranche of Loans made pursuant to a Borrowing shall be applied pro rata among such Tranche of Loans. In the absence of a designation by the respective Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

                  (j) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date, (ii) all other then outstanding Loans shall be repaid in full on the respective Maturity Date for such Loans and
(iii) unless the Required Lenders shall otherwise agree in writing in their sole discretion, all outstanding Loans shall be repaid in full upon the occurrence of a Change of Control.

                  (k)      [Intentionally deleted].

                  (l) Notwithstanding anything to the contrary contained above, all payments owing with respect to each Tranche pursuant to this Section
4.02 shall be made in the respective currency or currencies in which the respective obligations are owing in accordance with the terms of this Agreement. For purposes of making calculations pursuant to this Section 4.02, the Administrative Agent shall be entitled to use the Dollar Equivalent or Euro Equivalent, as the case may be, of any such amounts required to be converted into other currencies for purposes of making determinations pursuant to this
Section 4.02.

                  (m) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, each Incremental Term Loan Borrower shall be required to make, with respect to each Tranche of Incremental Term Loans of such Incremental Term Loan Borrower, to the extent then outstanding, scheduled amortization payments of such Tranche of Incremental Term Loans on the dates and in the principal amounts set forth in the respective Incremental Term Loan Commitment Agreement (each such repayment, as the same may be reduced as provided in Sections 3.02, 4.01 and 4.02(h), an "Incremental Term Loan Scheduled Repayment"; provided that, if any Incremental Term Loans are incurred which will be added to (and form part of) an existing Tranche of Incremental Term Loans, the amount of the then remaining Incremental Term Loan Scheduled Repayments of the respective Tranche shall be proportionally increased (with the aggregate amount of increases to the then remaining Incremental Term Loan Scheduled Repayments to equal the aggregate principal amount of such new Incremental Term Loans then being incurred) in accordance with the requirements of clause (ii) of Section 1.15(c).

                  4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 2:00 P.M. (New York time) on the date when due and shall be made in (x) Dollars in immediately available funds at the Payment Office of the Administrative Agent in respect of any obligation of the Borrowers under this Agreement except as otherwise provided in the immediately following clause (y) and

(y) Euros in immediately available funds at the Payment Office of the Administrative Agent, if such payment is made in respect of (i) principal of or interest on Euro Denominated Loans, (ii) Letter of Credit Fees, Facing Fees and Unpaid Drawings (and interest thereon) in respect of Euro Denominated Letters of Credit at any time prior to the occurrence of a Sharing Event, (iii) Bank Guaranty Fees and Unreimbursed Payments (and interest thereon) in respect of Euro Denominated Bank Guaranties at any time prior to the occurrence of a Sharing Event or (iv) any increased costs, indemnities or other amounts owing with respect to Euro Denominated Loans (or Commitments relating thereto), Euro Denominated Letters of Credit or Euro Denominated Bank Guaranties at any time prior to the occurrence of a Sharing Event. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 P.M. (New York time) like funds relating to the payment of principal, interest or Fees ratably to the Lenders entitled thereto. Any payments under this Agreement which are made later than 2:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                  4.04 Net Payments. (a) All payments made by any Credit Party under any Credit Document (including, in the case of Holdings or the U.S. Borrower, in its capacity as a guarantor pursuant to Section 14 or 15, as the case may be) or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the respective Borrower (and any other Credit Party making the payment) agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then the respective Borrower (and any other Credit Party making the payment) shall be obligated to reimburse each Lender, upon the written request of such Lender, for the net additional taxes (after taking into account available credits with respect to such withholding taxes) imposed on or measured by the net income of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence, the respective Borrower (or Credit Party) will furnish to the Administrative Agent within 45 days after the date of the payment of any Taxes due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower (or the respective other Credit Party). The Credit Agreement Parties jointly and severally agree (and each Subsidiary Guarantor pursuant to its respective Subsidiary Guaranty, and the incorporation by reference therein of the provisions of this Section 4.04, shall agree) to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

                  (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the U.S. Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the U.S. Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the U.S. Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the U.S. Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable by the U.S. Borrower hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the U.S. Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and
(y) the U.S. Borrower shall not be obligated pursuant to Section

4.04(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the U.S. Borrower the Internal Revenue Service Forms required to be provided to the U.S. Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence (x) as a result of any changes after the Effective Date (or, if later, the date such Lender became party to this Agreement) in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar taxes or (y) as a result of the purchase of a participation as required by Section 1.14 following the occurrence of a Sharing Event.

                  SECTION 5. Conditions Precedent to Credit Events on the Initial Borrowing Date. The obligation of each Lender to make each Loan hereunder, the obligation of each Issuing Lender to issue each Letter of Credit hereunder and the obligation of each Bank Guaranty Issuer to issue each Bank Guaranty hereunder, in any case on the Initial Borrowing Date, is subject, at the time of the making of such Loans, the issuance of such Letters of Credit and the issuance of such Bank Guaranties to the satisfaction of the following conditions:

                  5.01 Execution of Agreement; Notes. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender which has requested the same the appropriate Tranche A Term Note, Tranche B Term Note, Multicurrency Facility Revolving Note, U.S. Borrower Dollar Facility Revolving Note and/or Bermuda Borrower Dollar Facility Revolving Note and to the Swingline Lender, if so requested by it, the Multicurrency Facility Swingline Note, the U.S. Borrower Dollar Facility Swingline Note and the Bermuda Borrower Dollar Facility Swingline Note, in each case executed by the relevant Borrower and in the amount, maturity and as otherwise provided herein.

                  5.02 Officer's Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate from the U.S. Borrower, dated such date and signed by an Authorized Officer of the U.S. Borrower, (x) certifying that all of the applicable conditions set forth in Sections 5.05 through 5.13, inclusive, and Sections 6A.01 and 6B.01 (other than such conditions that are expressly subject to the satisfaction of the Agents and/or the Required Lenders), have been satisfied on such date and (y) containing the representation and warranty set forth in Section 7.26.

                  5.03 Opinions of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received (i) from Paul, Hastings, Janofsky & Walker LLP, special counsel to the Credit Parties, an opinion addressed to each Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date substantially in the form of Exhibit E-1, (ii) from Appleby, Spurling & Kempe, special Bermuda counsel to the Credit Parties organized under the laws of Bermuda, an opinion addressed to each Agent, the Collateral Agent and each of the

Lenders and dated the Initial Borrowing Date substantially in the form of Exhibit E-2, (iii) from foreign counsel to the Credit Parties and/or the Agents in each Qualified Non-U.S. Jurisdiction, Germany, Italy, Japan, Turkey, Colombia, Costa Rica, Honduras and the Philippines, in each case reasonably satisfactory to the Agents, opinions which shall (x) be addressed to each Agent, the Collateral Agent and each of the Lenders and be dated the Initial Borrowing Date, (y) cover various matters regarding the execution, delivery and performance of the Credit Documents to which Subsidiaries of Holdings organized in the relevant such jurisdiction are party, the perfection and priority of security interests granted by Credit Parties organized in such jurisdiction or granted in respect of entities organized in such jurisdiction, and/or such other matters incident to the transactions contemplated herein as the Agents may reasonably request and (z) be in form, scope and substance reasonably satisfactory to the Agents, (iv) from local counsel to the U.S. Credit Parties and/or the Agents reasonably satisfactory to the Agents practicing in those jurisdictions in which U.S. Mortgaged Properties are located and/or U.S. Subsidiary Guarantors are organized, such opinions as the Agents may reasonably request, which opinions (x) shall be addressed to each Agent, the Collateral Agent and each of the Lenders and be dated the Initial Borrowing Date, (y) shall cover the perfection of the security interests granted pursuant to the relevant Security Documents and such other matters incident to the transactions contemplated herein as the Agents may reasonably request and (z) shall be in form and substance reasonably satisfactory to the Agents, and (v) reliance letters addressed to each Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date with respect to such legal opinions delivered in connection with the Acquisition, as may have been requested by any Agent or the Required Lenders, which reliance letters and opinions shall cover such matters as the Agents may reasonably request and be in form, scope and substance reasonably satisfactory to the Agents.

                  5.04 Company Documents; Proceedings. (a) On the Initial Borrowing Date, the Administrative Agent shall have received from each Credit Agreement Party and each U.S. Subsidiary Guarantor a certificate, dated the Initial Borrowing Date, signed by the chairman, a vice-chairman, the president or any vice-president of such Credit Party, and attested to by the secretary, any assistant secretary or other senior officer of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate of incorporation, by-laws or equivalent organizational documents of such Credit Party and the resolutions of such Credit Party referred to in such certificate (and, in the case of the certificate from the U.S. Borrower, together with copies of the certificates of incorporation, by-laws or equivalent organizational documents of each Foreign Subsidiary of Holdings (x) which is a Subsidiary Guarantor or (y) in respect of which security interests are being granted by a Subsidiary Guarantor), and all of the foregoing (including each such certificate of incorporation, by-laws or other organizational document) shall be reasonably satisfactory to the Agents.

                  (b) On the Initial Borrowing Date, all Company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Agents, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of Company proceedings and governmental approvals, if any, which the Agents reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper Company or governmental authorities.

                  (c) On the Initial Borrowing Date and after giving effect to the Transaction, the capital structure (including, without limitation, the terms of any capital stock, options, warrants or other securities issued by Holdings and its Subsidiaries) and management of Holdings, the U.S. Borrower and their respective Subsidiaries shall be in form and substance reasonably satisfactory to the Agents.

                  5.05 Adverse Change, etc. On the Initial Borrowing Date, nothing shall have occurred since December 28, 2002 (and the Agents and Lenders shall have become aware of no facts, conditions or other information not previously known) which any Agent or the Required Lenders shall reasonably determine has had, or could reasonably be likely to have, (i) a Material Adverse Effect or (ii) material adverse effect on the Transaction.

                  5.06 Litigation. On the Initial Borrowing Date, there shall be no actions, suits, proceedings or investigations pending or threatened (a) with respect to the Transaction or any documentation executed in connection therewith (including any Credit Document) or the transactions contemplated hereby and thereby, except for the Permitted Shareholder Litigation, (b) with respect to any Existing Indebtedness or (c) which any Agent or the Required Lenders shall determine has had, or could reasonably be expected to have (i) a Material Adverse Effect or (ii) a material adverse effect on the Transaction.

                  5.07 Approvals. Except for immaterial filings relating to the Acquisition set forth on Schedule XIX, on or prior to the Initial Borrowing Date, (i) all necessary governmental (domestic and foreign), regulatory and third party approvals and/or consents in connection with any Existing Indebtedness, the Transaction, the transactions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Administrative Agent, and (ii) all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction, the making of the Loans and the transactions contemplated by the Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon, or materially delaying, or making economically unfeasible, the consummation of the Transaction or the making of the Loans or the other transactions contemplated by the Documents or otherwise referred to herein or therein.

                  5.08 Consummation of the Acquisition, etc. (a) On the Initial Borrowing Date, the Acquisition shall have been consummated in all material respects in accordance with the Acquisition Documents and all applicable laws. On the Initial Borrowing Date, (x) the Administrative Agent shall have received true and correct copies of all Acquisition Documents, certified as such by an appropriate officer of Holdings, (y) all Acquisition Documents, and all terms and conditions thereof, shall be in form and substance reasonably satisfactory to the Agents and the Required Lenders and (z) all Acquisition Documents shall be in full force and effect. Each of the conditions precedent to the consummation of the Acquisition as set forth in the Acquisition Documents shall have been satisfied and not waived, except with the consent of the Agents and the Required Lenders, to the reasonable satisfaction of the Agents and the Required Lenders.

                  (b) Subject to Section 13.19, on the Initial Borrowing Date, (i) the Bermuda Partnership shall have acquired substantially all of the legal and beneficial ownership of Foreign Subsidiaries of the U.S. Borrower (as same existed immediately before giving effect to the Acquisition) (such acquisition and related transactions being herein referred to collectively as the "Foreign Asset Transfer"), (ii) the Foreign Asset Transfer shall have been consummated in all material respects in accordance with the Foreign Asset Transfer Documents and all applicable laws, (iii) the Administrative Agent shall have received true and correct copies of all Foreign Asset Transfer Documents, certified as such by an appropriate officer of the U.S. Borrower, (iv) all such Foreign Asset Transfer Documents, and all terms and conditions thereof, shall be in form and substance reasonably satisfactory to the Agents and the Required Lenders and (v) all such Foreign Asset Transfer Documents shall be in full force and effect. After giving effect to the Transaction, the organizational structure of Holdings and its Subsidiaries is accurately set forth on Schedule XII.

                  5.09 Common Equity Financing; etc. (a) On or prior to the Initial Borrowing Date, (i) Holdings shall have received cash proceeds of at least $125,000,000 from a capital contribution by the Equity Investors to Holdings (the "Common Equity Financing"), (ii) the U.S. Borrower shall have received cash proceeds of $475,000,000 from the issuance by it of a like principal amount of New Senior Notes, (iii) the U.S. Borrower and its Subsidiaries shall have received gross cash proceeds from the consummation of the Sale-Leaseback Transactions in such amount as may be required to satisfy the requirements of Section 5.12, (iv) Holdings shall have contributed the full amount of the Common Equity Financing as a common equity contribution to Acquisition Corp. (the "Holdings Equity Contribution"), (v) the U.S. Borrower shall have caused its Subsidiaries to make intercompany loans and/or dividends to its and their respective parent companies in amounts and on terms reasonably satisfactory to the Agents (the "Internally-Sourced Intercompany Distributions") and (vi) Holdings shall have utilized (and caused its Subsidiaries to utilize) the full amount of the cash proceeds received by them as provided in preceding clauses (i) through (v) to make payments owing in connection with the Transaction prior to the utilization by either Borrower of any proceeds of Loans for such purpose.

                  (b) On the Initial Borrowing Date (after giving effect to the transactions described in preceding clause (a)), the U.S. Borrower shall (subject to Section 7.05(a)) have caused its Subsidiaries to utilize all or a portion of the proceeds of the Tranche B Term Loans incurred by the Bermuda Borrower to make intercompany loans and/or dividends to its and their respective parent companies or affiliates in amounts and on terms reasonably satisfactory to the Lenders (the "Loan-Sourced Intercompany Distributions" and, together with the Internally-Sourced Intercompany Distributions, the "Intercompany Distribution Transactions").

                  (c) On the Initial Borrowing Date, each of the Common Equity Financing, the Holdings Equity Contribution, the issuance of the New Senior Notes, the Sale-Leaseback Transaction and the Intercompany Distribution Transactions shall have been consummated in accordance with the terms and conditions of the applicable Documents therefor and all applicable law. On the Initial Borrowing Date, (x) the Administrative Agent shall have received true and correct copies of all Common Equity Financing Documents, all New Senior Notes Documents, all Sale-Leaseback Transaction Documents and all Intercompany Distribution Transaction Documents, certified as such by an appropriate officer of Holdings, (y) all such Documents and all terms and conditions thereof (including, without limitation, in the case of the

New Senior Notes Documents, amortization, maturities, interest rates, covenants, defaults, remedies, pay-in-kind limitations, guaranties, guarantors and subordination provisions) shall be in form and substance reasonably satisfactory to each Agent and the Required Lenders and (z) all such Documents shall be in full force and effect. All conditions precedent to the consummation of the Common Equity Financing, the issuance of the New Senior Notes, the Sale-Leaseback Transaction and the Intercompany Distribution Transactions as set forth in the relevant Documents therefor shall have been satisfied, and not waived unless consented to by each Agent and the Required Lenders, to the reasonable satisfaction of each Agent and the Required Lenders.

                  (d) The Administrative Agent shall have received evidence, in form, scope and substance reasonably satisfactory to it, that the matters set forth in this Section 5.09 have been satisfied as of the Initial Borrowing Date.

                  5.10 Amendments to Existing Senior Notes Documents, etc. On the Initial Borrowing Date, (i) the U.S. Borrower and the trustee for the Existing Senior Notes (other than the Existing Senior Notes To Be Refinanced) shall have duly executed and delivered a supplement to each of the Existing 2009 Senior Notes Indenture and the Existing 2013 Senior Notes Indenture (collectively, the "Existing Senior Notes Indenture Supplement"), which supplement shall provide for, inter alia, (I) an increase in the interest rate applicable to the such Existing Senior Notes to the rate to be substantially the same as the rate applicable to the New Senior Notes, (II) senior subordinated guaranties of such Existing Senior Notes from Wholly-Owned Domestic Subsidiaries of the U.S. Borrower which provide guaranties of the New Senior Notes and (III) the addition of certain covenants included in the New Senior Notes Indenture,
(ii) the Administrative Agent shall have received true and correct copies of the Existing Senior Notes Indenture Supplement, certified as such by appropriate officer of Holdings, (iii) the Existing Senior Notes Indenture Supplement, and all terms and conditions thereof, shall be in form and substance reasonably satisfactory to the Agents and the Required Lenders and (iv) the Existing Senior Notes Indenture Supplement shall have become effective in accordance with its terms and the terms of the Existing 2009 Senior Notes Indenture or the Existing 2013 Senior Notes Indenture, as the case may be.

                  5.11 Initial Refinancing. (a) On the Initial Borrowing Date, the U.S. Borrower shall have (i) furnished an irrevocable notice of redemption with respect to the Existing 2005 Senior Notes pursuant to, and in accordance with the requirements of, the Existing 2005 Senior Notes Documents, (ii) defeased or otherwise discharged the Existing 2003 Senior Notes pursuant to, and in accordance with the requirements of, the Existing 2003 Senior Notes Documents on terms reasonably satisfactory to the Agents, and (iii) placed funds in escrow with the respective trustees for the Existing Senior Notes To Be Refinanced in an amount sufficient to effect the Post-Closing Refinancing, all in accordance with the requirements of the relevant Existing Senior Notes Documents.

                  (b) On the Initial Borrowing Date, the total commitments in respect of the Initial Indebtedness to be Refinanced shall have been terminated, and all loans with respect thereto shall have been repaid in full, together with interest thereon, all letters of credit and bank guaranties issued thereunder shall have been terminated (or, in the case of Existing Letters of Credit and Existing Bank Guaranties, incorporated as Letters of Credit or Bank Guaranties hereunder, as the case may be, as contemplated by Section 2A.01(d) or 2B.01(d), as the case may be) and all other amounts owing pursuant to the Initial Indebtedness to be Refinanced shall have been repaid in full and all documents in respect of the Initial Indebtedness to be Refinanced and all guarantees with respect thereto shall have been terminated (except as to indemnification provisions contained therein which by their express terms are intended to survive such termination and as are reasonably satisfactory to the Administrative Agent and the Required Lenders) and be of no further force and effect.

                  (c) On the Initial Borrowing Date, the creditors in respect of the Initial Indebtedness to be Refinanced shall have terminated and released all security interests and Liens on the assets owned by Holdings, the U.S. Borrower and their respective Subsidiaries. The Administrative Agent shall have received such releases of security interests in and Liens on the assets owned by Holdings, the U.S. Borrower and their respective Subsidiaries as may have been requested by the Administrative Agent, which releases shall be in form, scope and substance reasonably satisfactory to each of the Agents. Without limiting the foregoing, there shall have been delivered (i) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to Holdings, the U.S. Borrower or any of their respective Subsidiaries in connection with the security interests created with respect to the Initial Indebtedness to be Refinanced and the documentation related thereto, (ii) termination or reassignment of any security interest in, or Lien on, any patents, trademarks, copy rights, or similar interests of Holdings, the U.S. Borrower or any of their respective Subsidiaries on which filings have been made, (iii) terminations of all mortgages, leasehold mortgages, deeds of trust and leasehold deeds of trust created with respect to property of Holdings, the U.S. Borrower or any of their respective Subsidiaries, in each case, to secure the obligations in respect of the Indebtedness to be Refinanced, all of which shall be in form, scope and substance reasonably satisfactory to each of the Agents and (iv) all collateral owned by Holdings, the U.S. Borrower or any of their respective Subsidiaries in the possession of any of the creditors in respect of the Initial Indebtedness to be Refinanced or any collateral agent or trustee under any related security document shall have been returned to Holdings, the Borrower or such Subsidiary.

                  (d) The Initial Refinancing shall have been consummated in all material respects in accordance with the relevant Refinancing Documents and all applicable laws. On the Initial Borrowing Date, (x) the Administrative Agent shall have received true and correct copies of all Refinancing Documents, certified as such by appropriate officer of Holdings, (y) all Refinancing Documents, and all terms and conditions thereof, shall be in form and substance reasonably satisfactory to each Agent and the Required Lenders and (z) all Refinancing Documents shall be in full force and effect. Each of the conditions precedent to the consummation of the Initial Refinancing as set forth in the relevant Refinancing Documents shall have been satisfied in all material respects and not waived, except with the consent of the Administrative Agent, to the reasonable satisfaction of the Administrative Agent.

                  (e) The Administrative Agent shall have received evidence in form, scope and substance reasonably satisfactory to the Agents and the Required Lenders that the matters set forth in this Section 5.11 have been satisfied on the Initial Borrowing Date.

                  5.12 Aggregate Funds Needed to Effect Transaction. The U.S. Borrower shall have fully available cash on hand (after giving effect to the Intercompany Distribution Transactions) in such aggregate amounts as are needed to finance the Acquisition and the Refinancing and to pay all fees and expenses in connection with the Transaction, to the extent such amounts exceed the cash available for such purposes from the Common Equity Financing, the issuance of the New Senior Notes, the consummation of the Sale-Leaseback Transaction and the incurrence of Loans permitted to be incurred on the Initial Borrowing Date.

                  5.13 Outstanding Indebtedness and Preferred Equity. On the Initial Borrowing Date and after giving effect to the consummation of the Transaction, Holdings and its Subsidiaries shall have no outstanding Preferred Equity or Indebtedness, except for (i) Indebtedness pursuant to or in respect of the Credit Documents, (ii) Indebtedness pursuant to the New Senior Notes Documents, (iii) Indebtedness pursuant to or in respect of the Existing Senior Notes Documents (other than the Existing Senior Notes to be Refinanced and the related Existing Senior Notes Documents), (iv) intercompany Indebtedness incurred by the Bermuda Borrower pursuant to the Intercompany Distribution Transactions, (v) Intercompany Scheduled Existing Indebtedness, (vi) existing Indebtedness of Foreign Subsidiaries of the U.S. Borrower of the type described in 9.04(viii) in an aggregate principal amount not to exceed the principal amount of such Indebtedness permitted by such Section, (vii) Capitalized Lease Obligations arising under the lease entered into in connection with the Sale-Leaseback Transaction, (viii) obligations described in Section 9.04(xxii), and (ix) such other existing indebtedness of Holdings and its Subsidiaries, if any, as shall be permitted by the Agents and Required Lenders to remain outstanding (all of which Indebtedness described in this clause (ix) (other than immaterial Contingent Obligations of Subsidiaries of the U.S. Borrower that represent guaranties of obligations other than Indebtedness) shall be required to be specifically listed as Third Party Scheduled Existing Indebtedness on Part A of Schedule IV). On and as of the Initial Borrowing Date, all Indebtedness described in the immediately preceding sentence shall remain outstanding after giving effect to the Transaction and the other transactions contemplated hereby without any breach, required repayment, required offer to purchase, default, event of default or termination rights existing thereunder or arising as a result of the Transaction and the other transactions contemplated hereby and there shall not be any amendments or modifications to the Existing Indebtedness Agreements (other than as contemplated by Section 5.10 or otherwise requested or approved by the Agents and the Required Lenders). On and as of the Initial Borrowing Date, the Agents and the Required Lenders shall be satisfied with the amount of and the terms and conditions of all Indebtedness described above in this Section 5.13.

                  5.14 Subsidiaries Guaranties; Intercompany Subordination Agreement; Capital Call Agreement. (a) On the Initial Borrowing Date, each U.S. Subsidiary Guarantor shall have duly authorized, executed and delivered the U.S. Subsidiaries Guaranty in the form of Exhibit G-1 (as amended, modified, restated and/or supplemented from time to time, the "U.S. Subsidiaries Guaranty"), guaranteeing all of the obligations of each of the Borrowers (or, in the case of the Bermuda Partnership Partners, the obligations of the U.S. Borrower) as more fully provided therein, and the U.S. Subsidiaries Guaranty shall be in full force and effect.

                  (b) On the Initial Borrowing Date, each Wholly-Owned Foreign Subsidiary of Holdings (other than the Bermuda Borrower and the Non-Guarantor Subsidiaries at such time) shall have duly authorized, executed and delivered the Guaranty in the form of Exhibit G-2 (as amended, modified, restated and/or supplemented from time to time, the "Foreign Subsidiaries Guaranty"), guaranteeing all of the obligations of the Bermuda Borrower as more fully provided therein, and the Foreign Subsidiaries Guaranty shall be in full force and effect.

                  (c) On the Initial Borrowing Date, each Credit Party and each other Subsidiary of Holdings which is an obligee or obligor with respect to any Intercompany Debt (other than those Non-Wholly Owned Subsidiaries listed on Part D of Schedule XIII) shall have duly authorized, executed and delivered the Intercompany Subordination Agreement in the form of Exhibit P hereto (as amended, modified, restated and/or supplemented from time to time, the "Intercompany Subordination Agreement"), and the Intercompany Subordination Agreement shall be in full force and effect.

                  (d) On the Initial Borrowing Date, Murdock and Holdings shall have duly authorized, executed and delivered the Capital Call Agreement in the form of Exhibit Q hereto (as modified, supplemented or amended from time to time, the "Capital Call Agreement"), and the Capital Call Agreement shall be in full force and effect.

                  (e) On the Initial Borrowing Date, (i) the U.S. Borrower and the Bermuda Partnership Partners shall have entered into intercompany purchase agreements in form and substance satisfactory to the Administrative Agent (as modified, supplemented or amended from time to time, the "Intercompany Receivables Documents"), providing for the sale of accounts receivable by the Bermuda Partnership Partners to, and the purchase of accounts receivable by, the U.S. Borrower, which sale arrangements shall be on a non-recourse basis and for reasonably equivalent value and otherwise on terms satisfactory to the Agents,
(ii) the Intercompany Receivables Documents shall be in full force and effect and (iii) the U.S. Borrower shall have delivered to the Collateral Agent proper Financing Statements (Form UCC-1 or the equivalent) executed by each Bermuda Partnership Partner and assigned in favor of the Collateral Agent in a form for filing in the jurisdiction of organization of such Bermuda Partnership Partner.

                  5.15 Pledge Agreements. (a) On the Initial Borrowing Date, each U.S. Credit Party shall have duly authorized, executed and delivered the U.S. Pledge Agreement in the form of Exhibit H (as amended, modified, restated and/or supplemented from time to time, the "U.S. Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the U.S. Pledge Agreement Collateral, if any, referred to therein and then owned by such U.S. Credit Party, (x) endorsed in blank in the case of promissory notes constituting U.S. Pledge Agreement Collateral and (y) together with executed and undated transfer powers in the case of certificated Equity Interests constituting U.S. Pledge Agreement Collateral, and the U.S. Pledge Agreement shall be in full force and effect.

                  (b) On the Initial Borrowing Date, (i) each of the Foreign Credit Parties listed on Part A of Schedule XIII shall have duly authorized, executed and delivered a pledge agreement governed by the laws of the jurisdiction in which such Foreign Credit Party is organized, which pledge agreement shall (x) be prepared by local counsel reasonably satisfactory to the Agents, (y) be in form and substance reasonably satisfactory to the Agents and
(z) be in full force and effect (each such pledge agreement, as amended, modified, restated and/or supplemented from time to time, a "Foreign Credit Party Pledge Agreement" and, collectively, the "Foreign Credit Party Pledge Agreements") and (ii) such Foreign Credit Parties shall have taken such actions as may be necessary or desirable under local law (as advised by local counsel) to create, maintain, effect, perfect, preserve, maintain and protect the security interests granted (or purported to be granted) by each such Foreign Credit Party Pledge Agreement. Part A of Schedule XIII sets forth a list of all Foreign Credit Party Pledge Agreements to be executed and delivered on the Initial Borrowing Date.

                  (c) On the Initial Borrowing Date, with respect to any Credit Party (whether organized under the laws of the United States or a non-U.S. jurisdiction) which is pledging promissory notes or Equity Interests in one or more Persons organized under the laws of a different jurisdiction from the jurisdiction of organization of the respective Credit Party, if the Agents determine (based on advice of local counsel) that it would be in the interests of the Lenders that the respective Credit Party authorize, execute and deliver one or more additional pledge agreements governed by the laws of the jurisdiction or jurisdictions in which the Person or Persons whose promissory notes or Equity Interests are being pledged is (or are) organized, then the respective Credit Party shall (i) so authorize, execute and deliver one or more such additional pledge agreements (each, as amended, modified, restated and/or supplemented from time to time, a "Local Law Pledge Agreement" and, collectively, the "Local Law Pledge Agreements" and together with the Foreign Credit Party Pledge Agreements, the "Foreign Pledge Agreements") and (ii) take such actions as may be necessary or desirable under local law (as advised by local counsel) to create, maintain, effect, perfect, preserve, maintain and protect the security interests granted (or purported to be granted) by each such Local Law Pledge Agreement. Each Local Law Pledge Agreement shall (i) be prepared by local counsel reasonably satisfactory to the Agents, (ii) be in form and substance reasonably satisfactory to the Agents and (iii) be in full force and effect on the Initial Borrowing Date, it being understood and agreed, however, in the case of any Local Law Pledge Agreement entered into by Holdings or any of its Domestic Subsidiaries, the respective Credit Party shall not be required to pledge more than 65% of the total combined voting power of all classes of Equity Interests entitled to vote of any Foreign Subsidiary that is a corporation (or treated as such for U.S. federal tax purposes) in support of its obligations (x) as a Borrower under the Credit Agreement (in the case of the U.S. Borrower) or (y) under its Guaranty in respect of the Obligations of the U.S. Borrower (in the case of the other U.S. Credit Parties) (although 100% of the non-voting Equity Interests, if any, of each such Foreign Subsidiary (to the extent not constituting a Restricted Subsidiary) shall be required to be pledged in support of such obligations). Part B of Schedule XIII sets forth a list of all Local Law Pledge Agreements to be executed and delivered on the Initial Borrowing Date.

                  5.16 U.S. Security Agreement. On the Initial Borrowing Date, each U.S. Credit Party shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit H (as amended, modified, restated and/or supplemented from time to time, the "U.S. Security Agreement") covering all of such U.S. Credit Party's present and future Security Agreement Collateral referred to therein, together with:

                  (i) proper Financing Statements (Form UCC-1 or the equivalent) fully executed (where required) for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the U.S. Security Agreement;

                  (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of a recent date, listing all effective financing statements that name any U.S. Credit Party or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name any U.S. Credit Party or any of its Subsidiaries as debtor (none of which shall cover any of the Collateral, except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed (where required) for filing);

                  (iii) evidence of the completion of all other recordings and filings of, or with respect to, the U.S. Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the U.S. Security Agreement; and

                  (iv) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to create, maintain, effect, perfect, preserve, maintain and protect the security interests purported to be created by the U.S. Security Agreement have been taken;

and the U.S. Security Agreement and such other documents shall be in full force and effect.

                  5.17 Foreign Security Agreements. On the Initial Borrowing Date, each Foreign Credit Party shall have duly authorized, executed and delivered such security agreements, documents and instruments as may be required by the Agents (based on advice of local counsel), with the intent being that the Lenders receive valid and enforceable first priority, perfected security interests in all or substantially all of the assets (including all tangible and intangible assets, including receivables, contract rights, securities, inventory, equipment, real estate, leasehold interests, vessels, insurances, and material patents, trademarks and other intellectual property but excluding Excluded Collateral) owned by each Foreign Credit Party in which it is practicable (in accordance with requirements of local law and taking into account such cost and practicality considerations as may be agreed by the Agents) to obtain such security interests (as determined by the Agents, based on advice of local counsel). All security documentation to be executed and delivered by the Foreign Credit Parties pursuant to the immediately preceding sentence (each, as amended, modified, restated and/or supplemented from time to time, a "Foreign Security Agreement" and, collectively, the "Foreign Security Agreements") shall (i) be prepared by local counsel reasonably satisfactory to the Agents, (ii) be in form and substance reasonably satisfactory to the Agents and (iii) be in full force and effect on the Initial Borrowing Date. In connection with the execution and delivery of the Foreign Security Agreements, the respective Foreign Credit Parties shall take such actions as may be necessary or desirable under local law (as advised by local counsel) to create, maintain, effect, perfect, preserve, maintain and protect the security interests granted (or purported to be granted) thereby (including, without limitation, taking actions analogous to those described in Section 5.16 with respect to the Security Agreement Collateral described in the U.S. Security Agreement and in
Section 5.18 with respect to the Mortgages covering U.S. Mortgaged Properties), in each case to the extent customary in connection with secured transactions under the laws of the respective jurisdiction or deemed necessary or desirable by the Agents based on advice of local counsel. Part C of

Schedule XIII sets forth all Foreign Security Agreements to be executed and delivered on the Initial Borrowing Date.

                  5.18 Mortgages; Title Insurance; Surveys; etc. (a) On the Initial Borrowing Date, the Collateral Agent shall have received:

                  (i) fully executed counterparts of Mortgages in form and substance reasonably satisfactory to the Collateral Agent, which Mortgages shall cover such of the Real Property (located in the United States or any State or territory thereof) owned or leased by Holdings or any of its Subsidiaries (after giving effect to the Transaction) as are designated on Part A of Schedule III as a U.S. Mortgaged Property, together with evidence that counterparts of the Mortgages have been delivered to the title insurance company insuring the lien of such Mortgage for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent, desirable to effectively create a valid and enforceable first priority mortgage lien or immovable hypothec on each U.S. Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, subject to Permitted Encumbrances;

                  (ii) Mortgage Policies on the U.S. Mortgaged Properties issued by such title insurers reasonably satisfactory to the Collateral Agent in amounts satisfactory to the Agents and the Required Lenders assuring the Collateral Agent that the Mortgages on such U.S. Mortgaged Properties are valid and enforceable first priority mortgage liens or immovable hypothecs on the respective U.S. Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances and such Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Agents and the Required Lenders and shall include, as appropriate, an endorsement for future advances under this Agreement and the Notes and for any other matter that the Collateral Agent may request, shall not include an exception for mechanics' liens or creditors' rights, and shall provide for affirmative insurance and such reinsurance (including direct access agreements) as the Collateral Agent may request;

                  (iii) surveys, in form and substance reasonably satisfactory to the Collateral Agent, of each U.S. Mortgaged Property designated as a "surveyed property" on Part A of Schedule III, dated a recent date reasonably acceptable to the Collateral Agent and certified in a manner reasonably satisfactory to the Collateral Agent by a licensed professional surveyor reasonably satisfactory to the Agents; and

                  (iv) Landlord-Lender Agreements, in form and substance reasonably acceptable to the Collateral Agent, from landlords under leases for those properties designated on Part A of Schedule III as a U.S. Leasehold Property, pursuant to which such landlords shall, among other things, waive any lien they may have on the personal property and fixtures of the U.S. Borrower or any Subsidiary Guarantor located at a U.S. Leasehold Property, and consent to the granting of a Mortgage over the U.S. Borrower's or Subsidiary Guarantor's interest in each U.S. Leasehold Property.

                  (b) On the Initial Borrowing Date, with respect to each Real Property (located outside the United States and the States and territories thereof) owned by Holdings or any of its Subsidiaries (after giving effect of the Transaction) and designated on Part B of Schedule III as a Foreign Mortgaged Property, the respective Credit Party owning same shall have executed such Foreign Security Agreements as may be necessary or desirable (in accordance with the requirements of Section 5.17) to create a valid and enforceable first priority, perfected security interest (or the equivalent under local law) in the respective Foreign Mortgaged Property to secure (as nearly as possible) its obligations under this Agreement or its Guaranty, as applicable, and shall have taken such other actions under local law as are customary in connection with the granting of security interests in Real Property in such jurisdictions for transactions of this type. All actions required pursuant to this clause (b) shall be required to comply with the requirements of Section 5.17 and shall be taken to the satisfaction of the Agents.

                  5.19 Employee Benefit Plans; Shareholders' Agreements; Management Agreements; Collective Bargaining Agreements; Existing Indebtedness Agreements; Tax Allocation Agreements. On or prior to the Initial Borrowing Date, there shall have been made available to the Administrative Agent by the U.S. Borrower true and correct copies of the following documents, certified as such by the U.S. Borrower (in the case of the agreements referred to in clause
(ii), (iii) and (vi) below):

                  (i) all written Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each written Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other written "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material written agreements, plans or arrangements, with or for the benefit of current or former employees of Holdings or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any Multiemployer Plan, only to the extent that any document described therein is in the possession of Holdings or any Subsidiary of Holdings or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan) (collectively, the "Employee Benefit Plans");

                  (ii) all written agreements (including, without limitation, shareholders' agreements, subscription agreements and registration rights agreements) entered into by Holdings or any of its Subsidiaries governing the terms and relative rights of its capital stock or other Equity Interests and any agreements entered into by shareholders relating to any such entity with respect to its capital stock or other Equity Interests (collectively, the "Shareholders' Agreements");

                  (iii) all material written agreements (including employment agreements but limited to those of executive management and division presidents) entered into by Holdings or any of its Subsidiaries with respect to the management of Holdings or any of its Subsidiaries after giving effect to the Transaction (including consulting agreements and other management advisory agreements) (collectively, the "Management Agreements");

                  (iv) all collective bargaining agreements applying or relating to any employee of Holdings or any of its Subsidiaries after giving effect to the Transaction (collectively, the "Collective Bargaining Agreements");

                  (v) all agreements evidencing or relating to any Existing Indebtedness of Holdings or any of its Subsidiaries (collectively, the "Existing Indebtedness Agreements"); and

                  (vi) any tax sharing or tax allocation agreements entered into by Holdings or any of its Subsidiaries (collectively, the "Tax Allocation Agreements");

all of which Employee Benefit Plans, Shareholders' Agreements, Management Agreements, Collective Bargaining Agreements, Existing Indebtedness Agreements and Tax Allocation Agreements shall be in form and substance reasonably satisfactory to the Agents and shall be in full force and effect on the Initial Borrowing Date.

                  5.20 Solvency Certificate; Solvency Opinion; Insurance Certificates; etc. On or before the Initial Borrowing Date, the Administrative Agent shall have received:

                           (a) a solvency certificate in the form of Exhibit J-1 from the chief financial officer of Holdings, dated the Initial Borrowing Date, and supporting the conclusion that, after giving effect to the Transaction and the incurrence of all financings contemplated herein, each Borrower (on a stand-alone basis), the U.S. Borrower and its Subsidiaries (on a consolidated basis), the Bermuda Borrower and its Subsidiaries (on a consolidated basis) and Holdings and its Subsidiaries (on a consolidated basis), in each case, are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in its or their respective businesses and will not have incurred debts beyond its or their ability to pay such debts as they mature and become due;

                           (b) a solvency opinion in the form of Exhibit J-2 from a third party valuation firm satisfactory to each of the Agents, addressed to each of the Agents and each of the Lenders and dated the Initial Borrowing Date and supporting the conclusions, that, after giving effect to the Transaction and the incurrence of all financings contemplated herein, the U.S. Borrower and its Subsidiaries (on a consolidated basis), are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in their respective businesses and will not have incurred debts beyond their ability to pay such debts as they mature and become due;

                           (c) evidence of insurance complying with the requirements of Section 8.03 for the business and properties of Holdings and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Agents and the Required Lenders and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be canceled or materially revised without at least 30 days' prior written notice by the insurer to the Collateral Agent;

                           (d) a valuation of the Dole "brand name" and related intellectual property from a valuation firm satisfactory to the Agents and the Required Lenders, which valuation shall be in form and substance satisfactory to the Agents and the Required Lenders;

                           (e) appraisals of all vessels owned by the U.S. Borrower and its Subsidiaries, in each case from an appraiser satisfactory to the Agents and the Required Lenders, which appraisals shall be in form and substance satisfactory to the Agents and the Required Lenders; and

                           (f) a certificate from an Authorized Officer of the U.S. Borrower in form and substance satisfactory to the Agents, certifying that the U.S. Borrower has received a tax opinion from Deloitte & Touche LLP, tax advisor to Holdings, addressed to Holdings and dated the Initial Borrowing Date, addressing certain tax issues arising in connection with the consummation of the Transaction and containing such other certifications with respect to the tax analysis as may be required by the Agents.

                  5.21 Financial Statements; Pro Forma Financial Statements; Projections. (a) On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent (i) true and correct copies of the financial statements referred to in Section 7.10(b)(i), (ii) an unaudited pro forma (calculated as if the Transaction had occurred on such date) consolidated balance sheet of the U.S. Borrower and its Consolidated Subsidiaries as of December 28, 2002 and the related pro forma (calculated as if the Transaction had occurred on the first day of the period covered thereby) statement of income for the twelve-month period ended as of such date, after giving effect to the Transaction and the incurrence of all Indebtedness (including the Loans and the New Senior Notes) contemplated herein and prepared in accordance with Article 11 of Rule S-X under the Securities Act (the "Pro Forma Financial Statements"), together with a related funds flow statement, (iii) unaudited consolidated financial data of each Business Segment of the U.S. Borrower and its Consolidated Subsidiaries at, or for the fiscal year of the U.S. Borrower ended on, December 28, 2002 (i.e., consolidated statements of revenue, EBIT and assets) and (iv) interim consolidated financial statements (including income statements and balance sheets) of the U.S. Borrower for each internal accounting period ended after December 28, 2002 and continuing through February 22, 2003, which financial statements, Pro Forma Financial Statements, funds flow statement and interim financial statements shall be reasonably satisfactory to the Agents and the Required Lenders.

                  (b) On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent detailed projected consolidated financial statements of Holdings and its Consolidated Subsidiaries certified by the Chief Financial Officer of Holdings for the five Fiscal Years ended after the Initial Borrowing Date (including, with respect to the Fiscal Year of Holdings ended nearest December 31, 2003, for each Fiscal Quarter comprising such Fiscal Year) (the "Projections"), which Projections (x) shall reflect the forecasted consolidated financial conditions and income and expenses of Holdings and its Consolidated Subsidiaries after giving effect to the Transaction and the related financing thereof and the other transactions contemplated hereby and (y) shall be reasonably satisfactory in form and substance to the Agents and the Required Lenders.

                  5.22 Payment of Fees. On the Initial Borrowing Date, all costs, fees and expenses, and all other compensation due to the Agents and the Lenders (including, without limitation, legal fees and expenses) shall have been paid to the extent then due.

                  5.23 Consent Letter. On the Initial Borrowing Date, the Administrative Agent shall have received a letter from Corporation Service Company, presently located at 80 State Street, Albany, New York, 12207, substantially in the form of Exhibit O, indicating its consent to its appointment by each Credit Party as its agent to receive service of process as specified in Section 13.08, the U.S. Subsidiaries Guaranty or the Foreign Subsidiaries Guaranty, as the case may be.

                  SECTION 6. SECTION 6A. Special Condition Precedent to Incurrence of Revolving Loans and Swingline Loans. The obligation of each RL Lender to make Revolving Loans (including Revolving Loans made on the Initial Borrowing Date, on each Incremental Multicurrency Facility RL Commitment Date and on each Incremental Dollar Facility RL Commitment Date, but excluding Mandatory Borrowings made after the Initial Borrowing Date, which shall be made as provided in Sections 1.01(g) and (h)) and the Swingline Lender to make Swingline Loans is subject, at the time of each such making of a Revolving Loan or Swingline Loan (except as hereinafter indicated), to the satisfaction of the following condition:

                  6A.01 Limitation on Cash on Hand. The aggregate amount of Unrestricted Cash owned or held by Holdings and its Subsidiaries (determined after giving pro forma effect to the making of each such Revolving Loan and/or Swingline Loan and the application of proceeds therefrom and from any other Unrestricted Cash on hand (to the extent such proceeds and/or other Unrestricted Cash are actually utilized by the respective Borrower and/or any other Subsidiary of Holdings on the date of the incurrence of the respective such Revolving Loan and/or Swingline Loan for a permitted purpose under this Agreement other than an investment in Cash Equivalents)) shall not exceed $100,000,000 (for purposes of Unrestricted Cash denominated in a currency other than Dollars, taking the Dollar Equivalent of such Unrestricted Cash as determined on the date of the incurrence of the respective such Revolving Loan and/or Swingline Loan).


                  SECTION 6B. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including Loans made on the Initial Borrowing Date and on each Incremental Loan Commitment Date, but excluding Mandatory Borrowings made after the Initial Borrowing Date, which shall be made as provided in Sections 1.01(g) and (h)), the obligation of an Issuing Lender to issue any Letter of Credit and the obligation of a Bank Guaranty Issuer to issue any Bank Guaranty, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

                  6B.01 No Default; Representations and Warranties. At the time of each such Credit Event and immediately after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                  6B.02 Notice of Borrowing; Letter of Credit Request; etc. (a) Prior to the making of each Loan (excluding Swingline Loans and Mandatory Borrowings), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of any Swingline Loan, the Swingline Lender shall have received the notice required by
Section 1.03(b)(i).

                  (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2A.03(a).

                  (c) Prior to the issuance of each Bank Guaranty, the Administrative Agent and the respective Bank Guaranty Issuer shall have received a Bank Guaranty Request meeting the requirements of Section 2B.03(a).

                  6B.03    Incremental Term Loans. Prior to the incurrence of
any Incremental Term Loans, Holdings shall have satisfied (or caused to be satisfied) all of the applicable conditions set forth in Section 1.15.

                  The occurrence of the Initial Borrowing Date and the acceptance of the benefits or proceeds of each Credit Event shall constitute a representation and warranty by each Credit Agreement Party to each Agent and each of the Lenders that all the conditions specified in Section 5 (with respect to Credit Events occurring on the Initial Borrowing Date), Section 6A (with respect to the Credit Event specifically described in said Section) and Section 6B (with respect to Credit Events on and after the Initial Borrowing Date) and applicable to such Credit Event (other than such conditions that are expressly subject to the satisfaction of the Agents and/or the Required Lenders) exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Sections 5, 6A and 6B, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Lenders (as evidenced by their execution and delivery of this Agreement).

                  SECTION 7. Representations and Warranties. In order to induce the Lenders to enter into this Agreement, to make the Loans and issue and/or participate in the Letters of Credit and Bank Guaranties as provided for herein, each Credit Agreement Party makes the following representations, warranties and agreements with the Lenders, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit and Bank Guaranties (with the occurrence of the Initial Borrowing Date and each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Initial Borrowing Date and on and as of the date of each such Credit Event, unless stated to relate to a specific earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date):

                  7.01 Company Status. Each of Holdings and each of its Subsidiaries (i) is a duly organized and validly existing Company in good standing (or its equivalent) under the laws of the jurisdiction of its organization, (ii) has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing (or its equivalent) in all jurisdictions where it is required to be so qualified (or its equivalent) and where the failure to be so qualified has had, or could reasonably be expected to have, a Material Adverse Effect.

                  7.02 Company Power and Authority. Each Credit Party and each Subsidiary thereof has the Company power and authority to execute, deliver and carry out the terms and provisions of the Documents to which it is a party and has taken all necessary Company action to authorize the execution, delivery and performance of the Documents to which it is a party. Each Credit Party and each Subsidiary thereof has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  7.03 No Violation. Neither the execution, delivery or performance by any Credit Party or any Subsidiary thereof of the Documents to which it is a party, nor compliance by any Credit Party or any such Subsidiary with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any material provision of any applicable law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the material property or assets of Holdings or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement, contract or instrument to which Holdings or any of its Subsidiaries is a party or by which it or any of its material property or assets are bound or to which it may be subject (including, without limitation, the New Senior Notes Indenture, the New 2010 Senior Notes Indenture, the Existing Senior Notes Documents and the other Existing Indebtedness Agreements) or (iii) will violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, of Holdings or any of its Subsidiaries.

                  7.04 Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Senior Officer, threatened
(i) with respect to any Credit Document, (ii) with respect to the Transaction or any other Document, except for the Permitted Shareholder Litigation or (iii) that have had, or could reasonably be expected to have, a Material Adverse Effect. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event.

                  7.05 Use of Proceeds; Margin Regulations. (a) The proceeds of the Tranche A Term Loans shall be utilized by the U.S. Borrower on the Initial Borrowing Date solely to (x) finance the Merger and the Refinancing and (y) pay fees and expenses incurred in connection with the Transaction; provided that the proceeds of Tranche A Term Loans shall be applied (I) first, to finance the Merger and pay fees and expenses incurred in connection with the Transaction and
(II) second, after the application of such proceeds in full for the purposes described in preceding subclause (I), to finance the Refinancing. The proceeds of the Tranche B Term Loans shall be utilized by the Bermuda Borrower on the Initial Borrowing Date solely to (x) finance the Merger and the Refinancing, (y) effect Intercompany Distribution Transactions in accordance with the requirements of this Agreement and (z) pay fees and expenses incurred in connection with the Transaction; provided that (i) if the U.S. Borrower has fully available cash on hand in such amount as is required to comply with the provisions of Section 5.12 (but, for such purpose, without the Bermuda Borrower utilizing the full amount of the Tranche B Term Loans to finance the Transaction), then the portion of the proceeds of the Tranche B Term Loans not so required to be utilized to finance the Transaction in compliance with said
Section 5.12 may be utilized for the general corporate and working capital purposes of the Bermuda Borrower and its affiliates and (ii) the proceeds of Tranche B Term Loans utilized to fund Intercompany Distribution Transactions shall be applied (I) first, to finance the Refinancing and (II) second, after the application of such proceeds in full for the purposes described in preceding subclause (I), to finance the Merger and pay fees and expenses incurred in connection with the Transaction. All proceeds of Additional Tranche C Term Loans shall be used on the Third Amendment Effective Date to (x) repay principal of outstanding Tranche B Term Loans of Non-Consenting Tranche B Term Lenders (if any), together with accrued but unpaid interest thereon, (y) repay in full principal of all outstanding Tranche A Term Loans, together with accrued but unpaid interest thereon and (z) finance payments required to be made by the U.S. Borrower and/or certain of its Subsidiaries pursuant to the HQ Lease Agreements as a result of the exercise of the purchase option thereunder. All proceeds of Incremental Term Loans incurred by each Incremental Term Loan Borrower shall be used (i) to finance Permitted Acquisitions (and to pay the fees and expenses related thereto) and to refinance any Indebtedness assumed as part of any such Permitted Acquisitions (and to pay all accrued and unpaid interest thereon, any prepayment premium associated therewith and the fees and expenses related thereto), (ii) to prepay outstanding Revolving Loans in accordance with the terms of this Agreement, (iii) to prepay outstanding Term Loans in accordance with the terms of this Agreement and (iv) for the Incremental Term Loan Borrowers' and their respective Subsidiaries' ongoing working capital requirements and general corporate purposes.

                  (b) All proceeds of Revolving Loans and Swingline Loans shall be used for the Borrowers' and their respective Subsidiaries' ongoing working capital requirements and general corporate purposes (including to effect Permitted Acquisitions (to the extent permitted by this Agreement) but excluding payments in connection with the Transaction (except as provided in the proviso below)); provided, however, that proceeds of Dollar Facility Revolving Loans and Multicurrency Facility Revolving Loans (for this purpose using the Dollar Equivalent of the principal amount of all Euro Denominated Revolving Loans incurred on the Initial Borrowing date) in an aggregate amount not to exceed $110,000,000 may be utilized by the Borrowers for the purposes described in
Section 7.05(a).

                  (c) At the time of each Credit Event occurring on or after the Initial Borrowing Date, the aggregate value of all Margin Stock (other than treasury stock) owned by Holdings and its Subsidiaries (for such purpose, using the initial purchase price paid by Holdings or such Subsidiary for the respective shares of Margin Stock) does not exceed $10,000,000. In addition, at the time of each Credit Event occurring on or after the Initial Borrowing Date, the value of the Margin Stock at any time owned by Holdings and its Subsidiaries does not exceed 25% of the value of the assets of Holdings and its Subsidiaries taken as a whole. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X.

                  7.06 Governmental Approvals. Except (x) for immaterial filings relating to the Acquisition set forth on Schedule XIX and (y) as may have been obtained or made on or prior to the Initial Borrowing Date (and which remain in full force and effect on the Initial Borrowing Date), no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any Document.

                  7.07 Investment Company Act. Neither Holdings nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  7.08 Public Utility Holding Company Act. Neither Holdings nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  7.09 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Holdings or any of its Subsidiaries in writing to any Agent or any Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to any Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided, it being understood and agreed that for purposes of this Section 7.09, such factual information shall not include the Projections or any projected financial information contained in any financial projections delivered pursuant to Section 8.01(d).

                  7.10 Financial Condition; Financial Statements. (a) On and as of the Initial Borrowing Date, on a pro forma basis after giving effect to the Transaction and to all Indebtedness (including the Loans and the New Senior Notes) incurred, and to be incurred, and Liens created, and to be created, by each Credit Party in connection therewith, with respect to each Borrower (on a stand-alone basis), Holdings and its Subsidiaries (on a consolidated basis) and each Borrower and its Subsidiaries (on a consolidated basis) (x) the sum of the assets, at a fair valuation, of each Borrower (on a stand-alone basis), Holdings and its Subsidiaries (on a consolidated basis) and each Borrower and its Subsidiaries (on a consolidated basis) will exceed its or their debts, (y) it has or they have not incurred nor intended to, nor believes or believe that it or they will, incur debts beyond its or their ability to pay such debts as such debts mature and (z) it or they will have sufficient capital with which to conduct its or their business. For purposes of this Section 7.10(a), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  (b) (i) The audited consolidated statements of financial condition of the U.S. Borrower and its Consolidated Subsidiaries at December 30, 2000, December 29, 2001 and December 28, 2002 and the related consolidated statements of income and cash flows and changes in shareholders' equity of the U.S. Borrower and its Consolidated Subsidiaries for the fiscal years of the U.S. Borrower ended on such dates, in each case furnished to the Lenders prior to the Initial Borrowing Date, present fairly in all material respects the consolidated financial position of the U.S. Borrower and its Consolidated Subsidiaries at the date of said financial statements and the results for the respective periods covered thereby and (ii) the Pro Forma Financial Statements present a good faith estimate of the consolidated pro forma financial condition of the U.S. Borrower and its Consolidated Subsidiaries and the pro forma results of operations of the U.S. Borrower and its Consolidated Subsidiaries for the respective periods covered thereby (after giving effect to the Transaction at the date thereof or for the period covered thereby). All of the financial statements referred to in clause (i) of the immediately preceding sentence have been prepared in accordance with U.S. GAAP consistently applied except to the extent provided in the notes to said financial statements.

                  (c) Since December 28, 2002 (but after giving effect to the Transaction as if same had occurred immediately prior thereto), nothing has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

                  (d) Except as fully reflected in the financial statements described in Section 7.10(b) and as otherwise permitted by Section 9.04, (i) there were as of the Initial Borrowing Date (and after giving effect to any Loans made on such date), no liabilities or obligations with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to Holdings and its Subsidiaries taken as a whole and (ii) no Credit Agreement Party knows of any basis for the assertion against Holdings or any of its Subsidiaries of any such liability or obligation which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

                  (e) The Projections have been prepared on a basis consistent with the financial statements referred to in Section 7.10(b) and are based on good faith estimates and assumptions made by the management of Holdings, and on the Initial Borrowing Date, the Borrowers believe that the Projections are reasonable and attainable, it being recognized by the Lenders that such projections of future events are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ from the projected results contained therein. There is no fact known to any Credit Agreement Party or any of its Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

                  7.11 Security Interests. On and after the Initial Borrowing Date, each of the Security Documents creates (or after the execution and delivery thereof will create), as security for the Obligations covered thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons, and subject to no other Liens (except that (i) the Security Agreement Collateral may be subject to Permitted Liens, (ii) the Pledge Agreement Collateral may be subject to the Liens described in clauses (i) and (v) of
Section 9.03 and (iii) the security interest and mortgage lien created on any Mortgaged Property may be subject to the Permitted Encumbrances related thereto), in favor of the Collateral Agent (or such other trustee or sub-agent as may be required or desired under local law). No filings or recordings are required in order to perfect and/or render enforceable as against third parties the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made on or prior to the Initial Borrowing Date or on or prior to the execution and delivery thereof as contemplated by Sections 8.11, 8.12, 8.15 and 9.17.

                  7.12 Compliance with ERISA. (a) Schedule V sets forth, as of the Initial Borrowing Date, each Plan and each Multiemployer Plan. Each Plan (and each related trust, insurance contract or fund) is in compliance in all respects with its terms and in all respects with all applicable laws, including, without limitation, ERISA and the Code and in compliance with the following, except to the extent that any such noncompliances, individually or in the aggregate, would not result in a Material Adverse Effect; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code (or the sponsor has applied for such determination letter within the remedial amendment period); (1) no Reportable Event has occurred; (2) to the knowledge of any Senior Officer, no Multiemployer Plan is insolvent or in reorganization; (3) no

Plan has an Unfunded Current Liability; (4) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; (5) all required contributions with respect to a Plan and a Multiemployer Plan have been made; (6) neither Holdings nor any Subsidiary of Holdings nor any ERISA Affiliate has incurred any outstanding material liability (including any indirect, contingent or secondary liability) to or on account of a Plan or a Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971
or 4975 of the Code or expects to incur any such material liability under any of the foregoing sections with respect to any Plan or a Multiemployer Plan; (7) no condition exists which presents a material risk to Holdings or any Subsidiary of Holdings or any ERISA Affiliate of incurring a material liability to or on account of a Plan or a Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; (8) no involuntary proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; (9) no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; (10) using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings and its Subsidiaries and ERISA Affiliates to any Multiemployer Plans in the event of a withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date of the most recent Credit Event would not exceed $10,000,000; (11) each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Holdings, any Subsidiary of Holdings, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code other than any non-compliance which would not result in a material liability to Holdings or any Subsidiary of Holdings; (12) no lien imposed under the Code or ERISA on the assets of Holdings or any Subsidiary of Holdings or any ERISA Affiliate exists, is likely to arise on account of any Plan or any Multiemployer Plan; and (13) and neither Holdings nor any Subsidiary of Holdings maintains or contributes to (a) any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees and/or other former employees (other than as required by Section 601 of ERISA) or (b) any Plan, the obligations with respect to which could reasonably be expected to have a Material Adverse Effect.

                  (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except to the extent that such noncompliances, individually or in the aggregate, would not result in a Material Adverse Effect. All required contributions with respect to a Foreign Pension Plan have been made. Neither Holdings nor any of its Subsidiaries has incurred any material outstanding obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of Holdings' most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities or alternatively, the Foreign Pension Plan is funded in compliance with applicable law in all material respects and Holdings and its Subsidiaries have established adequate reserves for the present value of such accrued benefit liabilities under such Foreign Pension Plan in the financial statements delivered pursuant to Section 8.01(b) and (c).

                  7.13 Capitalization. (a) On the Initial Borrowing Date and after giving effect to the Transaction, the authorized capital stock of Holdings shall consist of 1,000 shares of common stock, $.001 par value per share (such authorized shares of common stock, together with any subsequently authorized shares of common stock of Holdings, the "Holdings Common Stock"), of which 1000 shares are issued and outstanding. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and free of preemptive rights. As of the Initial Borrowing Date, except as set forth on Part A of
Schedule X hereto, Holdings does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights.

                  (b) On the Initial Borrowing Date and after giving effect to the Transaction, the authorized capital stock of the U.S. Borrower shall consist of 1000 shares of common stock, $.001 par value per share, of which 1000 shares were issued and outstanding, owned by Holdings and delivered for pledge pursuant to the U.S. Pledge Agreement. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and free of preemptive rights. The U.S. Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights.

                  (c) On the Initial Borrowing Date and after giving effect to the Transaction, the authorized capital stock of the Bermuda Borrower shall consist of 2,319,640,170 shares of common stock, $.10 par value per share, of which 2,319,640,170 shares are issued and outstanding and owned indirectly by the Bermuda Partnership. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and free of preemptive rights. The Bermuda Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights.

                  7.14 Subsidiaries. On and as of the Initial Borrowing Date and after giving effect to the Transaction, Holdings has no Subsidiaries other than the U.S. Borrower and its Subsidiaries, and the U.S. Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule VII. Schedule VII correctly sets forth, as of the Initial Borrowing Date and after giving effect to the Transaction, (i) the percentage ownership (direct and indirect) of the U.S. Borrower in each class of capital stock or other Equity Interests of each of its Subsidiaries and also identifies the direct owner thereof and (ii) the jurisdiction of organization of each such Subsidiary. All outstanding shares of capital stock or other Equity Interests of each Subsidiary of each of the Borrowers have been duly and validly issued, are fully paid and non-assessable and, in the case of Non-Wholly Owned Subsidiaries of the U.S. Borrower, have been issued free of preemptive rights. Except as set forth on Part B of Schedule X attached hereto, no Subsidiary of the U.S. Borrower has outstanding any securities convertible into or exchangeable for its capital stock or other Equity Interests or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or other Equity Interests or any stock appreciation or similar rights. Except for the existing investments described on Schedule VI, as of the Initial Borrowing Date, neither Holdings nor any of its Subsidiaries owns or holds, directly or indirectly, any capital stock or equity security of, or any other Equity Interests in, any Person other than its Subsidiaries indicated on Schedule VII.

                  7.15 Intellectual Property, etc. Each of Holdings and each of its Subsidiaries owns or has the right to use all domestic and foreign patents, trademarks, permits, domain names, service marks, trade names, copyrights, licenses, franchises, inventions, trade secrets, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) and formulas, or other rights with respect to the foregoing, and has obtained assignments of all leases, licenses and other rights of whatever nature, in each case necessary for the conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

                  7.16 Compliance with Statutes; Agreements, etc. Each of Holdings and each of its Subsidiaries is in compliance with (i) all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property and (ii) all contracts and agreements to which it is a party, except such non-compliances as have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  7.17 Environmental Matters. (a) Each of Holdings and each of its Subsidiaries has complied with, and on the date of each Credit Event is in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws and neither Holdings nor any of its Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing. There are no pending or past or, to the knowledge of any Senior Officer, threatened Environmental Claims against Holdings or any of its Subsidiaries or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by Holdings or any of its Subsidiaries of any Real Property formerly owned, leased or operated by Holdings or any of its Subsidiaries but no longer owned, leased or operated by Holdings or any of its Subsidiaries). There are no facts, circumstances, conditions or occurrences on any Real Property owned, leased or operated by Holdings or any of its Subsidiaries (including, to the knowledge of a Senior Officer, any Real Property formerly owned, leased or operated by Holdings or any of its Subsidiaries but no longer owned, leased or operated by Holdings or any of its Subsidiaries) or on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by Holdings or any of its Subsidiaries under any applicable Environmental Law.

                  (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned, leased or operated by Holdings or any of its Subsidiaries except in compliance with all applicable Environmental Laws and in connection with the operation, use and maintenance of such Real Property by Holdings' or such Subsidiary's business. Hazardous Materials have not at any time been Released on or from any Real Property owned, leased or operated by Holdings or any of its Subsidiaries or by any person acting for or under contract to Holdings or any of its Subsidiaries, or to the knowledge of any Credit Agreement Party, by any other Person in respect of Real Property owned, leased or operated by Holdings or any of its Subsidiaries (including, to the knowledge of any Credit Agreement Party, any Real Property owned, leased or operated by Holdings or any of its Subsidiaries but no longer owned, leased or operated by Holdings or any of its Subsidiaries), except in compliance with all applicable Environmental Laws in all material respects.

                  (c)      Notwithstanding anything to the contrary in this
Section 7.17, the representations made in this Section 7.17 shall only be untrue if the aggregate effect of all conditions, failures, noncompliances, Environmental Claims, Hazardous Materials, Releases and presence of underground storage tanks, in each case of the types described above, has had, or could reasonably be expected to have, a Material Adverse Effect.

                  7.18 Properties. All Real Property and vessels owned by Holdings or any of its Subsidiaries, and all material leaseholds leased by Holdings or any of its Subsidiaries, in each case as of the Initial Borrowing Date and after giving effect to the Transaction, and the nature of the interest therein, is correctly set forth in Schedule III. Each of Holdings and each of its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all Real Property and vessels reflected in Schedule III and in the financial statements (including the Pro Forma Financial Statements) referred to in Section 7.10(b) (except (x) such properties sold in the ordinary course of business since the dates of the respective financial statements referred to therein, (y) such properties otherwise sold as permitted by the terms of this Agreement and
(z) such Real Properties owned by the U.S. Borrower or any of its Subsidiaries which may be subject to immaterial defects of title which do not impair the use of such Real Property or the business conducted by the U.S. Borrower or such Subsidiary thereon), free and clear of all Liens, other than Permitted Liens.

                  7.19 Labor Relations. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries or, to the knowledge of any Senior Officer, threatened against any of them, before the National Labor Relations Board or any similar foreign tribunal or agency, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or any of its Subsidiaries or, to the knowledge of any Senior Officer, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Holdings or any of its Subsidiaries or, to the knowledge of any Senior Officer, threatened against Holdings or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as has not had, or could reasonably be expected to have, a Material Adverse Effect.

                  7.20 Tax Returns and Payments. Holdings and each of its Subsidiaries has timely filed (including applicable extensions) with the appropriate taxing authority, all material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of Holdings and each of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of Holdings and each of its Subsidiaries as a whole for the periods covered thereby. Holdings and each of its Subsidiaries have paid all material taxes payable by them other than those contested in good faith and adequately disclosed and for which adequate reserves have been established in accordance with U.S. GAAP. Except as set forth on Schedule XVIII hereto, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of any Senior Officer, threatened by any authority regarding any taxes relating to Holdings and each of its Subsidiaries. Except as set forth on
Schedule XVIII hereto, neither Holdings nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holdings or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

                  7.21 Scheduled Existing Indebtedness. Schedule IV sets forth a true and complete list of all Indebtedness of Holdings and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the Transaction and the incurrence of Loans on such date (exclusive of (i) Indebtedness pursuant to this Agreement and the other Credit Documents, (ii) Indebtedness pursuant to the Existing Senior Notes Documents, (iii) Indebtedness pursuant to the New Senior Notes Documents, (iv) intercompany Indebtedness pursuant to the Intercompany Distribution Transactions, (v) Indebtedness of Holdings and/or any of its Subsidiaries of the types described in clause (viii) of Section 9.04, (vi) Capitalized Lease Obligations arising under the lease entered into in connection with the Sale-Leaseback Transaction, (vii) obligations described in Section 9.04(xxii), and (viii) immaterial Contingent Obligations of Subsidiaries of the U.S. Borrower that represent guaranties of obligations other than Indebtedness), in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto) and the name of the respective borrower and any other entity which directly or indirectly guarantees such debt. Part A of Schedule IV lists all Indebtedness as described in the immediately preceding sentence which is owed to Persons other than Holdings or any of its Subsidiaries (after giving effect to the consummation of the Transaction) (with all such Indebtedness being herein called "Third Party Scheduled Existing Indebtedness") and Part B of
Schedule IV lists all Indebtedness as described in the immediately preceding sentence which is owed to Holdings and its Subsidiaries (after giving effect to the Transaction) (with all of such Indebtedness being herein called "Intercompany Scheduled Existing Indebtedness").

                  7.22 Insurance. Set forth on Schedule VIII hereto is a true, correct and complete summary of all insurance maintained by Holdings and its Subsidiaries on and as of the Initial Borrowing Date, with the amounts insured (and any deductibles) set forth therein.

                  7.23 Representations and Warranties in Other Documents. All representations and warranties set forth in the Merger Agreement and the New Senior Notes Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made pursuant thereto) and shall be true and correct in all material respects as of the Initial Borrowing Date as if such representations or warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such specified date.

                  7.24 Transaction. At the time of consummation thereof, each element of the Transaction shall have been consummated in all material respects in accordance with the terms of the relevant Documents therefor and all applicable laws. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate each element of the Transaction in accordance with the terms of the relevant Documents therefor and all applicable laws have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority that restrains, prevents, or imposes material adverse conditions upon the Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon any element of the Transaction, the occurrence of any Credit Event, or the performance by Holdings or any of its Subsidiaries of their respective obligations under the Documents and in accordance with all applicable laws.

                  7.25 Special Purpose Corporations. (a) Each of Holdings, and Acquisition Corp. was formed to effect the Transaction. Prior to the consummation of the Transaction, none of Holdings, or Acquisition Corp. had any significant assets or liabilities.

                  (b) Holdings has no significant assets (other than the capital stock of the U.S. Borrower and immaterial assets used for the performance of those activities permitted to be performed by Holdings pursuant to Section 9.01(b)) or liabilities (other than under this Agreement and the other Documents to which it is a party, those liabilities permitted to be incurred by Holdings pursuant to Section 9.01(b) and, as and when issued from time to time in accordance with the terms of this Agreement, under Shareholder Subordinated Notes).

                  (c) The Bermuda Partnership has no significant assets (other than Equity Interests of its Subsidiaries and the immaterial assets used for the performance of those activities permitted to be performed by it pursuant to Section 9.01(c)) or liabilities (other than under this Agreement and the other Credit Documents to which it is a party and those liabilities permitted to be incurred by it pursuant to Section 9.01(c)); provided that notwithstanding the foregoing, the Bermuda Partnership shall be permitted to (i) provide treasury, accounting, logistic and other administrative support services to its Affiliates on an arm's length basis and hold and retain cash earned in connection with the provision of such services and (ii) receive and hold additional cash and Cash Equivalents from its Subsidiaries and/or Affiliates, so long as, in the case of this clause (ii), same are promptly (and in any event within one Business Day of receipt thereof) loaned, distributed and/or contributed, subject to Section 9.01(d), to its Subsidiaries and/or Affiliates in accordance with the requirements of Section 9.05 of this Agreement.

                  7.26 Subordination. (a) The subordination provisions contained in the New Senior Notes Documents, the New 2010 Senior Notes Documents and the Existing Senior Notes Documents are enforceable against the U.S. Subsidiary Guarantors party thereto and the holders of the New Senior Notes, the New 2010 Senior Notes and the Existing Senior Notes, and all Guaranteed Obligations (as defined in the U.S. Subsidiaries Guaranty) of the U.S. Subsidiary Guarantors are within the definitions of "Guarantor Senior Debt" and "Designated Guarantor Senior Debt" included in such subordination provisions.

                  (b) On and after the execution and delivery of the Shareholder Subordinated Notes, the subordination provisions contained therein will be enforceable against Holdings and the holders of the Shareholder Subordinated Notes, and all Obligations of Holdings hereunder and under the other Credit Documents to which it is a party are within the definitions of "Senior Debt" included in such subordination provisions.


                  SECTION 8. Affirmative Covenants. Each Credit Agreement Party hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment and all Letters of Credit and Bank Guaranties have been terminated, and the Loans, Notes, Unpaid Drawings and Unreimbursed Payments, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

                  8.01 Information Covenants. Holdings will furnish, or will cause to be furnished, to the Administrative Agent (who shall furnish to each Lender):

                  (a)      [Intentionally deleted].

                  (b) Quarterly Financial Statements. Within 45 days after the close of the first three quarterly accounting periods in each Fiscal Year of Holdings, (i) (x) the consolidated balance sheet of Holdings and its Consolidated Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and of cash flows for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly accounting period, in each case (commencing with the financial statements to be delivered in respect of the 1st Fiscal Quarter of Fiscal Year 2004) setting forth comparative figures for the corresponding quarterly accounting period in the prior Fiscal Year and the budgeted figures for such quarterly period as set forth in the respective financial projections theretofore delivered pursuant to
         Section 8.01(d) (unless such quarterly period occurs prior to the delivery (or required delivery) of the first financial projections pursuant to Section 8.01(d) which include such quarterly accounting period), (y) the consolidated balance sheet of each Business Segment as at the end of such quarterly accounting period and the related consolidated statement of income of such Business Segment for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly accounting period, in each case (commencing with the financial statements to be delivered in respect of the 1st Fiscal Quarter of Fiscal Year 2004) setting forth comparative figures for the corresponding quarterly accounting period in the prior Fiscal Year, and (z) commencing with the 3rd Fiscal Quarter of Fiscal Year 2003, the consolidated balance sheets of the U.S. Dole Group and the Non-U.S. Dole Group as at the end of such quarterly accounting period and the related consolidated statements of income of each such group for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly accounting period, all of the foregoing of which shall be in reasonable detail and, in the case of the financial statements described in subclause (x) above, be certified by the senior financial officer or other Authorized Officer of Holdings that they fairly present in all material respects in accordance with U.S. GAAP the financial condition of Holdings and its Consolidated Subsidiaries as of the dates indicated and the results of their operations and/or changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes and (ii) management's discussion and analysis of the important operational and financial developments during such quarterly accounting period; provided, however, that for any quarterly accounting period for which the U.S. Borrower has filed a Form 10-Q Report with the SEC and the Chief Financial Officer or other Authorized Officer of Holdings has delivered to the Administrative Agent a certificate certifying that the Holdings Business Condition has been satisfied for such quarterly accounting period, the furnishing of (I) the U.S. Borrower's Form 10-Q Report filed with the SEC for such quarterly accounting period and (II) the consolidated balance sheet of each Business Segment as at the end of such quarterly accounting period and the related consolidated statement of income of such Business Segment for such quarterly accounting period, shall satisfy the requirements of subclause (i) and
         (ii) of this Section 8.01(b).

                  (c) Annual Financial Statements. Within 90 days after the close of each Fiscal Year of Holdings, (i) (x) the consolidated balance sheet of Holdings and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income and stockholders' equity and of cash flows for such Fiscal Year and (and commencing with the financial statements to be delivered in respect of Fiscal Year 2004) setting forth comparative consolidated figures for the preceding Fiscal Year and comparable budgeted figures for such Fiscal Year as set forth in the respective financial projections delivered pursuant to Section 8.01(d), (y) the consolidated balance sheet of each Business Segment as at the end of such Fiscal Year and the related consolidated statements of income of each Business Segment for such Fiscal Year and (commencing with the financial statements to be delivered in respect of Fiscal Year 2004) setting forth comparative consolidated figures for the preceding Fiscal Year and (z) the consolidated balance sheet of each of the U.S. Dole Group and the Non-U.S. Dole Group as at the end of such Fiscal Year and the related consolidated statements of income of each such group for such Fiscal Year and (commencing with the financial statements to be delivered in respect of Fiscal Year 2004) setting forth comparative consolidated figures for the preceding Fiscal Year, (ii) in the case of the financial statements referred to in subclause (i)(x) above (except for such comparable budgeted figures), together with a certification by Deloitte & Touche LLP or such other independent certified public accountants of recognized national standing as shall be acceptable to the Administrative Agent, in each case to the effect that (I) such statements fairly present in all material respects the financial condition of Holdings and its Consolidated Subsidiaries as of the dates indicated and the results of their operations and changes in financial position for the periods indicated in conformity with U.S. GAAP applied on a basis consistent with prior years and (II) in the course of its regular audit of the business of Holdings and its Consolidated Subsidiaries, which audit was conducted in accordance with U.S. GAAP (and made without qualification or expression of uncertainty, in each case as to going concern), no Default or Event of Default which has occurred and is continuing has come to their attention or, if such a Default or an Event of Default has come to their attention, a statement as to the nature thereof, and (iii) management's discussion and analysis of the important operational and financial developments during such Fiscal Year; provided, however, that for any Fiscal Year for which the U.S. Borrower has filed a Form 10-K Report with the SEC and the Chief Financial Officer or other Authorized Officer of Holdings has delivered to the Administrative Agent a certificate (x) certifying that the Holdings Business Condition has been satisfied during such Fiscal Year and (y) setting forth the aggregate amount of Dividends paid to Holdings by the U.S. Borrower during such Fiscal Year pursuant to Sections 9.06(iii), (iv) and (v), the furnishing of (I) the U.S. Borrower's Form 10-K Report filed with the SEC for such Fiscal Year and
         (II) the consolidated balance sheet of each Business Segment as at the end of such Fiscal Year and the related consolidated statement of income of such Business Segment for such Fiscal Year, shall satisfy the requirements of subclause (i) and (iii) of this Section 8.01(c).

                  (d) Financial Projections, etc. Not more than 45 days after the commencement of each Fiscal Year of Holdings (beginning with Fiscal Year 2004), financial projections in form reasonably satisfactory to the Administrative Agent (including projected statements of income, sources and uses of cash and balance sheets, taking into account any Significant Asset Sales intended to be consummated during such Fiscal Year) prepared by Holdings (i) for each of the four Fiscal Quarters of such Fiscal Year prepared in detail and
         (ii) for each of the immediately succeeding three Fiscal Years prepared in summary form, in each case, on a consolidated basis, for Holdings and its Consolidated Subsidiaries and setting forth, with appropriate discussion, the principal assumptions upon which such financial projections are based.

                  (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(b) and (c), a certificate of the Chief Financial Officer or other Authorized Officer of Holdings to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall (i) if delivered in connection with the financial statements required by Section 8.01(b) or
         (c), set forth (x) in reasonable detail the calculations required to establish whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 3.03, 4.02, 9.02, 9.04, 9.05, 9.06 and 9.08
         through and including 9.13 as at the end of such Fiscal Quarter or Fiscal Year, as the case may be, and (y) the calculation of the Leverage Ratio and the Bank Debt Leverage Ratio as at the last day of the respective Fiscal Quarter or Fiscal Year of Holdings, as the case may be, (ii) if delivered with the financial statements required by
         Section 8.01(c), set forth in reasonable detail the amount of (and the calculations required to establish the amount of) Excess Cash Flow for the respective Excess Cash Flow Payment Period and (iii) certify that there have been no changes to Annexes A through G of the U.S. Security Agreement, Annexes

         A through G of the U.S. Pledge Agreement and the annexes or schedules to any other Security Document, in each case since the Initial Borrowing Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 8.01(e), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (iii), only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents) and whether the Credit Agreement Parties and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Security Documents in connection with any such changes.

                  (f) Notice of Default or Litigation. Promptly, and in any event within five Business Days after a Senior Officer obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature and period of existence thereof and what action Holdings or such Subsidiary proposes to take with respect thereto, (ii) any litigation or proceeding pending or threatened (x) against Holdings or any of its Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect or (y) with respect to any New Senior Notes Document, New 2010 Senior Notes Document or Existing Senior Notes Document, (iii) any Material Governmental Investigation pending or threatened against Holdings or any of its Subsidiaries and
         (iv) any other event, change or circumstance which has had, or could reasonably be expected to have, a Material Adverse Effect.

                  (g) Management Letters. Promptly upon receipt thereof, a copy of any "management letter" submitted to Holdings or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the financial statements of Holdings or any of its Subsidiaries and management's responses thereto.

                  (h) Environmental Matters. Within five Business Days after a Senior Officer obtains knowledge of any of the following (but only to the extent that any of the following, either individually or in the aggregate, has had, or could reasonably be expected to have, (a) a Material Adverse Effect or (b) a remedial cost to Holdings or any of its Subsidiaries in excess of $15,000,000), written notice of:

                           (i) any pending or threatened Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries;

                           (ii) any condition or occurrence on any Real Property owned, leased or operated by Holdings or any of its Subsidiaries that (x) results in noncompliance by Holdings or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property;

                           (iii) any condition or occurrence on any Real Property owned, leased or operated by Holdings or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by Holdings or such Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law; and

                           (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by Holdings or any of its Subsidiaries.

         All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings' response or proposed response thereto. In addition, the U.S Borrower agrees to provide the Lenders (by delivery to the Administrative Agent) with copies of such detailed reports relating to any of the matters set forth in clauses (i)-(iv) above as may reasonably be requested by the Administrative Agent or any Lender.

                  (i) Reports. Within 3 Business Days following transmission thereof, copies of any filings and registrations with, and reports to, the SEC by Holdings or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as Holdings or any of its Subsidiaries shall send generally to the holders of Indebtedness or (following the public issuance of Equity Interests of Holdings or any of its Subsidiaries) their Equity Interests in their capacity as such holders (to the extent not theretofore delivered to the Lenders pursuant to this Agreement).

                  (j) New Subsidiaries; etc. Within 45 days after the close of each of the first three Fiscal Quarters of each Fiscal Year of Holdings and within 90 days after the close of each Fiscal Year of Holdings, (w) a list showing each Material Foreign Subsidiary of Holdings which has not theretofore become party to the Foreign Subsidiaries Guaranty or any Security Document, (x) a list showing each Subsidiary of Holdings established, created or acquired during the respective Fiscal Quarter or Fiscal Year (and specifying whether such Subsidiary is a Material Foreign Subsidiary), and each Subsidiary which has had any Equity Interests transferred during the respective Fiscal Quarter or Fiscal Year (in each case describing in reasonable detail the respective transfer of Equity Interests), in each case naming the direct owner of all Equity Interests in such Subsidiary and describing such Equity Interests in reasonable detail, and certifying that each such Subsidiary, and each Credit Party which owns any Equity Interests therein, has taken all actions, if any, required pursuant to Sections
         8.11 and 9.17 and the relevant Security Documents and certifying Holdings' compliance with the provisions of Section 8.19, (y) a list of each Domestic Subsidiary of Holdings, if any, which has not been transferred to Holdings or one or more Qualified U.S. Obligors pursuant to the requirements of Section 8.19(a) (by virtue of the first proviso to the second sentence of said Section 8.19(a)), and specifically stating the reasons therefor, and (z) a list of each Foreign Subsidiary organized under any Qualified Non-U.S. Jurisdiction, if any, which has not been transferred to one or more Qualified Non-U.S. Obligors pursuant to the requirements of Section 8.19(b) (by reason of the first proviso to the first sentence of said Section 8.19(b)), and specifically stating the reasons therefor.

                  (k) Annual Meetings with Lenders. At the request of the Administrative Agent, Holdings shall, within 120 days after the close of each Fiscal Year of Holdings (beginning with the Fiscal Year ended nearest to December 31, 2003), hold a meeting (which may be by conference call or teleconference), at a time and place selected by Holdings and reasonably acceptable to the Administrative Agent, with all of the Lenders that choose to participate, to review the financial results of the previous Fiscal Year and the financial condition of Holdings and its Subsidiaries and the budgets presented for the current Fiscal Year of Holdings and its Subsidiaries.

                  (l) Notice of Commitment Reductions and Mandatory Repayments. On or prior to the date of any reduction to Commitments or any mandatory repayment of outstanding Term Loans pursuant to Sections 4.02(c) through (g), inclusive, Holdings or the U.S. Borrower shall provide written notice of the amount of the respective reduction or repayment, as the case may be, to the Commitments or the outstanding Term Loans, as applicable, and the calculations therefor (in reasonable detail).

                  (m) Compliance with Section 13.19. On or prior to the 90th day after the Initial Borrowing Date, an appropriate officer in the legal department of Holdings or the U.S. Borrower shall provide a written certification of compliance with all post-closing requirements set forth in Section 13.19 (including those actions required pursuant to Schedule XIV), specifically listing any items where such compliance has not yet occurred (and, with respect to any such items where compliance has not yet occurred, stating the time frame in which it is expected that such actions shall be taken and the reasons such actions have not been completed). Without excusing any failure to comply with
         Section 13.19, if the certification provided above does not establish complete compliance with all requirements of Section 13.19 (and
         Schedule XIV), Holdings or the U.S. Borrower shall cause an appropriate officer in its legal department to furnish monthly updates thereafter, in each case showing in reasonable detail all compliances (and any non-compliances) with the requirements of Section 13.19. Such certifications shall no longer be required after the date upon which Holdings or the U.S. Borrower certifies that all actions required be taken pursuant to Section 13.19 (and Schedule XIV) have been completed.

                  (n) Hedging Agreements. At the time of the delivery of the financial statements provided for in Section 8.01(c), a schedule of all Interest Rate Protection Agreements and Other Hedging Agreements entered into by Holdings or any of its Subsidiaries with any Lender and/or any of its affiliates.

                  (o) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to Holdings or its Subsidiaries as the Administrative Agent or any Lender may reasonably request; provided that the tax opinion delivered by Deloitte & Touche LLP pursuant to Section 5.20(f) shall only be made available for review by any Lender requesting same at the headquarters of Holdings.

                  8.02 Books, Records and Inspections. Each Credit Agreement Party will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries which permit the preparation of financial statements in accordance with U.S. GAAP and which conform to all requirements of law, shall be made of all dealings and transactions in relation to its business and activities. Each Credit Agreement Party will, and will cause each of its Subsidiaries to, permit officers and designated representatives of any Agent or, if any Specified Default or any Event of Default then exists, any Lender, to visit and inspect, under guidance of officers of such Credit Agreement Party or such Subsidiary, any of the properties of such Credit Agreement Party or such Subsidiary, and to examine the books of account of such Credit Agreement Party or such Subsidiary and discuss the affairs, finances and accounts of such Credit Agreement Party or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as such Agent or such Lender may reasonably request.

                  8.03 Insurance. (a) Each Credit Agreement Party will, and will cause each of its Subsidiaries to, (i) maintain, with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (ii) furnish to the Administrative Agent, upon request by the Administrative Agent or any Lender, full information as to the insurance carried. Such insurance shall in any event include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis and business interruption insurance.

                  (b) Each Credit Agreement Party will, and will cause each of its Subsidiaries to, at all times keep the respective property of such Credit Agreement Party and its Subsidiaries insured in favor of the Collateral Agent, and all policies or certificates with respect to such insurance (and any other insurance maintained by, or on behalf of, any Credit Agreement Party or any of its Subsidiaries) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as certificate holder, mortgagee and loss payee with respect to real property, certificate holder and loss payee with respect to personal property, additional insured with respect to general liability and umbrella liability coverage and certificate holder with respect to workers' compensation insurance), (ii) shall state that such insurance policies shall not be canceled or materially changed without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent and (iii) shall be deposited with the Collateral Agent.

                  (c) If any Credit Agreement Party or any of its Subsidiaries shall fail to maintain all insurance in accordance with this
Section 8.03, or if any Credit Agreement Party or any of its Subsidiaries shall fail to so name the Collateral Agent as an additional insured, mortgagee or loss payee, as the case may be, or so deposit all certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon ten Business Days' notice to Holdings or the U.S. Borrower, to procure such insurance, and the Credit Agreement Parties agree jointly and severally to reimburse the Administrative Agent or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance.

                  8.04 Payment of Taxes. Each Credit Agreement Party will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Credit Agreement Parties or any of their Subsidiaries not otherwise permitted under Section 9.03(i); provided that no Credit Agreement Party or any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with U.S. GAAP.

                  8.05 Existence; Franchises. Each Credit Agreement Party will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, authorities to do business, licenses, certifications, accreditations and patents; provided, however, that nothing in this Section 8.05 shall prevent (i) sales of assets and other transactions by Holdings or any of its Subsidiaries in accordance with Section 9.02, (ii) the withdrawal by Holdings or any of its Subsidiaries of its qualification as a foreign corporation, partnership or limited liability company, as the case may be, in any jurisdiction where such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or
(iii) the dissolution of the Excluded Domestic Subsidiary or any Excluded Foreign Subsidiary and; provided further, that this Section 8.05 shall not apply to any Foreign Credit Party organized under the laws of Bermuda.

                  8.06 Compliance with Statutes; etc. (a) Each Credit Agreement Party will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except for such noncompliances as, individually or in the aggregate, have not had, and could not reasonably be expected to have, a Material Adverse Effect.

                  (b) Within 5 Business Days after each Credit Agreement Party is required by applicable law, statute, rule or regulation, such Credit Agreement Party shall file (or cause to be filed) with the SEC all reports, financial information and certifications required by applicable law, statute, rule or regulation.

                  8.07 Compliance with Environmental Laws. (a) (i) Each Credit Agreement Party will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property and vessels now or hereafter owned, leased or operated by such Credit Agreement Party or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property and vessels free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) neither any Credit Agreement Party nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of, Hazardous Materials on any Real Property or vessels owned, leased or operated by such Credit Agreement Party or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except as required in the ordinary course of business of Holdings and its Subsidiaries as conducted on the Effective Date and as allowed by (and in compliance with) applicable law or regulation and except for any failures to comply with the requirements specified in clause (i) or (ii) above, which, either individually or in the aggregate, have not had, and could not reasonably be expected to have, a Material Adverse Effect. If Holdings or any of its Subsidiaries, or any tenant or occupant of any Real Property or vessel owned, leased or operated by Holdings or any of its Subsidiaries, causes or permits any intentional or unintentional act or omission resulting in the presence or Release of any Hazardous Material (except in compliance with applicable Environmental Laws), each Credit Agreement Party agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property or vessel except where the failure to do so has not had, and could not reasonably be expected to have, a Material Adverse Effect.

                  (b) At the written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor (which may not simply be a desire for periodic review), at any time and from time to time, the Credit Agreement Parties will provide, at their sole cost and expense, an environmental site assessment report concerning any Real Property now or hereafter owned, leased or operated by Holdings or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, addressing the matters which gave rise to such request and estimating the potential costs of any removal, remedial or other corrective action in connection with any such matter. If a Credit Agreement Party fails to provide the same within 45 days after such request was made, the Administrative Agent may order the same, and the Credit Agreement Parties shall grant and hereby do grant, to the Administrative Agent and the Lenders and their agents, access to such Real Property and specifically grant the Administrative Agent and the Lenders and their agents an irrevocable non-exclusive license, subject to the right of tenants, to undertake such an assessment, all at the Credit Agreement Parties' joint and several expense.

                  8.08 ERISA. As soon as possible and, in any event, within twenty (20) Business Days after Holdings, any Subsidiary of Holdings or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holdings will deliver to the Administrative Agent written notice of the chief financial officer, vice president of human resources or other Authorized Officer of the U.S. Borrower setting forth, to the extent known, and in reasonable detail, such occurrence and the action, if any, that Holdings, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed by Holdings, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with, the PBGC or any other governmental agency, or a Plan or Multiemployer Plan participant, and any notices received by Holdings, such Subsidiary or ERISA Affiliate from the PBGC or other governmental agency or a Plan or Multiemployer Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that Holdings has previously delivered to the Administrative Agent a notice (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in
Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection ..62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is
reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Multiemployer Plan or Foreign Pension Plan has been made more than sixty (60) days late; that a Plan or Multiemployer Plan has been or may be involuntarily terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan or Multiemployer Plan has a material Unfunded Current Liability; that involuntary proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that an involuntary proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan or Multiemployer Plan; that Holdings, any Subsidiary of Holdings or any ERISA Affiliate will or may incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan or Multiemployer Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that Holdings or any Subsidiary of Holdings may incur any liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan in addition to the liability that existed on the Initial Borrowing Date pursuant to any such plan or plans by an amount that would be material to Holdings or any Subsidiary of Holdings. To the extent that the financial statements set forth with particularity a liability for which notice would otherwise be required to be given hereunder, a separate notice thereof shall not be required hereunder. At the request of the Administrative Agent, Holdings and the U.S. Borrower will deliver to the Administrative Agent copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. Holdings and the U.S. Borrower will also deliver upon written request to the Administrative Agent a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any notices delivered to the Administrative Agent pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other government agency, and any material notices received by Holdings, any Subsidiary of Holdings or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan or received from any government agency or plan administrator or sponsor or trustee with respect to any Multiemployer Plan, shall, upon request of the Administrative Agent, be delivered to the Administrative Agent no later than twenty (20) Business Days after the date of such request. Holdings and each of its applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtain or retain (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing has not had, and could not reasonably be expected to have, a Material Adverse Effect.

                  8.09 Good Repair. Each Credit Agreement Party will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment required to be used in its business are kept in reasonably good repair, working order and condition, ordinary wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

                  8.10 End of Fiscal Years; Fiscal Quarters. Each Credit Agreement Party will cause (i) each of its, and each of its Subsidiaries', fiscal years to end on the Saturday closest to December 31 of each calendar year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on the last day of each period described in the definition of "Fiscal Quarter"; provided that Foreign Subsidiaries of Holdings (other than the Bermuda Borrower and the Bermuda Partnership) shall not be required to maintain the fiscal year and fiscal quarter ends described above if it is not practicable for such Foreign Subsidiary to maintain same as a result of foreign statutes, rules or law applicable to such Foreign Subsidiary.

                  8.11 Additional Security. Additional Guaranties; Actions with Respect to Non-Guarantor Subsidiaries; Further Assurances. (a) Each Credit Agreement Party will, and will cause its Subsidiaries which are Credit Agreement Parties or Subsidiary Guarantors to, grant to the Collateral Agent security interests and mortgages (each, an "Additional Mortgage") in: (i) such fee-owned (or the equivalent) Real Property acquired by such Person after the Initial Borrowing Date and having a value (for such purpose, using the initial purchase price paid by such Person for such Real Property) in excess of $10,000,000 which is not covered by the original Mortgages or Foreign Security Agreements, as appropriate, and (ii) such Leasehold Properties to which a respective landlord has granted its consent to the delivery of a Mortgage over such Leasehold Properties (each such Real Property, an "Additional Mortgaged Property"); provided however that if the aggregate value of all Second-Tier Material Real Properties (for such purpose, using the initial purchase price paid by such Person for the respective Second-Tier Material Real Property) acquired by such Persons after the Initial Borrowing Date which are not then covered by Mortgages or Foreign Security Agreements, as appropriate, equals or exceeds $20,000,000, each Credit Agreement Party and each Subsidiary Guarantor shall grant to the Collateral Agent security interests and mortgages in all such Second-Tier Material Real Properties owned by any such Person which are not then covered by Mortgages or Foreign Security Agreements, as appropriate (and not just those required to reduce the aggregate value of all Second-Tier Material Real Properties (determined as provided above) at such time below $20,000,000). All such Additional Mortgages shall be granted pursuant to documentation substantially in the form of a relevant existing Mortgage or, in the case of Additional Mortgaged Properties located in a jurisdiction outside the United States, the relevant Foreign Security Agreement covering Real Property located in such jurisdiction (if any) delivered to the Administrative Agent on the Initial Borrowing Date or in such other form as is reasonably satisfactory to the Administrative Agent and shall constitute valid and enforceable first priority perfected Liens, superior to and prior to the rights of all third Persons and subject to no other Liens (except as are permitted by Section 9.03), in favor of the Collateral Agent (or such other trustee or sub-agent as may be required or desired under local law). The Additional Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to create, maintain, effect, perfect, preserve, maintain and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full.

                  (b) Each Credit Agreement Party will, and will cause each of its Subsidiaries to, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, confirmatory conveyances, financing statements, transfer endorsements, confirmatory powers of attorney, certificates, reports and other assurances or confirmatory instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require pursuant to this
Section 8.11. Furthermore, each Credit Agreement Party will cause to be delivered to the Collateral Agent such opinions of counsel and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 8.11 has been complied with.

                  (c) Subject to the provisions of following clauses (g) and (h), if (w) at any time any Domestic Subsidiary of Holdings is created, established or acquired, such Subsidiary shall be required to execute and deliver counterparts of the U.S. Subsidiaries Guaranty, the Intercompany Subordination Agreement and such Security Documents as would have been entered into by the respective Subsidiary if same had been a U.S. Subsidiary Guarantor on the Initial Borrowing Date, and in each case shall take all action in connection therewith as would otherwise have been required to be taken pursuant to Section 5 if such Subsidiary had been a U.S. Subsidiary Guarantor on the Initial Borrowing Date, (x) at any time any Subsidiary of Holdings organized under the laws of any Qualified Non-U.S. Jurisdiction is created, established or acquired, such Subsidiary shall be required to execute and deliver counterparts of the Foreign Subsidiaries Guaranty, the Intercompany Subordination Agreement and such Security Documents as would have been entered into by the respective Subsidiary if same had been a Foreign Subsidiary Guarantor on the Initial Borrowing Date (determined in accordance with the criteria described in Sections 5.15, 5.17 and 5.18(b)), and in each case shall take all action in connection therewith as would otherwise have been required to be taken pursuant to Section 5 if such Subsidiary had been a Foreign Subsidiary Guarantor on the Initial Borrowing Date, (y) at any time any Subsidiary of Holdings organized under the laws of any Non-Qualified Jurisdiction in which a Foreign Subsidiary Guarantor was organized on the Initial Borrowing Date is created, established or acquired, such Subsidiary shall be required to execute and deliver counterparts of the Foreign Subsidiaries Guaranty and, in each case, unless the Administrative Agent otherwise agrees based on advice of local counsel, the Intercompany Subordination Agreement and such Security Documents as would have been entered into by the respective Subsidiary if same had been a Foreign Subsidiary Guarantor organized under the laws of such Non-Qualified Jurisdiction on the Initial Borrowing Date (determined in accordance with the criteria described in Sections 5.15, 5.17 and 5.18(b)), and in each case shall take all action in connection therewith as would otherwise have been required to be taken pursuant to Section 5 if such Subsidiary had been a Foreign Subsidiary Guarantor organized under the laws of such Non-Qualified Jurisdiction on the Initial Borrowing Date and (z) if at any time after the Initial Borrowing Date any jurisdiction is added to the list of Qualified Jurisdictions in accordance with the definition thereof contained herein, then at the time of such designation each Foreign Subsidiary of Holdings organized under the laws of such Qualified Jurisdiction (with such exceptions as may be satisfactory to the Administrative Agent or the Required Lenders) shall be required to become a Foreign Subsidiary Guarantor and take all actions specified in preceding clause (x). Furthermore, subject to the provisions of the following clause (h), the Administrative Agent or the Required Lenders may at any time request that one or more Subsidiaries of Holdings organized under the laws of one or more jurisdictions which are not Qualified Jurisdictions become Foreign Subsidiary Guarantors, in which case the Credit Agreement Parties shall cause each such Subsidiary which has been specifically requested to become a Foreign Subsidiary Guarantor to take all actions as are specified in clause
(x) of the immediately preceding sentence, provided that no Subsidiary of Holdings shall be required to take such actions if, and to the extent that, based upon written advice of local counsel reasonably satisfactory to the Administrative Agent, Holdings and/or such Subsidiary concludes that the taking of such actions would violate the laws of the jurisdiction in which the respective Subsidiary is organized, provided further, that if steps (such as limiting the amount guaranteed) can be taken so that such violation would not exist, then if requested by the Administrative Agent or the Required Lenders, the respective Subsidiary shall enter into a modified Foreign Subsidiaries Guaranty which provides, to the maximum extent permissible under applicable law, as many of the benefits as are provided pursuant to the Foreign Subsidiaries Guaranty executed and delivered on the Initial Borrowing Date as is possible.

                  (d) In addition to the requirements contained in the Pledge Agreements, each Credit Agreement Party agrees to pledge and deliver, or cause to be pledged and delivered, all of the Equity Interests owned by any Credit Party of each new Unrestricted Subsidiary of Holdings established or created (and each Subsidiary of Holdings which becomes an Unrestricted Subsidiary) after the Initial Borrowing Date to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreements, provided that, subject to the provisions of Section 8.12, in the case of any Foreign Unrestricted Subsidiary that is a corporation (or treated as such for U.S. tax purposes) which is owned by a U.S. Credit Party, not more than 65% of the total outstanding voting Equity Interests of such Person shall be required to be pledged in support of such U.S. Credit Party's obligations (x) as a Borrower under the Credit Agreement (in the case of the U.S. Borrower) or (y) under its Guaranty in respect of the Obligations of the U.S. Borrower (in the case of the other U.S. Credit Parties).

                  (e) Following any request by the Administrative Agent or the Required Lenders, Holdings or any of its Subsidiaries, shall, to the maximum extent permitted by applicable law (but subject to the proviso to preceding clause (d), to the extent applicable), (x) grant security interests in such of their Property (other than Excluded Collateral) as may be requested by the Administrative Agent or the Required Lenders, as the case may be, in which perfected security interests do not already exist pursuant to the Security Documents theretofore executed and delivered and, in connection therewith, the Credit Agreement Parties shall, or shall cause the relevant Subsidiaries of Holdings to, execute and deliver counterparts of (and thereby become parties to) the applicable Security Documents and/or Additional Security Documents, in each case in form and substance reasonably satisfactory to the Administrative Agent and/or (y) with respect to pledges of Equity Interests of, or promissory notes issued by, Persons described in Section 13.20, take such action (including, without limitation, the execution of Additional Security Documents, the making of filings, etc.) under the local law of the Person whose Equity Interests or promissory notes are pledged as may be requested in order to create, preserve, protect or perfect security interests in such Equity Interests and/or promissory notes.

                  (f) The security interests required to be granted pursuant to Sections 8.11(c), (d) and (e) shall be granted pursuant to the respective Security Documents already executed and delivered by the Credit Parties (or other security documentation substantially similar to such Security Documents or otherwise reasonably satisfactory in form and substance to the Collateral

Agent) and shall constitute valid and enforceable first priority perfected security interests prior to the rights of all third Persons and subject to no other Liens (other than Permitted Lines). The Credit Agreement Parties shall (or shall cause their respective Subsidiaries), (i) at their own expense, to (x) execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation, perfection, maintenance, preservation and protection of the Liens on its assets intended to be created pursuant to the relevant Security Documents and (y) take all other actions reasonably requested by the Collateral Agent (including, without limitation, the furnishing of legal opinions) in connection with the granting of the security interests required pursuant to Sections 8.11(c), (d) and (e) and
(ii) pay in full all taxes, fees and other charges payable in connection with the granting of the security interests required pursuant to Sections 8.11(c),
(d) and (e).

                  (g) Each Credit Agreement Party agrees that each action required above by Section 8.11(a) or (b) shall be completed as soon as possible, but in no event later than 90 days (or, in the case of actions relating to assets located outside the United States, such greater number of days (not to exceed 120 days) as the Administrative Agent shall agree to in its sole and absolute discretion in any given case) after such action is requested to be taken by the Administrative Agent or the Required Lenders. Each Credit Agreement Party further agrees that (x) each action required above by Section 8.11(c), (d) and (f) with respect to a newly formed, created or acquired Subsidiary, or with respect to any Subsidiary which is located in a jurisdiction newly-designated as a Qualified Jurisdiction or which becomes an Unrestricted Subsidiary, shall be completed contemporaneously with the formation, creation or acquisition of such Subsidiary, the date of the addition of the respective jurisdiction to the list of Qualified Jurisdictions or the date such Subsidiary becomes an Unrestricted Subsidiary, as the case may be, (provided that, (x) in the case of a Shell Corporation formed, created or established by the U.S. Borrower or any of its Subsidiaries, such actions shall not be required to be taken (so long as same remains a Shell Corporation) until 60 days after the formation, creation or establishment of such Shell Corporation and (y) in the case of a newly-formed Subsidiary organized in (i) a Qualified Non-U.S. Jurisdiction or (ii) a Non-Qualified Jurisdiction in which an existing Foreign Subsidiary Guarantor is organized, to defer the execution and delivery of Security Documents (but not counterparts of the Foreign Subsidiaries Guaranty or the Intercompany Subordination Agreement) if the gross book value of its assets (determined as of the last day of the calendar month then last ended) is less than $10,000,000, until (and only until) the aggregate gross book value of all newly-formed Subsidiaries which have not executed Security Documents in reliance on this proviso (determined as of the last day of the calendar month then last ended) exceeds $20,000,000, at which time all such excluded Subsidiaries (and not just those Subsidiaries required to reduce the aggregate gross book value of such excluded Subsidiaries to below $20,000,000) shall execute the required Security Documents) and (y) all actions required to be taken pursuant to the last sentence of Section 8.11(c) and Section 8.11(e) shall be taken as promptly as practicable, and in any event within 45 days, after Holdings or the U.S. Borrower receives the respective request from the Administrative Agent or the Required Lenders.

                  (h) Notwithstanding anything to the contrary contained in clauses (c) through (g) above, to the extent the taking of any action as described above by a new Subsidiary acquired pursuant to a Permitted Acquisition, which is subject to Permitted Acquired Debt which at such time remains in existence as permitted by Section 9.04(vi), then to the extent that the terms of the respective Permitted Acquired Debt prohibit the taking of any actions which would otherwise be required of such Subsidiary by this Section 8.11, then the time for taking the respective actions (to the extent prohibited by the terms of the respective Permitted Acquired Debt) shall be extended until 10 Business Days after the earlier of (i) the date of repayment of such Permitted Acquired Debt and (ii) the first date on which the taking of such actions would not violate the terms of the respective issue of Permitted Acquired Debt. To the extent the terms of any Permitted Acquired Debt prohibits the taking of actions otherwise required by this Section 8.11, upon the request of the Administrative Agent or the Required Lenders, each Credit Agreement Party shall, or shall cause the respective Subsidiaries of Holdings to, (x) prepay any such Permitted Acquired Debt which is permitted to be prepaid and/or (y) use reasonable efforts to obtain such consents or approvals as are needed so that the taking of the actions otherwise specified in this Section 8.11 would not violate the terms of the respective issue of Permitted Acquired Debt. Furthermore, to the extent any Subsidiary which is not a Wholly-Owned Subsidiary is acquired pursuant to a Permitted Acquisition (in accordance with the limitations contained in the definition thereof) or as a result of Investments made pursuant to Section 9.05(xiv), then for so long as such Subsidiary is not a Wholly-Owned Subsidiary, to the extent Holdings in good faith determines that the respective Subsidiary is not able, under applicable requirements of law (whether because of fiduciary duties under applicable law or other requirements of applicable law) to execute and deliver a Subsidiaries Guaranty or one or more Security Documents, the respective such Subsidiary shall not be required to become a Subsidiary Guarantor or execute and deliver such Security Documents as otherwise required above.

                  (i) Within 30 days following the request of the Administrative Agent, the Collateral Agent or the Required Lenders, the Credit Agreement Parties shall cause each Fee Capped Foreign Subsidiary Guarantor (to the maximum extent permitted by applicable law) to (x) enter into such amendments and/or modifications to the relevant Credit Documents to which such Fee Capped Foreign Subsidiary Guarantor is a party to cause the guaranty amount or the secured obligations thereunder, as applicable, to equal 110% of the fair market value of the Property owned or held by such Fee Capped Foreign Subsidiary Guarantor and (y) pay all registration, notorial and other fees, all taxes and all other amounts as may be required in connection with the increase in amount of the guaranty and/or the secured obligations under such Credit Documents.

                  (j) In the event that the Administrative Agent or the Required Lenders at any time after the Initial Borrowing Date determine in their reasonable discretion (whether as a result of a position taken by an applicable bank regulatory agency or official, or otherwise) that real estate appraisals satisfying the requirements set forth in 12 C.F.R., Part 34-Subpart C, or any successor or similar statute, role, regulation, guideline or order (any such appraisal, a "Required Appraisal") are or were required to be obtained, or should be obtained, in connection with any U.S. Mortgaged Property or U.S. Mortgaged Properties, then, within 90 days after receiving written notice thereof from the Administrative Agent or the Required Lenders, as the case may be, Holdings shall cause such Required Appraisal to be delivered, at the expense of Holdings, to the Administrative Agent, which Required Appraisal, and the respective appraiser, shall be satisfactory to the Administrative Agent.

                  8.12 Foreign Subsidiaries Security. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for Holdings reasonably acceptable to the Administrative Agent and the Required Lenders does not within 30 days after a request from the Administrative Agent or the Required Lenders deliver evidence, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, that (i) a pledge of 66-2/3% or more of the total combined voting power of all classes of Equity Interests entitled to vote of any Foreign Unrestricted Subsidiary owned by a U.S. Credit Party which has not already had all of its Equity Interests pledged pursuant to the U.S. Pledge Agreement or a Local Law Pledge Agreement, as applicable, to secure all of the Obligations (as defined in the respective such Security Document), (ii) the entering into by a Foreign Subsidiary Guarantor of a pledge agreement in substantially the form of the U.S. Pledge Agreement, (iii) the entering into by a Foreign Subsidiary Guarantor of a security agreement in substantially the form of the U.S. Security Agreement and
(iv) the entering into by a Foreign Subsidiary Guarantor of a guaranty in substantially the form of the U.S. Subsidiaries Guaranty, in any such case would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent or a deemed disposition of the shares of stock of such Foreign Subsidiary for Federal income tax purposes, then (I) in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Unrestricted Subsidiary's outstanding Equity Interests owned or held by a U.S. Credit Party and not theretofore pledged pursuant to the U.S. Pledge Agreement or a Local Law Pledge Agreement, as applicable, to secure all of the Obligations (as defined in the respective such Security Document) shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the U.S. Pledge Agreement or the relevant Local Law Pledge Agreement (or another pledge agreement in substantially similar form, if needed), (II) in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary Guarantor shall execute and deliver the U.S. Pledge Agreement (or another pledge agreement in substantially similar form, if needed), granting to the Collateral Agent for the benefit of the Secured Creditors a security interest in all of the capital stock, other Equity Interests and promissory notes owned by such Foreign Subsidiary (other than Excluded Collateral) and securing the Obligations of the U.S. Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and, in the event the U.S. Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary Guarantor, the obligations of such Foreign Subsidiary Guarantor thereunder, (III) in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary Guarantor shall execute and deliver the U.S. Security Agreement (or another security agreement in substantially similar form, if needed) granting to the Collateral Agent for the benefit of the Secured Creditors a security interest in all of such Foreign Subsidiary Guarantor's assets (other than the capital stock, other Equity Interests and promissory notes owned by such Foreign Subsidiary and such assets which constitute Excluded Collateral) and securing the obligations of the U.S. Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and, in the event the U.S. Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary Guarantor, the obligations of such Foreign Subsidiary Guarantor thereunder, and
(IV) in the case of a failure to deliver the evidence described in clause (iv) above, such Foreign Subsidiary Guarantor shall execute and deliver the U.S. Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the U.S. Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement, in each case to the extent that the entering into of the U.S. Pledge Agreement, the U.S. Security Agreement or the U.S. Subsidiaries Guaranty (or similar such agreement or guaranty) is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 8.12 to be in form and substance reasonably satisfactory to the Administrative Agent and/or the Required Lenders. Notwithstanding anything to the contrary contained in this
Section 8.12, no Foreign Subsidiary shall be required to comply with the provisions of this Section 8.12 if the tax advisors for Holdings or such Subsidiary determine that there is a reasonable likelihood that such Foreign Subsidiary is, or has ever been, a passive foreign investment company within the meaning of Section 1297 of the Code.

                  8.13 Use of Proceeds. Holdings will, and will cause each of its Subsidiaries to, use the proceeds of the Loans for the purposes specified in
Section 7.05. No Credit Agreement Party will, nor will it permit any of its Subsidiaries to, use any of the proceeds of the Loans, any Letter of Credit or any Bank Guaranty to finance the acquisition of any Person that has not been approved and recommended by the board of directors (or functional equivalent thereof) or the requisite shareholders of such Person.

                  8.14 Ownership of Subsidiaries. (a) Notwithstanding anything to the contrary contained in this Agreement, (x) Holdings shall at all times own directly 100% of the capital stock of the U.S. Borrower (other than Qualified Preferred Stock of the U.S. Borrower issued in accordance with the requirements of Section 9.15(d) and held by a Section 461(f) Trust), (y) the U.S. Borrower shall at all times own directly or indirectly 100% of the capital stock of the Bermuda Borrower and (z) subject to the proviso to the first sentence of Section 8.19(a), Holdings shall at all times own directly or indirectly (through one or more Wholly-Owned Domestic Subsidiaries (as opposed to through Foreign Subsidiaries)) all of the capital stock or other Equity Interests (to the extent owned by Holdings or any of its Subsidiaries) of each Domestic Subsidiary of Holdings.

                  (b) Holdings shall at all times own, directly or indirectly, 100% of the capital stock or other Equity Interests of its Subsidiaries (except to the extent (u) with respect to the U.S. Borrower, shares of Qualified Preferred Stock of the U.S. Borrower are issued and contributed to a Section 461(f) Trust in accordance with the requirements of this Agreement,
(v) with respect to Foreign Subsidiaries, directors' qualifying shares and other nominal amounts of shares required by applicable law to be held by Persons (other than directors) are issued from time to time (so long as the respective Subsidiary continues to constitute a Wholly-Owned Subsidiary of Holdings), (w) 100% of the capital stock or other Equity Interests of any such Subsidiary are sold, transferred or otherwise disposed of pursuant to a transaction permitted by Section 9.02, (x) less than 100% of the capital stock or other Equity Interests are acquired in the respective Subsidiary pursuant to a Permitted Acquisition which meets the criteria specified in the definition of Permitted Acquisition contained herein, (y) such capital stock or other Equity Interests are acquired pursuant to an Investment permitted by Sections 9.05(xvi) and (xx) or (z) set forth on Schedule VII).

                  8.15 Permitted Acquisitions. (a) Subject to the provisions of this Section 8.15 and the requirements contained in the definition of Permitted Acquisition, the U.S. Borrower and any of its Wholly-Owned Subsidiaries may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition):
(i) no Default or Event of Default shall be in existence at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) the U.S. Borrower shall have given the Administrative Agent (on behalf of the Lenders) at least 10 Business Days' prior written notice of the proposed Permitted Acquisition; (iii) calculations are made by the U.S. Borrower of compliance with the covenants contained in Sections 9.08, 9.09, 9.10, 9.11 and 9.13 for the respective Calculation Period on a Pro Forma Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions and Significant Asset Sales theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such calculations shall show that such financial covenants would have been complied with if the Permitted Acquisition had occurred on the first day of such Calculation Period (for this purpose, if the first day of the respective Calculation Period occurs prior to the Initial Borrowing Date, calculated as if the covenants contained in said Sections 9.08, 9.09, 9.10, 9.11 and 9.13 had been applicable from the first day of the Calculation Period), (iv) based on good faith projections prepared by the U.S. Borrower for the period from the date of the consummation of the respective Permitted Acquisition to the date which is one year thereafter, the level of financial performance measured by the financial covenants set forth in Sections 9.08, 9.09, 9.10, 9.11 and 9.13 shall be better than or equal to such level as would be required to provide that no Event of Default would exist under the financial covenants contained in such Sections 9.08, 9.09, 9.10, 9.11 and 9.13 as compliance with such financial covenants would be required through the date which is one year from the date of the consummation of the respective Permitted Acquisition; (v) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; (vi) the U.S. Borrower provides to the Administrative Agent (on behalf of the Lenders) as soon as available but not later than 5 Business Days after the execution thereof, a copy of any executed purchase agreement or similar agreement with respect to such Permitted Acquisition; (vii) the Maximum Permitted Consideration payable in connection with the proposed Permitted Acquisition (for such purpose, treating any related Permitted Acquisitions theretofore effected as a single Permitted Acquisition) does not exceed $100,000,000; provided that on the date of delivery to the Administrative Agent (on behalf of the Lenders) by the U.S. Borrower of an officer's certificate in connection with a proposed Permitted Acquisition (together with related calculations) showing compliance with a Leverage Ratio of 3.75:1.0 or less at such time, determined on a Pro Forma Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions and Significant Asset Sales theretofore consummated after the first day of the Calculation Period then last ended) had occurred on the first day of such Calculation Period, the $100,000,000 basket amount set forth above in this clause (vii) shall be increased to $150,000,000; (viii) after giving effect to such Permitted Acquisition and the payment of all post-closing purchase price adjustments required (in the good faith determination of Holdings) in connection with such Permitted Acquisition (and all other Permitted Acquisitions for which such purchase price adjustments may be required to be made) and all capital expenditures (and the financing thereof) reasonably anticipated by Holdings to be made in the business acquired pursuant to such Permitted Acquisition within the 180-day period

(such period for any Permitted Acquisition, a "Post-Closing Period") following such Permitted Acquisition (and in the businesses acquired pursuant to all other Permitted Acquisitions with Post-Closing Periods ended during the Post-Closing Period of such Permitted Acquisition), the Total Unutilized Revolving Loan Commitment shall equal or exceed $75,000,000; (ix) such proposed Permitted Acquisition shall be effected in accordance with the relevant requirements of
Section 8.19; (x) the U.S. Borrower determines in good faith that Holdings and its Subsidiaries taken as a whole are not likely to assume or become liable for material increased contingent liabilities as a result of such proposed Permitted Acquisition (excluding, however, Indebtedness permitted to be incurred pursuant to Section 9.04 in connection therewith); (xi) substantially all of the Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition is in a Qualified Jurisdiction (for such purpose, treating as "Qualified Jurisdictions" the jurisdictions of organization of Fee Capped Foreign Subsidiary Guarantors deemed to be "Qualified Non-U.S. Obligors" pursuant to clause (i) of the proviso appearing in the definition of "Qualified Non-U.S. Obligors"), provided, however, the respective proposed Permitted Acquisition shall not be required to meet the requirements set forth above in this clause
(xi) if the Maximum Permitted Consideration payable in connection with such Permitted Acquisition, when aggregated with the Maximum Permitted Consideration payable in connection with all other Permitted Acquisitions consummated after the Effective Date in which all or substantially all of the Acquired Entity or Business so acquired were not in Qualified Jurisdictions, does not exceed $300,000,000; and (xii) the U.S. Borrower shall have delivered to the Administrative Agent on the date of the consummation of such proposed Permitted Acquisition, an officer's certificate executed by an Authorized Officer of the U.S. Borrower, certifying to the best of his knowledge, compliance with the requirements of preceding clauses (i) through (v), inclusive, and clauses (vii) through (xi), inclusive, and containing the calculations required by the preceding clauses (iii), (iv), (vi), (vii), (viii) and (xi).

                  (b) At the time of each Permitted Acquisition involving the creation or acquisition of an Unrestricted Subsidiary, or the acquisition of capital stock or other Equity Interests of any Person (other than a Restricted Subsidiary of the U.S. Borrower), all capital stock or other Equity Interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Creditors as, and to the extent required by, Section 8.11 and the relevant Security Documents.

                  (c) Each Credit Agreement Party shall cause each Subsidiary that is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver, all of the documentation required by, Sections 8.11 and 9.17, to the satisfaction of the Administrative Agent.

                  (d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by each Credit Agreement Party that the certifications by each Credit Agreement Party (or by one or more of its respective Authorized Officers) pursuant to Section 8.15 are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 6 and 10.

                  8.16 Maintenance of Company Separateness. Each Credit Agreement Party will, and will cause each of its Subsidiaries to, satisfy customary Company formalities, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of Company records. Neither Holdings nor any other Credit Party shall make any payment to a creditor of any Non-Guarantor Subsidiary in respect of any liability of any Non-Guarantor Subsidiary, and no bank account of any Non-Guarantor Subsidiary shall be commingled with any bank account of Holdings or any other Credit Party. Any financial statements distributed to any creditors of any Non-Guarantor Subsidiary shall clearly establish or indicate the corporate separateness of such Non-Guarantor Subsidiary from Holdings and its other Subsidiaries. Finally, neither Holdings nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the Company existence of any Credit Agreement Party, any other Credit Party or any Non-Guarantor Subsidiaries being ignored, or in the assets and liabilities of Holdings or any other Credit Party being substantively consolidated with those of any other such Person or any Non-Guarantor Subsidiary in a bankruptcy, reorganization or other insolvency proceeding; provided, that no Foreign Credit Party organized under the laws of Bermuda shall be bound by the provisions of the last sentence of this Section 8.16.

                  8.17 [Intentionally deleted].

                  8.18 Performance of Obligations. Each Credit Agreement Party will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as, individually or in the aggregate, have not caused, and could not reasonably be expected to cause, a Default or Event of Default hereunder or a Material Adverse Effect.

                  8.19 Conduct of Business. (a) The Credit Agreement Parties shall take all actions so that, at all times from and after the Initial Borrowing Date, all the assets of Holdings and its Subsidiaries located within the United States, all Equity Interests in all Domestic Subsidiaries or other U.S. Persons and all or substantially all of the business of Holdings and its Subsidiaries conducted in the United States, are, in each case, owned or conducted, as the case may be, by Holdings and one or more Qualified U.S. Obligors which are not direct or indirect Subsidiaries of any Subsidiary of Holdings which is a Foreign Subsidiary, provided that if a Foreign Subsidiary (not itself created or established in contemplation of a Permitted Acquisition) is acquired pursuant to a Permitted Acquisition which Foreign Subsidiary has (either directly or through one or more Domestic Subsidiaries) assets or operations in the United States, Holdings shall have a reasonable period of time (not to exceed 60 days) to effect the transfer of U.S. assets and operations (including all Equity Interests in any Domestic Subsidiaries or other U.S. Persons held by it) of the respective Foreign Subsidiary to one or more Qualified U.S. Obligors, provided further, that the respective transfer shall not be required to be made if Holdings in good faith determines that such transfer would give rise to adverse tax consequences to Holdings and its Subsidiaries or would give rise to any material breach or violation of law or contract (in which case, Holdings and its Subsidiaries shall transfer such assets and operations at such time, if any, as such adverse tax consequences or breach or violation would not exist and, until such time, shall use good faith efforts so that any growth in the assets or operations of the entity so acquired, to the extent located in the United States, are made within one or more Qualified U.S. Obligors).

                  (b) In addition to the foregoing requirements, the Credit Agreement Parties shall take all actions so that, at all times from and after the Initial Borrowing Date, all the assets of Holdings' Subsidiaries located within all Qualified Non-U.S. Jurisdictions, all Equity Interests in all Persons organized under any Qualified Non-U.S. Jurisdiction and all or substantially all of the business of Holdings' Subsidiaries conducted in all Qualified Non-U.S. Jurisdictions, are, in each case, owned or conducted, as the case may be, by one or more Qualified Non-U.S. Obligors which are not direct or indirect Subsidiaries of any Subsidiary of Holdings other than Qualified Obligors, provided that if a Subsidiary of Holdings organized under the laws of a jurisdiction other than any Qualified Non-U.S. Jurisdiction (not itself created or established in contemplation of the respective Permitted Acquisition) is acquired pursuant to a Permitted Acquisition which Subsidiary has (either directly or through one or more Subsidiaries) assets or operations outside Qualified Non-U.S. Jurisdictions, Holdings shall have a reasonable period of time (not to exceed 60 days) to effect the transfer of all assets and operations outside Qualified Non-U.S. Jurisdictions (including all Equity Interests in any Persons held by it which are organized under the laws of one or more Qualified Non-U.S. Jurisdiction) of the respective Subsidiary to one or more Qualified Non-U.S. Obligors which are not themselves direct or indirect Subsidiaries of any Subsidiary of Holdings other than Qualified Obligors, provided further, that the respective transfer shall not be required to be made if Holdings in good faith determines that such transfer would give rise to adverse tax consequences to Holdings and its Subsidiaries or would give rise to any material breach or violation of law or contract (in which case, Holdings and its Subsidiaries shall transfer such assets and operations at such time, if any, as such adverse tax consequences or breach or violation would not exist, and until such time shall use good faith efforts so that any growth in the assets or operations of the entity so acquired, to the extent located in the Qualified Non-U.S. Jurisdictions, are made within one or more Qualified Non-U.S. Obligors which are not themselves direct or indirect Subsidiaries of any Subsidiary of Holdings other than Qualified Obligors). Notwithstanding the foregoing provisions of this
Section 8.19(b), the ownership of the Bermuda Partnership (a Subsidiary which is not a Qualified Non-U.S. Obligor) of Equity Interests of Qualified Non-U.S. Obligors shall not be taken account of for purposes of determining compliance with this Section 8.19(b), so long as the Credit Agreement Parties and their respective Foreign Subsidiaries are at all times in compliance with Section 8.19(c) below.

                  (c) The Credit Agreement Parties shall take all actions so that all Foreign Subsidiaries that are not Qualified Non-U.S. Obligors are directly or indirectly owned by one or more Qualified Non-U.S. Obligors (or, in the case of the Bermuda Partnership, is owned by the Bermuda Partnership Partners).

                  (d) For the avoidance of doubt, it is understood and agreed that the foregoing provisions of this Section 8.19 shall not prohibit the acquisition of, or Investments in, Non-Wholly-Owned Subsidiaries as contemplated by Section 9.17(b), provided that the Equity Interest owned by Holdings or any of its Subsidiaries in such Non-Wholly-Owned Subsidiaries, to the extent organized under the laws of any Qualified Jurisdiction, shall be subject to the requirements of preceding clauses (a), (b) and (c).

                  8.20 Contributions; Payments. (a) Holdings will contribute as an equity contribution to the capital of the U.S. Borrower upon its receipt thereof, any cash proceeds (net of reasonable costs associated with such sale or issuance) received by Holdings from any sale or issuance of its Equity Interests or any cash capital contributions received by Holdings.

                  (b) The U.S. Borrower will use the proceeds of all equity contributions received by it from Holdings as provided in clause (a) above to repay Loans as, and to the extent required by, Section 4.02 and/or to cause a portion thereof to be made available to the Bermuda Borrower (by way of Investment) for the purpose of repaying Loans as, and to the extent required by,
Section 4.02.

                  (c) The Bermuda Borrower will use proceeds of all Investments received by it from the U.S. Borrower (directly or indirectly through other Subsidiaries of Holdings) as contemplated by Section 8.20(b) to repay Loans as, and to the extent required by, Section 4.02.

                  8.21 Post-Closing Refinancing. Within 60 days following the Initial Borrowing Date, Holdings and the U.S. Borrower shall have consummated the Post-Closing Refinancing in accordance with the relevant Existing Senior Notes Indentures, the Refinancing Documents therefor and all applicable laws.

                  8.22 [Intentionally deleted].

                  8.23 Margin Stock. Each Credit Agreement Party shall take all actions so that at all times the aggregate value of all Margin Stock (other than treasury stock) owned by Holdings and its Subsidiaries (for such purpose, using the initial purchase price paid by Holdings or such Subsidiary for the respective shares of Margin Stock) shall not exceed $10,000,000. So long as the aggregate value of Margin Stock (other than treasury stock) owned by Holdings and its Subsidiaries (determined as provided in the preceding sentence) does not exceed $10,000,000, all Margin Stock at any time owned by Holdings and its Subsidiaries shall not constitute Collateral and no security interest shall be granted therein pursuant to any Credit Document. Without excusing any violation of the first sentence of this Section 8.23, if at any time the aggregate value of all Margin Stock (other than treasury stock) owned by Holdings and its Subsidiaries (determined as provided in the first sentence of this Section 8.23) exceeds $10,000,000, then (x) all Margin Stock owned by the Credit Parties (except to the extent constituting Excluded Collateral) shall be pledged, and delivered for pledge, pursuant to the relevant Security Documents and (y) the U.S. Borrower shall execute and deliver to the Lenders appropriate completed forms (including, without limitation, Forms G-3 and U-1, as appropriate) establishing compliance with the Margin Regulations. If at any time any Margin Stock is required to be pledged as a result of the provisions of the immediately preceding sentence, repayments of outstanding Obligations shall be required to be made, and subsequent Credit Events shall only be permitted, in compliance with the applicable provisions of the Margin Regulations.

                  8.24 Special Provisions Regarding Special Colombian Put Notes. (a) Within 60 days following the Initial Borrowing Date, the Collateral Agent shall be entitled to demand from the Bermuda Borrower, by means of written notice, the execution of one or more "mirror" promissory notes substantially in the form of Exhibit N (the "Special Colombian Put Notes") in an aggregate principal amount equal to the guaranty obligations of the Columbian Subsidiary

Guarantors pursuant to the Foreign Subsidiaries Guaranty, each of which Special Colombian Put Notes shall be delivered to the Collateral Agent.

                  (b) Upon the execution of any Special Colombian Put Note, the Bermuda Borrower, the Administrative Agent, the Collateral Agent and the Colombian Subsidiary Guarantors shall execute an agreement, in form and substance acceptable to the Collateral Agent (the "Special Colombian Put Note Agreement"), pursuant to which the Collateral Agent and/or the Administrative Agent shall have the right to demand that the Colombian Subsidiary Guarantors purchase (on a joint and several basis) any and all Special Colombian Put Notes at par (plus accrued interest) and in U.S. Dollars.

                  (c) Upon execution of the Special Colombian Put Note Agreement, together with any and all amendments reasonably requested by the Collateral Agent to the Foreign Subsidiaries Guaranty and the Foreign Security Documents to which the Columbian Subsidiary Guarantors are a party, (i) the Colombian Subsidiary Guarantors shall be released from the Foreign Subsidiaries Guaranty and the Colombian Subsidiary Guarantors' obligations under the Foreign Subsidiaries Guaranty shall be superseded by the Special Colombian Put Note Agreement and (ii) the joint and several obligations of the Colombian Subsidiary Guarantors under the Special Colombian Put Note Agreement shall be secured on the same basis as the obligations of the Colombian Subsidiary Guarantors under the Foreign Subsidiaries Guaranty were formerly so secured.

                  (d) The Bermuda Borrower shall cause the Colombian Subsidiary Guarantors to execute the required amendment(s) described above, which amendments shall be in full force and effect on the date of execution of the Special Colombian Put Note Agreement.

                  8.25 U.S. Mortgage Amendments; Foreign Security Document Amendments. (a) Within 60 days following the Third Amendment Effective Date (unless otherwise agreed by the Collateral Agent), the U.S. Borrower shall have delivered to the Collateral Agent, or caused to be delivered to the Collateral Agent, fully executed counterparts of amendments (the "U.S. Mortgage Amendments"), in form and substance satisfactory to the Administrative Agent, to each of the Mortgages covering a U.S. Mortgaged Property, together with evidence that counterparts of each of the Mortgage Amendments have been delivered to the title company insuring the Lien on the Mortgages for recording in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to maintain a valid and enforceable first priority mortgage lien on the U.S. Mortgaged Properties in favor of the Collateral Agent for the benefit of the Secured Creditors securing all of the Obligations (including the Additional Tranche C Term Loans and the maximum amount of Incremental Term Loans which may be incurred).

                  (b) Unless otherwise agreed by the Collateral Agent, the U.S. Borrower shall duly authorize, execute and deliver to the Collateral Agent, or cause to be duly authorized, executed and delivered to the Collateral Agent, fully executed counterparts of amendments to the Foreign Security Documents listed on Schedule XXI hereto within 60 days following each date set forth opposite such Foreign Security Document on Schedule XXI hereto, each of which Foreign Security Document amendments shall (i) be sufficient to maintain a valid and enforceable first priority lien on the Collateral covered by such Foreign Security Document in favor of the Collateral Agent for the benefit of the Secured Creditors securing all of the relevant Obligations (including any incremental Obligations resulting from the provision of Additional Tranche C Term Loans and Incremental Loan Commitments to the Bermuda Borrower), (ii) be in full force and effect (and, if applicable, properly recorded) no later than the date of required execution and delivery of such amendment as provided above and (iii) otherwise be in form and substance satisfactory to the Administrative Agent. In addition, (x) if any additional Foreign Security Document is entered into by Holdings or any of its Subsidiaries after the Third Amendment Effective (whether or not governed by the law of a jurisdiction set forth on Schedule XXI) or (y) any change in applicable law governing any Foreign Security Document relevant to the scope of the Obligations covered by such Foreign Security Document or the Secured Creditors entitled to the benefits of such Foreign Security Document occurs after the Third Amendment Effective Date and, in any such case, the Collateral Agent (based on the advice of local counsel) has determined that amendments to the respective Foreign Security Document are required to maintain a valid and enforceable first priority lien on the Collateral covered by such Foreign Security Document in favor of the Collateral Agent for the benefit of all of the Secured Creditors securing all of the relevant Obligations (i.e., all Additional Tranche C Term Loans and, after a given Incremental Loan Commitment Date, all related incremental Obligations resulting from the provision of the respective Incremental Loan Commitments to the Bermuda Borrower), then, within 60 days following the request of the Collateral Agent or the Administrative Agent, the U.S. Borrower shall duly authorize, execute and deliver to the Collateral Agent, or cause to be duly authorized, executed and delivered to the Collateral Agent, a fully executed counterpart of an amendment to such Foreign Security Document, which amendment shall (i) be in full force and effect (and, if applicable, properly recorded) no later than the date of required execution and delivery of such amendment as provided above and (ii) otherwise be in form and substance satisfactory to the Administrative Agent.

                  SECTION 9. Negative Covenants. Each Credit Agreement Party hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated, no Letters of Credit, Bank Guaranties or Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

                  9.01 Changes in Business; etc. (a) Holdings and its Subsidiaries will not engage in any business other than a Permitted Business.

                  (b) Notwithstanding the foregoing, Holdings will not engage in any business and will not own any significant assets (other than its ownership of the capital stock of the U.S. Borrower) or have any liabilities (other than those liabilities for which it is responsible under this Agreement, the Documents to which it is a party and any Shareholder Subordinated Note); provided that Holdings may (i) issue Shareholder Subordinated Notes, shares of Holdings Common Stock and options and warrants to purchase Holdings Common Stock, (ii) engage in those activities associated with expenses paid with Dividends made by the U.S. Borrower pursuant to Section 9.06(iv) and (iii) engage in those activities that are incidental to (x) the maintenance of its corporate existence in compliance with applicable law, (y) legal, tax and accounting matters in connection with any of the foregoing activities and (z) the entering into, and performing its obligations under, this Agreement and the other Documents to which it is a party.

                  (c) Notwithstanding the foregoing, the Bermuda Partnership will not engage in any business and will not own any significant assets or any cash or Cash Equivalents (other than its ownership of Equity Interests of Qualified Non-U.S. Obligors) or have any material liabilities (other than those liabilities for which it is responsible under the Credit Documents to which it is a party), provided that the Bermuda Partnership may (I) provide treasury, accounting, logistic and other administrative support services to its Affiliates on an arms' length basis and hold and retain cash earned in connection with the provision of such services, (II) receive and hold additional cash and Cash Equivalents from its Subsidiaries and/or its Affiliates, so long as same are promptly (and in any event within one Business Day of receipt thereof) loaned, distributed and/or contributed, subject to Section 9.01(d), to its Subsidiaries and/or Affiliates in accordance with the requirements of
Section 9.05 of this Agreement, and (III) engage in those activities that (i) are incidental to (x) the maintenance of its Company existence in compliance with applicable law, (y) legal, tax and accounting matters in connection with any of the foregoing activities and (z) the entering into, and performing its obligations under, the Credit Documents to which it is a party and (ii) are otherwise expressly permitted by this Agreement (other than pursuant to preceding Section 9.01(a)) and the other Credit Documents.

                  (d) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement (including, without limitation, Sections
9.02 and 9.05):

                  (i) the Bermuda Partnership Partners shall not collectively own or hold (x) Property with a Fair Market Value in excess of $30,000,000 at any time or (y) cash or Cash Equivalents in an aggregate in excess of $10,000,000; provided that (v) all assets owned by the Bermuda Partnership Partners on the Third Amendment Effective Date (which assets shall have a net book value on the Third Amendment Effective Date not to exceed $20,000,000) shall be excluded for purposes of such determination, (w) any cash and Cash Equivalents loaned and/or contributed to such Persons by Affiliates of such Persons shall be excluded for purposes of such determination, so long as same are promptly (and in any event within one Business Day) loaned and/or distributed to other Affiliates of such Persons (other than another Bermuda Partnership Partner) in accordance with the requirements of this Agreement, (x) any inventory owned by the Bermuda Partnership Partners shall be excluded for purposes of such determination, (y) any Equity Interests in the Bermuda Partnership which are held by the Bermuda Partnership Partners shall be excluded for purposes of such determination and (z) any intercompany receivable owed to a Bermuda Partnership Partner by Dole Settlement Company shall be excluded for purposes of such determination, so long as (I) both Dole Settlement Company (as obligor) and the respective Bermuda Partnership Partner (as obligee) are parties to the Intercompany Subordination Agreement and
         (II) such intercompany receivable is at all times subject to the subordination provisions contained in the Intercompany Subordination Agreement;

                  (ii) no Bermuda Partnership Partner shall merge, consolidate with or be liquidated or dissolved into any other Person, provided, however, that any Bermuda Partnership Partner may merge or consolidate with or into any other Wholly-Owned Domestic Subsidiary of the U.S. Borrower formed for the sole purpose of reincorporating such Bermuda Partnership Partner in a different jurisdiction, so long as the surviving entity of such merger or consolidation remains a "Bermuda Partnership Partner" for all purposes of this Agreement and the other Credit Documents (subject to and bound by all terms and covenants herein and therein applicable to a "Bermuda Partnership Partner");

                  (iii) no Bermuda Partnership Partner shall engage in any business other than a business which is the same or reasonably related to the business in which such Bermuda Partnership Partner is engaged on the Effective Date;

                  (iv) no later than one Business Day following the date upon which any Bermuda Partnership Partner receives or generates an Account (as defined in the U.S. Security Agreement), such Account shall be sold on a non-recourse basis to Dole Settlement Company (at a discount of 2%) in exchange for a note payable (which shall at all times be subject to the subordination provisions contained in the Intercompany Subordination Agreement) and/or the assumption of a payable or payables owing by such Bermuda Partnership Partner to its relevant Subsidiary which sells fruit, inventory or other Property, or provides shipping services, to such Bermuda Partnership Partner (which assumed liabilities shall also be subject to the subordination provisions contained in the Intercompany Subordination Agreement); and

                  (v) upon the occurrence and during the continuance of any Specified Default or any Event of Default under Section 10.01 or 10.05, unless otherwise directed by the Administrative Agent or the Required Lenders, (x) neither the U.S. Borrower nor any of its Subsidiaries shall sell fruit, inventory or other Property to, or contract to perform shipping services for, any Bermuda Partnership Partner, (y) the U.S. Borrower and its Subsidiaries shall sell to Dole Settlement Company fruit, inventory and other Property formerly sold to, and shall contract with Dole Settlement Company to sell shipping services formerly contracted with, any Bermuda Partnership Partner and (z) no Bermuda Partnership Partner shall be permitted to receive any Dividends or the proceeds of any intercompany loans or advances from any of its Affiliates.

                  (e) Notwithstanding the foregoing, the Excluded Domestic Subsidiary will not engage in any business and will not own any assets or have any liabilities; provided that the Excluded Domestic Subsidiary may engage in those activities that are incidental to (x) the maintenance or termination of its corporate existence in compliance with applicable law, and (y) legal, tax and accounting matters in connection with any of the foregoing activities.

                  (f) Notwithstanding the foregoing, no Excluded Bermuda Insurance Company will engage in any business (other than the insurance related business conducted by it on the Effective Date (including, without limitation, its business as a captive insurer for Holdings and its Affiliates with respect to property, casualty and liability insurance (including workers compensation insurance))) and will not own any Equity Interests or any other significant assets (other than assets used in the conduct of its business as described above) or have any liabilities (other than those liabilities under the Documents to which it is a party and those liabilities incurred in the ordinary course of its business as described above); provided that an Excluded Bermuda Insurance Company may engage in those activities that are incidental to (x) the maintenance of its Company existence in compliance with applicable law, (y) legal, tax and accounting matters in connection with any of the foregoing activities and (z) the entering into, and performing its obligations under, this Agreement and the other Documents to which it is a party.

                  (g) Notwithstanding anything to the contrary contained above in this Section or elsewhere in this Agreement (but subject to subclause
(5) of Section 13.19), at no time shall Holdings or any Subsidiary of Holdings be an obligor or an obligee with respect to any Intercompany Debt, unless each obligor (including each Person which is a guarantor thereof) and each obligee with respect thereto are party to the Intercompany Subordination Agreement; provided however, that the provisions hereof shall not apply to those Non-Wholly Owned Subsidiaries listed on Part D of Schedule XIII.

                  (h) Notwithstanding the foregoing, no Excluded Foreign Subsidiary will engage in any business or own any assets (other than (x) Equity Interests of another Excluded Foreign Subsidiary and (y) immaterial assets with a Fair Market Value not exceeding $25,000) or have any liabilities; provided that (I) notwithstanding the foregoing, an Excluded Foreign Subsidiary shall be permitted to engage in the business conducted by such Excluded Foreign Subsidiary on the Initial Borrowing Date and to own assets and have liabilities in excess of any amounts permitted above, so long as such Excluded Foreign Subsidiary is merged or consolidated into or with another Foreign Subsidiary that is a Qualified Obligor organized in the jurisdiction of organization of such Excluded Foreign Subsidiary within 180 days following the Initial Borrowing Date and (II) any Excluded Foreign Subsidiary may engage in those activities that are incidental to (x) the maintenance or termination of its corporate existence in compliance with applicable law and (y) legal, tax and accounting matters in connection with any of the foregoing activities.

                  9.02 Consolidation; Merger; Sale or Purchase of Assets; etc. No Credit Agreement Party will, nor will permit any of its respective Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person or agree to do any of the foregoing at any future time, except that the following shall be permitted:

                  (i) the U.S. Borrower and its Subsidiaries may lease (as lessee) or license (as licensee) real or personal property (including intellectual property) in the ordinary course of business (so long as any such lease or license does not create a Capitalized Lease Obligation);

                  (ii) Capital Expenditures by the U.S. Borrower and its Subsidiaries to the extent not in violation of Section 9.12;

                  (iii)    Investments permitted pursuant to Section 9.05;

                  (iv) the U.S. Borrower and its Subsidiaries may, in the ordinary course of business, sell or otherwise dispose of assets (excluding capital stock of, or other Equity

         Interests in, Subsidiaries and joint ventures) which, in the reasonable opinion of such Person, are obsolete, uneconomic or worn-out;

                  (v) the U.S. Borrower and its Subsidiaries may sell assets (other than (I) the capital stock or other Equity Interests of any Wholly-Owned Subsidiary unless all of the capital stock or other Equity Interests of such Wholly-Owned Subsidiary are sold in accordance with this clause (v) and (II) assets subject to a Contemplated Asset Sale (which shall be governed by Section 9.02(xviii)), so long as (v) no Default or Event of Default then exists or would result therefrom,
         (w) each such sale is in an arm's-length transaction and the U.S. Borrower or the respective Subsidiary receives at least Fair Market Value, (x) except for customary post-closing adjustments (to be paid in cash within 180 days following the closing of the respective sale or disposition), at least 75% of the total consideration received by the U.S. Borrower or such Subsidiary is paid in cash at the time of the closing of such sale or disposition (provided that sales of assets for aggregate consideration of $15,000,000 (taking the Fair Market Value of any non-cash consideration) in any Fiscal Year of Holdings shall not be subject to the minimum cash requirement set forth above in this subclause (x)), (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 4.02(c) and (z) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (v) shall not exceed $100,000,000 in any Fiscal Year of Holdings;

                  (vi) each of the U.S. Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

                  (vii) each of the U.S. Borrower and its Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of the U.S. Borrower or any of its Subsidiaries, in each case so long as no such grant otherwise affects the Collateral Agent's security interest in the asset or property subject thereto;

                  (viii) subject to Sections 9.01(c) and (d), transfers of assets (u) pursuant to the Foreign Asset Transfer, (v) among the Qualified U.S. Obligors (other than Holdings), (w) among the Qualified Non-U.S. Obligors, (x) by any Subsidiary of the U.S. Borrower to any Qualified U.S. Obligor (other than Holdings), (y) by any Foreign Subsidiary of the U.S. Borrower to any Qualified Non-U.S. Obligor and
         (z) by any Foreign Subsidiary of the U.S. Borrower (other than a Qualified Non-U.S. Obligor) to any Wholly-Owned Foreign Subsidiary of the U.S. Borrower, in the case of any such transfer, so long as (I) no Specified Default and no Event of Default then exists or would exist immediately after giving effect to the respective transfer, (II) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents in the assets so transferred shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such transfer) and (III) if the respective transferor is party to a Guaranty, the nature and scope of the obligations of such transferor under its Guaranty are substantially identical to the nature and scope of the obligations of the respective transferee under its Guaranty;

                  (ix) subject to Sections 9.01(c) and (d), (x) any Domestic Subsidiary of the U.S. Borrower may be merged, consolidated or liquidated with or into the U.S. Borrower (so long as the U.S. Borrower is the surviving corporation of such merger, consolidation or liquidation) or any U.S. Subsidiary Guarantor (so long as a U.S. Subsidiary Guarantor is the surviving corporation of such merger, consolidation or liquidation), (y) any Qualified Non-U.S. Obligor may be merged, consolidated or liquidated with or into any other Qualified Non-U.S. Obligor and (z) any Foreign Subsidiary of the U.S. Borrower (other than a Qualified Non-U.S. Obligor) may be merged, consolidated or liquidated with or into any Wholly-Owned Foreign Subsidiary of the U.S. Borrower, so long as such Wholly-Owned Foreign Subsidiary is the surviving corporation of such merger, consolidation or liquidation; provided that any such merger, consolidation or liquidation shall only be permitted pursuant to this clause (ix), so long as (I) no Specified Default and no Event of Default then exists or would exist immediately after giving effect thereto, (II) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors in the assets (and Equity Interests) of any such Person subject to any such transaction shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such merger, consolidation or liquidation) and (III) if the Person to be merged, consolidated or liquidated into another Person as contemplated above is party to a Guaranty, the nature and scope of the obligations of such Person under its Guaranty are substantially identical to the nature and scope of the obligations of such other Person under its Guaranty;

                  (x) subject to Sections 9.01(c) and (d), the U.S. Borrower and its Subsidiaries may transfer inventory in a non-cash or cash transfer to Wholly-Owned Subsidiaries of the U.S. Borrower that are not Qualified Obligors, in each case so long as (I) any such transfer is made in the ordinary course of its business and consistent with past practice of the U.S. Borrower and its Subsidiaries as in effect on the Effective Date, (II) if the respective transfer is being made to any Credit Party, all actions needed to maintain the perfection, priority and enforceability of the security interests, if any, of the Collateral Agent in the assets so transferred are taken at the time of the respective transfer, (III) the U.S. Borrower reasonably determines that the transfer is not reasonably likely to be adverse to the interests of the Lenders in any material respect and (IV) no Specified Default and no Event of Default then exists or would exist immediately after giving effect to the respective transfer;

                  (xi) subject to Sections 9.01(c) and (d), so long as no Specified Default and no Event of Default exists at the time of the respective transfer or immediately after giving effect thereto, Qualified Obligors shall be permitted to transfer additional assets (other than inventory, cash, Cash Equivalents and Equity Interests in any Credit Party) to other Subsidiaries of the U.S. Borrower, so long as cash in an amount at least equal to the Fair Market Value of the assets so transferred is received by the respective transferor;

                  (xii) the U.S. Borrower and its Subsidiaries may sell or exchange specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 90 days of such sale or exchange in the acquisition of) replacement items of equipment which are useful in a Permitted Business;

                  (xiii) each of the Borrowers and the Subsidiary Guarantors shall be permitted to make Permitted Acquisitions, so long as such Permitted Acquisitions are effected in accordance with the requirements of Section 8.15;

                  (xiv) the Acquisition may be consummated in accordance with the relevant requirements of Section 5.08(a);

                  (xv) the Sale-Leaseback Transaction may be consummated on the Initial Borrowing Date in accordance with the relevant requirements of Section 5.09 and the definition thereof;

                  (xvi) each of the U.S. Borrower and its Subsidiaries may sell or liquidate Cash Equivalents, in each case for cash at fair market value (as reasonably determined by the U.S. Borrower or the respective Subsidiary);

                  (xvii) the U.S. Borrower and its Subsidiaries may sell inventory to their respective customers in the ordinary course of business;

                  (xviii) each of the U.S. Borrower and its Subsidiaries may effect Contemplated Asset Sales, so long as (i) no Event of Default then exists or would exist immediately after giving effect thereto,
         (ii) each such sale is an arms'-length transaction and the U.S. Borrower or the respective Subsidiary receives at least Fair Market Value, (iii) the consideration therefor consists solely of cash and/or Permitted Installment Notes (to the extent same may be issued in accordance with the definition thereof), (iv) at least 50% of the total consideration received by the U.S. Borrower or such Subsidiary is paid in cash at the time of the closing of such sale, and (v) the Net Sale Proceeds therefrom are applied as required by Section 4.02(c); and

                  (xix) the U.S. Borrower and its Subsidiaries may sell and leaseback Principal Properties, so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is made pursuant to an arm's-length transaction, (x) 100% of the total consideration received by the U.S. Borrower or such Subsidiary is paid in cash at the time of the closing of such sale, (y) the Net Sale Proceeds therefrom equal at least 90% of the Fair Market Value of the Property subject to such sale-leaseback transaction and (z) 100% of the Net Sale Proceeds therefrom are applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 4.02(c) (without giving effect to any reinvestment rights contained therein).

Notwithstanding anything to the contrary contained above in this Section 9.02, in no event shall Holdings or any of its Subsidiaries enter into any sale-leaseback transactions, except in accordance with Sections 9.02(xv) and
(xix) above. The foregoing provisions of this Section 9.02 are subject to continued compliance by the Credit Agreement Parties and their Subsidiaries with the requirements of Sections 8.19, 9.01 and 9.17. To the extent the Required Lenders waive the provisions of this Section 9.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 9.02, such Collateral (unless transferred to Holdings or a Subsidiary thereof) shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith.

                  9.03 Liens. No Credit Agreement Party will, nor will permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to Holdings or any of its Subsidiaries) or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 9.03 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

                  (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP;

                  (ii) Liens in respect of property or assets of the U.S. Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, maritime Liens and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the U.S. Borrower or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

                  (iii) Liens created by or pursuant to this Agreement and the Security Documents;

                  (iv) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in
         Schedule IX, but only to the respective date, if any, set forth in such
         Schedule IX for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the U.S. Borrower or any of its Subsidiaries;

                  (v) Liens (x) arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under
         Section 10.09, (y) arising in connection with the deposit or payment of cash or other Property with or to any court or other governmental authority in connection with any pending claim or litigation and (z) arising in connection with the deposit of cash or other Property in connection with the issuance of stay and appeal bonds, provided that the Fair Market Value of all Property (including cash) pledged, paid and/or deposited by the U.S. Borrower or any of its Subsidiaries pursuant to this clause (v) shall not exceed $25,000,000 (net of any insurance proceeds actually received (and not returned) by the U.S. Borrower and its Subsidiaries in connection therewith) at any time;

                  (vi) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business of the U.S. Borrower and its Subsidiaries in connection with workers' compensation, unemployment insurance and other types of social security, (y) to secure the performance by the U.S. Borrower and its Subsidiaries of tenders, statutory obligations (other than excise taxes not described in Section 9.03(i)), surety and customs bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of (I) obligations for the payment of borrowed money and (II) stay and appeal bonds and other obligations described in Section 9.03(v) above) or (z) to secure the performance by the U.S. Borrower and its Subsidiaries of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices, provided that the aggregate Fair Market Value of all Property pledged or deposited at any time pursuant to preceding sub-clauses (y) and (z) shall not exceed $25,000,000 in the aggregate (it being understood that letters of credit and bank guaranties issued in support of customs bonds, licensing arrangements and similar obligations do not constitute Property pledged or deposited to support such obligations);

                  (vii) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of the U.S. Borrower or any of its Subsidiaries;

                  (viii) (x) Permitted Encumbrances and (y) easements, rights-of-way, restrictions, encroachments, municipal and zoning ordinances and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of Holdings or any of its Subsidiaries;

                  (ix) Liens arising from or related to precautionary UCC financing statements regarding operating leases entered into by the U.S. Borrower and its Subsidiaries in the ordinary course of business;

                  (x) Liens upon assets of the U.S. Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations permitted pursuant to Section 9.04(iv), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the U.S. Borrower or any of its Subsidiaries;

                  (xi) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 30 days after the respective purchase) of assets acquired after the Initial Borrowing Date by the U.S. Borrower and its Subsidiaries, provided that (x) any such Liens attach only to the assets so purchased, (y) the Indebtedness secured by any such Lien does not exceed 100% of the Fair Market Value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (z) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 9.04(iv);

                  (xii) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the U.S. Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 9.04(vi), and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the U.S. Borrower or any of its Subsidiaries;

                  (xiii) restrictions imposed in the ordinary course of business and consistent with past practices on the sale or distribution of designated inventory pursuant to agreements with customers under which such inventory is consigned by the customer or such inventory is designated for sale to one or more customers;

                  (xiv) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (xv) bankers' liens, rights of setoff and other similar liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of the accounts described below, in each case granted in the ordinary course of business in favor of the bank or banks with which the accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements, provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

                  (xvi) Liens securing Permitted Refinancing Indebtedness permitted pursuant to Section 9.04(vii) to the extent such Liens comply with clause (b)(ii) of the definition of Permitted Refinancing Indebtedness;

                  (xvii) Liens on the assets of a Foreign Subsidiary (other than the Bermuda Partnership) which is not a Foreign Credit Party securing Indebtedness incurred by such Foreign Subsidiary in accordance with the terms of Section 9.04(viii);

                  (xviii) Liens over promissory notes evidencing grower loans pledged in favor of financial institutions securing Indebtedness permitted to be incurred pursuant to Section 9.04(xix)(x); and

                  (xix) other Liens of the U.S. Borrower or any Subsidiary of the U.S. Borrower that (x) were not incurred in connection with borrowed money, (y) do not encumber any Property of the U.S. Borrower or any of its Subsidiaries the Fair Market Value of which exceeds the amount of the Indebtedness or other obligations secured by such Property or materially impair the use of such Property in the operation of the business of the U.S.

         Borrower or such Subsidiary and (z) do not secure obligations in excess of $100,000,000 in the aggregate for all such Liens.

In connection with the granting of Liens of the type described in clauses (iv),
(x), (xi), (xii), (xvi), (xvii) and (xix) of this Section 9.03 by the U.S. Borrower or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized, at the request of any Credit Agreement Party, to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the assets subject to such Liens).

                  9.04 Indebtedness. No Credit Agreement Party will, nor will permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                  (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

                  (ii) Scheduled Existing Indebtedness outstanding on the Initial Borrowing Date and listed on Schedule IV, without giving effect to any subsequent extension, renewal or refinancing thereof, except that Scheduled Existing Indebtedness may be refinanced through one or more issuances of Permitted Refinancing Indebtedness in accordance with
         Section 9.04(vii) below;

                  (iii) Indebtedness of the Borrowers under Interest Rate Protection Agreements entered into to protect them against fluctuations in interest rates in respect of Indebtedness otherwise permitted under this Agreement, so long as the entering into of such Interest Rate Protection Agreements are bona fide hedging activities and are not for speculative purposes;

                  (iv) Capitalized Lease Obligations and Indebtedness of the U.S. Borrower and its Subsidiaries representing purchase money Indebtedness secured by Liens permitted pursuant to Section 9.03(xi), provided that (i) all such Capitalized Lease Obligations are permitted under Section 9.11 and (ii) the sum of (x) the aggregate Capitalized Lease Obligations outstanding at any time plus (y) the aggregate principal amount of such purchase money Indebtedness outstanding at any time shall not exceed $25,000,000;

                  (v) intercompany Indebtedness of the U.S. Borrower and its Subsidiaries to the extent permitted by Section 9.05(vi) and
         (xvii);

                  (vi) Indebtedness of a Subsidiary of the U.S. Borrower acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (y) the aggregate principal amount of all Indebtedness outstanding pursuant to this clause (vi) at any time (such Indebtedness described above in this Section 9.04(vi) being called "Permitted Acquired Debt"), when added to the aggregate principal amount of Permitted Refinancing Indebtedness outstanding pursuant to Section 9.04(vii) at any time (except to the extent incurred to refinance Scheduled Existing Indebtedness,

         Indebtedness under the HQ Lease Agreements as described in Section 9.04(xxii) below and successive refinancings thereof), shall not exceed $50,000,000;

                  (vii) Permitted Refinancing Indebtedness, so long as (x) no Specified Default or Event of Default is in existence at the time of the incurrence of such Permitted Refinancing Indebtedness and immediately after giving effect thereto and (y) the aggregate principal amount of Permitted Refinancing Indebtedness outstanding pursuant to this clause (vii) at any time (except to the extent incurred to refinance Scheduled Existing Indebtedness, Indebtedness under the HQ Lease Agreements as described in Section 9.04(xxii) below and successive refinancings thereof), when added to the aggregate principal amount of Permitted Acquired Debt outstanding pursuant to Section 9.04(vi) at any time, shall not exceed $50,000,000;

                  (viii) Indebtedness of Foreign Subsidiaries of the U.S. Borrower (other than the Bermuda Partnership) under lines of credit to any such Foreign Subsidiary from Persons other than Holdings or any of its Subsidiaries, the proceeds of which Indebtedness are used for such Foreign Subsidiary's working capital and other general corporate purposes, provided that the aggregate principal amount of all such Indebtedness outstanding at any time for all such Foreign Subsidiaries shall not exceed $50,000,000;

                  (ix) Indebtedness of Holdings under Shareholder Subordinated Notes issued pursuant to Section 9.06(ii), so long as the aggregate outstanding principal amount of Shareholder Subordinated Notes does not at any time exceed $5,000,000;

                  (x) additional unsecured Indebtedness of the U.S. Borrower consisting of unsecured guarantees by such Borrower of (x) obligations (which guaranteed obligations do not themselves constitute Indebtedness) of one or more Wholly-Owned Subsidiaries of the U.S. Borrower, (y) leases pursuant to which one or more Wholly-Owned Subsidiaries of the U.S. Borrower are the respective lessees and (z) Indebtedness of Wholly-Owned Subsidiaries of the U.S. Borrower of the type permitted pursuant to Section 9.04(xiv);

                  (xi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within five Business Days of the incurrence thereof;

                  (xii) Indebtedness in respect of (x) Other Hedging Agreements to the extent permitted by Section 9.05(xii)(x) and (y) Commodity Agreements to the extent permitted by Section 9.05(xii)(y);

                  (xiii) (x) Indebtedness of the U.S. Borrower or any of its Subsidiaries evidenced by completion guarantees and performance and surety bonds (but excluding appeal, performance and other bonds and/or guaranties issued in respect of obligations arising in connection with litigation) incurred in the ordinary course of business for purposes of insuring the performance of the U.S. Borrower or such Subsidiary in an aggregate amount not to exceed $50,000,000 at any time outstanding and
         (y) Indebtedness of the U.S. Borrower or any of its Subsidiaries evidenced by appeal, performance and other bonds and/or guaranties issued in respect of obligations arising in connection with litigation for purposes of insuring the performance of the U.S. Borrower or such Subsidiary in an aggregate amount not to exceed $50,000,000 at any time outstanding;

                  (xiv) Indebtedness of the U.S. Borrower or any Subsidiary of the U.S. Borrower arising from agreements of the U.S. Borrower or a Subsidiary of the U.S. Borrower providing for indemnification, adjustment of purchase price or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of the U.S. Borrower permitted under this Agreement (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), provided that the maximum assumable liability (as measured by the reserves reasonably established on such Person's financial statements) in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the U.S. Borrower and its Subsidiaries in connection with such dispositions;

                  (xv) unsecured Indebtedness of the U.S. Borrower evidenced by a guaranty of the Indebtedness or other obligations of any other Person (including Indebtedness of Foreign Subsidiaries permitted pursuant to clause (viii) above), so long as the aggregate amount of the Contingent Obligations of the U.S. Borrower pursuant to this clause
         (xv) does not exceed $25,000,000 at any time;

                  (xvi) (I) unsecured Indebtedness of the U.S Borrower incurred under the New Senior Notes and the New Senior Notes Indenture and of the U.S. Subsidiary Guarantors (and so long as same remain U.S. Subsidiary Guarantors) under subordinated guarantees of the obligations of the U.S. Borrower provided under the New Senior Notes Documents to which they are a party, in an aggregate principal amount not to exceed $475,000,000 (less the amount of any repayments of principal thereof after the Initial Borrowing Date), (II) unsecured Indebtedness of the U.S Borrower incurred under the Existing 2009 Senior Notes and the Existing 2009 Notes Indenture and of the U.S. Subsidiary Guarantors (and so long as same remain U.S. Subsidiary Guarantors) under subordinated guarantees of the obligations of the U.S. Borrower provided under the Existing 2009 Senior Notes Documents to which they are a party, in an aggregate principal amount not to exceed $400,000,000 (less the amount of any repayments of principal thereof after the Initial Borrowing Date), (III) unsecured Indebtedness of the U.S Borrower incurred under the Existing 2013 Senior Notes and the Existing 2013 Notes Indenture and of the U.S. Subsidiary Guarantors (and so long as same remain U.S. Subsidiary Guarantors) under subordinated guarantees of the obligations of the U.S. Borrower provided under the Existing 2013 Senior Notes Documents to which they are a party, in an aggregate principal amount not to exceed $155,000,000 (less the amount of any repayments of principal thereof after the Initial Borrowing Date), (IV) at all times prior to the Post-Closing Refinancing, unsecured Indebtedness of the U.S Borrower under the Existing Senior Notes To Be Refinanced in an aggregate principal amount not to exceed $510,000,000 (less the amount of any repayments of principal thereof after the Initial Borrowing Date) and
         (V) unsecured Indebtedness of the U.S Borrower incurred under the New 2010 Senior Notes and the New 2010 Senior Notes Indenture and of the U.S. Subsidiary Guarantors (and so long as same remain U.S. Subsidiary Guarantors) under subordinated guarantees of the obligations of the U.S. Borrower provided under the New 2010 Senior Notes Documents to which they are a party, in an aggregate principal amount not to exceed $400,000,000 (less the amount of any repayments of principal thereof), so long as (A) such Indebtedness is incurred in accordance with the requirements of the definition of New 2010 Senior Notes and (B) promptly following the incurrence thereof, Net Cash Proceeds of such Indebtedness shall have been applied to repay Term Loans (and/or reduce the Total Revolving Loan Commitment) in accordance with the requirements of Sections 4.02(d), (h) and (i);

                  (xvii) Indebtedness of the U.S. Borrower and its Subsidiaries representing obligations in existence on the Effective Date that become Indebtedness after the Effective Date as a result of the implementation of FASB Interpretation No. 46 ("Consolidation of Variable Interest Entities") as in effect on the Effective Date;

                  (xviii) Indebtedness of Foreign Subsidiaries of the U.S. Borrower under bank guaranties and letters of credit issued by financial institutions (on behalf of such Foreign Subsidiaries) in an aggregate amount not to exceed $40,000,000 at any time;

                  (xix) (x) Indebtedness of Foreign Subsidiaries incurred in connection with grower loan programs in an aggregate principal amount not to exceed $50,000,000 at any time outstanding and (y) unsecured Indebtedness of the U.S. Borrower evidenced by a guaranty of Indebtedness permitted pursuant to preceding subclause (x);

                  (xx) Indebtedness of the U.S. Borrower or any of its Subsidiaries incurred in connection with vehicle inventory loans in an aggregate principal amount not to exceed $5,000,000 at one time outstanding;

                  (xxi) Indebtedness of the U.S. Borrower which may be deemed to exist under its non-qualified excess savings plan for employees;

                  (xxii) obligations of the U.S. Borrower and the HQ Lessee (as defined in the U.S. Security Agreement) under the HQ Lease Agreements in an aggregate amount (exclusive of accrued interest or its equivalent) not to exceed $55,000,000; and

                  (xxiii) additional unsecured Indebtedness of the U.S. Borrower and its Subsidiaries (other than the Bermuda Partnership Partners and the Bermuda Partnership) not otherwise permitted hereunder not exceeding $100,000,000 in aggregate principal amount at any time outstanding, provided that no such additional Indebtedness shall be incurred at any time a Default or Event of Default then exists or would result therefrom.

                  9.05 Advances; Investments; Loans. No Credit Agreement Party will, nor will permit any of its Subsidiaries to, directly or indirectly, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other Equity Interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except:

                  (i) the U.S. Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents; provided, however, that at any time Revolving Loans and/or Swingline Loans are outstanding, the aggregate amount of Unrestricted Cash held by the U.S. Borrower and its Subsidiaries shall not exceed $100,000,000 for any period of three consecutive Business Days;

                  (ii) the U.S. Borrower and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables) of the U.S. Borrower or such Subsidiary;

                  (iii) the U.S. Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers, trade creditors, licensees, licensors and customers and in good faith settlement of delinquent obligations of, and other disputes with, suppliers, trade creditors, licensees, licensors and customers arising in the ordinary course of business;

                  (iv) Interest Rate Protection Agreements entered into in compliance with Section 9.04(iii) shall be permitted;

                  (v) (x) Investments constituting Intercompany Scheduled Existing Indebtedness in existence on the Initial Borrowing Date (and any refinancings thereof permitted pursuant to Section 9.04(vii) and consistent with the definition of Permitted Refinancing Indebtedness) and (y) such other Investments in existence on the Initial Borrowing Date and listed on Schedule VI (without giving effect to any additions thereto or replacements thereof); provided that any additional Investments made with respect to the Investments described in preceding subclause (y) shall be permitted only if independently justified under the other provisions of this Section 9.05;

                  (vi) (t) Intercompany Distribution Transactions in the form of intercompany loans may be made in accordance with the requirements of Section 5.09, (u) Qualified U.S. Obligors (other than Holdings) may make intercompany loans to each other, (v) Qualified Non-U.S. Obligors may make intercompany loans to each other, (w) Qualified U.S. Obligors (other than Holdings) may make intercompany loans to any Qualified Non-U.S. Obligor, (x) Qualified Obligors and Foreign Subsidiary Guarantors that are not Qualified Obligors may make intercompany loans to any Foreign Subsidiary of the U.S. Borrower that is not a Qualified Obligor, (y) any Wholly-Owned Foreign Subsidiary of the U.S. Borrower may make intercompany loans to any Qualified Obligor and (z) Non-Guarantor Subsidiaries may make intercompany loans to each other and to any Foreign Credit Party, provided that (I) unless the respective obligor under such intercompany loan reasonably determines that the execution, delivery and performance of an Intercompany Note is prohibited by, or that such Intercompany Note would not be enforceable against such obligor under, applicable local law, any such intercompany loan made pursuant to this clause (vi) (other than any such loan made to a Non-Wholly Owned Subsidiary) shall be evidenced by an Intercompany Note, (II) at no time shall the aggregate outstanding principal amount of all such intercompany loans made pursuant to subclause (w) of this clause (vi) above (exclusive of loans made to Qualified Non-U.S. Obligors which are promptly on-lent by such Qualified Non-U.S. Obligors to Foreign Subsidiaries that are not Qualified Obligors in reliance on subclause
         (x) above), when added to the aggregate amount of cash equity contributions made pursuant to (and in reliance on) Section 9.05(viii)(y), exceed $200,000,000 (determined without regard to write-downs or write-offs thereof), (III) at no time shall the aggregate outstanding principal amount of all such intercompany loans made pursuant to subclause (x) of this clause (vi) above, when added to the aggregate amount of cash equity contributions made pursuant to (and in reliance on) Section 9.05(viii)(z), exceed $150,000,000 (determined without regard to write-downs or write-offs thereof), (IV) no intercompany loans may be made pursuant to subclause (w) or (x) of this clause (vi) at any time any Specified Default or any Event of Default is in existence (or would be in existence after giving effect thereto),
         (V) subject to subclause (5) of Section 13.19 and the exception specified in the proviso to Section 9.01(g), each intercompany loan made pursuant to this clause (vi) shall be subject to subordination as, and to the extent required by, the Intercompany Subordination Agreement and (VI) any intercompany loans made pursuant to this clause (vi) shall cease to be permitted hereunder if the obligor or obligee thereunder ceases to constitute a Qualified Obligor or a Foreign Subsidiary of the U.S. Borrower as contemplated above;

                  (vii) (x) loans by the U.S. Borrower and its Subsidiaries to officers, employees and directors of Holdings and its Subsidiaries for bona fide business purposes, in each case incurred in the ordinary course of business, in an aggregate outstanding principal amount not to exceed $5,000,000 at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall be permitted and (y) advances of reimbursable expenses by the U.S. Borrower and its Subsidiaries to officers, employees and directors of Holdings and its Subsidiaries for bona fide purposes, in each case incurred in the ordinary course of business;

                  (viii) (u) any Wholly-Owned Foreign Subsidiary of the U.S. Borrower may make cash common equity contributions to any Qualified Obligor, (v) any Qualified U.S. Obligor may make cash common equity contributions to any of its direct Wholly-Owned Subsidiaries that is a Qualified U.S. Obligor, (w) any Qualified Non-U.S. Obligor may make cash common equity contributions to any of its direct Wholly-Owned Subsidiaries that is a Qualified Non-U.S. Obligor, (x) any Non-Guarantor Subsidiary may make cash common equity contributions to any of its direct Wholly-Owned Subsidiaries that is a Non-Guarantor Subsidiary or a Foreign Credit Party, (y) any Qualified U.S. Obligor may make cash common equity contributions to any of its direct Wholly-Owned Subsidiaries that is Qualified Non-U.S. Obligor, and (z) any Qualified Obligor and any Foreign Subsidiary Guarantor that is not a Qualified Obligor may make cash common equity contributions to any of their respective direct Foreign Subsidiaries that is not a Qualified Obligor; provided that (I) at no time shall the aggregate amount of the cash common equity contributions made pursuant to subclause (y) of this clause (viii) (exclusive of cash contributions made to a Qualified Non-U.S. Obligor which are promptly contributed, in turn, to a Foreign Subsidiary of such Qualified Non-U.S. Obligor that is not a Qualified Obligor in reliance on subclause (z) above), when added to the aggregate outstanding principal amount of all intercompany loans made pursuant to subclause (w) of clause (vi) above (determined without regard to write-downs or write-offs thereof), exceed $200,000,000, (II) at no time shall the aggregate amount of the cash common equity contributions made pursuant to subclause (z) of this clause (viii), when added to the aggregate outstanding principal amount of all intercompany loans made pursuant to subclause (x) of clause (vi) above (determined without regard to write-downs or write-offs thereof), exceed $150,000,000 and (III) no contributions may be made pursuant to subclause (y) or (z) of this clause (viii) at any time any Specified Default or any Event of Default is in existence (or would be in existence after giving effect thereto);

                  (ix) the Borrowers and the Subsidiary Guarantors may make Permitted Acquisitions in accordance with the relevant requirements of
         Section 8.15 and the component definitions therein;

                  (x) the U.S. Borrower and its Subsidiaries may own the capital stock of, or other Equity Interests in, their respective Subsidiaries created or acquired in accordance with the terms of this Agreement;

                  (xi) the U.S. Borrower and its Subsidiaries may acquire and hold non-cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Sections 9.02(v) and (xviii);

                  (xii)    the U.S. Borrower and its Subsidiaries may enter into
         (x) Other Hedging Agreements in the ordinary course of business providing protection against fluctuations in currency values in connection with the operations of the U.S. Borrower or any of its Subsidiaries and (y) Commodity Agreements in the ordinary course of business providing protection against fluctuations in prices of commodities used in the operations of the U.S. Borrower and its Subsidiaries, in each case, so long as management of the U.S. Borrower or such Subsidiary, as the case may be, has determined in good faith that the entering into of such Other Hedging Agreements or Commodity Agreements, as the case may be, are bona fide hedging activities and are not for speculative purposes;

                  (xiii) Holdings may acquire and hold obligations of one or more officers, directors or other employees of Holdings or any of its Subsidiaries in connection with such officers', directors' or employees' acquisition of shares of capital stock of Holdings, so long as no cash is paid by Holdings or any of its Subsidiaries to such officers, directors or employees in connection with the acquisition of any such obligations;

                  (xiv) Investments arising as a result of the exercise of any "put" right of minority shareholders, or "call" rights of the Bermuda Borrower, pursuant to that certain Share Option Agreement, dated as of September 28, 1998, among the Bermuda Borrower, Axel Johnson Saba AB and Kooperativa Detaljhandelsgruppen AB (as in effect on the Effective Date) (the "Saba Share Option Agreement");

                  (xv) loans or advances by any Subsidiary of Holdings in connection with grower loan programs; provided that (I) at no time shall the aggregate outstanding principal amount of all such loans and advances made pursuant to this clause (xv) exceed $75,000,000 (determined without regard to write-downs or write-offs thereof), (II) no loans or advances may be made pursuant to clause (xv) at any time any Specified Default or any Event of Default is in existence (or would be in existence after giving effect thereto), and (III) in the event a loan or advance made by a Credit Party pursuant to this clause (xv) is evidenced by a promissory note, such promissory note shall be pledged to the Collateral Agent pursuant to the relevant Foreign Security Document (except to the extent local law or the relevant grower loan documents prohibit such pledge or such note is required to be pledged to secure Indebtedness incurred pursuant to Section 9.04(xix)(x));

                  (xvi) so long as no Default or Event of Default then exists or would result therefrom, the U.S. Borrower and its Subsidiaries may acquire Equity Interests in Persons (who, after giving effect to such acquisition, become Non-Wholly Owned Subsidiaries of the U.S. Borrower or such Subsidiary); provided that the aggregate amount of the Investments made pursuant to this clause (xvi) after the Effective Date shall not exceed $50,000,000 (without regard to any write-downs or write-offs thereof);

                  (xvii) any Non-Wholly Owned Subsidiary of the U.S. Borrower may make loans to its shareholders generally so long as (x) the U.S. Borrower or its respective Subsidiary which owns the Equity Interest in the Subsidiary making such loans receives at least its proportionate share of such loans (based upon its relative holding of the Equity Interests in the Subsidiary making such loans), (y) unless the entering into of the Intercompany Subordination Agreement requires the consent of the minority shareholder of such Non-Wholly Owned Subsidiary (and such consent is not obtained), such Non-Wholly-Owned Subsidiary (as obligee of such loan) and the U.S. Borrower or such other Subsidiary (as obligor of such loan) shall be subject to the provisions of the Intercompany Subordination Agreement and (z) the aggregate outstanding principal amount of all loans pursuant to this clause (xvii) which are not subject to the subordination provisions of the Intercompany Subordination Agreement shall not exceed $50,000,000 at any time;

                  (xviii)  Investments constituting guaranties permitted by
         Section 9.04;

                  (xix) the Bermuda Partnership Partners may make additional Investments in the Bermuda Partnership not otherwise permitted by this Section, so long as (w) the Bermuda Partnership promptly (and in any event within one Business Day of receipt thereof) uses 100% of the cash proceeds of such Investment to make a prepayment on the intercompany loan owing by it to the Bermuda Borrower and incurred pursuant to the Intercompany Distribution Transactions, (x) the Bermuda Borrower uses all of the proceeds of such prepayment within one Business Day of the date of receipt thereof to prepay Tranche C Term Loans in accordance with the requirements of Section 4.01(vii), (y) if any U.S. Borrower Incremental Term Loans are then outstanding, the U.S. Borrower makes a concurrent prepayment of U.S. Borrower Incremental Term Loans in accordance with the requirements of Section 4.01(vii) and (z) any Investment in the form of an intercompany loan or advance pursuant to this clause (xix) shall be subject to subordination as, and to the extent required by, the Intercompany Subordination Agreement;

                  (xx) so long as no Default or Event of Default then exists or would result therefrom, the U.S. Borrower and its Subsidiaries may make Investments not otherwise permitted by clauses (i) through (xix) and succeeding clauses (xxi), (xxii) and (xxiii) of this Section 9.05 in an aggregate amount not to exceed $100,000,000 (determined without regard to any write-downs or write-offs thereof);

                  (xxi) the Bermuda Borrower may make intercompany loans (solely with the proceeds of Bermuda Multicurrency Facility Revolving Loans) to a Foreign Subsidiary which is not a Qualified Non-U.S. Obligor but which has (I) entered into a guaranty of the full amount of Bermuda Borrower Multicurrency Facility Revolving Loans incurred to fund the intercompany loans made by the Bermuda Borrower to the respective Foreign Subsidiary (plus accrued interest thereon), (II) entered into Foreign Security Documents (covering all or substantially all of its assets and consistent with the criteria described in Section 5.15, 5.17 and 5.18(b) for Foreign Security Documents entered into on the Initial Borrowing Date) securing its obligations under such guaranty, (III) an intercompany loan agreement, in each case in form and substance satisfactory to the Administrative Agent and (IV) taken all action in connection with the foregoing as would have been required to be taken by such entity if same had been a Foreign Subsidiary Guarantor on the Initial Borrowing Date; provided however that any guaranty to be entered into pursuant to preceding subclause (I) (x) shall not be subject to a net worth or similar limitation, and (y) may be subject to customary insolvency, corporate benefit, financial capability or similar limitations or rules acceptable to the Administrative Agent;

                  (xxii) the U.S. Borrower may transfer shares of Qualified Preferred Stock issued in accordance with the requirements of Section 9.15(d) to one or more Section 461(f) Trusts, so long as (x) no Default or Event of Default then exists or would result therefrom and (y) the aggregate liquidation preference of the Qualified Preferred Stock so contributed reasonably equates (in the reasonable judgment of senior management of the U.S. Borrower) with the amount of claims asserted for which the respective Section 461(f) Trust may be liable; and

                  (xxiii) the U.S. Borrower may purchase Qualified Preferred Stock owned or held by any Section 461(f) Trust for cash in accordance with the terms of the trust indenture governing such Section 461(f) Trust, so long as (v) no Default or Event of Default then exists or would result therefrom, (w) the aggregate amount of cash used for any such purchase of Qualified Preferred Stock does not exceed the aggregate amount of claim settlements required to be paid by such
         Section 461(f) Trust at such time less the aggregate amount of any cash dividends paid to such Section 461(f) Trust on the Qualified Preferred Stock held by such Section 461(f) Trust pursuant to Section 9.06(ix) at the time of such purchase, (x) the aggregate amount of cash used for such purchase equals the aggregate liquidation preference of the Qualified Preferred Stock so purchased, (y) such Section 461(f) Trust promptly uses the cash proceeds from such purchase (together with cash Dividends paid thereon) to satisfy claim settlements then due and payable by such 461(f) Trust and (z) any shares of Qualified Preferred Stock not required to be so purchased at such time to satisfy claim settlements of such Section 461(f) Trust are transferred to the U.S. Borrower (for no consideration) in accordance with the terms of the trust indenture governing such Section 461(f) Trust and, upon receipt thereof, permanently retired by the U.S. Borrower.

                  9.06 Restricted Payments; etc. No Credit Agreement Party will, nor will permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in non-redeemable common stock or comparable common equity interests of Holdings or any such Subsidiary, as the case may be) or return any equity capital to, its stockholders, partners, members or other equity holders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders, partners, members or other equity holders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock or other Equity Interests, now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares or other Equity Interests), or set aside any funds for any of the foregoing purposes, and no Credit Agreement Party will permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock or other Equity Interests of Holdings or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock or other Equity Interests) (all of the foregoing "Dividends") or make any payments in respect of any outstanding Shareholder Subordinated Notes or Intercompany Debt, except that:

                  (i) (x) any Subsidiary of the U.S. Borrower may pay Dividends to the U.S. Borrower or any Wholly-Owned Subsidiary of the U.S. Borrower and (y) any non-Wholly-Owned Subsidiary of the U.S. Borrower may pay cash Dividends to its shareholders generally so long as the U.S. Borrower or its respective Subsidiary which owns the Equity Interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary); provided that any Dividend made pursuant to preceding clause (x) to any Wholly-Owned Subsidiary that is not a Credit Party may only be made if (A) (I) no Specified Default and no Event of Default then exists or would result therefrom and (II) such Wholly-Owned Subsidiary promptly distributes and/or transfer any Property received pursuant to such Dividend (directly or indirectly through other Wholly-Owned Subsidiaries) to a Credit Party or (B) the Subsidiary making such Dividend is not a Credit Party; provided however, that, subject to Section 9.01(d)(v), any such Dividend may be made to the Bermuda Partnership notwithstanding the existence of an Event of Default (other than an Event of Default under Section 10.01 or 10.05) so long as (a) the Bermuda Partnership complies with clause (II) of the preceding proviso and (b) the Bermuda Partnership Partners are (after giving effect to the receipt of any Dividend from Bermuda Partnership) in compliance with the requirements of Section 9.01(d);

                  (ii) Holdings may redeem or purchase shares of Holdings Common Stock or options to purchase Holdings Common Stock, as the case may be, held by former officers or employees of Holdings or any of its Subsidiaries following the death, disability, retirement or termination of employment of such officers or employees, provided that (w) the only consideration paid by Holdings in respect of such redemptions and/or purchases shall be cash and Shareholder Subordinated Notes, (x) the sum of (A) the aggregate amount paid by Holdings in cash in respect of all such redemptions and/or purchases plus (B) the aggregate amount of all principal and interest payments made on Shareholder Subordinated Notes, shall not exceed $2,000,000 in any Fiscal Year of Holdings, and (z) at the time of any redemption or purchase pursuant to this Section 9.06(ii), no Specified Default or Event of Default shall then exist or result therefrom;

                  (iii) the U.S. Borrower may pay cash Dividends to Holdings, so long as (x) no Specified Default or Event of Default then exists or would result therefrom and (y) the cash proceeds thereof are promptly used by Holdings for the purposes described in Section 9.06(ii);

                  (iv) the U.S. Borrower may pay cash Dividends to Holdings, so long as the proceeds thereof are promptly used by Holdings to pay operating expenses in the ordinary course of business (including, without limitation, professional fees and expenses) and other similar corporate overhead costs and expenses;

                  (v) the U.S. Borrower may pay cash Dividends to Holdings in the amounts and at the times of any payment by Holdings in respect of its taxes (or taxes of its consolidated group), provided that (x) the amount of cash Dividends paid pursuant to this clause (v) to enable Holdings to pay federal income taxes at any time shall not exceed the lesser of (A) the amount of such federal income taxes owing by Holdings at such time for the respective period and (B) the amount of such federal income taxes that would be owing by the U.S. Borrower and its Subsidiaries on a consolidated basis for such period if determined without regard to Holdings' ownership of the U.S. Borrower and (y) any refunds shall promptly be returned by Holdings to the U.S. Borrower;

                  (vi) the Transaction shall be permitted to be consummated in accordance with the relevant requirements of this Agreement;

                  (vii) the U.S. Borrower and its Subsidiaries may make payments with respect to Intercompany Debt, so long as the respective payment is permitted to be made in accordance with the terms of the Intercompany Subordination Agreement;

                  (viii) Holdings may make payments of interest and principal on the Shareholder Subordinated Notes in accordance with the terms thereof, so long as the sum of (A) the aggregate amount paid by Holdings in cash in respect of all redemptions and/or purchases of Holdings Common Stock pursuant to Section 9.06(ii) plus (B) the aggregate amount of all principal and interest payments made on Shareholder Subordinated Notes, does not exceed $2,000,000 in any Fiscal Year of Holdings; and

                  (ix) (x) Holdings may pay regularly scheduled Dividends on Qualified Preferred Stock issued by it pursuant to the terms thereof solely through the issuance of additional shares of such Qualified Preferred Stock rather than in cash and (y) cash Dividends may accrue on Qualified Preferred Stock issued by the U.S. Borrower and transferred to a Section 461(f) Trust pursuant to Section 9.15(d) in accordance with the terms of the certificate of designation therefor and, so long as no Default or Event of Default then exists or would result therefrom, may be paid by the U.S. Borrower in cash on the date (and only on the date) of the settlement by such Section 461(f) Trust of the claims for which such Section 461(f) Trust is liable.

                  9.07 Transactions with Affiliates. No Credit Agreement Party will, nor will permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate of Holdings or any of its Subsidiaries other than in the ordinary course of business and on terms and conditions substantially as favorable to such Credit Agreement Party or such Subsidiary as would be reasonably expected to be obtainable by such Credit Agreement Party or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate; provided that the following shall in any event be permitted: (i) the Transaction; (ii) intercompany transactions among the U.S. Borrower and its Subsidiaries to the extent expressly permitted by Sections 9.02, 9.04, 9.05 and 9.06; (iii) the payment of consulting or other fees to the U.S. Borrower by any of its Subsidiaries in the ordinary course of business;
(iv) customary fees to non-officer directors of the U.S. Borrower and its Subsidiaries; (v) the U.S. Borrower and its Subsidiaries may enter into the employment arrangements with respect to the procurement of services with their respective officers and employees in the ordinary course of business; (vi) Dividends may be paid by Holdings to the extent permitted by Section 9.06; (vii) the payment of customary fees (excluding management fees) to the Agents and their Affiliates for services rendered (including, without limitation, any underwriting discounts and commissions); and (viii) transactions between the U.S. Borrower and/or any of its Subsidiaries and their respective Affiliates listed on Schedule XVI hereto. In no event shall any management, consulting or similar fee be paid or payable by Holdings or any of its Subsidiaries to any Affiliate (other than the U.S. Borrower or any other Credit Party), except as specifically provided in this Section 9.07.

                  9.08 Consolidated Interest Coverage Ratio. Holdings will not permit the Consolidated Interest Coverage Ratio for any Test Period ended on the last day of a Fiscal Quarter set forth below to be less than the ratio set forth opposite such Fiscal Quarter below:

             Fiscal Quarter                                   Ratio
             --------------                                   -----
2nd Fiscal Quarter of Fiscal Year 2003                       2.50:1.0
3rd Fiscal Quarter of Fiscal Year 2003                       2.50:1.0
4th Fiscal Quarter of Fiscal Year 2003                       2.50:1.0

1st Fiscal Quarter of Fiscal Year 2004                       2.50:1.0
2nd Fiscal Quarter of Fiscal Year 2004                       2.50:1.0
3rd Fiscal Quarter of Fiscal Year 2004                       2.50:1.0
4th Fiscal Quarter of Fiscal Year 2004                       2.50:1.0

1st Fiscal Quarter of Fiscal Year 2005                       2.55:1.0
2nd Fiscal Quarter of Fiscal Year 2005                       2.60:1.0
3rd Fiscal Quarter of Fiscal Year 2005                       2.65:1.0
4th Fiscal Quarter of Fiscal Year 2005                       2.70:1.0

1st Fiscal Quarter of Fiscal Year 2006                       2.70:1.0
and each Fiscal Quarter thereafter

For purposes of making determinations of compliance with this Section 9.08 pursuant to Section 8.15(a) only, the Consolidated Interest Coverage Ratio shall be calculated on a Pro Forma Basis.

                  9.09 Consolidated Fixed Charge Coverage Ratio. Holdings will not permit the Consolidated Fixed Charge Coverage Ratio for any Test Period ending on the last day of any Fiscal Quarter of Holdings to be less than the ratio set forth opposite such Fiscal Quarter below:

         Fiscal Quarter Ended                                 Ratio
         --------------------                                 -----
2nd Fiscal Quarter of Fiscal Year 2003                       1.10:1.0
3rd Fiscal Quarter of Fiscal Year 2003                       1.10:1.0
4th Fiscal Quarter of Fiscal Year 2003                       1.10:1.0

1st Fiscal Quarter of Fiscal Year 2004                       1.10:1.0
2nd Fiscal Quarter of Fiscal Year 2004                       1.10:1.0
3rd Fiscal Quarter of Fiscal Year 2004                       1.10:1.0
4th Fiscal Quarter of Fiscal Year 2004                       1.10:1.0

1st Fiscal Quarter of Fiscal Year 2005                       1.15:1.0
and each Fiscal Quarter thereafter

For purposes of making determinations of compliance with this Section 9.09 pursuant to Section 8.15(a) only, the Consolidated Fixed Charge Coverage Ratio shall be calculated on a Pro Forma Basis.

                  9.10 Leverage Ratio. Holdings will not permit the Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

                            Period                                        Ratio
                            ------                                        -----
Initial Borrowing  Date to and  including  the day occurring             5.25:1.0
prior to the last day of the 2nd Fiscal Quarter of Fiscal
Year 2004

Last day of the 2nd Fiscal  Quarter  of Fiscal  Year 2004 to             5.00:1.0
and including the day occurring prior to the last day of 4th
Fiscal Quarter of Fiscal Year 2004

Last day of the 4th Fiscal Quarter of Fiscal Year 2004 to  ....          4.75:1.0
and including the day occurring prior to the last day of 1st
Fiscal Quarter of Fiscal Year 2005

Last day of the 1st Fiscal Quarter of Fiscal Year 2005 to                4.50:1.0
and including the day occurring prior to the last day of 2nd
Fiscal Quarter of Fiscal Year 2005

Last day of the 2nd Fiscal Quarter of Fiscal Year 2005 to                4.35:1.0
and including the day occurring prior to the last day of the
3rd Fiscal Quarter of Fiscal Year 2005

                            Period                                        Ratio
                            ------                                        -----
Last day of the 3rd Fiscal Quarter of Fiscal Year 2005 to                4.25:1.0
and including the day occurring prior to the last day of the
4th Fiscal Quarter of Fiscal Year 2005

Last day of the 4th Fiscal Quarter of Fiscal Year 2005 to                4.00:1.0
and including the day occurring prior to the last day of 2nd
Fiscal Quarter of Fiscal Year 2006

Last day of the 2nd Fiscal Quarter of Fiscal Year 2006 to                3.85:1.0
and including the day occurring prior to the last day of 4th
Fiscal Quarter of Fiscal Year 2006

Last day of the 4th Fiscal Quarter of Fiscal Year 2006 to                3.75:1.0
and including the day occurring prior to the last day of the
3rd Fiscal Quarter of Fiscal Year 2007

Last day of the 3rd Fiscal Quarter of Fiscal Year 2007 and               3.50:1.0
thereafter

Notwithstanding anything to the contrary contained in the table set forth above, at any time from November 1 to and including the last day of the 1st Fiscal Quarter of each Fiscal Year, the Leverage Ratio as otherwise set forth in the table above for the applicable period shall be adjusted by increasing the ratio by 0.25 (for example, for the period from November 1, 2003 to and including the last day of the 1st Fiscal Quarter of Fiscal Year 2004, the Leverage Ratio would be increased from 5.25:1.00 to 5.50:1.00). All determinations of the Leverage Ratio for purposes of this Section 9.10 shall include Consolidated EBITDA as calculated on a Pro Forma Basis to give effect to all Permitted Acquisitions and Significant Asset Sales, if any, effected during (but not after) the respective Test Period for which Consolidated EBITDA is being determined; provided that for purposes of making determinations of compliance with this Section 9.10 pursuant to Section 8.15(a), the Leverage Ratio shall be calculated on a Pro Forma Basis as otherwise required by the definition of Pro Forma Basis contained herein.

                  9.11 Minimum Consolidated EBITDA. Holdings will not permit Consolidated EBITDA for any Test Period ending on the last day of a Fiscal Quarter of Holdings set forth below to be less than the respective amount set forth opposite such Fiscal Quarter below:

         Fiscal Quarter Ending                             Amount
         ---------------------                             ------
2nd Fiscal Quarter of Fiscal Year 2003                  $115,000,000
3rd Fiscal Quarter of Fiscal Year 2003                  $190,000,000
4th Fiscal Quarter of Fiscal Year 2003                  $260,000,000

         Fiscal Quarter Ending                             Amount
         ---------------------                             ------
1st Fiscal Quarter of Fiscal Year 2004                  $345,000,000
2nd Fiscal Quarter of Fiscal Year 2004                  $350,000,000
3rd Fiscal Quarter of Fiscal Year 2004                  $355,000,000
4th Fiscal Quarter of Fiscal Year 2004                  $355,000,000

1st Fiscal Quarter of Fiscal Year 2005                  $360,000,000
2nd Fiscal Quarter of Fiscal Year 2005                  $365,000,000
3rd Fiscal Quarter of Fiscal Year 2005                  $370,000,000
4th Fiscal Quarter of Fiscal Year 2005                  $375,000,000

1st Fiscal Quarter of Fiscal Year 2006                  $385,000,000
2nd Fiscal Quarter of Fiscal Year 2006                  $385,000,000
3rd Fiscal Quarter of Fiscal Year 2006                  $385,000,000
4th Fiscal Quarter of Fiscal Year 2006                  $385,000,000

1st Fiscal Quarter of Fiscal Year 2007 and              $390,000,000
thereafter

                  9.12 Capital Expenditures. (a) Holdings will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that
(i) during the period from the Initial Borrowing Date through and including the last day of Fiscal Year 2003, the U.S. Borrower and its Subsidiaries may make Capital Expenditures in an aggregate amount not to exceed $80,000,000 and (ii) during any Fiscal Year of Holdings set forth below (taken as one accounting period), the U.S. Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures does not exceed the amount set forth below opposite such Fiscal Year below:

  Fiscal Year                                                      Amount
  -----------                                                      ------
Fiscal Year 2004                                                $150,000,000
Fiscal Year 2005                                                $150,000,000
Fiscal Year 2006                                                $150,000,000
Fiscal Year 2007                                                $150,000,000
Fiscal Year 2008                                                $150,000,000

                  (b) Notwithstanding the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the U.S. Borrower and its Subsidiaries pursuant to clause (a) above in any Fiscal Year of Holdings (or during the period set forth in clause (a)(i) above) (before giving effect to any increase in such permitted Capital Expenditure amount pursuant to this clause
(b)) is greater than the amount of Capital Expenditures actually made by the U.S. Borrower and its Subsidiaries during such Fiscal Year (or period, as the case may be), the lesser of (x) such excess and (y) 100% of the applicable permitted scheduled Capital Expenditure amount as set forth in such clause (a) above may be carried forward and utilized to make Capital Expenditures in the immediately succeeding Fiscal Year, provided that no amounts once carried forward pursuant to this Section 9.12(b) may be carried forward to any subsequent Fiscal Year of Holdings thereafter and such amounts may only be utilized after the U.S. Borrower and its Subsidiaries have utilized in full the permitted Capital Expenditure amount for such period as set forth in the table in clause (a) above (without giving effect to any increase in such amount pursuant to this clause (b)).

                  (c) In addition to the foregoing, the U.S. Borrower and its Subsidiaries may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under Section 9.12(a) or
(b)) with the Net Sale Proceeds of Asset Sales to the extent such Net Sale Proceeds do not require, or result in, a mandatory repayment of Term Loans and/or a mandatory reduction to the Total Incremental Term Loan Commitment and/or the Total Revolving Loan Commitment pursuant to Section 4.02(c) and such proceeds are reinvested within 360 days (subject to a six month extension for contractual commitments that are not completed during such 360-day period) following the date of such Asset Sale in accordance with the requirements of said Section.

                  (d) In addition to the foregoing, the U.S. Borrower and its Subsidiaries may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under Section 9.12(a) or
(b)) with the insurance proceeds received by the U.S. Borrower or any of its Subsidiaries from any Recovery Event so long as such Capital Expenditures are to replace or restore any properties or assets in respect of which such proceeds were paid within 360 days (subject to a six month extension for contractual commitments that are not completed during such 360-day period) following the date of the receipt of such insurance proceeds, in each case to the extent such insurance proceeds do not require, or result in, a mandatory repayment of Term Loans and/or a mandatory reduction to the Total Incremental Term Loan Commitment and/or the Total Revolving Loan Commitment pursuant to Section 4.02(f).

                  (e) In addition to the foregoing, the Borrowers and the Subsidiary Guarantors may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under Section 9.12(a) or
(b)) constituting Permitted Acquisitions effected in accordance with the requirements of Section 8.15.

                  (f) In addition to the foregoing, the U.S. Borrower and the Subsidiary Guarantors may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under Section 9.12(a) or (b)) on the Third Amendment Effective Date arising in connection with the exercise of the purchase option under the HQ Lease Agreements.

                  9.13 Bank Debt Leverage Ratio. Holdings will not permit the Bank Debt Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

                              Period                                              Ratio
                              ------                                              -----
First Amendment Effective Date to and including the day prior                   1.35:1.00
to the last day of the 2nd Fiscal Quarter of Fiscal
Year 2003

Last Day of the 2nd Fiscal Quarter of Fiscal Year                               1.25:1.0
2003 to and including the day occurring prior to the
last day of the 1st Fiscal Quarter of Fiscal Year 2004

Last Day of the 1st Fiscal Quarter of Fiscal Year 2004 to and                   1.15:1.0
including the day occurring prior to the last day of
3rd Fiscal Quarter of Fiscal Year 2004

Last Day of the 3rd Fiscal Quarter of Fiscal Year 2004 to and                   1.10:1.0
including the day occurring prior to the last day of the 1st Fiscal
Quarter of Fiscal Year 2005

Last Day of the 1st Fiscal Quarter of Fiscal Year 2005                          1.00:1.0
and thereafter

Notwithstanding anything to the contrary contained in the table set forth above, at any time from November 1 to and including the last day of the 1st Fiscal Quarter of each Fiscal Year, the Bank Debt Leverage Ratio as otherwise set forth in the table above for the applicable period shall be adjusted by increasing the ratio by 0.25 (for example, for the period from November 1, 2003 to and including the day prior to the last day of the 1st Fiscal Quarter of Fiscal Year 2004, the Bank Debt Leverage Ratio would be increased from 1.25:1.00 to 1.50:1.00). All determinations of the Bank Debt Leverage Ratio for purposes of this Section 9.13 shall include Consolidated EBITDA as calculated on a Pro Forma Basis to give effect to all Permitted Acquisitions and Significant Asset Sales, if any, effected during (but not after) the respective Test Period for which Consolidated EBITDA is being determined; provided that for purposes of making determinations of compliance with this Section 9.13 pursuant to Section 8.15(a), the Bank Debt Leverage Ratio shall be calculated on a Pro Forma Basis as otherwise required by the definition of Pro Forma Basis contained herein.

                  9.14 Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Issuances of Capital Stock; etc. (a) No Credit Agreement Party will, and no Credit Agreement Party will permit any of its Subsidiaries to:

                  (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), or any prepayment, repurchase, redemption or acquisition for value as a result of any asset sale, change of control or similar event of any New Senior Notes, any New 2010 Senior Notes, any Existing Indebtedness (other than Scheduled Existing Indebtedness), or, after the incurrence or issuance thereof, any Permitted Refinancing Indebtedness, Shareholder Subordinated Notes (except to the extent expressly permitted under Section 9.06(viii)),

         Qualified Preferred Stock or Permitted Acquired Debt; provided that (v) the New 2010 Senior Notes may be exchanged for New 2010 Exchange Senior Notes in accordance with the requirements of the respective definitions thereof and the relevant provisions of this Agreement, (w) the New Senior Notes may be exchanged for New Exchange Senior Notes in accordance with the requirements of the respective definitions thereof and the relevant provisions of this Agreement, (x) so long as no Event of Default then exists or would result therefrom, the Post-Closing Refinancing may be consummated in accordance with the requirements of
         Section 8.21, (y) so long as no Specified Default and no Event of Default then exists or would result therefrom, any Scheduled Existing Indebtedness, any Permitted Acquired Debt and any Permitted Refinancing Indebtedness incurred to refinance same may be refinanced with Permitted Refinancing Indebtedness in accordance with the requirements of this Agreement and (z) the U.S. Borrower may redeem New Senior Notes, New 2010 Senior Notes or Existing Senior Notes with the proceeds of any sale of Equity Interests by, or capital contribution to, Holdings not required to be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 4.02(e) and the definition of Applicable Prepayment Percentage, so long as (I) no Default or Event of Default then exists or would result therefrom and (II) any such redemption is effected in accordance with the terms of the relevant indenture governing such senior notes and all applicable law;

                  (ii) amend or modify, or permit the amendment or modification of, any provision of any New Senior Notes Document, any New 2010 Senior Notes Document or any Existing Senior Notes Document, other than any technical or clarifying amendments, modifications or changes to any such Documents that are not in any way adverse to the interests of the Lenders and do not relate to the subordination provisions contained therein; or

                  (iii) amend, modify or change any Merger Document, any Permitted Acquired Debt, any Permitted Refinancing Indebtedness, any Tax Allocation Agreement, any Management Agreement, any Qualified Preferred Stock, its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation), by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement (or equivalent organizational documents) or any agreement entered into by it, with respect to its capital stock or other Equity Interests (including any Shareholders' Agreement), or enter into any new Tax Allocation Agreement, Management Agreement or agreement with respect to its capital stock or other Equity Interests, other than (A) any change to Permitted Acquired Debt or Permitted Refinancing Indebtedness as a result of the refinancing thereof as permitted by Section 9.13(i), (B) any amendments or modifications to Permitted Refinancing Debt or Qualified Preferred Stock consistent with the definitions thereof provided herein and (C) any amendments, modifications or changes pursuant to this clause (iii) and any such new agreements pursuant to this clause (iii), (x) which do not in any way adversely affect the interests of the Lenders, (y), in the case of any Management Agreement, which does not involve the payment by Holdings or any of its Subsidiaries of any amount which could give rise to a violation of this Agreement and (z) any amendment to such Person's respective certificates of incorporation or other organizational documents to authorize the issuance of capital stock or other Equity Interests otherwise permitted to be issued pursuant to the terms of this Agreement.

                  (b) Neither Holdings nor any of its Subsidiaries shall designate any Indebtedness (other than the Obligations) as "Designated Guarantor Senior Debt" for purposes of the New Senior Notes Documents, the New 2010 Senior Notes Documents or the Existing Senior Notes Documents.

                  9.15 Limitation on Issuance of Equity Interests. (a) Holdings will not issue (i) any Preferred Equity (or any options, warrants or rights to purchase Preferred Equity) (other than Qualified Preferred Stock issued pursuant to clause (c) below) or (ii) any redeemable common stock or equivalent common Equity Interests.

                  (b) No Borrower shall, nor shall permit any of its Subsidiaries to, issue any capital stock or other Equity Interests (including by way of sales of treasury stock), except (i) for transfers and replacements of then outstanding shares of capital stock or other Equity Interests, (ii) for stock splits, stock dividends and additional issuances which do not decrease the aggregate percentage ownership of Holdings and its Subsidiaries in any class of the capital stock or other Equity Interests of such Subsidiaries, (iii) in the case of Foreign Subsidiaries of the U.S. Borrower, to qualify directors to the extent required by applicable law, (iv) Subsidiaries formed after the Effective Date pursuant to Section 9.17 may issue capital stock or other Equity Interests in accordance with the requirements of Section 9.17, (v) issuances of Equity Interests (including Preferred Equity) by any Wholly-Owned Subsidiary of the U.S. Borrower to one or more other Wholly-Owned Subsidiaries of the U.S. Borrower and (vi) in the case of the U.S. Borrower, issuances of Qualified Preferred Stock in accordance with the requirements of Section 9.15(d) below. All capital stock or other Equity Interests issued in accordance with this
Section 9.15(b) shall, to the extent required by the relevant Security Document, be delivered to the Collateral Agent for pledge pursuant to such Security Document.

                  (c) Holdings may from time to time (i) issue Qualified Preferred Stock, so long as (x) no Default or Event of Default shall exist at the time of any such issuance or immediately after giving effect thereto, and
(y) with respect to each issuance of Qualified Preferred Stock, the gross cash proceeds therefrom (or in the case of Qualified Preferred Stock directly issued as consideration for a Permitted Acquisition, the Fair Market Value thereof of the assets received therefor) shall be at least equal to 100% of the liquidation preference thereof at the time of issuance and (ii) issue additional shares of Qualified Preferred Stock to pay in kind regularly scheduled Dividends on Qualified Preferred Stock theretofore issued in compliance with this Section 9.15(c).

                  (d) The U.S. Borrower may from time to time issue Qualified Preferred Stock, so long as (x) no Default or Event of Default shall exist at the time of any such issuance or immediately after giving effect thereto, (y) the aggregate liquidation preference of all Qualified Preferred Stock issued by the U.S. Borrower in reliance on this clause (d) (i) shall not exceed $50,000,000 in the aggregate for all such issuances of Qualified Preferred Stock and (z) immediately after the issuance thereof, all shares of such Qualified Preferred Stock are transferred to a Section 461(f) Trust.

                  9.16 Limitation on Certain Restrictions on Subsidiaries. No Credit Agreement Party will, nor will permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any such Subsidiary to (x) pay dividends or make any other distributions on its capital stock or any other Equity Interests or participation in its profits owned by Holdings or any Subsidiary of Holdings, or pay any Indebtedness owed to Holdings or a Subsidiary of Holdings, (y) make loans or advances to Holdings or any Subsidiary of Holdings or (z) transfer any of its properties or assets to Holdings or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the U.S. Borrower or a Subsidiary of the U.S. Borrower, (iv) customary provisions restricting assignment of any licensing agreement (in which the U.S. Borrower or any of its Subsidiaries is the licensee) or any other contract entered into by the U.S. Borrower or any Subsidiary of the U.S. Borrower in the ordinary course of business, (v) any agreement or instrument governing Permitted Acquired Debt, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person or the properties or assets of the Person acquired pursuant to the respective Permitted Acquisition and so long as the respective encumbrances or restrictions were not created (or made more restrictive) in connection with or in anticipation of the respective Permitted Acquisition, (vi) restrictions applicable to any Non-Wholly Owned Subsidiary existing at the time of the acquisition thereof as a result of an Investment pursuant to Section 9.05 or a Permitted Acquisition effected in accordance with Section 8.15; provided that the restrictions applicable to such joint venture are not made more burdensome, from the perspective of the U.S. Borrower and its Subsidiaries, than those as in effect immediately before giving effect to the consummation of the respective Investment or Permitted Acquisition; (vii) any restriction or encumbrance with respect to assets subject to Liens permitted by Sections 9.03(iv), (x), (xi), (xii) and (xvi); (viii) the New Senior Notes Documents;
(ix) the New 2010 Senior Notes Documents; (x) the Existing 2009 Senior Notes Documents; and (xi) the Existing 2013 Senior Notes Documents.

                  9.17 Limitation on the Creation of Subsidiaries and Joint Ventures. (a) Except as otherwise specifically provided in immediately succeeding clause (b), Holdings will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Subsidiary, provided that the U.S. Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish or create Wholly-Owned Subsidiaries so long as (A) at least 15 Business Days' (or such lesser period as is acceptable to the Administrative Agent in any given case) prior written notice thereof is given to the Administrative Agent (provided that no such notice shall be required to be given in the case of a Shell Corporation), (B) subject to Sections 8.11(d) and 8.12, the Equity Interests of each such new Wholly-Owned Subsidiary (if same is an Unrestricted Subsidiary) are pledged pursuant to, and to the extent required by, the applicable Pledge Agreements and/or Foreign Security Agreements and, if such Equity Interests constitute certificated Equity Interests, the certificates representing such Equity Interests, together with stock or other powers duly executed in blank, are delivered to the Collateral Agent for the benefit of the Secured Creditors, (C) to the extent such new Wholly-Owned Subsidiary is required, in accordance with the applicable provisions of Section 8.11, to become a U.S. Subsidiary Guarantor, (i) such new Wholly-Owned Subsidiary executes and delivers counterparts of the U.S. Subsidiaries Guaranty, the Intercompany Subordination Agreement and such Security

Documents as would have been entered into by the respective Subsidiary if same had been a U.S. Subsidiary Guarantor on the Initial Borrowing Date, and takes all action in connection therewith as would otherwise have been required to be taken pursuant to Section 5 if such new Wholly-Owned Subsidiary had been a U.S. Credit Party on the Initial Borrowing Date, (D) to the extent such new Wholly-Owned Subsidiary is organized in a Qualified Non-U.S. Jurisdiction and is required, in accordance with the applicable provisions of Section 8.11, to become a Foreign Subsidiary Guarantor, (i) such new Wholly-Owned Subsidiary executes and delivers counterparts of the Foreign Subsidiaries Guaranty, the Intercompany Subordination Agreement and such Security Documents as would have been entered into by the respective Subsidiary if same had been a Foreign Subsidiary Guarantor on the Initial Borrowing Date (determined in accordance with the criteria described in Sections 5.15, 5.17 and 5.18(b)), and takes all action in connection therewith as would otherwise have been required to be taken pursuant to Section 5 if such new Wholly-Owned Subsidiary had been a Foreign Credit Party on the Initial Borrowing Date, (E) to the extent such new Wholly-Owned Subsidiary is organized in a Non-Qualified Jurisdiction and is required, in accordance with the applicable provisions of Section 8.11, to become a Foreign Subsidiary Guarantor, (i) such new Wholly-Owned Subsidiary executes and delivers counterparts of the Foreign Subsidiaries Guaranty and, in each case unless the Administrative Agent otherwise agrees based on advice of local counsel, the Intercompany Subordination Agreement and such Security Documents as would have been entered into by the respective Subsidiary if same had been a Foreign Subsidiary Guarantor organized in such Non-Qualified Jurisdiction on the Initial Borrowing Date (determined in accordance with the criteria described in Sections 5.15, 5.17 and 5.18(b)), and takes all action in connection therewith as would otherwise have been required to be taken pursuant to Section 5 if such new Wholly-Owned Subsidiary had been a Foreign Credit Party organized in such Non-Qualified Jurisdiction on the Initial Borrowing Date and
(F) such new Wholly-Owned Subsidiary, to the extent requested by any Agent or the Required Lenders, takes all other actions required pursuant to Section 8.11 (including, without limitation, to, at its own expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation and perfection of the Liens on its assets intended to be created pursuant to the applicable Security Documents); provided that (x) in the case of a Shell Corporation created or established by the U.S. Borrower or any of its Wholly-Owned Subsidiaries, the actions described in clauses (B), (C),
(D) and (E) and applicable to such Shell Corporation shall not be required to be taken (so long as same remains a Shell Corporation) until 60 days after the creation or establishment of such Shell Corporation and (y) in the case of a newly-formed Wholly-Owned Subsidiary of the U.S. Borrower organized in (i) a Qualified Non-U.S. Jurisdiction or (ii) a Non-Qualified Jurisdiction in which an existing Foreign Subsidiary Guarantor is organized, the actions described in clauses (D), (E) and (F) and applicable to such Wholly-Owned Subsidiary, shall not be required to be taken by such Wholly-Owned Subsidiary if the gross book value of its assets (determined as of the last day of the calendar month then last ended) is less than $10,000,000, until (and only until) the aggregate gross book value of all Wholly-Owned Subsidiaries which have not taken the actions described in clauses (D), (E) and (F) and applicable to such Wholly-Owned Subsidiaries in reliance on this proviso (determined as of the last day of the calendar month then last ended) exceeds $20,000,000, at which time all such excluded Wholly-Owned Subsidiaries (and not just those Wholly-Owned Subsidiaries required to reduce the aggregate gross book value of such excluded

Wholly-Owned Subsidiaries to below $20,000,000) shall take the actions described in clauses (D), (E) and (F) and applicable to such Wholly-Owned Subsidiaries.

                  (b) In addition to Subsidiaries of the U.S. Borrower created pursuant to preceding clause (a), the U.S. Borrower and its Subsidiaries may establish, acquire or create, and make Investments in, Non-Wholly Owned Subsidiaries after the Initial Borrowing Date as a result of Permitted Acquisitions (subject to the limitations contained in the definition thereof) and Investments expressly permitted to be made pursuant to Section 9.05, provided that (x) all Equity Interests of each such Non-Wholly Owned Subsidiary which is an Unrestricted Subsidiary shall be pledged by any Credit Party which owns same to the extent required by the Pledge Agreements or relevant Foreign Security Agreements, and (y) any actions required to be taken pursuant to
Section 8.11 in connection with the establishment of, or Investments in, the respective Subsidiaries are taken in accordance with the requirements of said
Section 8.11.

                  9.18 Special Restrictions Relating to Principal Property. No Credit Agreement Party will, nor will permit any of its Subsidiaries to, (i) own any Principal Property (other than the Principal Properties designated on Schedule XVII hereto), (ii) permit any Property owned by such Credit Agreement Party or such Subsidiary which is not a Principal Property on the Initial Borrowing Date to become a Principal Property after the Initial Borrowing Date or (iii) directly or indirectly, create, incur, issue, assume, guarantee or otherwise become liable for or suffer to exist any Indebtedness secured by a Lien on Principal Property.

                  SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each, an "Event of Default"):

                  10.01 Payments. Either Borrower shall (i) default in the payment when due of any principal of any Loan or Note, (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any Unpaid Drawing, any Unreimbursed Payment, any interest on any Loan or Note or any Fees or (iii) default, and such default shall continue for 10 or more Business Days after notice to either Borrower by the Administrative Agent or any Lender, in the payment when due of any other amounts owing hereunder or under any other Credit Document; or

                  10.02 Representations, etc. (a) Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document (other than a Foreign Security Document) or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made, (b) any representation, warranty or statement which is qualified by a materiality standard of any kind and is made or deemed made by any Foreign Credit Party in any Foreign Security Document or in any statement or certificate delivered pursuant to any Foreign Security Document shall prove to be untrue in any material respect on the date as of which made or deemed made and (c) any material representation, warranty or statement which is not qualified by a materiality standard of any kind and is made or deemed made by any Foreign Credit Party in any Foreign Security Document or in any statement or certificate delivered pursuant to any Foreign Security Document shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  10.03 Covenants. Holdings or any of its Subsidiaries shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 2B.07, 8.01(f)(i), 8.10, 8.11, 8.13, 8.15, 8.19,
8.20, 8.21, 8.25 or 9, or (b) default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement (other than those referred to in Section 10.01, 10.02 or clause (a) of this Section 10.03) and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Administrative Agent or the Required Lenders; or

                  10.04 Default Under Other Agreements. (a) Holdings or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which Indebtedness was created or
(ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; or (b) any Indebtedness (other than the Obligations) of Holdings or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided that it shall not constitute an Event of Default pursuant to clause (a) or (b) of this Section 10.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above, equals or exceeds $25,000,000; or

                  10.05 Bankruptcy, etc. Holdings or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Subsidiaries; or Holdings or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Subsidiaries; or there is commenced against Holdings or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or Holdings or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any Company action is taken by Holdings or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

                  10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64, ..65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days which will result in a Material Adverse Effect, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan pursuant to Section 4042(b) of ERISA, any Plan or Multiemployer Plan which is subject to Title IV of ERISA is, shall have been or is likely to be involuntarily terminated or to be the subject of termination proceedings under ERISA, any Plan subject to Title IV of ERISA shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan subject to Title IV of ERISA or Multiemployer Plan or a Foreign Pension Plan has not been made within 60 days of when due, Holdings or any Subsidiary of Holdings or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan subject to Title IV of ERISA or Multiemployer Plan under
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or Holdings or any Subsidiary of Holdings has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a "default" within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect to any Plan or Multiemployer Plan; (b) there shall result from any such event or events described above in this Section 10.06 the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability resulting from any event described in clause (a) above; and (c) such lien, security interest or liability, individually and/or in the aggregate, in the reasonable opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect; or

                  10.07 Security Documents. (a) Any Security Document shall cease to be in full force and effect (except in accordance with the terms thereof), or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.03), and subject to no other Liens (except as permitted by Section 9.03), or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of any such Security Document; provided that (i) the occurrence of an Excluded Event shall not give rise to an Event of Default under this Section
10.07 (ii) the failure to have a perfected and enforceable Lien on Collateral in favor of the Collateral Agent shall not give rise to an Event of Default under this Section 10.07, unless the aggregate fair market value of all Collateral over which the Collateral Agent fails to have a perfected and enforceable Lien (exclusive of Collateral that is the subject of an Excluded Event) equals or exceeds $10,000,000 and (iii) in the case of any default described in clause (b) above in the due performance or observance of any covenant or agreement contained in any Foreign Security Document that is not (directly or indirectly) related to the perfection or enforceability of a Lien on Collateral, such default shall not give rise to an Event of Default until such default shall continue unremedied for a period of at least 15 days after notice to the defaulting party by the Administrative Agent, the Collateral Agent or the Required Lenders; or

                  10.08 Guaranties. Any Guaranty or any provision thereof shall cease to be in full force or effect as to the relevant Guarantor, or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty; provided that the occurrence of an Excluded Event shall not give rise to an Event of Default under this Section 10.08; or

                  10.09 Judgments. One or more judgments or decrees shall be entered against Holdings or any of its Subsidiaries involving a liability (to the extent not paid or covered by a reputable and solvent insurance company (with any portion of any judgment or decree not so covered to be included in any determination hereunder)) equal to or in excess of $25,000,000 for all such judgments and decrees and all such judgments or decrees shall either be final and non-appealable or shall not have been vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days; provided, however, that the rendering of any such judgment(s) or decree(s) by courts outside of the United States and Bermuda shall not be an Event of Default under this Section
10.09 unless (i) Holdings and its Subsidiaries which are subject to the judgment(s) or decree(s), as of the date of the issuance of such judgment(s) or decree(s) (or any later date while such judgment(s) or decree(s) are still in effect) have at least $25,000,000 in net assets (determined on a book basis without regard to any write-down or write-off of such assets as a result of such judgment(s) or decree(s)) located in the jurisdictions (i.e., the relevant country or countries or any larger jurisdiction of the respective court(s)) of the courts rendering such judgment(s) or decree(s) (which is (or are) final and non-appealable or has (or have) not been vacated, discharged, stayed or bonded pending appeal for any period of 60 consecutive days) or (ii) an order or orders enforcing such judgment(s) or decree(s) (which is (or are) final and non-appealable or has (or have) not been vacated, discharged, stayed or bonded pending appeal for any period of 60 consecutive days) is entered by a court or courts of competent jurisdiction in a jurisdiction or jurisdictions where Holdings and/or its Subsidiaries subject to the order, as of the date of the entry of such order of enforcement (or any later date while any such order is still in effect), have at least $25,000,000 in net assets located in such jurisdiction or jurisdictions (determined on a book basis without regard to any write-down or write-off of such assets as a result of such judgment(s) or decree(s)); or

                  10.10 Ownership. A Change of Control shall have occurred; or

                  10.11 Capital Call Agreement. (a) The Capital Call Agreement or any provision thereof shall cease to be in full force and effect except in accordance with the terms thereof, or Murdock or any Person acting by or on behalf of Murdock (including a Qualified Trust) shall deny or disaffirm its obligations under the Capital Call Agreement or Murdock or any Person acting on or behalf of Murdock shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Capital Call

Agreement or a Capital Call Event of Default under, and as defined in, the Capital Call Agreement shall occur; or

                  (b) Any representation, warranty or statement made (or deemed made) by Murdock in the Capital Call Agreement shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  10.12 Denial of Liability. (a) Any Credit Agreement Party shall deny its obligations under this Agreement, any Note or any other Credit Document, (b) any law, rule or regulation shall purport to render invalid, or preclude enforcement of, any provision of this Agreement or any other Credit Document or impair performance of any Foreign Credit Party's obligations hereunder or under any other Credit Document or (c) any dominant authority asserting or exercising de jure or de facto governmental or police powers shall, by moratorium laws or otherwise, cancel, suspend or defer the obligation of any Foreign Credit Party to pay any amount required to be paid hereunder or under any other Credit Document; provided that the occurrence of an Excluded Event shall not give rise to an Event of Default under this Section 10.12; or

                  10.13 Governmental Action. Any governmental authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial part of the property, shares of capital stock or other assets of any Foreign Credit Party or any of its Subsidiaries, or shall have assumed custody or control of such property or other assets or of the business or operations of any Foreign Credit Party or any of its Subsidiaries, or shall have taken any action for the dissolution or disestablishment of any Foreign Credit Party or any of its Subsidiaries or any action that would prevent any Foreign Credit Party, any of its Subsidiaries or any of their respective officers from carrying on the business of such Foreign Credit Party or such Subsidiary or a substantial part thereof; provided that the occurrence of an Excluded Event shall not give rise to an Event of Default under this Section 10.13; or

                  10.14 Special Defaults Relating to Bermuda Entities. (i) The Bermuda Borrower shall fail to maintain its corporate existence in full force and effect or (ii) any Foreign Credit Party organized under the laws of Bermuda shall (x) fail to take any of the actions described in Section 8.05 (determined without regard to the second proviso appearing in said Section) or (y) take any action described in the last sentence of Section 8.16 (determined without regard to the proviso appearing at the end of said sentence), and such failure to take or the taking of such action, as the case may be, described in this clause (ii) shall continue for a period of at least 30 days after notice to such Foreign Credit Party by the Administrative Agent or the Required Lenders;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to Holdings or the U.S. Borrower, take any or all of the following actions, without prejudice to the rights of any Agent or any Lender to enforce its claims against any Credit Party (provided that if an Event of Default specified in Section 10.05 shall occur with respect to either Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any RL Commitment Commission and any other Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder (including Unpaid Drawings and Unreimbursed Payments) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit or Bank Guaranty which may be terminated in accordance with its terms; (v) direct the Bermuda Borrower to pay (and the Bermuda Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to either Borrower, it will pay) to the Administrative Agent at the Payment Office such additional amount of cash (in the respective currencies in which such Letters of Credit or Bank Guaranties are denominated), to be held as security by the Administrative Agent, as is equal to the sum of (x) the aggregate Stated Amount of all Bermuda Borrower Multicurrency Facility Letters of Credit issued for the account of the Bermuda Borrower and then outstanding, (y) the aggregate Stated Amount of all Bermuda Borrower Dollar Facility Letters of Credit then outstanding and (z) the aggregate Face Amount of all Bank Guaranties issued for the account of the Bermuda Borrower and then outstanding; (vi) direct the U.S. Borrower to pay (and the U.S. Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to either Borrower, it will pay) to the Administrative Agent at the Payment Office such additional amount of cash (in the respective currencies in which such Letters of Credit are denominated), to be held as security by the Administrative Agent, as is equal to sum of (x) the aggregate Stated Amount of all U.S. Borrower Multicurrency Facility Letters of Credit then outstanding, (y) the aggregate Stated Amount of all U.S. Borrower Dollar Facility Letters of Credit then outstanding and (z) the aggregate Face Amount of all U.S. Borrower Bank Guaranties then outstanding; and (vii) apply any cash collateral held by the Administrative Agent as provided in Section 4.02 to the repayment of the Obligations.

                  SECTION 11. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

                  "Account Party" shall mean, with respect to Letters of Credit or Bank Guaranties, the U.S. Borrower and/or the Bermuda Borrower, as the case may be.

                  "Acquired Entity or Business" shall mean either (x) the assets constituting a business, division or product line of any Person not already a Subsidiary of Holdings or (y) 100% of the Equity Interests of any such Person, which Person shall, as a result of such acquisition of Equity Interests, become a Wholly-Owned Subsidiary of Holdings (or shall be merged with and into the U.S. Borrower or a Wholly-Owned Subsidiary of the U.S. Borrower, with the U.S. Borrower or such Wholly-Owned Subsidiary being the surviving Person).

                  "Acquisition" shall mean, collectively, (i) the consummation of the Merger, (ii) the contribution by David H. Murdock and his Affiliates of all of the shares of the capital stock of the U.S. Borrower held by them (representing approximately 23% of the outstanding shares of capital stock of the U.S. Borrower (on a fully diluted basis) prior to consummation of the Merger) as a common equity contribution to Holdings and (iii) the contribution by Holdings, in turn, of all of the capital stock of the U.S. Borrower then held by it as a common equity contribution to Acquisition Corp.

                  "Acquisition Corp." shall mean DHM Acquisition Company, Inc., a Delaware corporation and (prior to the consummation of the Acquisition) a Wholly-Owned Subsidiary of Holdings.

                  "Acquisition Documents" shall mean the Merger Agreement and all other documents and agreements delivered in connection with the Acquisition, in each case as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

                  "Additional Collateral" shall mean all property (whether real or personal) in which security interests are granted (or have been purported to be granted) (and continue to be in effect at the time of determination) pursuant to Sections 8.11, 8.12 and/or 9.17.

                  "Additional Mortgage" shall have the meaning provided in
Section 8.11(a).

                  "Additional Mortgaged Property" shall have the meaning provided in Section 8.11(a).

                  "Additional Security Documents" shall mean all mortgages, pledge agreements, security agreements and other security documents entered into from time to time pursuant to Sections 8.11, 8.12, 8.15, 9.17 and/or 13.20, as each such document may be modified, supplemented or amended from time to time in accordance with the terms hereof and thereof.

                  "Additional Tranche C Term Loans" shall have the meaning provided in Section 1.01(i).

                  "Adjustable Applicable Margins" shall have the meaning provided in the definition of Applicable Margin.

                  "Adjusted Consolidated Net Income" shall mean, for any period, Consolidated Net Income for such period plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense) and net non-cash losses which were included in arriving at Consolidated Net Income for such period, less the amount of all net non-cash gains which were included in arriving at Consolidated Net Income for such period.

                  "Adjusted Consolidated Working Capital" shall mean, at any time, Consolidated Current Assets at such time (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities at such time.

                  "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 12.10.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither any Agent nor any Lender (nor any Affiliate thereof) shall be considered an Affiliate of Holdings or any Subsidiary thereof.

                  "Agent" shall mean the Administrative Agent, each Co-Syndication Agent and each Co-Documentation Agent and shall include any successor to any such Person appointed pursuant to Section 12.10.

                  "Aggregate Bermuda Borrower Dollar Facility RL Exposure" at any time shall mean the sum of (i) the aggregate principal amount of all Bermuda Borrower Dollar Facility Revolving Loans then outstanding, (ii) the aggregate amount of all Bermuda Borrower Dollar Facility Letter of Credit Outstandings at such time and (iii) the aggregate principal amount of all Bermuda Borrower Dollar Facility Swingline Loans then outstanding.

                  "Aggregate Dollar Facility RL Exposure" at any time shall mean the sum of (i) the aggregate principal amount of all Dollar Facility Revolving Loans then outstanding, (ii) the aggregate amount of all Dollar Facility Letter of Credit Outstandings at such time and (iii) the aggregate principal amount of all Dollar Facility Swingline Loans then outstanding.

                  "Aggregate Multicurrency Facility RL Exposure" at any time shall mean the sum of (i) the aggregate principal amount of all Multicurrency Facility Revolving Loans then outstanding (for this purpose, using the Dollar Equivalent of each Euro Denominated Revolving Loan then outstanding), (ii) the aggregate amount of all Multicurrency Facility Letter of Credit Outstandings (using the Dollar Equivalent of all amounts expressed in Euros or Sterling) at such time, (iii) the aggregate principal amount of all Multicurrency Facility Swingline Loans (for this purpose, using the Dollar Equivalent of each Euro Denominated Swingline Loan then outstanding) and (iv) the aggregate amount of all Bank Guaranty Outstandings (using the Dollar Equivalent of all amounts expressed in Euros or Sterling) at such time.

                  "Aggregate U.S. Borrower Multicurrency Facility RL Exposure" at any time shall mean the sum of (i) the aggregate principal amount of all U.S. Borrower Multicurrency Facility Revolving Loans then outstanding (for this purpose, using the Dollar Equivalent of each such U.S. Borrower Multicurrency Facility Revolving Loan denominated in Euros), (ii) the aggregate amount of all U.S. Borrower Multicurrency Facility Letter of Credit Outstandings (using the Dollar Equivalent of all amounts expressed in Euros or Sterling) at such time,
(iii) the aggregate principal amount of all U.S. Borrower Multicurrency Facility Swingline Loans then outstanding (for this purpose, using the Dollar Equivalent of each such U.S. Borrower Multicurrency Swingline Loan denominated in Euros) and (iv) the aggregate amount of all U.S. Borrower Bank Guaranty Outstandings (using the Dollar Equivalent of all amounts expressed in Euros or Sterling) at such time.

                  "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended, renewed, refinanced or replaced from time to time.

                  "Applicable Currency" shall mean (i) with respect to any Loan, the Available Currency in which such Loan was incurred and (ii) with respect to any Letter of Credit or Bank Guaranty, the Available Currency in which such Letter of Credit or Bank Guaranty was denominated; provided that in the event Loans maintained in, Unpaid Drawings owed in, and Unreimbursed Payments owed in, Euros are converted into Loans maintained, or Unpaid Drawings or Unreimbursed Payments owing, as the case may be, in Dollars under the circumstances contemplated by Section 1.14, the Applicable Currency with respect to such Loans, Unpaid Drawings and Unreimbursed Payments shall be Dollars.

                  "Applicable Dollar Facility Commitment Fee Percentage" shall mean, for any day, (i) in the event the Total Unutilized Dollar Facility Revolving Loan Commitment in effect on such day is greater than or equal to 66% of the Total Dollar Facility Revolving Loan Commitment as in effect on such day, 1.00%, (ii) in the event the Total Unutilized Dollar Facility Revolving Loan Commitment in effect on such day is (x) greater than or equal to 33% of the Total Dollar Facility Revolving Loan Commitment as in effect on such day and (y) less than 66% of the Total Dollar Facility Revolving Loan Commitment as in effect on such day, 0.750%, and (iii) in the event the Total Unutilized Dollar Facility Revolving Loan Commitment in effect on such day is less than 33% of the Total Dollar Facility Revolving Loan Commitment as in effect on such day, 0.500%. For purposes of this definition, the Total Unutilized Dollar Facility Revolving Loan Commitment and the Total Dollar Facility Revolving Loan Commitment as in effect on any day shall be determined after the close of business (New York time) on such day, following adjustments to such amounts for activity on such day.

                  "Applicable Margin" shall mean, commencing on the Third Amendment Effective Date, initially a percentage per annum equal to (i) in the case of Tranche C Term Loans maintained as (A) Base Rate Loans, 1.50% and (B) Eurodollar Loans, 2.50%; (ii) in the case of Revolving Loans maintained as (A) Base Rate Loans, 1.50% and (B) Euro Rate Loans, 2.50%; (iii) in the case of Swingline Loans maintained as (A) Base Rate Loans, 1.50% and (B) Euro Rate Loans, 2.50%; and (iv) in the case of any Type of Incremental Term Loan of a given Tranche, that percentage per annum set forth in, or calculated in accordance with, Section 1.15 and the relevant Incremental Term Loan Commitment Agreement. From and after each day of delivery on or after the Third Amendment Effective Date of any certificate delivered in accordance with the first sentence of the following paragraph indicating an entitlement to a different margin for a given eligible Tranche of Loans (other than Incremental Term Loans) from that described in the immediately preceding sentence (each, a "Start Date") to and including the applicable End Date described below, the Applicable Margins for such eligible Tranche of Loans (hereinafter, the "Adjustable Applicable Margins") shall be those set forth below opposite the Leverage Ratio indicated to have been achieved in any certificate delivered in accordance with the following sentence:

                         Multicurrency
                      Facility Revolving      Multicurrency
                         Loan, Dollar       Facility Revolving
                           Facility            Loan, Dollar
                        Revolving Loan      Facility Revolving
                        and Swingline            Loan and          Tranche C Term       Tranche C Term
                        Loan Euro Rate        Swingline Loan      Loan Eurodollar       Loan Base Rate
Leverage Ratio              Margin           Base Rate Margin          Margin                Margin
--------------        ------------------    ------------------    ---------------       --------------
Equal to or greater          2.25%                 1.25%                 N/A                  N/A
than 3.5 to 1.0 but
less than 4.0 to 1.0

Less than 3.5 to 1.0         2.00%                 1.00%                2.25%                1.25%

                  The Leverage Ratio used in a determination of the Adjustable Applicable Margins for a given eligible Tranche of Loans shall be determined based on the delivery of a certificate of Holdings by an Authorized Officer of Holdings to the Administrative Agent (with a copy to be sent by the Administrative Agent to each Lender), (x) on the Third Amendment Effective Date and (y) thereafter, within 45 days of the last day of any Fiscal Quarter of Holdings (each such certificate delivered pursuant to this clause (y), a "Quarterly Pricing Certificate"), which certificate shall set forth the calculation of the Leverage Ratio as at the last day of the Test Period ended immediately prior to the relevant Start Date (but determined on a Pro Forma Basis solely to give effect to all Permitted Acquisitions (if any) and all Significant Asset Sales (if any) consummated on or prior to the date of delivery of such certificate and any Indebtedness incurred, assumed or permanently repaid in connection therewith) and the Adjustable Applicable Margins for such eligible Tranche of Loans which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentences); provided that at the time of the consummation of any Permitted Acquisition or Significant Asset Sale, an Authorized Officer of Holdings shall deliver to the Administrative Agent a certificate setting forth the calculation of the Leverage Ratio on a Pro Forma Basis (solely to give effect to all Permitted Acquisitions, if any, and all Significant Asset Sales (if any) consummated on or prior to the date of the delivery of such certificate and any Indebtedness incurred or assumed in connection therewith) as of the last day of the last Calculation Period ended prior to the date on which such Permitted Acquisition or Significant Asset Sale is consummated for which financial statements have been made available (or were required to be made available) pursuant to Section 8.01(b) or (c), as the case may be, and the date of such consummation shall be deemed to be a Start Date and the Adjustable Applicable Margins for each eligible Tranche of Loans which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentences) shall be based upon the Leverage Ratio as so calculated. The Adjustable Applicable Margins for each eligible Tranche of Loans as so determined shall apply, except as set forth in the succeeding sentence, from the relevant Start Date to the earliest of (x) the date on which the next certificate is delivered to the Administrative Agent, (y) the date on which the next Permitted Acquisition or Significant Asset Sale is consummated or (z) the date which is 45 days following the last day of the Test Period in which the previous Start Date occurred (such earliest date, the "End Date"), at which time, if no certificate has been delivered to the Administrative Agent indicating an entitlement to new Adjustable Applicable Margins for the respective eligible

Tranche of Loans (and thus commencing a new Start Date), the Adjustable Applicable Margins for such Tranche of Loans shall be those set forth in the first sentence of this definition (such Adjustable Applicable Margins as so determined, the "Highest Adjustable Applicable Margins"). Notwithstanding anything to the contrary contained above in this definition, the Adjustable Applicable Margins shall be the Highest Adjustable Applicable Margins (x) at all times during which there shall exist any Specified Default or any Event of Default and (y) at all times prior to the date of delivery of the financial statements pursuant to Section 8.01(b) for the Fiscal Quarter ended September 30, 2003. It is understood and agreed that for periods prior to the Third Amendment Effective Date, the "Applicable Margin" for any Tranche of Loans shall be determined in accordance with the definition of "Applicable Margin" used in this Agreement (as in effect immediately prior to the Third Amendment Effective
Date).

                  "Applicable Multicurrency Facility Commitment Fee Percentage" shall mean, for any day, (i) in the event the Total Unutilized Multicurrency Facility Revolving Loan Commitment in effect on such day is greater than or equal to 66% of the Total Multicurrency Facility Revolving Loan Commitment as in effect on such day, 1.00%, (ii) in the event the Total Unutilized Multicurrency Facility Revolving Loan Commitment in effect on such day is (x) greater than or equal to 33% of the Total Multicurrency Facility Revolving Loan Commitment as in effect on such day and (y) less than 66% of the Total Multicurrency Facility Revolving Loan Commitment as in effect on such day, 0.750%, and (iii) in the event the Total Unutilized Multicurrency Facility Revolving Loan Commitment in effect on such day is less than 33% of the Total Multicurrency Facility Revolving Loan Commitment as in effect on such day, 0.500%. For purposes of this definition, the Total Unutilized Multicurrency Facility Revolving Loan Commitment and the Total Multicurrency Facility Revolving Loan Commitment as in effect on any day shall be determined after the close of business (New York time) on such day, following adjustments to such amounts for activity on such day.

                  "Applicable Prepayment Percentage" shall mean, at any time,
(I) for purposes of Section 4.02(g), 75%; provided that, so long as no Default or Event of Default is then in existence, (i) if at any time the Leverage Ratio is less than 3.75:1.00 (as set forth in an officer's certificate delivered pursuant to Section 8.01(e) for the Fiscal Quarter or Fiscal Year of Holdings then last ended), the Applicable Prepayment Percentage shall instead be 50% and
(ii) if at any time the Leverage Ratio is less than 3.25:1.00 (as set forth in an officer's certificate delivered pursuant to Section 8.01(e) for the Fiscal Quarter or Fiscal Year of Holdings then last ended), the Applicable Prepayment Percentage shall instead be 0% and (II) for purposes of Section 4.02(e), 100%; provided that, so long as (i) no Default or Event of Default is then in existence, (ii) the Capital Call Agreement shall have terminated in accordance with its terms, (iii) the Bank Debt Leverage Ratio is less than 1.50:1.00 (as set forth in an officer's certificate delivered pursuant to Section 8.01(e) for the Fiscal Quarter or Fiscal Year of Holdings then last ended), and (iv) Holdings and the U.S. Borrower shall have substantially concurrently (I) applied 50% of the Net Cash Proceeds from the respective issuance of equity as a mandatory repayment and/or commitment reduction pursuant to Section 4.02(e) and
(II) utilized 50% of the Net Cash Proceeds not required to be applied as a mandatory repayment and/or commitment reduction pursuant to Section 4.02(e) (as a result of the reduction of the Applicable Prepayment Percentage as contemplated by this proviso) to redeem New Senior Notes, New 2010 Senior Notes or Existing Senior Notes in accordance with the requirements of clause (z) of the proviso appearing in Section 9.14(i), the Applicable Prepayment Percentage shall instead be 50%.

                  "Asset Sale" shall mean any sale, transfer or other disposition by Holdings or any of its Subsidiaries to any Person other than the U.S. Borrower or any Wholly-Owned Subsidiary of the U.S. Borrower of any asset or Property (including, without limitation, any capital stock or other securities of, or other Equity Interests in, another Person, but excluding the sale by Holdings of its own capital stock) of Holdings or such Subsidiary other than (i) sales, transfers or other dispositions of inventory made in the ordinary course of business, (ii) other sales and dispositions that generate Net Sale Proceeds of less than $10,000,000 in the aggregate in any Fiscal Year of Holdings, (iii) the Sale-Leaseback Transaction consummated on the Initial Borrowing Date or (iv) sales or liquidations of Cash Equivalents, it being understood and agreed that the grant of a Lien by Holdings or any of its Subsidiaries in favor of another Person shall not in and of itself constitute an "Asset Sale" for purposes of this definition.

                  "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

                  "Authorized Officer" shall mean, with respect to (i) delivering Notices of Borrowing, Notices of Conversion, Letter of Credit Requests, Bank Guaranty Requests and similar notices, any person or persons that has or have been authorized by the board of directors of either Borrower to deliver such notices pursuant to this Agreement and that has or have appropriate signature cards on file with the Administrative Agent, the Swingline Lender, the respective Issuing Lender and the respective Bank Guaranty Issuer; (ii) delivering financial information and officer's certificates pursuant to this Agreement, the chief financial officer, any treasurer or other financial officer of Holdings or the U.S. Borrower and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of Holdings or the U.S. Borrower.

                  "Available Currency" shall mean (i) with respect to Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Incremental Term Loans, Dollar Facility Revolving Loans, Dollar Facility Swingline Loans and Dollar Facility Letters of Credit, Dollars, (ii) with respect to Multicurrency Facility Revolving Loans and Multicurrency Facility Swingline Loans, Dollars and Euros and (iii) with respect to Multicurrency Facility Letters of Credit and Bank Guaranties, Dollars, Euros and Sterling.

                  "Bank Debt Leverage Ratio" shall mean on any date of determination the ratio of (i) Consolidated Bank Debt on such date to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date; provided that for all purposes of this Agreement, Consolidated EBITDA for purposes of the Bank Debt Leverage Ratio shall be determined on a Pro Forma Basis in accordance with clause (iv) of the definition of Pro Forma Basis contained herein.

                  "Bank Guaranty" shall have the meaning provided in Section 2B.01(a).

                  "Bank Guaranty Fees" shall have the meaning provided in
Section 3.01(e).

                  "Bank Guaranty Issuer" shall mean (i) any RL Lender (and any of such RL Lender's affiliates and/or branches) which at the request of the U.S. Borrower or the Bermuda Borrower and with the consent of the Administrative Agent agrees, in such RL Lender's sole discretion, to become a Bank Guaranty Issuer for the purpose of issuing Bank Guaranties pursuant to Section 2B and (ii) with respect to the Existing Bank Guaranties, the Lender (and any of such Lender's affiliates and/or branches) designated as the issuer thereof on Part B of Schedule XI shall be the Bank Guaranty Issuer thereof.

                  "Bank Guaranty Outstandings" shall mean, at any time, the sum of (i) the aggregate Face Amount of all outstanding Bank Guaranties which have not terminated at such time and (ii) the aggregate amount of all Unreimbursed Payments (taking the Dollar Equivalent of any amounts owed in Euros or Sterling) in respect of all Bank Guaranties at such time.

                  "Bank Guaranty Payment" shall have the meaning provided in
Section 2B.05.

                  "Bankruptcy Code" shall have the meaning provided in Section 10.05.

                  "BAS" shall mean Banc of America Securities LLC, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

                  "Base Rate" at any time shall mean the higher of (x) the rate which is 1/2 of 1% in excess of the Federal Funds Rate at such time and (y) the Prime Lending Rate at such time.

                  "Base Rate Loan" shall mean (i) each Dollar Denominated Swingline Loan, (ii) each other Dollar Denominated Loan which is designated or deemed designated as a Base Rate Loan by the respective Borrower at the time of the incurrence thereof or conversion thereto and (iii) each outstanding Multicurrency Facility Revolving Loan and Multicurrency Facility Swingline Loan after the conversion thereof pursuant to Section 1.14.

                  "Bermuda Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                  "Bermuda Borrower Bank Guaranty" shall mean each Bank Guaranty (which may be denominated in Dollars, Euros or Sterling) issued for the account of the Bermuda Borrower pursuant to Section 2B.01 and designated as such by the Bermuda Borrower in the respective Bank Guaranty Request; provided that each "Bank Guaranty" issued for the account of the Bermuda Borrower prior to the First Amendment Effective Date shall be deemed to be a "Bermuda Borrower Bank Guaranty" for all purposes of this Agreement and the other Credit Documents following the First Amendment Effective Date.

                  "Bermuda Borrower Dollar Facility Letter of Credit" shall mean each Dollar Facility Letter of Credit (which must be denominated in Dollars) issued for the account of the Bermuda Borrower pursuant to Section 2A.01.

                  "Bermuda Borrower Dollar Facility Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Bermuda Borrower Dollar Facility Letters of Credit and
(ii) the aggregate amount of all Unpaid Drawings in respect of all Bermuda Borrower Dollar Facility Letters of Credit.

                  "Bermuda Borrower Dollar Facility Revolving Loan" shall have the meaning provided in Section 1.01(d).

                  "Bermuda Borrower Dollar Facility Revolving Note" shall have the meaning provided in Section 1.05(a).

                  "Bermuda Borrower Dollar Facility Swingline Loan" shall have the meaning provided in Section 1.01(f).

                  "Bermuda Borrower Dollar Facility Swingline Note" shall have the meaning provided in Section 1.05(a).

                  "Bermuda Borrower Incremental Term Loans" shall mean Incremental Term Loans incurred by the Bermuda Borrower.

                  "Bermuda Borrower Multicurrency Facility Letter of Credit" shall mean each Multicurrency Facility Letter of Credit (which may be denominated in Dollars, Euros or Sterling) issued for the account of the Bermuda Borrower pursuant to Section 2A.01 and designated as such by the Bermuda Borrower in the respective Letter of Credit Request; provided that each "Multicurrency Facility Letter of Credit" issued for the account of the Bermuda Borrower prior to the First Amendment Effective Date shall be deemed to be a "Bermuda Borrower Multicurrency Facility Letter of Credit" for all purposes of this Agreement and the other Credit Documents following the First Amendment Effective Date.

                  "Bermuda Borrower Multicurrency Facility Revolving Loan" shall have the meaning provided in Section 1.01(c).

                  "Bermuda Borrower Multicurrency Facility Revolving Note" shall have the meaning provided in Section 1.05(a).

                  "Bermuda Borrower Multicurrency Facility Swingline Loan" shall have the meaning provided in Section 1.01(e).

                  "Bermuda Borrower Multicurrency Facility Swingline Note" shall have the meaning provided in Section 1.05(a).

                  "Bermuda Partnership" shall mean Dole Foreign Holdings, Ltd., a limited liability corporation organized under the laws of Bermuda.

                  "Bermuda Partnership Partner #1" shall mean Dole Fresh Fruit Company, Inc., a corporation organized under the laws of Nevada and a Wholly-Owned Subsidiary of the U.S. Borrower, and any successor thereto by way of a merger or consolidation permitted by Section 9.01(d).

                  "Bermuda Partnership Partner #2" shall mean Dole Ocean Cargo Express, Inc., a corporation organized under the laws of Nevada and a Wholly-Owned Subsidiary of the U.S. Borrower, and any successor thereto by way of a merger or consolidation permitted by Section 9.01(d).

                  "Bermuda Partnership Partners" shall mean and include Bermuda Partnership Partner #1 and Bermuda Partnership Partner #2.

                  "B/G Participant" shall have the meaning provided in Section 2B.04(a).

                  "B/G Participation Percentages" shall have the meaning provided in Section 2B.04(a).

                  "B/G Supportable Indebtedness" shall mean (i) obligations of the U.S. Borrower or its Wholly-Owned Subsidiaries (or, in the case of any Existing Bank Guaranty, any Foreign Subsidiary of the U.S. Borrower) incurred in the ordinary course of business owing to taxing authorities, custom authorities or with respect to import and/or export licenses and (ii) such other obligations of the U.S. Borrower or its Wholly-Owned Subsidiaries as are reasonably acceptable to the Administrative Agent and the respective Bank Guaranty Issuer and otherwise permitted to exist pursuant to the terms of this Agreement.

                  "Borrowers" shall have the meaning provided in the first paragraph of this Agreement.

                  "Borrowing" shall mean the borrowing of one Type of Loan pursuant to a single Tranche by the Bermuda Borrower or by the U.S. Borrower from all the Lenders having Commitments with respect to such Tranche (or from the Swingline Lender, in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date), having in the case of Euro Rate Loans (other than Euro Denominated Swingline Loans) the same Interest Period; provided (x) that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans, (y) the term "Borrowing" shall include the consolidated "borrowing" of Tranche C Term Loans pursuant to the simultaneous conversion of Tranche B Term Loans and the incurrence of Additional Tranche C Term Loans on the Third Amendment Effective Date on the terms provided in Section 1.01(i) and (z) any Incremental Term Loans incurred pursuant to Section 1.01(j) shall be considered part of the related Borrowing of the then outstanding Tranche of Term Loans (if any) to which such Incremental Term Loans are added pursuant to Section 1.15(c).

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York (or, with respect to an Issuing Lender not located in the City of New York, the location of such Issuing Lender) a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal, Unpaid Drawings, Unreimbursed Payments and interest on or with respect to, Euro Denominated Loans, any Euro Denominated Letters of Credit or any Euro Denominated Bank Guaranties, any day which is a Business Day described in clause (i) and which is also (A) a day for trading by and between banks in the London interbank market and which shall not be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in London or New York City and (B) in relation to any payment in Euros, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

                  "Business Segment" shall mean a reportable segment as discussed in Statement of Financial Accounting Standards No. 131 "Disclosure about Segments of an Enterprise and Related Information".

                  "Calculation Period" shall mean, with respect to any Permitted Acquisition, any Significant Asset Sale or any other event expressly required to be calculated on a Pro Forma Basis pursuant to the terms of this Agreement, the Test Period most recently ended prior to the date of such Permitted Acquisition, Significant Asset Sale or other event.

                  "Capital Call Agreement" shall have the meaning provided such term in Section 5.14(e).

                  "Capital Expenditures" shall mean, with respect to any Person, for any period, all expenditures by such Person which should be capitalized in accordance with U.S. GAAP during such period, including, without duplication, all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with U.S. GAAP) and the amount of all Capitalized Lease Obligations incurred by such Person during such period.

                  "Capital Lease," as applied to any Person, shall mean any lease of any Property by that Person as lessee which, in conformity with U.S. GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                  "Capitalized Lease Obligations" of any Person shall mean all obligations under Capital Leases of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with U.S. GAAP.

                  "Cash Equivalents" means (i) Dollars, Euros, Sterling and, in the case of any of Foreign Subsidiaries of the U.S. Borrower, such local currencies held by them from time to time in the ordinary course of their businesses, (ii) securities issued or directly fully guaranteed or insured by the governments of the United States, the United Kingdom, Sweden, Switzerland, Japan, Canada and members of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of the respective such government is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (iv) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank or commercial bank of a foreign country recognized by the United States, (x) in the case of a domestic commercial bank, having capital and surplus in excess of $500,000,000 and outstanding debt which is rated "A" (or similar equivalent thereof) or higher by at least one nationally recognized statistical rating organization (as defined under Rule 436 under the Securities Act) and (y) in the case of a foreign commercial bank, having capital and surplus in excess of $250,000,000 (or the foreign currency equivalent thereof), (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iv) above entered into with any financial institution meeting the qualifications specified in clause (iv) above,
(vi) commercial paper having a rating of at least A-1 from S&P or at least P-1 from Moody's and in each case maturing within six months after the date of acquisition and (vii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (vi) above. Furthermore, with respect to Foreign Subsidiaries of the U.S. Borrower that are not organized in one or more Qualified Jurisdictions, Cash Equivalents shall include bank deposits (and investments pursuant to operating account agreements) maintained with various local banks in the ordinary course of business consistent with past practice of the U.S. Borrower's Foreign Subsidiaries.

                  "Change of Control" shall mean (i) Holdings shall at any time cease to own directly 100% of the Equity Interests of the U.S. Borrower (other than Qualified Preferred Stock of the U.S. Borrower issued in accordance with the requirements of Section 9.15(d) and held by a Section 461(f) Trust), (ii) the U.S. Borrower shall at any time cease to own directly or indirectly 100% of the Equity Interests of the Bermuda Borrower, (iii) the Permitted Holders shall at any time and for any reason fail to own at least 75% of both the economic and voting interest in Holdings' capital stock, (iv) the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors, or (v) a "change of control" or similar event shall occur as provided in any New Senior Notes Documents, any New 2010 Senior Notes Documents, any Existing Senior Notes Document or any Qualified Preferred Stock (or certificate of designation governing the same).

                  "Change of Law" shall have the meaning provided in Section 10.06.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "Co-Documentation Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to a Co-Documentation Agent appointed pursuant to Section 12.10.

                  "Collateral" shall mean all property (whether real or personal, movable or immovable) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document (including any Additional Security Document), including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to
Section 4.02 or 10 or any Credit Document and all Additional Collateral, if any.

                  "Collateral Agent" shall mean DBAG, acting as collateral agent for the Secured Creditors.

                  "Collective Bargaining Agreements" shall have the meaning provided in Section 5.19.

                  "Commodity Agreements" shall mean commodity agreements, hedging agreements and other similar agreements or arrangements designed to protect against price fluctuations of commodities (e.g., fuel) used in the business of the U.S. Borrower and its Subsidiaries.

                  "Commitment" shall mean any of the commitments of any Lender, i.e., whether the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment, the Tranche C Term Loan Commitment, an Incremental Term Loan Commitment, the Multicurrency Facility Revolving Loan Commitment or the Dollar Facility Revolving Loan Commitment of such Lender.

                  "Common Equity Financing" shall have the meaning provided in
Section 5.09(a).

                  "Common Equity Financing Documents" shall mean all of the agreements governing or relating to the Common Equity Financing, in each case as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof.

                  "Company" shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

                  "Consenting Tranche B Term Lender" shall mean each Lender holding outstanding Tranche B Term Loans that has theretofore executed and delivered a counterpart of the Third Amendment to the Administrative Agent on or prior to 5:00 P.M. (New York time) on the later to occur of November [__], 2003 or the Third Amendment Effective Date.

                  "Consolidated Bank Debt" at any time shall mean the sum of (i) the aggregate principal amount of all Term Loans outstanding at such time, (ii) the Aggregate Dollar Facility RL Exposure at such time and (iii) the Aggregate Multicurrency Facility RL Exposure at such time.

                  "Consolidated Current Assets" shall mean, at any time, the current assets of Holdings and its Consolidated Subsidiaries at such time determined on a consolidated basis.

                  "Consolidated Current Liabilities" shall mean, at any time, the current liabilities of Holdings and its Consolidated Subsidiaries determined on a consolidated basis, but excluding the current portion of, and accrued but unpaid interest on, any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein.

                  "Consolidated Debt" shall mean, at any time, the sum of (without duplication) (i) all Indebtedness of Holdings and its Consolidated Subsidiaries (on a consolidated basis) as would be required to be reflected as debt or Capital Leases on the liability side of a consolidated balance sheet of Holdings and its Consolidated Subsidiaries in accordance with U.S. GAAP, (ii) all Indebtedness of Holdings and its Consolidated Subsidiaries of the type described in clauses (ii) and (vii) of the definition of Indebtedness and (iii) all Contingent Obligations of Holdings and its Consolidated Subsidiaries in respect of Indebtedness of any third Person of the type referred to in preceding clauses (i) and (ii); provided that (w) the amount available to be drawn under all letters of credit, bankers' acceptances, bank guaranties and similar obligations issued for the account of Holdings or any of its Consolidated Subsidiaries (but excluding, for avoidance of doubt, all unpaid drawings or other monetary obligations owing in respect of such letters of credit, bankers' acceptances, bank guaranties and similar obligations) shall not be included in any determination of "Consolidated Debt", (x) for purposes of this definition, the amount of Indebtedness in respect of the Interest Rate Protection Agreements, Other Hedging Agreements and Commodities Agreements shall be at any time the unrealized net loss position, if any, of

Holdings and/or its Consolidated Subsidiaries thereunder on a marked-to-market basis determined no more than one month prior to such time, (y) obligations arising under Synthetic Leases shall be included in determining Consolidated Debt (other than (I) obligations under the HQ Lease Agreements, to the extent such obligations are outstanding under Section 9.04(xxii) and (II) successive refinancings of the obligations described in preceding clause (I), to the extent such obligations are outstanding under Section 9.04(vii)) and (z) any Preferred Equity of Holdings or any of its Consolidated Subsidiaries (but excluding any Qualified Preferred Stock) shall be treated as Indebtedness, with an amount equal to the greater of the liquidation preference or the maximum fixed repurchase price of any such outstanding Preferred Equity deemed to be a component of Consolidated Debt.

                  "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income (without giving effect to (x) any extraordinary gains or losses and (y) any gains or losses from sales of assets other than inventory sold in the ordinary course of business) before (i) total interest expense (inclusive of amortization of deferred financing fees and any other original issue discount) of Holdings and its Consolidated Subsidiaries determined on a consolidated basis for such period, and (ii) provision for taxes based on income and foreign withholding taxes, in each case to the extent deducted in determining Consolidated Net Income for such period.

                  "Consolidated EBITDA" shall mean for any period, Consolidated EBIT, adjusted by (x) adding thereto (in each case to the extent deducted in determining Consolidated Net Income for such period and not already added back in determining Consolidated EBIT) the amount of (i) all depreciation and amortization expense that were deducted in determining Consolidated EBIT for such period, (ii) any non-cash charges accrued in such period in connection with the termination of the U.S. Borrower's long-term employee incentive plan during such period, to the extent same (I) were deducted in arriving at Consolidated EBIT for such period and (II) were accrued after March 22, 2003, (iii) any other non-cash charges incurred in such period to the extent that same were deducted in arriving at Consolidated EBIT for such period, and (iv) the amount of all fees and expenses incurred in connection with the Transaction for such period to the extent same were deducted in arriving at Consolidated EBIT for such period and (v) subtracting therefrom, (i) to the extent included in arriving at Consolidated EBIT for such period, the amount of non-cash gains during such period, (ii) the aggregate amount of all cash payments made during such period in connection with non-cash charges accrued in a prior period in connection with the termination of the U.S. Borrower's long-term employee incentive plan, to the extent such non-cash charges were added back pursuant to clause (x)(ii) above in a prior period and (iii) the aggregate amount of all cash payments made during such period in connection with non-cash charges incurred in a prior period, to the extent such non-cash charges were added back pursuant to clause (x)(iii) above in a prior period. Notwithstanding anything to the contrary contained above, for purposes of determining the Leverage Ratio, to the extent Consolidated EBITDA is to be determined for any Test Period which ends prior to the first anniversary of the Initial Borrowing Date, Consolidated EBITDA for all portions of such period occurring prior to the Initial Borrowing Date shall be calculated in accordance with the definition of Test Period contained herein. It is understood and agreed that Consolidated EBITDA (as calculated pursuant to this definition) is not required to be adjusted to reflect a reduction in rent expense (arising as a result of the implementation of FASB Interpretation No. 46 ("Consolidation of Variable Interest Entities")) by virtue of the application of
Section 13.07 (which has the effect of, among other things, freezing U.S. GAAP as used in determining

Consolidated EBITDA on the terms provided therein and eliminating the effects of such accounting change for purposes of this definition).

                  "Consolidated Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of (x) Consolidated EBITDA for such period to (y) Consolidated Fixed Charges for such period.

                  "Consolidated Fixed Charges" shall mean, for any period, the sum of (i) Consolidated Interest Expense for such period, (ii) the scheduled principal amount of all amortization payments on all Indebtedness (including the principal component of all Capitalized Lease Obligations but excluding payments pursuant to the Refinancing) of Holdings and its Consolidated Subsidiaries for such period (as determined on the first day of the respective period), (iii) the amount of all Capital Expenditures made by Holdings and its Consolidated Subsidiaries during such period (other than Capital Expenditures made pursuant to Section 9.12(c), (d) or (e)), (iv) all Dividends (excluding dividends paid in kind through the issuance of additional shares of capital stock of Holdings) actually paid by Holdings during such period and (v) the amount of all cash payments made by Holdings and its Consolidated Subsidiaries during such period in respect of income taxes or income tax liabilities, net of any refunds received during such period.

                  "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of (x) Consolidated EBITDA for such period to (y) Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense" shall mean, for any period,
(i) the total consolidated interest expense of Holdings and its Consolidated Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bank guaranties, but only to the extent such commissions, discounts and other fees and charges are treated as an "interest expense" pursuant to U.S. GAAP) for such period (calculated without regard to any limitations on payment thereof), adjusted to exclude (to the extent same would otherwise be included in the calculation above in this clause (i)) the amortization of any deferred financing costs for such period, plus (ii) without duplication, (x) that portion of Capitalized Lease Obligations of Holdings and its Consolidated Subsidiaries on a consolidated basis representing the interest factor for such period and (y) the "deemed interest expense" (i.e., the interest expense which would have been applicable if the respective obligations were structured as on-balance sheet financing arrangements) with respect to all Indebtedness of Holdings and its Consolidated Subsidiaries of the type described in clause (viii) of the definition of Indebtedness contained herein for such period.

                  "Consolidated Net Income" shall mean, for any period, the net income (or loss) of Holdings and its Consolidated Subsidiaries determined on a consolidated basis for such period (taken as a single accounting period) in accordance with U.S. GAAP, provided that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of any Person accrued prior to the date it becomes a Consolidated Subsidiary or all or substantially all of the property or assets of such Person are acquired by a Consolidated Subsidiary and (ii) the net income of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

                  "Consolidated Subsidiary" shall mean, with respect to any Person, at any date, any other Person the Equity Interests of which are owned by such Person and whose financial results are consolidated in the financial statements of such Person in accordance with U.S. GAAP (and consistent with the consolidation practices of the U.S. Borrower as in effect on the Effective
Date), if such statements were prepared as of such date.

                  "Contemplated Asset Sale" shall mean any sale of assets by the U.S. Borrower and/or one or more of its Subsidiaries (including Real Property and Equity Interests held by such Persons but excluding Equity Interests in the Bermuda Borrower and the Bermuda Partnership and any Person which owns, directly or indirectly, Equity Interests therein); provided, however, that any such assets so sold shall be comprised of "non-core" assets which (i) are not material to the operations of the U.S. Borrower and its Subsidiaries and (ii) generated an insignificant portion of Consolidated EBITDA during the twelve month period prior to the date of such sale.

                  "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the lesser of (x) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith and (y) the stated amount of such Contingent Obligation.

                  "Continuing Directors" shall mean the directors of Holdings on the Initial Borrowing Date and each other director if such director's election to, or nomination for the election to, the Board of Directors of Holdings is recommended or approved by a majority of then Continuing Directors.

                  "Converted Tranche C Term Loans" shall have the meaning provided in Section 1.01(i).

                  "Co-Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to a Co-Syndication Agent appointed pursuant to Section 12.10.

                  "Credit Agreement Party" shall mean Holdings and each Borrower.

                  "Credit Documents" shall mean this Agreement, the Notes, each Subsidiaries Guaranty, the Capital Call Agreement, the Intercompany Subordination Agreement, each Special Colombian Put Note and each Special Colombian Put Note Agreement (after the execution and delivery thereof), the Canadian Bond, each Security Document, each Incremental Loan Commitment Agreement and any other guarantees or security documents executed and delivered for the benefit of the Lenders in accordance with the requirements of this Agreement and any other guaranties, pledge agreements or security documents executed and delivered in accordance with the requirements of Sections 8.11,
8.12 and/or 9.17.

                  "Credit Event" shall mean the making of a Loan (other than a Revolving Loan made pursuant to a Mandatory Borrowing), the issuance of a Letter of Credit or the issuance of a Bank Guaranty.

                  "Credit Party" shall mean each U.S. Credit Party and each Foreign Credit Party.

                  "DBAG" shall mean Deutsche Bank AG New York Branch, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

                  "DBSI" shall mean Deutsche Bank Securities Inc., in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

                  "Default" shall mean any event, act or condition, which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

                  "Dividend" shall have the meaning provided in Section 9.06.

                  "Documents" shall mean and include (i) the Credit Documents,
(ii) the Acquisition Documents, (iii) the Common Equity Financing Documents,
(iv) the New Senior Notes Documents, (v) the Intercompany Distribution Transaction Documents, (vi) the Sale-Leaseback Transaction Documents, (vii) Existing Senior Notes Documents and the Existing Senior Notes Supplement, (viii) the Foreign Asset Transfer Documents, (ix) the Refinancing Documents, and (x) the New 2010 Senior Notes Documents.

                  "Dole Settlement Company" shall mean the U.S. Borrower or a Qualified U.S. Obligor that is not subject to the guaranty limitation applicable to the Bermuda Partnership Partners contained in the U.S. Subsidiaries Guaranty.

                  "Dollar Denominated Bank Guaranty" shall mean each Bank Guaranty denominated in Dollars.

                  "Dollar Denominated Bank Guaranty Outstandings" shall mean, at any time, the sum of (i) the aggregate Face Amount of all outstanding Dollar Denominated Bank Guaranties at such time and (ii) the aggregate amount of all Unreimbursed Payments with respect to Dollar Denominated Bank Guaranties at such time.

                  "Dollar Denominated Letter of Credit" shall mean each Letter of Credit denominated in Dollars.

                  "Dollar Denominated Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Dollar Denominated Letters of Credit at such time and (ii) the aggregate amount of all Unpaid Drawings with respect to Dollar Denominated Letters of Credit at such time.

                  "Dollar Denominated Loan" shall mean all Loans denominated in Dollars, which shall include each Tranche A Term Loan, each Tranche B Term Loan, each Tranche C Term Loan, each Incremental Term Loan, each Dollar Facility Revolving Loan, each Dollar Facility Swingline Loan, each Multicurrency Facility Revolving Loan made in Dollars and each Multicurrency Facility Swingline Loan made in Dollars, as well as each Multicurrency Facility Revolving Loan or Multicurrency Facility Swingline Loan converted into Dollars in accordance with the provisions of Section 1.14.

                  "Dollar Denominated Revolving Loan" shall mean all Revolving Loans incurred in Dollars, including all Multicurrency Facility Revolving Loans denominated in Dollars and all Dollar Facility Revolving Loans.

                  "Dollar Denominated Swingline Loan" shall mean all Swingline Loans incurred in Dollars, including all Multicurrency Facility Swingline Loans denominated in Dollars and all Dollar Facility Swingline Loans.

                  "Dollar Equivalent" of an amount denominated in a currency other than Dollars shall mean, at any time for the determination thereof, the amount of Dollars which could be purchased with the amount of such currency involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date (or, in the case of (1) any determination pursuant to Section 1.14 or 13.23 or Section 26 (or any analogous provision) of any Subsidiaries Guaranty or (2) with respect to Euro Denominated Swingline Loans, on the date of determination); provided that (w) the Dollar Equivalent of any Unpaid Drawing under a Sterling Denominated Letter of Credit shall be determined at the time the drawing under the related Letter of Credit was paid or disbursed by the respective Issuing Lender, (x) the Dollar Equivalent of any Unreimbursed Payment under a Sterling Denominated Bank Guaranty shall be determined at the time the payment under the related Bank Guaranty was made or disbursed by the respective Bank Guaranty Issuer, (y) following the occurrence of a Sharing Event, the Dollar Equivalent of any Unpaid Drawing or unreimbursed payment under a Multicurrency Facility Letter of Credit expressed in Euros shall be determined on the later of the time the drawing under the related Letter of Credit was paid or disbursed by the Issuing Lender or the date of the occurrence of the Sharing Event and (z) following the occurrence of a Sharing Event, the Dollar Equivalent of any Unreimbursed Payment under a Bank Guaranty expressed in

Euros shall be determined on the later of the time the payment under the related Bank Guaranty was made or disbursed by the Bank Guaranty Issuer or the date of the occurrence of the Sharing Event, provided further, that for purposes of (x) determining compliance with Sections 1.01(c), (e) and (g), 2A.01(c), 2B.01(c), 4.02(a) and 6A.01 and (y) calculating Fees pursuant to Section 3.01 (except Fees which are expressly required to be paid in a currency other than Dollars pursuant to Section 3.01), the Dollar Equivalent of any amounts denominated in a currency other than Dollars shall be revalued on a monthly basis using the spot exchange rates therefor as quoted in Reuters ECB Page 37 (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) on the last Business Day of each calendar month, provided, however, that at any time during a calendar month, if the Aggregate Multicurrency Facility RL Exposure (for the purposes of the determination thereof, using the Dollar Equivalent as recalculated based on the spot exchange rate therefor as quoted in Reuters ECB Page 37 (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) on the respective date of determination pursuant to this exception) would exceed 85% of the Total Multicurrency Facility Revolving Loan Commitment, then in the sole discretion of the Administrative Agent or at the request of the Required Lenders, the Dollar Equivalent shall be reset based upon the spot exchange rates on such date as quoted in the Reuters ECB Page 37 (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent), which rates shall remain in effect until the last Business Day of such calendar month or such earlier date, if any, as the rate is reset pursuant to this proviso. Notwithstanding anything to the contrary contained in this definition, at any time that a Default or an Event of Default then exists, the Administrative Agent may revalue the Dollar Equivalent of any amounts outstanding under the Credit Documents in a currency other than Dollars in its sole discretion.

                  "Dollar Facility Letter of Credit" shall mean each Letter of Credit (which must be denominated in Dollars) issued to the U.S. Borrower or the Bermuda Borrower pursuant to Section 2A.01 and designated as such by the respective Borrower in the respective Letter of Credit Request.

                  "Dollar Facility Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Dollar Facility Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Dollar Facility Letters of Credit.

                  "Dollar Facility RL Lender" shall mean any Lender with a Dollar Facility Revolving Loan Commitment (without giving effect to any termination of the Total Dollar Facility Revolving Loan Commitment if any Dollar Facility Swingline Loans or Dollar Facility Letter of Credit Outstandings remain outstanding) or outstanding Dollar Facility Revolving Loans (or any participation in any Dollar Facility Letter of Credit Outstandings).

                  "Dollar Facility RL Percentage" of any Dollar Facility RL Lender at any time shall be that percentage which is equal to a fraction (expressed as a percentage) the numerator of which is the Dollar Facility Revolving Loan Commitment of such Dollar Facility RL Lender at such time and the denominator of which is the Total Dollar Facility Revolving Loan Commitment at such time, provided that if any such determination is to be made after the Total Dollar Facility Revolving Loan Commitment (and the related Dollar Facility Revolving Loan Commitments of the Lenders) has (or have) terminated, the determination of such percentages shall be made immediately before giving effect to such termination.

                  "Dollar Facility Revolving Loan" shall have the meaning provided in Section 1.01(d).

                  "Dollar Facility Revolving Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender' s name on Schedule I hereto directly below the column entitled "Dollar Facility Revolving Loan Commitment", as same may be (x) reduced from time to time and/or terminated pursuant to Section 3.02, 3.03, 4.02 and/or 10, (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b), or (z) increased from time to time pursuant to Section 1.17.

                  "Dollar Facility Revolving Note" shall have the meaning provided in Section 1.05(a).

                  "Dollar Facility Swingline Loan" shall have the meaning provided in Section 1.01(f).

                  "Dollar Facility Swingline Note" shall have the meaning provided in Section 1.05(a).

                  "Domestic Subsidiary" shall mean, as to any Person, any Subsidiary of such Person incorporated or organized in the United States or any State or territory thereof.

                  "Effective Date" shall have the meaning provided in Section 13.10.

                  "Eligible Transferee" shall mean and include a commercial bank, a mutual fund, an insurance company, a financial institution, a "qualified institutional buyer" (as defined in Rule 144A of the Securities Act), any fund that regularly invests in bank loans or any other "accredited investor" (as defined in Regulation D of the Securities Act), but in any event excluding any individual and Holdings and its Subsidiaries and Affiliates.

                  "Employee Benefit Plans" shall have the meaning set forth in
Section 5.19.

                  "End Date" shall have the meaning provided in the definition of Applicable Margin.

                  "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any violation (or alleged violation) by Holdings or any of its Subsidiaries under any Environmental Law or any permit issued to Holdings or any of its Subsidiaries under any such law (hereafter "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                  "Environmental Law" shall mean any federal, state or local policy having the force and effect of law, statute, law, rule, regulation, ordinance, code or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment (for purposes of this definition (collectively, "Laws")), relating to the indoor or outdoor environment, or Hazardous Materials or health and safety to the extent such health and safety issues arise under the Occupational Safety and Health Act of 1970, as amended, or any such similar Laws.

                  "Equity Interests" of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

                  "Equity Investors" shall mean, collectively, David H. Murdock, the David H. Murdock Living Trust and Castle & Cooke Holdings, Inc.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or a Subsidiary of Holdings would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of Holdings or a Subsidiary of Holdings being or having been a general partner of such Person.

                  "Euro B/G Face Amount" of each Euro Denominated Bank Guaranty shall, at any time, mean the maximum amount payable under such Bank Guaranty (expressed in Euros) (in each case determined without regard to whether any conditions to payment thereunder could then be met, but after giving effect to all previous payments (if any) made thereunder).

                  "Euro Denominated Bank Guaranty" shall mean each Bank Guaranty denominated in Euros.

                  "Euro Denominated Bank Guaranty Outstandings" shall mean, at any time, the sum of (i) the aggregate Face Amount of all outstanding Euro Denominated Bank Guaranties at such time and (ii) the aggregate amount of all Unreimbursed Payments with respect to Euro Denominated Bank Guaranties at such time.

                  "Euro Denominated Letter of Credit" shall mean each Letter of Credit denominated in Euros.

                  "Euro Denominated Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Euro Denominated Letters of Credit at such time and (ii) the aggregate amount of all Unpaid Drawings with respect to Euro Denominated Letters of Credit at such time.

                  "Euro Denominated Loan" shall mean all Loans denominated in Euros, including all Euro Denominated Revolving Loans and all Euro Denominated Swingline Loans.

                  "Euro Denominated Revolving Loan" shall mean each Multicurrency Facility Revolving Loan denominated in Euros at the time of the incurrence thereof.

                  "Euro Denominated Swingline Loan" shall mean each Multicurrency Facility Swingline Loan denominated in Euros at the time of the incurrence thereof.

                  "Euro Equivalent" shall mean, at any time for the determination thereof, the amount of Euros which could be purchased with the amount of Dollars involved in such computation at the spot rate of exchange therefor as quoted by the Administrative Agent as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date with respect to Euro Denominated Revolving Loans and on the date of any determination thereof for purchase on such date with respect to Euro Denominated Swingline Loans (or, in the case of any determination pursuant to Section 1.14 or 13.23 or Section 26 (or any analogous provision) of any Subsidiaries Guaranty, on the date of determination).

                  "Euro L/C Stated Amount" of each Euro Denominated Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (expressed in Euros) (in each case determined without regard to whether any conditions to drawing could then be met, but after giving effect to all previous drawings made thereunder).

                  "Euro LIBOR" shall mean, with respect to each Borrowing of Euro Denominated Revolving Loans, (i) the rate per annum for deposits in Euros as determined by the Administrative Agent for a period corresponding to the duration of the relevant Interest Period which appears on Reuters Page EURIBOR-01 (or any successor page) at approximately 11:00 A.M. (Brussels time) on the date which is two Business Days prior to the commencement of such Interest Period or (ii) if such rate is not shown on Reuters Page EURIBOR-01 (or any successor page), the average offered quotation to prime banks in the Euro-zone interbank market by the Administrative Agent for Euro deposits of amounts comparable to the principal amount of the Euro Denominated Loan to be made by the Administrative Agent as part of such Borrowing with maturities comparable to the Interest Period to be applicable to such Loan (rounded upward to the next whole multiple of 1/16 of 1%), determined as of 11:00 A.M. (Brussels time) on the date which is two Business Days prior to the commencement of such Interest Period; provided that in the event the Administrative Agent has made any determination pursuant to Section 1.10(a)(i) in respect of Loans denominated in Euros, or in the circumstances described in clause (i) to the proviso to
Section 1.10(b) in respect of Loans denominated in Euros, Euro LIBOR determined pursuant to this definition shall instead be the rate determined by the Administrative Agent as the all-in-cost of funds for the Administrative Agent (or such other Lender) to fund a Borrowing of Loans denominated in Euros with maturities comparable to the Interest Period applicable thereto.

                  "Euro Rate" shall mean and include each of the Eurodollar Rate, Euro LIBOR and the Overnight Euro Rate.

                  "Euro Rate Loan" shall mean each Eurodollar Loan and each Euro Denominated Loan.

                  "Eurodollar Loans" shall mean each Dollar Denominated Loan (excluding Swingline Loans) designated as such by the respective Borrower or Borrowers at the time of the incurrence thereof or conversion thereto.

                  "Eurodollar Rate" shall mean, for any Interest Period, in the case of any U.S. Dollar Denominated Loan, (i) the arithmetic average (rounded upwards to the nearest 1/16 of 1%) of the offered quotation to first class banks in the interbank Eurodollar market by DBAG for U.S. dollar deposits of amounts in immediately available funds comparable to the principal amount of the applicable Eurodollar Loan for which the Eurodollar Rate is being determined with maturities comparable to the Interest Period for which such Eurodollar Rate will apply, as of approximately 10:00 A.M. (New York time) on the Interest Determination Date divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D). The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive and binding on the Borrowers absent demonstrable error.

                  "Euros" and the designation "E" shall mean the currency introduced on January 1, 1999 at the start of the third stage of European economic and monetary union pursuant to the Treaty (expressed in euros).

                  "Event of Default" shall have the meaning provided in Section 10.

                  "Excess Cash Flow" shall mean, for any period, the remainder of (a) the sum of, without duplication, (i) Adjusted Consolidated Net Income for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (b) the sum of, without duplication, (i) the aggregate amount of all Capital Expenditures made by Holdings and its Subsidiaries during such period (other than Capital Expenditures to the extent financed with equity proceeds, Equity Interests, asset sale proceeds, insurance proceeds or Indebtedness (other than with Revolving Loans or Swingline Loans)), (ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of Holdings and its Subsidiaries and the permanent repayment of the principal component of Capitalized Lease Obligations of Holdings and its Subsidiaries during such period (other than (A) repayments to the extent made with asset sale proceeds, equity proceeds, insurance proceeds or Indebtedness and (B) repayments of Loans, provided that repayments of Loans shall only be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of a Scheduled Repayment under Section 4.02(b) or (m) or any Scheduled Repayment (as defined herein prior to the Third Amendment Effective Date) under Section 4.02(b) (as in effect immediately prior to the Third Amendment Effective Date) or (y) made as a voluntary prepayment with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans or Swingline Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment in an amount equal to such prepayment)) and (iii) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period.

                  "Excess Cash Flow Payment Period" shall mean, with respect to any Excess Cash Payment Date, (i) in the case of the first Excess Cash Payment Date occurring after the Initial Borrowing Date, the period commencing on the first day of the 2d Fiscal Quarter of Fiscal Year 2003 and ending on December 31, 2003 and (ii) in the case of each subsequent Excess Cash Payment Date, the immediately preceding Fiscal Year of Holdings.

                  "Excess Cash Payment Date" shall mean the date occurring 90 days after the last day of a Fiscal Year of Holdings (commencing with the Fiscal Year of Holdings ended closest to December 31, 2003).

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Exchange Percentage" shall mean, as to each Lender, a fraction, expressed as a decimal, in each case determined on the date of occurrence of a Sharing Event (but before giving effect to any actions to occur on such date pursuant to Section 1.14) of which (a) the numerator shall be the sum of (i) the RL Percentage of such Lender of (x) the aggregate outstanding principal of all Revolving Loans and Swingline Loans (taking the Dollar Equivalents of any amounts expressed in currencies other than Dollars on the date of the occurrence of the Sharing Event), (y) the aggregate amount of Letter of Credit Outstandings and (z) the aggregate amount of Bank Guaranty Outstandings and (ii) the aggregate principal amount of all outstanding Term Loans of such Lender, and (b) the denominator of which shall be the sum of (i) the sum of (x) the aggregate outstanding principal of all Revolving Loans and Swingline Loans (taking the Dollar Equivalents of any amounts expressed in currencies other than Dollars on the date of the occurrence of the Sharing Event), (y) the aggregate amount of Letter of Credit Outstandings and (z) the aggregate amount of Bank Guaranty Outstandings, and (ii) the aggregate principal amount of all outstanding Term Loans of all Lenders.

                  "Excluded Bermuda Insurance Companies" shall mean and include
(i) Ashford Company Limited, a limited liability corporation organized under laws of Bermuda, and (ii) Mendocino Limited, a limited liability corporation organized under laws of Bermuda.

                  "Excluded Collateral" shall mean and include (i) each Principal Property of the U.S. Borrower and any of its Restricted Subsidiaries,
(ii) all shares of capital stock or Indebtedness (as defined in the Existing 2013 Senior Notes Indenture as in effect on the Initial Borrowing Date) of any Restricted Subsidiary of the U.S. Borrower (which Indebtedness (as so defined) is then held by the U.S. Borrower or any Restricted Subsidiary) and (iii) Margin Stock owned or held by Holdings or any of its Subsidiaries, except to the extent required to be pledged pursuant to Section 8.23; provided that (x) the collateral described in preceding clauses (i) and (ii) shall cease to constitute "Excluded Collateral" upon the repayment in full of all Existing 2009 Senior Notes and all Existing 2013 Senior Notes and (y) as the term "Excluded Collateral" is used in any Foreign Security Document, such term shall not include any Principal Property referred to in clause (i) above.

                  "Excluded Domestic Subsidiary" shall mean County Line Mutual Water Company, a Wholly-Owned Domestic Subsidiary of the U.S. Borrower.

                  "Excluded Foreign Subsidiaries" shall mean Foreign Subsidiaries of the U.S. Borrower organized in Qualified Non-U.S. Jurisdictions and listed on Part B of Schedule XV; provided that any Foreign Subsidiary listed on Part B of Schedule XV which merges or consolidates with or into any other Foreign Subsidiary of the U.S. Borrower that is a Qualified Obligor organized in the jurisdiction of organization of such listed Foreign Subsidiary shall cease to be an "Excluded Foreign Subsidiary" for purposes of this Agreement.

                  "Excluded Event" shall mean the taking of any action, or the adoption of any law, rule or regulation, by any governmental authority which results in a deficiency that would otherwise give rise to a Default or Event of Default under any of Sections 10.07, 10.08, 10.12(b), 10.12(c) and/or 10.13;
provided that (i) any such deficiency or default shall relate solely to a Foreign Subsidiary of Holdings (other than a Foreign Subsidiary organized under the laws of Bermuda), its business or properties and the Credit Documents to which such Foreign Subsidiary is a party and (ii) the aggregate fair market value of all Property of all Foreign Subsidiaries subject to any such deficiencies or defaults (including all Property which would have been Property of the respective Foreign Subsidiaries if the actions described in Section 10.13 had not been taken) shall not exceed $15,000,000.

                  "Existing Credit Agreement" shall mean that certain Credit Agreement, dated as of July 29, 1996, among the U.S. Borrower and various financial institutions, as in effect on the Initial Borrowing Date.

                  "Existing Indebtedness" shall mean and include Scheduled Existing Indebtedness and the Existing Senior Notes Documents.

                  "Existing Indebtedness Agreements" shall have the meaning provided in Section 5.19.

                  "Existing Bank Guaranties" shall have the meaning provided in
Section 2B.01(d).

                  "Existing Letters of Credit" shall have the meaning provided in Section 2A.01(d).

                  "Existing Senior Notes To Be Refinanced" shall mean and include (i) the Existing 2003 Senior Notes Documents and (ii) the Existing 2005 Senior Notes Documents.

                  "Existing Senior Notes Documents" shall mean and include (i) the Existing 2009 Senior Notes Documents, (ii) the Existing 2013 Senior Notes Documents, (iii) the Existing 2003 Senior Notes Documents and (iv) the Existing 2005 Senior Notes Documents.

                  "Existing Senior Notes Indenture Supplement" shall have the meaning provided in Section 5.10.

                  "Existing Sterling Letters of Credit" shall have the meaning provided in Section 2A.01(e).

                  "Existing Tranche B Term Loan Borrowing" shall have the meaning provided in Section 1.01(i).

                  "Existing 2005 Senior Notes" shall mean the U.S. Borrower's 6-3/8% Senior Notes due 2005, issued pursuant to the Existing 2005 Senior Notes Indenture, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  "Existing 2005 Senior Notes Documents" shall mean the Existing 2005 Senior Notes, the Existing 2005 Senior Notes Indenture and all other documents executed and delivered with respect to the Existing 2005 Senior Notes or Existing 2005 Senior Notes Indenture, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  "Existing 2005 Senior Notes Indenture" shall mean the Indenture, dated as of July 15, 1993, among the U.S. Borrower and the trustee therefor, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  "Existing 2009 Senior Notes" shall mean the U.S. Borrower's 7-1/4% Senior Notes due 2009, issued pursuant to the Existing 2009 Senior Notes Indenture, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  "Existing 2009 Senior Notes Documents" shall mean the Existing 2009 Senior Notes, the Existing 2009 Senior Notes Indenture and all other documents executed and delivered with respect to the Existing 2009 Senior Notes or Existing 2009 Senior Notes Indenture, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  "Existing 2009 Senior Notes Indenture" shall mean the Indenture, dated as of July 15, 1993, among the U.S. Borrower, any U.S. Subsidiary Guarantors from time to time party thereto and the trustee therefor, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  "Existing 2003 Senior Notes" shall mean the U.S. Borrower's 7% Senior Notes due 2003, issued pursuant to the Existing 2003 Senior Notes Indenture, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  "Existing 2003 Senior Notes Documents" shall mean the Existing 2003 Senior Notes, the Existing 2003 Senior Notes Indenture and all other documents executed and delivered with respect to the Existing 2003 Senior Notes or Existing 2003 Senior Notes Indenture, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  "Existing 2003 Senior Notes Indenture" shall mean the Indenture, dated as of April 15, 1993, among the U.S. Borrower and the trustee therefor, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  "Existing 2013 Senior Notes" shall mean the U.S. Borrower's 7-7/8% Senior Notes due 2013, issued pursuant to the Existing 2013 Senior Notes Indenture, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  "Existing 2013 Senior Notes Documents" shall mean the Existing 2013 Senior Notes, the Existing 2013 Senior Notes Indenture and all other documents executed and delivered with respect to the Existing 2013 Senior Notes or Existing 2013 Senior Notes Indenture, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  "Existing 2013 Senior Notes Indenture" shall mean the Indenture, dated as of July 15, 1993, among the U.S. Borrower, any U.S. Subsidiary Guarantors from time to time party thereto and the trustee therefor, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  "Face Amount" of each Bank Guaranty shall, at any time, mean the maximum amount payable thereunder (in each case determined without regard to whether any conditions to payment could then be met, but after giving effect to all previous payments made thereunder), provided that (i) except as such term is used in Section 2B.02 and except as provided in the definition of "Euro B/G Face Amount", the "Face Amount" of each Euro Denominated Bank Guaranty and each Sterling Denominated Bank Guaranty shall be, on any date of calculation, the Dollar Equivalent of the maximum amount payable in Euros or Sterling, as the case may be, thereunder (determined without regard to whether any conditions to payment could then be met but after giving effect to all previous payments made thereunder).

                  "Facing Fee" shall have the meaning provided in Section
3.01(c).

                  "Fair Market Value" shall mean, with respect to any asset, the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the board of directors or other governing body or, pursuant to a specific delegation of authority by such board of directors or governing body, a designated senior executive officer, of Holdings, or the Subsidiary of Holdings selling such asset.

                  "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Lender of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                  "Fee Capped Foreign Subsidiary Guarantor" shall mean any Foreign Credit Party organized under the laws of a jurisdiction in which (x) the guaranties and/or secured obligations under the respective Credit Documents are not required by the laws of such jurisdiction to be limited in any way and (y) the guaranties and/or secured obligations under the respective Credit Documents have been voluntarily limited (at the request of such Foreign Credit Party) to reduce the amount of registration, notorial or other fees, taxes or amounts payable in connection with the recordation or perfection of the security interests purported to be created pursuant to the relevant Security Documents.

                  "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 3.01.

                  "First Amendment" shall mean the First Amendment to this Agreement, dated as of May 29, 2003.

                  "First Amendment Effective Date" shall have the meaning provided in the First Amendment.

                  "Fiscal Quarter" means, for any Fiscal Year, each of (i) the first twelve weeks of such Fiscal Year, (ii) the thirteenth week of such Fiscal Year through the twenty-fourth week of such Fiscal Year, (iii) the twenty-fifth week of such Fiscal Year through the forty-first week of such Fiscal Year and
(iv) forty-second week of such Fiscal Year through the last day of such Fiscal Year, as the case may be. For purposes of this Agreement, a reference to the 1st Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (i) above; a reference to the 2nd Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (ii) above; a reference to the 3rd Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (iii) above; and a reference to the 4th Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (iv) above.

                  "Fiscal Year" means the fiscal year of Holdings and its Subsidiaries ending on the Saturday nearest to December 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which the majority of such Fiscal Year falls.

                  "Fleet" shall mean Fleet National Bank, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

                  "Foreign Asset Transfer" shall have the meaning provided in
Section 5.08(b).

                  "Foreign Asset Transfer Documents" shall mean the various documents and agreements entered into in connection with the Foreign Asset Transfer.

                  "Foreign Credit Party" shall mean the Bermuda Borrower and each Foreign Subsidiary Guarantor.

                  "Foreign Credit Party Pledge Agreement" shall have the meaning provided in Section 5.15(b).

                  "Foreign Mortgaged Property" shall mean each Real Property located outside the United States and the States and territories thereof with respect to which a Mortgage is required to be delivered pursuant to the terms of this Agreement.

                  "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Holdings or any one or more of its Subsidiaries primarily for the benefit of employees of Holdings or any of its Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

                  "Foreign Pledge Agreement" shall have the meaning provided in
Section 5.15(c).

                  "Foreign Security Agreement" shall have the meaning provided in Section 5.17.

                  "Foreign Security Document" shall mean each Security Document other than a U.S. Security Document.

                  "Foreign Subsidiaries Guaranty" shall have the meaning provided in Section 5.14(b) and shall include any counterpart thereof and any other similar guaranty executed and delivered by any Foreign Subsidiary of Holdings pursuant to Section 8.11, 9.05(xxi) or 9.17.

                  "Foreign Subsidiary" shall mean, as to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

                  "Foreign Subsidiary Guarantor" shall mean each Foreign Subsidiary of Holdings (other than the Bermuda Borrower and any Non-Guarantor Subsidiary) which executes and delivers a Foreign Subsidiaries Guaranty, unless and until such time as the respective Foreign Subsidiary ceases to constitute a Foreign Subsidiary or is released from all of its obligations under its Foreign Subsidiaries Guaranty in accordance with the terms and provisions thereof.

                  "Foreign Unrestricted Subsidiary" of any Person shall mean any Foreign Subsidiary of such Person that is an Unrestricted Subsidiary.

                  "Fronting Fee" shall have the meaning provided in Section 3.01(f).

                  "Guaranteed Creditors" shall mean and include each of the Agents, the Collateral Agent, the Lenders, the Issuing Lenders, the Bank Guaranty Issuers and each Person (other than any Credit Party or any of its Subsidiaries) party to an Interest Rate Protection Agreement or Other Hedging Agreement to the extent that such Person constitutes a Secured Creditor under the Security Documents.

                  "Guarantors" shall mean and include Holdings, the U.S. Borrower and each Subsidiary Guarantor.

                  "Guaranty" shall mean and include the Holdings Guaranty, the U.S. Borrower's Guaranty and each Subsidiaries Guaranty.

                  "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect.

                  "Highest Adjustable Applicable Margins" shall have the meaning provided in the definition of Applicable Margin contained herein.

                  "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

                  "Holdings Business Condition" shall mean, for any quarterly accounting period or Fiscal Year, Holdings having at all times during such period (i) owned no significant assets (other than the capital stock of the U.S. Borrower) and had no liabilities or Indebtedness (other than those liabilities and Indebtedness for which it is responsible under this Agreement and the other Documents to which it is a party) and (ii) otherwise complied with the requirements of Section 9.01(b).

                  "Holdings Common Stock" shall have the meaning provided in
Section 7.13(a).

                  "Holdings Equity Contribution" shall have the meaning provided in Section 5.09(a).

                  "Holdings Guaranteed Obligations" shall mean (i) the principal and interest on each Note issued to each Lender, and all Loans made, under this Agreement, all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit and all reimbursement obligations and Unreimbursed Payments with respect to Bank Guaranties, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrowers (or either of them) to each Lender, each Agent, each Issuing Lender, each Bank Guaranty Issuer and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document and the due performance and compliance by each Borrower with all the terms, conditions and agreements contained in this Agreement and each other Credit Document to which it is a party and (ii) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the U.S. Borrower or any of its Subsidiaries owing under any Interest Rate Protection Agreement or Other Hedging Agreement entered into by the U.S. Borrower or any of its Subsidiaries with any Lender or any affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) so long as such Lender or affiliate participates in such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

                  "Holdings Guaranteed Party" shall mean each Borrower and each Subsidiary of Holdings party to any Interest Rate Protection Agreement or Other Hedging Agreement with any Secured Creditor.

                  "Holdings Guaranty" shall mean the guaranty of Holdings pursuant to Section 14.

                  "HQ Lease Agreements" shall have the meaning provided such term in the U.S. Security Agreement.

                  "Incremental Dollar Facility RL Commitment" shall mean, for any Lender, any commitment by such Lender to make Dollar Facility Revolving Loans pursuant to Section 1.01(d) as agreed to by such Lender in the respective Incremental Dollar Facility RL Commitment Agreement delivered pursuant to
Section 1.17; it being understood, however, that on each date upon which an Incremental Dollar Facility RL Commitment of any Lender becomes effective, such Incremental Dollar Facility RL Commitment of such Lender shall be added to (and thereafter become a part of) the Dollar Facility Revolving Loan Commitment of such Lender for all purposes of this Agreement as contemplated by Section 1.17.

                  "Incremental Dollar Facility RL Commitment Agreement" shall mean each Incremental Dollar Facility RL Commitment Agreement in the form of Exhibit T (appropriately completed) executed in accordance with Section 1.17.

                  "Incremental Dollar Facility RL Commitment Date" shall mean each date upon which an Incremental Dollar Facility RL Commitment under an Incremental Dollar Facility RL Commitment Agreement becomes effective as provided in Section 1.17(b).

                  "Incremental Dollar Facility RL Lender" shall have the meaning specified in Section 1.17(b).

                  "Incremental Loan Commitment" shall mean any Incremental Term Loan Commitment, any Incremental Multicurrency Facility Revolving Loan Commitment and/or any Incremental Dollar Facility Revolving Loan Commitment, as the context may require.

                  "Incremental Loan Commitment Agreement" shall mean any Incremental Term Loan Commitment Agreement, any Incremental Multicurrency Facility RL Commitment Agreement and/or any Incremental Dollar Facility RL Commitment Agreement, as the context may require.

                  "Incremental Loan Commitment Date" shall mean any Incremental Term Loan Borrowing Date, any Incremental Multicurrency Facility RL Commitment Date or any Incremental Dollar Facility RL Commitment Date, as the context may require.

                  "Incremental Loan Commitment Request Requirements" shall mean, with respect to any request for an Incremental Loan Commitment made pursuant to
Section 1.15, 1.16 or 1.17, the satisfaction of each of the following conditions on the date of such request: (x) no Default or Event of Default then exists or would result therefrom (for purposes of such determination, assuming the relevant Loans in an aggregate principal amount equal to the full amount of Incremental Loan Commitments then requested had been incurred, and the proposed

Permitted Acquisition (if any) to be financed with the proceeds of such Loans had been consummated, on such date of request) and all of the representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects at such time (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); (y) Holdings shall be in compliance with the covenants contained in Sections 9.08, 9.09, 9.10, 9.11 and 9.13 for the Calculation Period most recently ended prior to the date of the request for Incremental Loan Commitments, on a Pro Forma Basis, as if the relevant Loans to be made pursuant to such Incremental Loan Commitments (assuming the full utilization thereof) had been incurred, and the proposed Permitted Acquisition (if any) to be financed with the proceeds of such Loans (as well as other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred, on the first day of such Calculation Period and (z) no Incremental Term Loan Commitments are then outstanding, unless the full amount such Incremental Term Loan Commitments will be utilized on the date of the effectiveness of the Incremental Term Loan Commitment Agreement to be entered into in connection with the Incremental Term Loan Commitments of the new Tranche then being requested.

                  "Incremental Loan Commitment Requirements" shall mean, with respect to any provision of an Incremental Loan Commitment on a given Incremental Loan Commitment Date, the satisfaction of each of the following conditions on or prior to the effective date of the respective Incremental Loan Commitment Agreement: (r) no Default or Event of Default then exists or would result therefrom (for purposes of such determination, assuming the relevant Loans in an aggregate principal amount equal to the full amount of Incremental Loan Commitments then provided had been incurred, and the proposed Permitted Acquisition (if any) to be financed with the proceeds of such Loans had been consummated, on such date of effectiveness) and all of the representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects at such time (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); (s) calculations are made by Holdings demonstrating compliance with the covenants contained in Sections 9.08, 9.09, 9.10, 9.11 and 9.13 for the Calculation Period most recently ended prior to such date of effectiveness, on a Pro Forma Basis, as if the relevant Loans to be made pursuant to such Incremental Loan Commitments (assuming the full utilization thereof) had been incurred, and the proposed Permitted Acquisition (if any) to be financed with the proceeds of such Loans (as well as other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred, on the first day of such Calculation Period; (t) the delivery by Holdings to the Administrative Agent of an officer's certificate executed by an Authorized Officer of Holdings and certifying as to compliance with preceding clauses (r) and (s) and containing the calculations required by clause (s); (u) the delivery by Holdings to the Administrative Agent of an officer's certificate executed by an Authorized Officer of Holdings certifying which provisions of the Existing 2009 Senior Notes Indenture, the Existing 2013 Senior Notes Indenture, the New 2010 Senior Notes Indenture and the New Senior Notes Indenture that the respective incurrence of Incremental Loans will be justified under and demonstrating in reasonable detail that the full amount of such Incremental Loans may be incurred in accordance with, and will not violate the provisions of the Existing 2009 Senior Notes Indenture, the Existing 2013 Senior Notes Indenture, the New 2010 Senior Notes Indenture and the New Senior Notes Indenture; (v) the delivery by Holdings to the Administrative Agent of an acknowledgement in form and substance reasonably satisfactory to the Administrative Agent and executed by each Guarantor acknowledging that such Incremental Loan Commitment and all Loans subsequently incurred pursuant to such Incremental Loan Commitment shall constitute (and be included in the definition of) "Guaranteed Obligations" under each Guaranty of such Guarantor; (w) the delivery by Holdings and its Subsidiaries of such technical amendments, modifications and/or supplements to the respective Security Documents as are reasonably requested by the Administrative Agent to ensure that the additional Obligations to be incurred pursuant to the Incremental Loan Commitments are secured by, and entitled to the benefits of, the relevant Security Documents, and each of the Lenders hereby agrees to, and authorizes the Collateral Agent to enter into, any such technical amendments, modifications and/or supplements; (x) the delivery by Holdings to the Administrative Agent of an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Credit Parties reasonably satisfactory to the Administrative Agent and dated such date, covering such of the matters set forth in the opinions of counsel delivered to the Administrative Agent on the Initial Borrowing Date pursuant to Section 5.03 as may be reasonably requested by the Administrative Agent, and such other matters incident to the transactions contemplated thereby as the Administrative Agent may reasonably request, (y) the delivery by Holdings and the other Credit Parties to the Administrative Agent of such other officers' certificates, resolutions and evidence of good standing as the Administrative Agent shall reasonably request and (z) the completion by Holdings and the other Credit Parties of such other actions as the Administrative Agent may reasonably request in connection with such Incremental Loan Commitment.

                  "Incremental Loan Lender" shall mean any Incremental Term Loan Lender and/or any Incremental RL Lender, as the context may require.

                  "Incremental Multicurrency Facility RL Commitment" shall mean, for any Lender, any commitment by such Lender to make Multicurrency Facility Revolving Loans pursuant to Section 1.01(c) as agreed to by such Lender in the respective Incremental Multicurrency Facility RL Commitment Agreement delivered pursuant to Section 1.16; it being understood, however, that on each date upon which an Incremental Multicurrency Facility RL Commitment of any Lender becomes effective, such Incremental Multicurrency Facility RL Commitment of such Lender shall be added to (and thereafter become a part of) the Multicurrency Facility Revolving Loan Commitment of such Lender for all purposes of this Agreement as contemplated by Section 1.16.

                  "Incremental Multicurrency Facility RL Commitment Agreement" shall mean each Incremental Multicurrency Facility Revolving Loan Commitment Agreement in the form of Exhibit S (appropriately completed) executed in accordance with Section 1.16.

                  "Incremental Multicurrency Facility RL Commitment Date" shall mean each date upon which an Incremental Multicurrency Facility RL Commitment under an Incremental Multicurrency Facility RL Commitment Agreement becomes effective as provided in Section 1.16(b).

                  "Incremental Multicurrency Facility RL Lender" shall have the meaning specified in Section 1.16(b).

                  "Incremental RL Lender" shall mean any Incremental Multicurrency Facility RL Lender and any Incremental Dollar Facility RL Lender.

                  "Incremental Term Loan" shall have the meaning provided in
Section 1.01(j).

                  "Incremental Term Loan Borrower" shall mean (x) the U.S. Borrower, with respect to U.S. Borrower Incremental Term Loans and (y) the Bermuda Borrower, with respect to Bermuda Borrower Incremental Term Loans.

                  "Incremental Term Loan Borrowing Date" shall mean, with respect to each Tranche of Incremental Term Loans, each date on which Incremental Term Loans of such Tranche are incurred pursuant to Section 1.01(j) and as otherwise permitted by Section 1.15.

                  "Incremental Term Loan Commitment" shall mean, for each Lender, any commitment to make Incremental Term Loans provided by such Lender pursuant to Section 1.15, in such amount as agreed to by such Lender in the respective Incremental Term Loan Commitment Agreement and as set forth opposite such Lender's name in Schedule I (as modified in accordance with Section 1.15) directly below the column entitled "Incremental Term Loan Commitment", as the same may be (x) reduced from time to time or terminated pursuant to Sections 3.02, 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to and from such Lender pursuant to Sections 1.13 and/or 13.04(b).

                  "Incremental Term Loan Commitment Agreement" shall mean each Incremental Term Loan Commitment Agreement in the form of Exhibit R (appropriately completed) executed in accordance with Section 1.15.

                  "Incremental Term Loan Commitment Termination Date" shall mean, with respect to any Tranche of Incremental Term Loans, the last date by which Incremental Term Loans under such Tranche may be incurred under this Agreement, which date shall be set forth in the respective Incremental Term Loan Commitment Agreement but may be no later than the date which is 12 months prior to the Tranche C Term Loan Maturity Date.

                  "Incremental Term Loan Lender" shall have the meaning provided in Section 1.15(b).

                  "Incremental Term Loan Maturity Date" shall mean, for any Tranche of Incremental Term Loans, the final maturity date set forth for such Tranche of Incremental Term Loans in the respective Incremental Term Loan Commitment Agreement relating thereto, provided that the final maturity date for all Incremental Term Loans of a given Tranche shall be the same date.

                  "Incremental Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(m).

                  "Incremental Term Note" shall have the meaning provided in
Section 1.05.

                  "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn or paid under all letters of credit, bankers' acceptances, bank guaranties and similar obligations issued for the account of such Person and all unpaid drawings and unreimbursed payments in respect of such letters of credit, bankers' acceptances, bank guaranties and similar obligations, (iii) all indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or
(vii) of this definition secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, and (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement, Commodity Agreements or under any similar type of agreement and (viii) obligations arising under Synthetic Leases. Notwithstanding the foregoing, Indebtedness shall not include trade payables, accrued expenses and deferred tax and other credits incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

                  "Individual Bermuda Borrower Dollar Facility RL Exposure" of any Dollar Facility RL Lender shall mean, at any time, the sum of (I) the aggregate principal amount of all Bermuda Borrower Dollar Facility Revolving Loans made by such Dollar Facility RL Lender and then outstanding, (II) the sum of such Dollar Facility RL Lender's L/C Participation Percentage in each then outstanding Bermuda Borrower Dollar Facility Letter of Credit multiplied by the sum of the Stated Amount of the respective Letter of Credit and any Unpaid Drawings relating thereto and (III) such Dollar Facility RL Lender's Dollar Facility RL Percentage multiplied by the aggregate principal amount of outstanding Bermuda Borrower Dollar Facility Swingline Loans.

                  "Individual Bermuda Borrower Multicurrency Facility RL Exposure" of any Multicurrency Facility RL Lender shall mean, at any time, the sum of (I) the aggregate principal amount of all Bermuda Borrower Multicurrency Facility Revolving Loans made by such Multicurrency Facility RL Lender and then outstanding (for this purpose, using the Dollar Equivalent of the principal amount of all Euro Denominated Revolving Loans made to the Bermuda Borrower and then outstanding), (II) such Multicurrency Facility RL Lender's L/C Participation Percentage in each then outstanding Bermuda Borrower Multicurrency Facility Letter of Credit multiplied by the sum of the Stated Amount of the respective Bermuda Borrower Multicurrency Facility Letter of Credit and any Unpaid Drawings relating thereto (for this purpose, using the Dollar Equivalent of any amounts expressed in Euros or Sterling), (III) such Multicurrency Facility RL Lender's Multicurrency Facility RL Percentage multiplied by the aggregate principal amount of outstanding Bermuda Borrower Multicurrency Facility Swingline Loans (for this purpose, using the Dollar Equivalent of the principal amount of Euro Denominated Swingline Loans made to the Bermuda Borrower and then outstanding) and (IV) such Multicurrency Facility RL Lender's B/G Participation Percentage in each then outstanding Bermuda Borrower Bank Guaranty multiplied by the sum of the Face Amount of the respective Bermuda Borrower Bank Guaranty and any Unreimbursed Payments relating thereto (for this purpose, using the Dollar Equivalent of any amounts expressed in Euros or Sterling).

                  "Individual Dollar Facility RL Exposure" of any Dollar Facility RL Lender shall mean, at any time, the sum of (I) the aggregate principal amount of all Dollar Facility Revolving Loans made by such Dollar Facility RL Lender and then outstanding, (II) such Dollar Facility RL Lender's L/C Participation Percentage in each then outstanding Dollar Facility Letter of Credit multiplied by the sum of the Stated Amount of the respective Dollar Facility Letter of Credit and any Unpaid Drawings relating thereto and (III) such Dollar Facility RL Lender's Dollar Facility RL Percentage multiplied by the aggregate principal amount of all outstanding Dollar Facility Swingline Loans.

                  "Individual Multicurrency Facility RL Exposure" of any Multicurrency Facility RL Lender shall mean, at any time, the sum of (I) the aggregate principal amount of all Multicurrency Facility Revolving Loans made by such Multicurrency Facility RL Lender and then outstanding (for this purpose, using the Dollar Equivalent of the principal amount of all Euro Denominated Revolving Loans then outstanding), (II) such Multicurrency Facility RL Lender's L/C Participation Percentage in each then outstanding Multicurrency Facility Letter of Credit multiplied by the sum of the Stated Amount of the respective Multicurrency Facility Letter of Credit and any Unpaid Drawings relating thereto (for this purpose, using the Dollar Equivalent of any amounts expressed in Euros or Sterling), (III) such Multicurrency Facility RL Lender's Multicurrency Facility RL Percentage multiplied by the aggregate principal amount of outstanding Multicurrency Facility Swingline Loans (for this purpose, using the Dollar Equivalent of the principal amount of Euro Denominated Swingline Loans then outstanding) and (IV) such Multicurrency Facility RL Lender's B/G Participation Percentage in each then outstanding Bank Guaranty multiplied by the sum of the Face Amount of the respective Bank Guaranty and any Unreimbursed Payments relating thereto (for this purpose, using the Dollar Equivalent of any amounts expressed in Euros or Sterling).

                  "Individual RL Facility Exposures" of any Lender shall mean, at any time, the sum of the Individual Multicurrency Facility RL Exposure and the Individual Dollar Facility RL Exposure of such Lender at such time.

                  "Individual U.S. Borrower Dollar Facility RL Exposure" of any Dollar Facility RL Lender shall mean, at any time, the sum of (I) the aggregate principal amount of all U.S. Borrower Dollar Facility Revolving Loans made by such Dollar Facility RL Lender and then outstanding, (II) the sum of such Dollar Facility RL Lender's L/C Participation Percentage in each then outstanding U.S. Borrower Dollar Facility Letter of Credit multiplied by the sum of the Stated Amount of the respective U.S. Borrower Dollar Facility Letter of Credit and any Unpaid Drawings relating thereto and (III) such Dollar Facility RL Lender's Dollar Facility RL Percentage multiplied by the aggregate principal amount of outstanding U.S. Borrower Dollar Facility Swingline Loans.

                  "Individual U.S. Borrower Multicurrency Facility RL Exposure" of any Multicurrency Facility RL Lender shall mean, at any time, the sum of (I) the aggregate principal amount of all U.S. Borrower Multicurrency Facility Revolving Loans made by such Multicurrency Facility RL Lender and then outstanding (for this purpose, using the Dollar Equivalent of the principal amount of all Euro Denominated Revolving Loans made to the U.S. Borrower and then outstanding), (II) such Multicurrency Facility RL Lender's L/C Participation Percentage in each then outstanding U.S. Borrower Multicurrency Facility Letter of Credit multiplied by the sum of the Stated Amount of the respective U.S. Borrower Multicurrency Facility Letter of Credit and any Unpaid Drawings relating thereto (for this purpose, using the Dollar Equivalent of any amounts expressed in Euros or Sterling), (III) such Multicurrency Facility RL Lender's Multicurrency Facility RL Percentage multiplied by the aggregate principal amount of outstanding U.S. Borrower Multicurrency Facility Swingline Loans (for this purpose, using the Dollar Equivalent of the principal amount of Euro Denominated Swingline Loans made to the U.S. Borrower and then outstanding) and (IV) such Multicurrency Facility RL Lender's B/G Participation Percentage in each then outstanding U.S. Borrower Bank Guaranty multiplied by the sum of the Face Amount of the respective U.S. Borrower Bank Guaranty and any Unreimbursed Payments relating thereto (for this purpose, using the Dollar Equivalent of any amounts expressed in Euros or Sterling).

                  "Initial Borrowing Date" shall mean the date (which shall occur on the Effective Date) upon which the initial Borrowing of Loans occurs.

                  "Initial Indebtedness to be Refinanced" shall mean and include
(i) Indebtedness under the Existing Credit Agreement, (ii) certain Indebtedness of Foreign Subsidiaries under existing lines of credit, (iii) obligations of the U.S. Borrower and its Subsidiaries under certain container leases, (iv) reimbursement obligations with respect to certain existing letters of credit and bank guaranties and (v) all other Indebtedness of Holdings and its Subsidiaries outstanding immediately before the consummation of the Acquisition which is to be repaid or refinanced on the Initial Borrowing Date, including any such Indebtedness which is not permitted to remain outstanding after the Initial Borrowing Date pursuant to Section 5.11 or 9.04. Without limiting the foregoing, it understood and agreed that the aggregate amount of the "Initial Indebtedness to be Refinanced" shall not exceed $100,000,000.

                  "Initial Refinancing" shall mean and include the various refinancing transactions described in Sections 5.11(a) and (b).

                  "Intercompany Debt" shall mean any Indebtedness, payables or other obligations, whether now existing or hereafter incurred, owed by Holdings or any Subsidiary of Holdings to Holdings or any other Subsidiary of Holdings.

                  "Intercompany Distribution Transaction Documents" shall mean all of the documents and instruments entered into in connection with the Intercompany Distribution Transactions, in each case as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  "Intercompany Distribution Transactions" shall have the meaning provided in Section 5.09(b).

                  "Intercompany Note" shall mean a promissory note evidencing intercompany loans made pursuant to Section 9.05(vi), in each case duly executed and delivered substantially in the form of Exhibit L, with blanks completed in conformity herewith (or such other form as may be approved by the Administrative Agent or the Required Lenders).

                  "Intercompany Receivables Documents" shall have the meaning provided in Section 5.14(e).

                  "Intercompany Scheduled Existing Indebtedness" shall have the meaning provided in Section 7.21.

                  "Intercompany Subordination Agreement" shall have the meaning provided in Section 5.14(d).

                  "Internally-Sourced Intercompany Distributions" shall have the meaning provided in Section 5.09(a).

                  "Interest Determination Date" shall mean, with respect to any Euro Rate Loan (other than a Swingline Loan), the second Business Day prior to the commencement of any Interest Period relating to such Euro Rate Loan.

                  "Interest Period" with respect to any Euro Rate Loan, shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

                  "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

                  "Investment" shall have the meaning provided in the preamble to Section 9.05.

                  "Issuing Lender" shall mean (i) DBAG, any affiliate of DBAG and any RL Lender (or affiliate of any RL Lender) which at the request of an Account Party and with the consent of the Administrative Agent agrees, in RL Lender's (or RL Lender affiliate's) sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit pursuant to Section 2, (ii) with respect to the Existing Letters of Credit, the Lender designated as the issuer thereof on Part A of Schedule XI shall be the Issuing Lender thereof and (iii) with respect to the Existing Sterling Letters of Credit, the Lender designated as the issuer thereof on Part C of Schedule XI shall be the Issuing Lender thereof.

                  "Joint Lead Arrangers" shall mean DBSI, Scotia Capital and BAS, each in their capacities as Joint Lead Arrangers and Book Runners.

                  "Judgment Currency" shall have the meaning provided in Section 13.23(a).

                  "Judgment Currency Conversion Date" shall have the meaning provided in Section 13.23(a).

                  "L/C Participant" shall have the meaning provided in Section 2A.04(a).

                  "L/C Participation Percentages" shall have the meaning provided in Section 2A.04(a).

                  "L/C Supportable Indebtedness" shall mean (i) obligations of the U.S. Borrower or its Wholly-Owned Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations, (ii) obligations of the U.S. Borrower and its Wholly-Owned Subsidiaries under bank guaranties issued by financial institutions in support of obligations of the U.S. Borrower and its Wholly-Owned Subsidiaries otherwise permitted to exist pursuant to the terms of this Agreement and (iii) such other obligations of the U.S. Borrower or any of its Wholly-Owned Subsidiaries as are reasonably acceptable to the Administrative Agent and the respective Issuing Lender and otherwise permitted to exist pursuant to the terms of this Agreement.

                  "Landlord-Lender Agreement" shall mean each agreement between a landlord of each U.S. Leasehold Property and the Collateral Agent entered into pursuant to the terms of this Agreement.

                  "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                  "Leasehold Property" shall mean each Real Property leased by the U.S. Borrower or any of its Subsidiaries and for which Landlord-Lender Agreements shall be required pursuant to this Agreement.

                  "Lender" shall mean and include (i) each financial institution with a Commitment listed on Schedule I (as amended from time to time), as well as any Person that becomes a "Lender" hereunder pursuant to Section 1.13, 1.15, 1.16, 1.17 and/or 13.04(b) and (ii) the Swingline Lender. Unless the context otherwise requires, each reference in this Agreement to a Lender includes each lending office (including any Affiliate of the respective Lender) of the respective Lender designated from time to time pursuant to Section 1.12.

                  "Lender Default" shall mean (i) the wrongful refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing (including any Mandatory Borrowing), to fund its portion of any unreimbursed payment under Section 2A.04 or (ii) a Lender having notified the Administrative Agent and/or any Credit Agreement Party that it does not intend to comply with its obligations under Section 1.01, 2A.03 or 2B.03 in circumstances where such non-compliance would constitute a breach of such Lender's obligations under the respective Section.

                  "Letter of Credit" shall have the meaning provided in Section 2A.01(a).

                  "Letter of Credit Fees" shall have the meaning provided in
Section 3.01(b).

                  "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit which have not terminated at such time and (ii) the aggregate amount of all Unpaid Drawings (taking the Dollar Equivalent of any amounts owed in currencies other than Dollars) in respect of all Letters of Credit at such time.

                  "Letter of Credit Request" shall have the meaning provided in
Section 2A.03(a).

                  "Leverage Ratio" shall mean, on any date of determination, the ratio of (i) Consolidated Debt on such date to, (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date; provided that for all purposes of this Agreement, (i) Consolidated EBITDA for purposes of the Leverage Ratio shall be determined on a Pro

Forma Basis in accordance with clause (iv) of the definition of Pro Forma Basis contained herein and (ii) Consolidated Debt for purposes of the Leverage Ratio as it relates to the definition of "Applicable Margin" shall be determined on a Pro Forma Basis in accordance with clause (iii) of the definition of "Pro Forma Basis" contained herein.

                  "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or other), charge, preference, priority or other security agreement of any kind or nature whatsoever (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).

                  "Loan" shall mean each Tranche A Term Loan, each Tranche B Term Loan, each Tranche C Term Loan, each Incremental Term Loan, each Revolving Loan and each Swingline Loan.

                  "Loan-Sourced Intercompany Distributions" shall have the meaning provided in Section 5.09(b).

                  "Local Law Pledge Agreement" shall have the meaning provided in Section 5.15(c).

                  "Majority Lenders" of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

                  "Management Agreements" shall have the meaning provided in
Section 5.19.

                  "Mandatory Borrowing" shall mean and include any Mandatory Multicurrency Facility RL Borrowing and any Mandatory Dollar Facility RL Borrowing.

                  "Mandatory Cost" means the cost imputed to each Lender of compliance with any reserve asset requirements of the European Central Bank.

                  "Mandatory Dollar Facility RL Borrowing" shall have the meaning provided in Section 1.01(h).

                  "Mandatory Multicurrency Facility RL Borrowing" shall have the meaning provided in Section 1.01(g).

                  "Margin Regulations" shall mean, collectively, Regulation T, Regulation U and Regulation X.

                  "Margin Stock" shall have the meaning provided in Regulation
U.

                  "Material Adverse Effect" shall mean (i) a material adverse effect on the business, properties, assets, nature of assets, operations, liabilities, condition (financial or otherwise) or prospects of (A) Holdings and its Subsidiaries taken as a whole or (B) the U.S. Borrower and its Subsidiaries taken as a whole, or (ii) a material adverse effect (x) on the rights or remedies of the Lenders or any Agent hereunder or under any other Credit Document or (y) on the ability of any Credit Party to perform its obligations to the Lenders or any Agent hereunder or under any other Credit Document; provided that (i) the occurrence of an Excluded Event shall not constitute a "Material Adverse Effect" for purposes of this definition and (ii) the impact of payments, costs and expenses made and/or incurred in connection with claims or litigation on the business, operations, financial condition and prospects of Holdings and its Subsidiaries shall not be taken into account in making any determination of "Material Adverse Effect," to the extent (and only to the extent) of the reserves Holdings and its Subsidiaries shall have established to cover such payments, costs and expenses on the Initial Borrowing Date, so long as such reserves (including the aggregate amount thereof) shall have been identified to the Agents in writing prior to the Initial Borrowing Date and all payments, costs and expenses for which such reserves have been established have been fully reflected in the Projections.

                  "Material Foreign Subsidiary" shall mean, at any time, any Foreign Subsidiary of Holdings the net book value of the assets of which equals or exceeds $5,000,000 at such time; provided that for purposes of (and only of)
Section 8.01(j), the term "Material Foreign Subsidiary" shall mean, at any time, any Foreign Subsidiary of Holdings the net book value of the assets of which equals or exceeds $10,000,000 at such time.

                  "Material Governmental Investigation" shall mean, at any time, any material governmental investigation in a country in which the aggregate net book value of the assets owned by Holdings and its Subsidiaries in such country (determined as of the last day of the Fiscal Quarter then last ended) exceeds $25,000,000.

                  "Maturity Date" shall mean (i) with respect to Tranche A Term Loans, the Tranche A Term Loan Maturity Date, (ii) with respect to Tranche B Term Loans, the Tranche B Term Loan Maturity Date, (iii) with respect to Tranche C Term Loans, the Tranche C Term Loan Maturity Date, (iv) with respect to Incremental Term Loans of a given Tranche, the respective Incremental Term Loan Maturity Date therefor, (v) with respect to Revolving Loans, the Revolving Loan Maturity Date and (vi) with respect to Swingline Loans, the Swingline Expiry Date.

                  "Maximum Incremental Commitment Amount" shall mean
$100,000,000.

                  "Maximum Permitted Consideration" shall mean, with respect to any Permitted Acquisition, the sum (without duplication) of (i) the fair market value of the Holdings Common Stock (based on the average closing trading price of the Holdings Common Stock for the 20 trading days immediately prior to the date of such Permitted Acquisition on the stock exchange on which Holdings Common Stock is listed or, if Holdings Common Stock is not so listed, the good faith determination of the senior management of Holdings) issued (or to be issued) as consideration in connection with such Permitted Acquisition (including, without limitation, Holdings Common Stock which may be required to be issued as earnout consideration upon the achievement of certain future performance goals of the respective Acquired Entity or Business), (ii) the aggregate amount of all cash paid (or to be paid) by Holdings or any of its Subsidiaries in connection with such Permitted Acquisition (including, without limitation, payments of fees and costs and expenses in connection therewith) and all contingent cash purchase price or other earnout obligations of Holdings and its Subsidiaries incurred in connection therewith (as determined in good faith by Holdings), (iii) the aggregate principal amount of all Indebtedness assumed, incurred and/or issued in connection with such Permitted Acquisition to the extent permitted by Section
9.04 and (iv) the fair market value (determined in good faith by senior management of Holdings) of all other consideration payable in connection with such Permitted Acquisition.

                  "Maximum Swingline Amount" shall mean $20,000,000.

                  "Merger" shall mean shall mean the merger of Acquisition Corp. with and into the U.S. Borrower (with the U.S. Borrower as the surviving corporation of such merger) pursuant to, and in accordance with the terms of, the Merger Agreement.

                  "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of December 18, 2002, among Holdings, Acquisition Corp., David
H. Murdock and the U.S. Borrower (including the schedules and exhibits thereto), as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

                  "Minimum Applicable Facing Fee" shall mean (x) in the case of all Letters of Credit (other than Euro Denominated Letters of Credit), $500 and
(y) in the case of Euro Denominated Letters of Credit, E500.

                  "Minimum Applicable Fronting Fee" shall mean (x) in the case of all Bank Guaranties (other than Euro Denominated Bank Guaranties), $500 and
(y) in the case of Euro Denominated Bank Guaranties, E500.

                  "Minimum Borrowing Amount" shall mean (i) in the case of Dollar Denominated Loans (excluding Dollar Denominated Swingline Loans and Dollar Denominated Revolving Loans maintained as Base Rate Loans), $5,000,000,
(ii) in the case of Revolving Loans maintained from time to time as Base Rate Loans, $1,000,000, (iii) in the case of Euro Denominated Revolving Loans, E1,000,000, (iv) in the case of Dollar Denominated Swingline Loans,
$250,000 and (v) in the case of Euro Denominated Swingline Loans, E250,000.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Mortgage" shall mean each mortgage, deed of trust or deed to secure debt required to be delivered with respect to any Real Property pursuant to the terms of this Agreement (including, after the execution and delivery thereof, each Additional Mortgage), together with any assignment of leases and rents to be executed in connection therewith (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof).

                  "Mortgage Policy" shall mean each mortgage title insurance policy (and all endorsements thereto) for each Mortgaged Property required to be delivered pursuant to this Agreement.

                  "Mortgaged Property" shall mean each Real Property owned by Holdings or any of its Subsidiaries and required to be mortgaged pursuant to this Agreement (including, after the execution and delivery of any Additional Mortgage, the respective Additional Mortgaged Property).

                  "Multicurrency Facility Letter of Credit" shall mean each Letter of Credit (which may be denominated in Dollars, Euros or Sterling) issued to the U.S. Borrower or the Bermuda Borrower pursuant to Section 2A.01 and designated as such by the respective Borrower in the respective Letter of Credit Request.

                  "Multicurrency Facility Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Multicurrency Facility Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings (taking the Dollar Equivalent of all amounts payable in Euros or Sterling) in respect of all Multicurrency Facility Letters of Credit.

                  "Multicurrency Facility RL Lender" shall mean each Lender which has a Multicurrency Facility Revolving Loan Commitment (without giving effect to any termination of the Total Multicurrency Facility Revolving Loan Commitment if any Multicurrency Facility Swingline Loans, Multicurrency Facility Letter of Credit Outstandings or Bank Guaranty Outstandings remain outstanding) or which has any outstanding Multicurrency Facility Revolving Loans (or an L/C Participation Percentage in any then outstanding Multicurrency Facility Letter of Credit Outstandings or a B/G Participation Percentage in any then outstanding Bank Guaranty Outstandings).

                  "Multicurrency Facility RL Percentage" of any Multicurrency Facility RL Lender at any time shall be that percentage which is equal to a fraction (expressed as a percentage) the numerator of which is the Multicurrency Facility Revolving Loan Commitment of such Multicurrency Facility RL Lender at such time and the denominator of which is the Total Multicurrency Facility Revolving Loan Commitment at such time, provided that if any such determination is to be made after the Total Multicurrency Facility Revolving Loan Commitment (and the related Multicurrency Facility Revolving Loan Commitments of the Lenders) has (or have) terminated, the determination of such percentages shall be made immediately before giving effect to such termination.

                  "Multicurrency Facility Revolving Loan" shall have the meaning provided in Section 1.01(c).

                  "Multicurrency Facility Revolving Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name on Schedule I hereto directly below the column entitled "Multicurrency Facility Revolving Loan Commitment", as same may be (x) reduced from time to time and/or terminated pursuant to Section 3.02, 3.03, 4.02 and/or 10, (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b), or (z) increased from time to time pursuant to Section 1.16.

                  "Multicurrency Facility Swingline Loan" shall have the meaning provided in Section 1.01(e).

                  "Multiemployer Plan" shall mean (i) any plan, as defined in
Section 4001(a)(3) of ERISA, which is maintained or contributed to (or to which there is an obligation to contribute to) by Holdings or a Subsidiary of Holdings or an ERISA Affiliate and that is subject to Title IV of ERISA, and (ii) each such plan for the five year period immediately following the latest date on which Holdings, a Subsidiary of Holdings or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                  "Murdock" shall mean (i) David H. Murdock, individually, and as trustee for the David H. Murdock Living Trust and (ii) the David H. Murdock Living Trust, dated as of May 28, 1986, as amended.

                  "Net Cash Proceeds" shall mean for any event requiring a reduction of the Total Incremental Term Loan Commitment and/or the Total Revolving Loan Commitment and/or repayment of Term Loans pursuant to Section
3.03 or 4.02, as the case may be, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such event, net of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal, advisory and other fees and expenses associated therewith) received from any such event.

                  "Net Sale Proceeds" shall mean for any sale or other disposition of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale or other disposition of assets, net of (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions, reasonable legal, advisory and other fees and expenses (including title and recording expenses), associated therewith and sales, VAT and transfer taxes arising therefrom), (ii) payments of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such sale or other disposition, (iii) the amount of such gross cash proceeds required to be used to permanently repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement) which is secured by the respective assets which were sold or otherwise disposed of, and (iv) the estimated net marginal increase in income taxes which will be payable by Holdings' consolidated group or any Subsidiary of Holdings with respect to the Fiscal Year in which the sale or other disposition occurs as a result of such sale or other disposition; provided, however, that such gross proceeds shall not include any portion of such gross cash proceeds which Holdings determines in good faith should be reserved for post-closing adjustments (to the extent Holdings delivers to the Lenders a certificate signed by its chief financial officer or treasurer, controller or chief accounting officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than six months following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by Holdings or any of its Subsidiaries shall constitute Net Sale Proceeds on such date received by Holdings and/or any of its Subsidiaries from such sale or other disposition.

                  "New 2010 Exchange Senior Notes" shall mean New 2010 Senior Notes which are substantially identical securities to the New 2010 Senior Notes issued on or prior to the First

Amendment Effective Date, which New 2010 Exchange Senior Notes shall be issued pursuant to a registered exchange offer or private exchange offer for the New 2010 Senior Notes and pursuant to the New 2010 Senior Notes Indenture. In no event will the issuance of any New 2010 Exchange Senior Notes increase the aggregate principal amount of New 2010 Senior Notes then outstanding or otherwise result in an increase in an interest rate applicable to the New 2010 Senior Notes.

                  "New 2010 Senior Notes" shall mean Indebtedness of the U.S. Borrower evidenced by senior notes, so long as (a) such Indebtedness has a final maturity no earlier than the seventh anniversary of the date of the incurrence of such Indebtedness and no required amortizations prior to such date, (b) such Indebtedness does not add guarantors, obligors or security from that which applies to the New Senior Notes, (c) the guaranties of such senior notes shall be subject to the same (or, from the perspective of the Lenders, more favorable) subordination provisions as applied to the guaranties of the New Senior Notes,
(d) all other terms of such Indebtedness (including, without limitation, with respect to amortization, redemption provisions, maturities, covenants, defaults and remedies), are identical to those applicable to the New Senior Notes, and
(e) the Net Cash Proceeds from the incurrence of such Indebtedness shall have been applied to repay Loans (and/or reduce the Total Revolving Loan Commitment) in accordance with the requirements of Sections 4.02(d), (h) and (i), as such Indebtedness is in effect on the First Amendment Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. As used herein, the term "New 2010 Senior Notes" shall include any New 2010 Exchange Senior Notes issued pursuant to the New 2010 Senior Notes Indenture in exchange for theretofore outstanding New 2010 Senior Notes, as contemplated by the Offering Memorandum, dated May 29, 2003, and the definition of New 2010 Exchange Senior Notes.

                  "New 2010 Senior Notes Documents" shall mean the New 2010 Senior Notes, the New 2010 Senior Notes Indenture and all other documents executed and delivered with respect to the New 2010 Senior Notes or New 2010 Senior Notes Indenture, as in effect on the First Amendment Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  "New 2010 Senior Notes Indenture" shall mean the Indenture, dated as of May 29, 2003, among the U.S. Borrower, any U.S. Subsidiary Guarantors from time to time party thereto and the trustee therefor, as in effect on the First Amendment Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  "New Exchange Senior Notes" shall mean New Senior Notes which are substantially identical securities to the New Senior Notes issued on or prior to the Initial Borrowing Date, which New Exchange Senior Notes shall be issued pursuant to a registered exchange offer or private exchange offer for the New Senior Notes and pursuant to the New Senior Notes Indenture. In no event will the issuance of any New Exchange Senior Notes increase the aggregate principal amount of New Senior Notes then outstanding or otherwise result in an increase in an interest rate applicable to the New Senior Notes.

                  "New Senior Notes" shall mean the U.S. Borrower's 8-7/8% Senior Notes due 2011, issued pursuant to the New Senior Notes Indenture, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. As used herein, the term "New Senior Notes" shall include any New Exchange Senior Notes issued pursuant to the New Senior Notes Indenture in exchange for theretofore outstanding New Senior Notes, as contemplated by the Offering Memorandum, dated March 17, 2003, and the definition of New Exchange Senior Notes.

                  "New Senior Notes Documents" shall mean the New Senior Notes, the New Senior Notes Indenture and all other documents executed and delivered with respect to the New Senior Notes or New Senior Notes Indenture, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  "New Senior Notes Indenture" shall mean the Indenture, dated as of March 28, 2003, among the U.S. Borrower, any U.S. Subsidiary Guarantors from time to time party thereto and the trustee therefor, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  "Non-Consenting Tranche B Term Lender" shall mean each Lender holding Tranche B Term Loans on the Third Amendment Effective Date (immediately prior to giving effect thereto) that is not a Consenting Tranche B Term Lender.

                  "Non-Defaulting Lender" shall mean each Lender other than a Defaulting Lender.

                  "Non-Dollar Denominated Letter of Credit Outstandings" shall mean all Letter of Credit Outstandings other than Dollar Denominated Letter of Credit Outstandings.

                  "Non-Dollar Denominated Bank Guaranty Outstandings" shall mean all Bank Guaranty Outstandings other than Dollar Denominated Bank Guaranty Outstandings.

                  "Non-Guarantor Subsidiaries" shall mean (i) on the Initial Borrowing Date, each Subsidiary of Holdings listed on Part A of Schedule XV and
(ii) after the Initial Borrowing Date, any Subsidiary of the U.S. Borrower that is not at such time a Subsidiary Guarantor.

                  "Non-Qualified Jurisdiction" at any time shall mean each jurisdiction that is not at such time a Qualified Jurisdiction.

                  "Non-U.S. Dole Group" shall mean the Consolidated Subsidiaries of Holdings which are not members of the U.S. Dole Group.

                  "Non-Wholly Owned Subsidiary" shall mean, as to any Person, each Subsidiary of such Person which is not a Wholly-Owned Subsidiary of such Person.

                  "Note" shall mean each Tranche A Term Note, each Tranche B Term Note, each Tranche C Term Note, each Incremental Term Note, each U.S. Borrower Multicurrency Facility Revolving Note, each Bermuda Borrower Multicurrency Facility Revolving Note, the U.S.

Borrower Multicurrency Facility Swingline Note, the Bermuda Borrower Multicurrency Facility Swingline Note, each U.S. Borrower Dollar Facility Revolving Note, each Bermuda Borrower Dollar Facility Revolving Note, the U.S. Borrower Dollar Facility Swingline Note and the Bermuda Borrower Dollar Facility Swingline Note.

                  "Notice of Borrowing" shall have the meaning provided in
Section 1.03(a).

                  "Notice of Conversion/Continuation" shall have the meaning provided in Section 1.06.

                  "Notice Office" shall mean the office of the Administrative Agent located at 31 West 52nd Street, New York, New York 10019 or such other office as the Administrative Agent may designate to Holdings and the Lenders from time to time.

                  "Obligation Currency" shall have the meaning provided in
Section 13.23(a).

                  "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to any Agent, the Collateral Agent, any Issuing Lender, any Bank Guaranty Issuer or any Lender pursuant to the terms of this Agreement or any other Credit Document.

                  "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

                  "Overnight Euro Rate" on any date shall mean the offered quotation to first-class banks in the Euro-Zone interbank market by the Swingline Lender for Euro overnight deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Euro Denominated Swingline Loan of the Swingline Lender as of 11:00 A.M. (Brussels time) on such date; provided, that in the event the Administrative Agent has made any determination pursuant to Section 1.10(a)(i) in respect of Euro Denominated Swingline Loans, or in the circumstances described in clause (i) to the proviso to Section 1.10(b) in respect of Euro Denominated Swingline Loans, the Overnight Euro Rate determined pursuant to this definition shall instead be the rate determined by the Swingline Lender as the all-in-cost of funds for the Swingline Lender to fund such Euro Denominated Swingline Loan.

                  "Payment Office" shall mean the office of the Administrative Agent located at 31 West 52nd Street, New York, New York 10019 or such other office as the Administrative Agent may hereafter designate in writing to Holdings and the Lenders from time.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Permitted Acquired Debt" shall have the meaning set forth in
Section 9.04(vi).

                  "Permitted Acquisition" shall mean the acquisition by the U.S. Borrower or any of its Wholly-Owned Subsidiaries of assets constituting a business, division or product line of any Person, not already a Subsidiary of the U.S. Borrower or any of its Wholly-Owned Subsidiaries, or of 100% of the capital stock or other Equity Interests of any such Person, which Person shall, as a result of such acquisition, become a Wholly-Owned Subsidiary of the U.S. Borrower or such Wholly-Owned Subsidiary, provided that
(A) the consideration paid by the U.S. Borrower or such Wholly-Owned Subsidiary consists solely of cash (including proceeds of Revolving Loans), the issuance of Holdings Common Stock, the issuance of Qualified Preferred Stock, the incurrence of Indebtedness otherwise permitted pursuant to Section 9.04 and the assumption/acquisition of any Permitted Acquired Debt relating to such business, division, product line or Person which is permitted to remain outstanding in accordance with the requirements of Section 9.04, (B) in the case of the acquisition of 100% of the capital stock or other Equity Interests of any Acquired Entity or Business, such Acquired Entity or Business shall own no capital stock or other Equity Interests of any other Person unless either (x) the Acquired Entity or Business owns 100% of the capital stock or other Equity Interests of such other Person or (y) if the Acquired Entity or Business owns capital stock or Equity Interests in any other Person which is a Non-Wholly Owned Subsidiary of the Acquired Entity or Business, (1) the Acquired Entity or Business shall not have been created or established in contemplation of, or for purposes of, the respective Permitted Acquisition, (2) such Non-Wholly Owned Subsidiary of the Acquired Entity or Business shall have been a Non-Wholly Owned Subsidiary of the Acquired Entity or Business prior to the date of the respective Permitted Acquisition and not created or established in contemplation thereof and (3) the Acquired Entity or Business and/or its Wholly-Owned Subsidiaries own 80% of the consolidated assets of such Person and its Subsidiaries, (C) the Acquired Entity or Business shall be a Permitted Business and (D) all applicable requirements of Sections 8.11, 8.15 and 9.02 applicable to Permitted Acquisitions are satisfied. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of "Permitted Acquisition" shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

                  "Permitted Business" shall mean any business which (i) is the same, similar, ancillary or reasonably related to the business in which Holdings or any of its Subsidiaries is engaged on the Effective Date or (ii) is conducted by an Acquired Entity or Business acquired pursuant to a Permitted Acquisition and which does not qualify as a "Permitted Business" pursuant to preceding clause (i), so long as (x) such business represents an immaterial portion of the businesses acquired pursuant to such Permitted Acquisition and (y) such business is sold or otherwise disposed of as soon as reasonably practicable following the consummation of such Permitted Acquisition (but, in any event, within one year following such Permitted Acquisition).

                  "Permitted Encumbrances" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

                  "Permitted Holders" shall mean David H. Murdock, a Qualified Trust and any majority-owned and controlled Affiliate of David H. Murdock or a Qualified Trust.

                  "Permitted Installment Note" shall mean a promissory note issued as consideration to the U.S. Borrower or any of its Subsidiaries in connection with a Contemplated Asset Sale, which note (i) shall be secured by the assets subject to the respective Contemplated Asset

Sale and (ii) in the case of a Contemplated Asset Sale made by a Credit Party, shall be pledged to the Collateral Agent pursuant to the relevant Security Documents; provided that no such note may be issued in connection with a Contemplated Asset Sale if the aggregate principal amount of such note, when added to the aggregate outstanding principal amount of all other Permitted Installment Notes theretofore issued (without regard to any write-downs or write-offs thereof), would exceed $35,000,000.

                  "Permitted Liens" shall have the meaning provided in Section 9.03.

                  "Permitted Refinancing Indebtedness" shall mean any Indebtedness of the U.S. Borrower and its Subsidiaries issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace or refund any Scheduled Existing Indebtedness, Permitted Acquired Debt, Indebtedness under the HQ Lease Agreements or any Indebtedness issued to so extend, refinance, renew, replace, substitute or refund any such Indebtedness, so long as (a) such Indebtedness has a weighted average life to maturity greater than or equal to the weighted average life to maturity of the Indebtedness being extended, refinanced, renewed, replaced or refunded, (b) such extension, refinancing, renewal, replacement or refunding does not (i) increase the amount of such Indebtedness outstanding immediately prior to such extension, refinancing, renewal, replacement or refunding or (ii) add guarantors, obligors or security from that which applied to such Indebtedness being extended, refinanced, renewed, replacement or refunding, (c) such Indebtedness has substantially the same (or, from the perspective of the Lenders, more favorable) subordination provisions, if any, as applied to the Indebtedness being extended, renewed, refinanced, replaced or refunded, and (d) all other terms of such extension, refinancing, renewal, replacement or refunding (including, without limitation, with respect to the amortization schedules, redemption provisions, maturities, covenants, defaults and remedies) are not less favorable in any material respect to the respective borrower than those previously existing with respect to the Indebtedness being extended, refinanced, renewed, replaced or refunded, provided, however, that any Intercompany Scheduled Existing Indebtedness (and subsequent extensions, refinancings, renewals, replacements and refundings thereof as provided above in this definition) may only be extended, refinanced, renewed, replaced or refunded as provided above in this definition if the Indebtedness so extended, refinanced, renewed, replaced or refunded has the same obligors(s) and obligee(s) as the Indebtedness being extended, refinanced, renewed, replaced or refunded.

                  "Permitted Shareholder Litigation" shall mean shareholder litigation subject to a settlement agreement that has been preliminarily approved by the court with jurisdiction over such litigation, so long as (i) the amount and terms of such settlement are as set forth in that certain memorandum of understanding, dated as of December 18, 2002, (ii) the Agents are satisfied in their sole discretion with the size of any class which "opts-out" of such settlement and (iii) no material objections or appeals have been filed with respect to such settlement or its approval.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings or a Subsidiary of Holdings or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Holdings, or a Subsidiary of Holdings or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                  "Pledge Agreement Collateral" shall mean all U.S. Pledge Agreement Collateral and all other Equity Interests or other property similar to that pledged pursuant to the U.S. Pledge Agreement which is pledged pursuant to one or more Foreign Pledge Agreements, Foreign Security Agreements or Additional Security Documents.

                  "Pledge Agreements" shall mean the U.S. Pledge Agreement and each Foreign Pledge Agreement.

                  "Post-Closing Period" shall have the meaning provided in
Section 8.15(a).

                  "Post-Closing Refinancing" shall mean, collectively, (i) the application by the trustee under the Existing 2003 Senior Notes Indenture of funds deposited in escrow with it on the Initial Borrowing Date to prepay in full all outstanding Existing 2003 Senior Notes (and accrued and unpaid interest thereon) in accordance with the requirements of the Existing 2003 Senior Notes Indenture and (ii) the application by the trustee under the Existing 2005 Senior Notes Indenture of funds deposited in escrow with it on the Initial Borrowing Date to prepay in full all outstanding Existing 2005 Senior Notes, all accrued but unpaid interest thereon (other than accrued but unpaid interest thereon to be paid by the U.S. Borrower within two Business Days following the Initial Borrowing Date) and a "make-whole" premium, all in accordance with the requirements of the Existing 2005 Senior Notes Indenture.

                  "Preferred Equity," as applied to the Equity Interests of any Person, means Equity Interests of such Person (other than common stock of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Equity Interests of any other class of such Person.

                  "Prime Lending Rate" shall mean the rate which DBAG (or another bank of recognized standing reasonably selected by the Administrative Agent) announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. DBAG may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                  "Principal Property" shall mean "Principal Property", as defined in the New Senior Notes Indenture (as in effect (and as each component definition used therein is in effect) on the date hereof, without giving effect to any termination thereof).

                  "Pro Forma Basis" shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (x) any Permitted Acquisition or Significant Asset Sale then being consummated as well as any other Permitted Acquisition or Significant Asset Sale consummated after the first day of the relevant Test Period or Calculation Period, as the case may be, and on or prior to the date of the respective Permitted Acquisition or Significant Asset Sale, as the case may be, then being effected, (y) the incurrence or assumption of any Indebtedness that is incurred or assumed in connection with, or to finance, one or more Permitted Acquisitions and (z) the permanent repayment of any Indebtedness in connection with any Significant Asset Sale; provided that, for purposes of calculations pursuant to Section 8.15, such calculations shall also give effect on a pro forma basis to (a) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) after the first day of the relevant Calculation Period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant Calculation Period and (b) the permanent repayment of any Indebtedness (other than revolving Indebtedness) after the first day of the relevant Calculation Period as if such Indebtedness had been retired or repaid on the first day of the relevant Calculation Period, with the following rules to apply in connection therewith:

                  (i)      for purposes of Section 8.15 only, all Indebtedness
         (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance Permitted Acquisitions) incurred or issued after the first day of the relevant Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination (and thereafter in the case of projections pursuant to Section 8.15) and (y) (other than revolving Indebtedness) permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination (and thereafter in the case of projections pursuant to Section 8.15);

                  (ii) for purposes of Section 8.15 only, all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); provided that all Indebtedness (whether actually outstanding or deemed outstanding) bearing interest at a floating rate of interest shall be tested on the basis of the rates applicable at the time the determination is made pursuant to said provisions;

                  (iii) for determinations of the Leverage Ratio for purposes of determining the Applicable Margins, Consolidated Debt shall be the actual amount thereof as of the last day of the respective Calculation Period or Test Period, as the case may be; provided that, (x) to the extent any Permitted Acquisition is consummated after the last day of the respective Calculation Period or Test Period and on or prior to the date of delivery of the Quarterly Pricing Certificate referenced in the definition of "Applicable Margin", all

         Indebtedness incurred or assumed in connection with one or more Permitted Acquisitions consummated after the last day of the respective Calculation Period or Test Period, as the case may be, shall be added to Consolidated Debt and shall be deemed to have been outstanding on the last day of the respective Calculation Period or Test Period, as the case may be, and (y) to the extent any Significant Asset Sale is consummated after the last day of the respective Calculation Period or Test Period and on or prior to the date of delivery of the Quarterly Pricing Certificate referenced in the definition of "Applicable Margin", all Indebtedness permanently repaid or retired in connection with one or more Significant Asset Sales consummated after the last day of the respective Calculation Period or Test Period, as the case may be, shall be deducted from Consolidated Debt and shall be deemed not to have been outstanding on the last day of the respective Calculation Period or Test Period, as the case may be;

                  (iv) in making any determination of Consolidated EBITDA on a Pro Forma Basis, pro forma effect shall be given to any Permitted Acquisition or Significant Asset Sale effected during the respective Calculation Period or Test Period (or thereafter to the extent provided in the definition of Applicable Margin, for determinations of the Applicable Margins, or as provided in Section 8.15, for determinations pursuant to Section 8.15 only) as if same had occurred on the first day of the respective Calculation Period or Test Period, as the case may be, taking into account, in the case of any Permitted Acquisition, factually supportable and identifiable cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the respective period.

                  "Pro Forma Financial Statements" shall have the meaning provided in Section 5.21(a).

                  "Projections" shall have the meaning provided in Section 5.21(b).

                  "Property" of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or other assets owned, leased, or operated by such Person.

                  "Qualified Jurisdictions" shall mean and include the United States, Bermuda and each other jurisdiction identified on Schedule XX hereto, in each case including any states, provinces or other similar local units therein. Furthermore, from time to time after the Initial Borrowing Date, Holdings may request (by written notice to, and following consultation with, the Administrative Agent) that one or more additional jurisdictions be added to the list of Qualified Jurisdictions. In such event, such jurisdictions shall be added to (and thereafter form part of) the list of Qualified Jurisdictions so long as, in each case, the respective jurisdiction to be added is a jurisdiction in which the U.S. Borrower and/or any of its Subsidiaries conducts business on the Effective Date or is otherwise reasonably satisfactory to the Administrative Agent and so long as Holdings has furnished opinions of counsel, in each case from counsel, and in form and substance, reasonably satisfactory to the Administrative Agent, concluding that Subsidiaries of the U.S. Borrower organized under the laws of such jurisdiction may execute and deliver a Foreign Subsidiaries Guaranty (unlimited in amount and otherwise containing provisions reasonably consistent with the provisions of the Foreign Subsidiaries Guaranty executed and delivered on the Initial Borrowing Date and applicable to a Qualified Non-U.S. Obligor on such date), the Intercompany Subordination Agreement and such Security Documents as may be satisfactory to the Collateral Agent (generally consistent with the Security Documents executed and delivered by Qualified Non-U.S. Obligors (determined without regard to the proviso to the definition thereof contained herein) on the Initial Borrowing Date) and that, in accordance with the laws of the respective jurisdiction, such Credit Documents shall constitute the legal, valid and binding obligations, enforceable in accordance with their terms, and (in the case of the Security Documents) create valid and perfected security interests under applicable law (in each case subject to such customary exceptions (not inconsistent with the requirements set forth above) as are satisfactory to the Administrative Agent). The parties hereto further agree that, in the discretion of the Administrative Agent, as a condition to the addition of any jurisdiction to the list of Qualified Jurisdictions, the Administrative Agent may (but shall not be required to) request the consent of the Required Lenders to such addition and, in such event, the Administrative Agent shall be entitled to wait for such consent before adding the respective jurisdiction to the list of Qualified Jurisdictions.

                  "Qualified Non-U.S. Jurisdictions" shall mean and include each Qualified Jurisdiction other than the United States (and the States thereof).

                  "Qualified Non-U.S. Obligors" shall mean each Foreign Credit Party which (x) is a Wholly-Owned Subsidiary of Holdings organized under the laws of a Qualified Non-U.S. Jurisdiction, (y) has provided a full and unconditional guaranty (unlimited in amount) of all Guaranteed Obligations (as defined in the Foreign Subsidiaries Guaranty) pursuant to a Foreign Subsidiaries Guaranty and (z) has executed the relevant Security Documents in accordance with the requirements of Sections 5 and 8.11 securing all such Guaranteed Obligations, provided that (i) any Fee Capped Foreign Subsidiary Guarantor shall be deemed to be a Qualified Non-U.S. Obligor for purposes of Sections 9.02(viii), (ix) and (xi) and Sections 9.05(vi) and (viii) only (and only said Sections), so long as such Fee Capped Foreign Subsidiary Guarantor shall at all times be in compliance with the requirements of Section 8.11(i), (ii) any Fee Capped Foreign Subsidiary Guarantor shall be deemed to be a Qualified Non-U.S. Obligor for purposes of Section 8.19(c), so long as (I) governmental approvals are required to be obtained to transfer the Equity Interests of such Fee Capped Foreign Subsidiary Guarantor to a Qualified Non-U.S. Obligor (determined without regard clauses (i), (ii), (iii) and (iv) of this proviso) and the U.S. Borrower or such Subsidiary Guarantor is using reasonable efforts to obtain such approvals or (II) the transfer of the Equity Interests of such Fee Capped Foreign Subsidiary Guarantor to a Qualified Non-U.S. Obligor (determined without regard clauses (i), (ii), (iii) and (iv) of this proviso) would give rise to material and adverse tax consequences to the U.S. Borrower or such Subsidiary,
(iii) during the 120 day period following the Initial Borrowing Date, any Foreign Subsidiary of the Bermuda Partnership organized under the laws of Argentina, the Bahamas, Barbados, Belgium, Brazil, British Virgin Islands, Canary Islands, China, Greece, Guatemala, Malta, Mauritius, Mexico, Netherlands, Panama, Peru, Singapore, South Africa, South Korea, Sweden, the United Kingdom and Venezuela shall be deemed to be a Qualified Non-U.S. Obligor for purposes of Sections 9.02(viii), (ix) and (xi) and Sections 9.05(vi) and (viii) only (and only said Sections), so long as (I) during such period each such Foreign Subsidiary is making reasonable efforts to cause to be taken all such actions required to be taken pursuant to the definition of Qualified Jurisdiction to cause such Foreign Subsidiary to become a "Qualified

Non-U.S. Obligor" and (II) such Foreign Subsidiary continues to operate during such period in the ordinary course of business and consistent with its past practices, (iv) notwithstanding the provision of a limited guaranty by the Excluded Bermuda Insurance Companies, each of the Excluded Bermuda Insurance Companies shall be deemed to be a "Qualified Non-U.S. Obligor" for all purposes of this Agreement (other than Sections 8.19(c) and 9.01(c) for which it is understood such Persons shall not constitute "Qualified Non-U.S. Obligors"), (v) during the 225 day period following the Initial Borrowing Date, each Foreign Subsidiary of the Bermuda Partnership referred to in preceding clause (iii) of this proviso shall be deemed to be a Qualified Non-U.S. Obligor for purposes of Sections 8.19(c) and 9.01(c) (and only said Sections), so long as at all times during such period such Foreign Subsidiary complies with the requirements described in subclause (II) appearing in preceding clause (iii) of this proviso, provided that Dole Korea, Ltd. shall be deemed to be a Qualified Non-U.S. Obligor for purposes of Sections 8.19(c) and 9.01(c) (and only said Sections),
(vi) each Foreign Subsidiary of the U.S. Borrower which is not required to execute and deliver Security Documents on the Initial Borrowing Date as a result of a post-closing extension of such requirement granted to such Foreign Subsidiary pursuant to Section 13.19 shall be deemed to be a Qualified Non-U.S. Obligor for all purposes of this Agreement during the period from the Initial Borrowing Date through the date of the required execution and delivery of such Security Documents pursuant to Section 13.19, so long as such Foreign Subsidiary otherwise meets the requirements of a "Qualified Non-U.S. Obligor" set forth above and (vii) any Qualified Non-U.S. Obligor (including any deemed as such pursuant to preceding clauses (i), (ii), (iii), (iv), (v) and (vi)) shall cease to constitute same at such time, if any, as such Person ceases to be a Wholly-Owned Subsidiary of Holdings.

                  "Qualified Obligors" shall mean each Qualified U.S. Obligor and each Qualified Non-U.S. Obligor.

                  "Qualified Preferred Stock" shall mean any Preferred Equity of Holdings or the U.S. Borrower, the express terms of which shall provide that dividends thereon shall not be required to be paid at any time (and to the extent) that such payment would be prohibited by the terms of this Agreement or any other agreement of Holdings or any of its Subsidiaries relating to outstanding indebtedness and which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including any change of control event), cannot mature (excluding any maturity as the result of an optional redemption by the issuer thereof) and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the sole option of the holder thereof (including, without limitation, upon the occurrence of an change of control event), in whole or in part, on or prior to 3 months following the maturity date of the Existing 2013 Senior Notes; provided that Qualified Preferred Stock of the U.S. Borrower may be subject to the "put" obligation described in Section 9.05(xxiii) on the terms provided therein and in the definition of "Section 461(f) Trust".

                  "Qualified Trust" shall mean the David H. Murdock Living Trust, dated May 28, 1986, as amended, or another trust established by Mr. Murdock to hold and control the capital stock of Holdings and the remainder of his estate in the event of his death, so long as any such trust described above
(i) is at all times controlled by David H. Murdock or by a majority of experienced business persons and is not controlled by members of Mr. Murdock's family, (ii) holds all or substantially all of the assets of Mr. Murdock and
(iii) assumes all of Mr. Murdock's
obligations under (or is otherwise bound as the legal successor to Mr. Murdock under) the Capital Call Agreement.

                  "Qualified U.S. Obligors" shall mean and include Holdings and each other U.S. Credit Party which is a Wholly-Owned Subsidiary of Holdings, provided that any Qualified U.S. Obligor that is (or was) a Subsidiary of Holdings shall cease to constitute a Qualified U.S. Obligor at such time, if any, as such Subsidiary ceases to be a Wholly-Owned Subsidiary of Holdings.

                  "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December.

                  "Quarterly Pricing Certificate" shall have the meaning provided in the definition of Applicable Margin.

                  "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                  "Recovery Event" shall mean the receipt by Holdings or any of its Subsidiaries of any insurance or condemnation proceeds payable (i) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of Holdings or any of its Subsidiaries, (ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of Holdings or any of its Subsidiaries and (iii) under any policy of insurance required to be maintained under Section 8.03.

                  "Refinancing" shall mean and include the Initial Refinancing and the Post-Closing Refinancing.

                  "Refinancing Documents" shall mean all of the agreements, documents and instruments executed or delivered in connection with the Refinancing.

                  "Register" shall have the meaning provided in Section 13.17.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from to time in effect and any successor to all or any portion thereof.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

                  "Release" means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

                  "Replaced Lender" shall have the meaning provided in Section 1.13.

                  "Replacement Lender" shall have the meaning provided in
Section 1.13.

                  "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27, or .28 of PBGC Regulation Section 4043.

                  "Required Appraisal" shall have the meaning provided in
Section 8.11(j).

                  "Required Lenders" shall mean Non-Defaulting Lenders, the sum of whose outstanding principal of Term Loans ((x) or, if prior to the occurrence of the Credit Events on the Initial Borrowing Date, whose Tranche A Term Loan Commitments and Tranche B Term Loan Commitments and (y) if prior to the termination thereof pursuant to Section 3.03(g), whose Incremental Term Loan Commitments) and Revolving Loan Commitments (or after the termination thereof, outstanding Individual RL Facility Exposures) as of any date of determination represent greater than 50% of the sum of all outstanding principal of Term Loans ((x) or if prior to the occurrence of the Credit Events on the Initial Borrowing Date, the sum of all Tranche A Term Loan Commitments and Tranche B Term Loan Commitments and (y) if prior to the termination thereof pursuant to Section 3.03(g), the sum of all Incremental Term Loan Commitments) of Non-Defaulting Lenders at such time and the sum of all Revolving Loan Commitments of all Non-Defaulting Lenders at such time (or, after the termination thereof, the sum of the then total Individual RL Facility Exposures of all Non-Defaulting Lenders at such time).

                  "Restricted Subsidiary" of any Person shall mean any Subsidiary (as defined in the New Senior Notes Indenture as in effect on the Initial Borrowing Date (without giving effect to any termination thereof)) of such Person other than any Subsidiary (as so defined) of such Person that is engaged primarily in the management, development and sale or financing of real property.

                  "Returns" shall have the meaning provided in Section 7.20.

                  "Revolving Loan" shall have the meaning provided in Section 1.01(d).

                  "Revolving Loan Commitment" shall mean, for each RL Lender, its Multicurrency Facility Revolving Loan Commitment (if any) and its Dollar Facility Revolving Loan Commitment (if any).

                  "Revolving Loan Maturity Date" shall mean March 28, 2008.

                  "RL Commitment Commission" shall have the meaning provided in
Section 3.01(a).

                  "RL Lender" shall mean each Multicurrency Facility RL Lender and each Dollar Facility RL Lender.

                  "RL Percentage" of any RL Lender at any time shall be that percentage which is equal to a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such RL Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if any such determination is to be made after the Total Revolving Loan Commitment (and the related Revolving Loan Commitments of the RL Lenders) has terminated, the determination of such percentages shall be made immediately before giving effect to such termination.

                  "S&P" shall mean Standard & Poor's Ratings Services, a division of McGraw Hill, Inc.

                  "Saba" shall mean Saba Trading AB, a Swedish company.

                  "Saba Share Option Agreement" shall have the meaning provided in Section 9.05(xiv).

                  "Sale-Leaseback Transaction" shall mean the sale and leaseback of the corporate aircraft named "Global Express".

                  "Sale-Leaseback Transaction Documents" shall mean all documents and agreements delivered in connection with the Sale-Leaseback Transaction, in each case as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

                  "Scheduled Existing Indebtedness" shall mean Third Party Scheduled Existing Indebtedness and Intercompany Scheduled Existing Indebtedness.

                  "Scheduled Repayment" shall mean any Tranche C Term Loan Scheduled Repayment and/or any Incremental Term Loan Scheduled Repayment, as applicable.

                  "Scotia Capital" shall mean The Bank of Nova Scotia, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

                  "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

                  "Second-Tier Material Real Property" of any Person, shall mean any fee-owned (or equivalent) Real Property acquired by such Person after the Initial Borrowing Date with a value (determined using the initial purchase price paid by such Person for such Real Property) of greater than $2,500,000 but less than or equal to $10,000,000.

                  "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b)(ii).

                  "Section 461(f) Trust" shall mean a grantor trust of the type described in Section 461(f) of the Code established by the U.S. Borrower pursuant to a trust indenture solely for the purpose of holding Qualified Preferred Stock issued by the U.S. Borrower, selling such Qualified Preferred Stock to the U.S. Borrower and applying proceeds of such sale (and cash Dividends payable on such Qualified Preferred Stock) to satisfy specified claims asserted against the U.S. Borrower (it being understood and agree that the trust indenture governing such trust shall require (x) the U.S. Borrower to purchase Qualified Preferred Stock from such trust in the aggregate amount of claim settlements paid by such trust less the aggregate amount of any cash dividends paid to such trust on the Qualified Preferred Stock on the date of such claims settlement and (y) such trust to return any shares of Qualified Preferred Stock not purchased by the U.S. Borrower to satisfy claim settlements of such trust to be transferred to the U.S. Borrower (for no consideration)).

                  "Secured Creditors" shall have the meaning provided in the respective Security Documents.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Security Agreement Collateral" shall mean all collateral in which any security interest is granted pursuant to the Security Agreements.

                  "Security Agreements" shall mean the U.S. Security Agreement and each Foreign Security Agreement.

                  "Security Document" shall mean and include each of the U.S. Security Agreement, the U.S. Pledge Agreement, each Mortgage, each Foreign Security Agreement, each Foreign Pledge Agreement and, after the execution and delivery thereof, each Additional Security Document (including each Additional Mortgage).

                  "Senior Officer" shall mean (i) senior executive management of Holdings and the U.S. Borrower, (ii) the general counsel of Holdings and the U.S. Borrower and (iii) the division presidents of Holdings and its Subsidiaries.

                  "SG" shall mean Societe Generale, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

                  "Shareholder Subordinated Note" shall mean an unsecured junior subordinated note issued by Holdings (and not guaranteed or supported in any way by either Borrower or any of their respective Subsidiaries) in the form of Exhibit M, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

                  "Shareholders' Agreements" shall have the meaning provided in
Section 5.19.

                  "Sharing Event" shall mean (i) the occurrence of any Event of Default with respect to any Credit Agreement Party pursuant to Section 10.05,
(ii) the declaration of the termination of any Revolving Loan Commitment, or the acceleration of the maturity of any Loans, in each case pursuant to the last paragraph of Section 10 or (iii) the failure of either Borrower to pay any principal of, or interest on, Loans of any Tranche, any Letter of Credit Outstandings or any Bank Guaranty Outstandings on the relevant Maturity Date.

                  "Shell Corporation" shall mean any Person created or established by the U.S. Borrower or any of its Wholly-Owned Subsidiaries, so long as (i) the aggregate amount of assets at any time held by any such Person does not exceed $10,000 and (ii) the aggregate amount of assets at any time held by all Shell Corporations at any time in existence does not exceed $100,000, it being understood that at such time as the assets of any Person which was a "Shell Corporation" exceed $10,000 or the assets of all Persons which were "Shell Corporations" exceeds $100,000, all such Persons shall cease to be Shell Corporations for purposes of this definition.

                  "Significant Asset Sale" shall mean each Asset Sale which generates Net Sale Proceeds of at least $10,000,000.

                  "Special Colombian Put Notes" shall have the meaning provided in Section 8.24.

                  "Special Reserve Account" shall have the meaning provided in
Section 1.14(d).

                  "Specified Default" shall mean any Default under either of Sections 10.01 or 10.05.

                  "Standby Letter of Credit" shall have the meaning provided in
Section 2A.01(a).

                  "Start Date" shall have the meaning provided in the definition of Applicable Margin.

                  "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met, but after giving effect to all previous drawings made thereunder), provided that except as such term is used in Section 2A.02 and except as provided in the definition of "Euro L/C Stated Amount", the "Stated Amount" of each Euro Denominated Letter of Credit and each Sterling Denominated Letter of Credit shall be, on any date of calculation, the Dollar Equivalent of the maximum amount available to be drawn in Euros or Sterling, as the case may be, thereunder (determined without regard to whether any conditions to drawing could then be met but after giving effect to all previous drawings made thereunder).

                  "Sterling" and "(pound)" shall mean freely transferable lawful money of the United Kingdom (expressed in pounds sterling).

                  "Sterling Denominated Bank Guaranty" shall mean each Bank Guaranty denominated in Sterling.

                  "Sterling Denominated Letter of Credit" shall mean each Letter of Credit denominated in Sterling.

                  "Subsidiaries Guaranty" shall mean and include the U.S. Subsidiaries Guaranty, the Foreign Subsidiaries Guaranty and any other guaranty executed and delivered by any Subsidiary of the U.S. Borrower pursuant to any of Sections 8.11, 8.12 and/or 9.17.

                  "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (ii) any partnership, association, limited liability company, joint venture or other entity (other than a corporation) in which such Person directly or indirectly through one or more Subsidiaries of such Person, has more than a 50% Equity Interest at the time.

                  "Subsidiary Guarantor" shall mean each Subsidiary of the U.S. Borrower that executes and delivers any Subsidiaries Guaranty, unless and until such time as the respective Subsidiary is released from all of its obligations under any relevant Subsidiaries Guaranty in accordance with the terms and provisions thereof.

                  "Supermajority Lenders" of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if (x) all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated and (y) the percentage "50%" contained therein were changed to "66-2/3%."

                  "Swingline Expiry Date" shall mean the date that is five Business Days prior to the Revolving Loan Maturity Date.

                  "Swingline Lender" shall mean DBAG, or any Person serving as a successor Administrative Agent hereunder, in its capacity as a lender of Swingline Loans.

                  "Swingline Loans" shall have the meaning provided in Section 1.01(f).

                  "Syndication Date" shall mean the earlier of (i) the 90th day following the Initial Borrowing Date and (ii) the date upon which the Agents determine (and notify Holdings and the Lenders) that the primary syndication (and resultant addition of Persons as Lenders pursuant to Section 13.04(b)) has been completed.

                  "Synthetic Lease" shall mean, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed), (i) that is not a capital lease in accordance with GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor; provided that for purposes of this Agreement, the term "Synthetic Lease" shall not include the leases in existence on the Initial Borrowing Date with respect to the vessels named "Dole Chile" and "Dole Colombia".

                  "Tax Allocation Agreements" shall have the meaning provided in
Section 5.19.

                  "Taxes" shall have the meaning provided in Section 4.04(a).

                  "Term Loans" shall mean and include Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans and each Incremental Term Loan.

                  "Test Period" shall mean (i) for purposes of any determination of compliance with Sections 9.08, 9.09 or 9.11 prior to the first anniversary of the Initial Borrowing Date, the period commencing on the first day of the 2nd Fiscal Quarter of Fiscal Year 2003 and ending on the last day of the Fiscal Quarter then last ended (taken as one accounting period) and (ii) for all other purposes, each period of four consecutive Fiscal Quarters then last ended, in each case taken as one accounting period; provided that in the case of any determination of the Leverage Ratio or the Bank Debt Leverage Ratio pursuant to this Agreement prior to the first anniversary of the Initial Borrowing Date, such period shall be a one-year period ending on the last day of the Fiscal Quarter last ended, with any calculations of Consolidated EBITDA used in calculating the Leverage Ratio or the Bank Debt Leverage Ratio to be made on a pro forma basis in accordance with, and to the extent provided in, the immediately succeeding sentence. To the extent the respective Test Period (i) includes the 2nd Fiscal Quarter of Fiscal Year 2002, Consolidated EBITDA for such fiscal quarter shall be deemed to be $139,500,000, (ii) includes the 3rd Fiscal Quarter of Fiscal Year 2002, Consolidated EBITDA for such fiscal quarter shall be deemed to be $91,200,000, (iii) includes the 4th Fiscal Quarter of Fiscal Year 2002, Consolidated EBITDA for such fiscal quarter shall be deemed to be $70,400,000 and (iv) includes the 1st Fiscal Quarter of Fiscal Year 2003, Consolidated EBITDA shall be deemed to be $101,600,000 (provided that once the financial results for such Fiscal Quarter are made available and reported as provided in Section 8.01(b), Consolidated EBITDA for such Fiscal Quarter shall be recalculated in accordance with the requirements of the definition of "Consolidated EBITDA" and, thereupon, be restated for purposes of this clause
(iv)); provided, however, that any additional adjustments required by the definition of Pro Forma Basis for occurrences after the Initial Borrowing Date shall also be made.

                  "Third Amendment" shall mean the Third Amendment to this Agreement, dated as of November [__], 2003.

                  "Third Amendment Effective Date" shall have the meaning provided in the Third Amendment.

                  "Third Party Scheduled Existing Indebtedness" shall have the meaning provided in Section 7.21.

                  "TL Repayment Percentage" of any Tranche of Term Loans at any time shall be a fraction (expressed as a percentage) (x) the numerator of which is the aggregate principal amount of outstanding Term Loans of such Tranche and
(y) the denominator of which is the sum of the aggregate principal amount of all outstanding Term Loans at such time.

                  "Total Commitment" shall mean, at any time, the sum of the Total Tranche A Term Loan Commitment, the Total Tranche B Term Loan Commitment, the Total Tranche C Term Loan Commitment, the Total Incremental Term Loan Commitment and the Total Revolving Loan Commitment.

                  "Total Dollar Facility Revolving Loan Commitment" shall mean, at any time, the sum of the Dollar Facility Revolving Loan Commitments of each of the Lenders with such a Commitment at such time.

                  "Total Incremental Term Loan Commitment" shall mean, at any time, the sum of the Incremental Term Loan Commitments of each of the Lenders with such a Commitment at such time.

                  "Total Multicurrency Facility Revolving Loan Commitment" shall mean, at any time, the sum of the Multicurrency Facility Revolving Loan Commitments of each of the Lenders with such a Commitment at such time.

                  "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Total Dollar Facility Revolving Loan Commitment and the Total Multicurrency Facility Revolving Loan Commitment, in each case in effect at such time.

                  "Total Tranche A Term Loan Commitment" shall mean, at any time, the sum of the Tranche A Term Loan Commitments of each of the Lenders with such a Commitment at such time.

                  "Total Tranche B Term Loan Commitment" shall mean, at any time, the sum of the Tranche B Term Loan Commitments of each of the Lenders with such a Commitment at such time.

                  "Total Tranche C Term Loan Commitment" shall mean, at any time, the sum of the Tranche C Term Loan Commitments of each of the Lenders with such a Commitment at such time.

                  "Total Unutilized Dollar Facility Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Dollar Facility Revolving Loan Commitment as in effect at such time less (y) the aggregate principal amount of all Dollar Facility Revolving Loans outstanding at such time less (z) the aggregate amount of all Dollar Facility Letter of Credit Outstandings at such time.

                  "Total Unutilized Multicurrency Facility Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Multicurrency Facility Revolving Loan Commitment as in effect at such time less (y) the Aggregate Multicurrency Facility RL Exposure at such time; provided that for purposes of this definition, "Aggregate Multicurrency Facility RL Exposure" shall be determined as provided in the definition thereof but for such purposes excluding the obligations described in clause (iii) of said definition.

                  "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment as in effect at such time less (y) the sum of the Aggregate Multicurrency Facility RL Exposure at such time and the Aggregate Dollar Facility RL Exposure at such time.

                  "Trade Letter of Credit" shall have the meaning set forth in
Section 2A.01(a).

                  "Tranche" shall mean the respective facilities and commitments utilized in making Loans hereunder (i.e., whether Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, U.S. Borrower Multicurrency Facility Revolving Loans, Bermuda Borrower Multicurrency Facility Revolving Loans, U.S. Borrower Multicurrency Facility Swingline Loans, Bermuda Borrower Multicurrency Facility Swingline Loans, U.S. Borrower Dollar Facility Revolving Loans, Bermuda Borrower Dollar Facility Revolving Loans, U.S. Borrower Dollar Facility Swingline Loans, Bermuda Borrower Dollar Facility Swingline Loans or Incremental Term Loans made pursuant to one or more tranches designated pursuant to the respective Incremental Term Loan Commitment Agreements in accordance with the relevant requirements specified in Section 1.15); provided that (x) in the circumstances contemplated by Section 1.15(c), Incremental Term Loans may be made part of a then existing Tranche of Incremental Term Loans and (y) for purposes of the definition of "Supermajority Lenders", "Majority Lenders" and
Section 13.12(a), (I) U.S. Borrower Multicurrency Facility Revolving Loans, Bermuda Borrower Multicurrency Facility Revolving Loans, U.S. Borrower Multicurrency Facility Swingline Loans and Bermuda Borrower Multicurrency Facility Swingline Loans shall collectively be deemed to represent a single "Tranche" and (II) U.S. Borrower Dollar Facility Revolving Loans, Bermuda Borrower Dollar Facility Revolving Loans, U.S. Borrower Dollar Facility Swingline Loans and Bermuda Borrower Dollar Facility Swingline Loans shall collectively be deemed to represent a single "Tranche".

                  "Tranche A Term Loan" shall have the meaning provided in
Section 1.01(a).

                  "Tranche A Term Loan Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Tranche A Term Loan Commitment", as the same may be terminated pursuant to Sections 3.03 and/or 10.

                  "Tranche A Term Loan Maturity Date" shall mean March 28, 2008.

                  "Tranche A Term Note" shall have the meaning provided in
Section 1.05(a).

                  "Tranche B Term Loan" shall mean have the meaning provided in
Section 1.01(b).

                  "Tranche B Term Loan Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Tranche B Term Loan Commitment", as the same may be terminated pursuant to Sections 3.03 and/or 10.

                  "Tranche B Term Loan Conversion" shall have the meaning provided in Section 1.01(i).

                  "Tranche B Term Loan Maturity Date" shall mean September 28, 2008.

                  "Tranche B Term Note" shall have the meaning provided in
Section 1.05(a).

                  "Tranche C Term Loan" shall mean have the meaning provided in
Section 1.01(i).

                  "Tranche C Term Loan Borrowing Amount" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in
Schedule I directly below the column entitled "Tranche C Term Loan Borrowing Amount", as the same may be (x) reduced from time to time as a result of prepayments and repayments pursuant to Section 4.01, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments of B Term Loans to or from such Lender pursuant to Section 1.13 or 13.04(b).

                  "Tranche C Term Loan Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Tranche C Term Loan Commitment", as the same may be terminated pursuant to Sections 3.03 and/or 10.

                  "Tranche C Term Loan Maturity Date" shall mean September 28, 2008.

                  "Tranche C Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(b)(iii).

                  "Tranche C Term Note" shall have the meaning provided in
Section 1.05(a).

                  "Transaction" shall mean, collectively, (i) the consummation of the Acquisition and the Foreign Asset Transfer, (ii) the consummation of the Common Equity Financing, (iii) the issuance of the New Senior Notes, (iv) the execution and delivery of the Existing Senior Notes Indenture Supplement as contemplated by Section 5.10, (v) the consummation of the Refinancing, (vi) the consummation of the Sale-Leaseback Transaction, (vii) the consummation of the Intercompany Distribution Transactions, (viii) the entering into of the Credit Documents and the incurrence of all Loans and the issuance of all Letters of Credit and Bank Guaranties on the Initial Borrowing Date, and (ix) the payment of fees and expenses in connection with the foregoing.

                  "Treaty" means the Treaty establishing the European Community being the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986, the Maastricht Treaty (which was signed at Maastricht on February 7,
1992) and the Treaty of Amsterdam (which was signed in Amsterdam on October 2,
1997).

                  "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan, a Eurodollar Loan, a Euro Denominated Revolving Loan or a Euro Denominated Swingline Loan.

                  "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

                  "Unfunded Current Liability" shall mean the amount, if any, by which the actuarial present value of accumulated benefits of any Plan subject to Title IV of ERISA as of the close of its most recent plan year, determined using actuarial assumptions at such time consistent with those prescribed by Financial Account Standards No. 87, exceeds the fair market value of the assets allocable to such liabilities.

                  "Unpaid Drawing" shall have the meaning provided in Section 2A.05(a).

                  "Unreimbursed Payment" shall have the meaning provided in
Section 2B.05(a).

                  "Unrestricted Cash" shall mean all cash and Cash Equivalents owned or held by Holdings and its Subsidiaries other than (i) so long as Saba remains a Non-Wholly Owned Subsidiary, cash and Cash Equivalents owned or held by Saba and its Subsidiaries, (ii) cash and Cash Equivalents owned or held by any Section 461(f) Trust and (iii) cash and Cash Equivalents owned or held by the Excluded Bermuda Insurance Companies.

                  "Unrestricted Subsidiary" of any Person shall mean (i) at any time prior to the repayment in full of the Existing 2009 Senior Notes and the Existing 2013 Senior Notes, any Subsidiary of such Person that is not a Restricted Subsidiary and (ii) thereafter, any Subsidiary of such Person.

                  "Unutilized Dollar Facility Revolving Loan Commitment" with respect to any Dollar Facility RL Lender, at any time, shall mean such Dollar Facility RL Lender's Dollar Facility Revolving Loan Commitment at such time, if any, less the sum of (i) the aggregate outstanding principal amount of Dollar Facility Revolving Loans made by such Dollar Facility RL Lender and then outstanding and (ii) the sum of such Dollar Facility RL Lender's L/C Participation Percentage of the Stated Amount of each Dollar Facility Letter of Credit and any Unpaid Drawings relating thereto.

                  "Unutilized Multicurrency Facility Revolving Loan Commitment" with respect to any Multicurrency Facility RL Lender, at any time, shall mean such Multicurrency Facility RL Lender's Multicurrency Facility Revolving Loan Commitment at such time, if any, less the sum of (i) the aggregate outstanding principal amount of Multicurrency Facility Revolving Loans (taking the Dollar Equivalent of any such Loans denominated in Euros) made by such Multicurrency Facility RL Lender and then outstanding, (ii) the sum of such Multicurrency Facility RL Lender's L/C Participation Percentage of the Stated Amount of each Multicurrency Facility Letter of Credit and any Unpaid Drawings (taking the Dollar Equivalent of any amounts expressed in Euros or Sterling) relating thereto and (iii) the sum of such Multicurrency Facility RL Lender's B/G Participation Percentage of the Face Amount of each Bank Guaranty and any Unreimbursed Payment (taking the Dollar Equivalent of any amounts expressed in Euros or Sterling) relating thereto.

                  "U.S." or "United States" shall mean the United States of America.

                  "U.S. Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                  "U.S. Borrower Bank Guaranty" shall mean each Bank Guaranty (which may be denominated in Dollars, Euros or Sterling) issued for the account of the U.S. Borrower pursuant to Section 2B.01 and designated as such by the U.S. Borrower in the respective Bank Guaranty Request.

                  "U.S. Borrower Bank Guaranty Outstandings" shall mean, at any time, the sum of (i) the aggregate Face Amount of all outstanding U.S. Borrower Bank Guaranties which have not terminated at such time and (ii) the aggregate amount of all Unreimbursed Payments (taking the

Dollar Equivalent of any amounts owed in Euros or Sterling) in respect of all U.S. Borrower Bank Guaranties at such time.

                  "U.S. Borrower Dollar Facility Letter of Credit" shall mean each Dollar Facility Letter of Credit (which must be denominated in Dollars) issued for the account of the U.S. Borrower pursuant to Section 2A.01.

                  "U.S. Borrower Dollar Facility Revolving Loan" shall have the meaning provided in Section 1.01(d).

                  "U.S. Borrower Dollar Facility Revolving Note" shall have the meaning provided in Section 1.05(a).

                  "U.S. Borrower Dollar Facility Swingline Loan" shall have the meaning provided in Section 1.01(f).

                  "U.S. Borrower Dollar Facility Swingline Note" shall have the meaning provided in Section 1.05(a)

                  "U.S. Borrower Guaranteed Obligations" shall mean (i) the principal and interest on each Tranche B Term Note, each Tranche C Term Note, each Incremental Term Note, each Bermuda Borrower Multicurrency Facility Revolving Note, the Bermuda Borrower Multicurrency Facility Swingline Note, each Bermuda Borrower Dollar Facility Revolving Note and the Bermuda Borrower Dollar Facility Swingline Note (in each case) issued by the Bermuda Borrower to each Lender, and each Tranche B Term Loan, each Tranche C Term Loan, each Bermuda Borrower Incremental Term Loan, each Bermuda Borrower Multicurrency Facility Revolving Loan, each Bermuda Borrower Multicurrency Facility Swingline Loan, each Bermuda Borrower Dollar Facility Revolving Loan and each Bermuda Borrower Dollar Facility Swingline Loan made, under this Agreement, all reimbursement obligations and Unpaid Drawings with respect to each Letter of Credit issued for the account of the Bermuda Borrower and all reimbursement obligations and Unreimbursed Payments with respect to each Bermuda Borrower Bank Guaranty, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Bermuda Borrower to each Lender, each Agent, each Issuing Lender, each Bank Guaranty Issuer and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance by the Bermuda Borrower with all the terms, conditions and agreements contained in the Credit Documents to which it is a party and (ii) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Bermuda Borrower or any other Subsidiary of the U.S. Borrower owing under any Interest Rate Protection Agreement and any Other Hedging Agreement entered into by the Bermuda Borrower or any other Subsidiary of the U.S. Borrower with any Lender or any affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) so long as such Lender or affiliate participates in such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

                  "U.S. Borrower Incremental Term Loans" shall mean Incremental Term Loans incurred by the U.S. Borrower.

                  "U.S. Borrower Multicurrency Facility Letter of Credit" shall mean each Multicurrency Facility Letter of Credit (which may be denominated in Dollars, Euros or Sterling) issued for the account of the U.S. Borrower pursuant to Section 2A.01 and designated as such by the U.S. Borrower in the respective Letter of Credit Request.

                  "U.S. Borrower Multicurrency Facility Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding U.S. Borrower Multicurrency Facility Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings (taking the Dollar Equivalent of all amounts payable in Euros or Sterling) in respect of all U.S. Borrower Multicurrency Facility Letters of Credit.

                  "U.S. Borrower Multicurrency Facility Revolving Loan" shall have the meaning provided in Section 1.01(c).

                  "U.S. Borrower Multicurrency Facility Revolving Note" shall have the meaning provided in Section 1.05(a).

                  "U.S. Borrower Multicurrency Facility Swingline Loan" shall have the meaning provided in Section 1.01(e).

                  "U.S. Borrower Multicurrency Facility Swingline Note" shall have the meaning provided in Section 1.05(a).

                  "U.S. Borrower Guaranteed Party" shall mean the Bermuda Borrower and each Subsidiary of the U.S. Borrower party to any Interest Rate Protection Agreement or Other Hedging Agreement with any Secured Creditor.

                  "U.S. Borrower's Guaranty" shall mean the guaranty of the U.S. Borrower pursuant to Section 15.

                  "U.S. Credit Party" shall mean Holdings, the U.S. Borrower and each U.S. Subsidiary Guarantor.

                  "U.S. Dole Group" shall mean Holdings, the U.S. Borrower and the U.S. Subsidiary Guarantors.

                  "U.S. Dollars", "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States of America.

                  "U.S. GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; provided that determinations in accordance with U.S. GAAP for purposes of Applicable Margins and Sections 4.02, 8.15 and 9, including defined terms as used therein, and for all purposes of determining the Leverage Ratio and the Bank Debt Leverage Ratio, are subject (to the extent provided therein) to Section 13.07(a).

                  "U.S. Leasehold Property" shall mean each Leasehold Property located in the United States.

                  "U.S. Mortgage Amendment" shall have the meaning provided in
Section 8.25.

                  "U.S. Mortgaged Property" shall mean each Real Property located in the United States or any State or territory thereof with respect to which a Mortgage is required to be delivered pursuant to the terms of this Agreement.

                  "U.S. Pledge Agreement" shall have the meaning provided in
Section 5.15(a).

                  "U.S. Pledge Agreement Collateral" shall mean all of the "Collateral" as defined in the U.S. Pledge Agreement.

                  "U.S. Security Agreement" shall have the meaning provided in
Section 5.16.

                  "U.S. Security Documents" shall mean and include the U.S. Security Agreement, the U.S. Pledge Agreement, each Mortgage covering a U.S. Mortgage Property and each Additional Security Document covering assets of a U.S. Credit Party situated in the United States.

                  "U.S. Subsidiaries Guaranty" shall have the meaning provided in Section 5.14(a) and shall include any counterpart thereof and any other substantially identical guaranty executed and delivered by any Subsidiary of the U.S. Borrower pursuant to Section 8.11, 8.12 or 9.17.

                  "U.S. Subsidiary Guarantor" shall mean (i) each Wholly-Owned Domestic Subsidiary of Holdings as of the Initial Borrowing Date (other than (x) the U.S. Borrower and (y) the Excluded Domestic Subsidiary) and (ii) each other Wholly-Owned Domestic Subsidiary of the U.S. Borrower created, established or acquired after the Initial Borrowing Date which executes and delivers a U.S. Subsidiaries Guaranty, unless and until such time as the respective Domestic Subsidiary ceases to constitute a Domestic Subsidiary or is released from all of its obligations under its U.S. Subsidiaries Guaranty in accordance with the terms and provisions thereof.

                  "Weighted Average Life to Maturity" shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the product obtained by multiplying (x) the amount of each then remaining installment or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

                  "Wholly-Owned Domestic Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person that is a Domestic Subsidiary of such Person.

                  "Wholly-Owned Foreign Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

                  "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares and/or other nominal amounts of shares required by applicable law to be held by Persons other than such Person) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% Equity Interest at such time; provided that any Foreign Subsidiary of such Person at least 98% of whose capital stock or other Equity Interests are owned by such Person and/or one or more Wholly-Owned Subsidiaries (determined after giving effect to this proviso) of such Person at such time shall be deemed to be a Wholly-Owned Subsidiary of such Person.

                  "Written" (whether lower or upper case) or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

                  SECTION 12. The Agents.

                  12.01 Appointment. (a) Each Lender hereby irrevocably designates and appoints (x) DBAG as Administrative Agent for such Lender (for purposes of this Section 12, the term "Administrative Agent" shall mean DBAG in its capacities as Administrative Agent and as Collateral Agent hereunder and pursuant to the Security Documents), (y) Scotia Capital and BAS as Co-Syndication Agents for such Lender, and (z) Fleet and SG as Co-Documentation Agents for such Lender, each to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes the Administrative Agent, each Co-Syndication Agents and each Co-Documentation Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to or required of the Administrative Agent, such Co-Syndication Agent or such Co-Documentation Agent, as the case may be, by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each of the Agents may perform any of their respective duties under this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein by or through its respective officers, directors, agents, employees or affiliates (it being understood and agreed, for avoidance of doubt and without limiting the generality of the foregoing, that the Administrative Agent and/or Collateral Agent may perform any of its duties under the Security Documents by or through one or more of its affiliates).

                  (b) The provisions of this Section 12 are solely for the benefit of the Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents and the Lenders, and neither Holdings nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, each of the Administrative Agent, each Co-Syndication Agent and each Co-Documentation Agent shall act solely as agent for the Lenders, and none of the Administrative Agent, the Co-Syndication Agents or the Co-Documentation Agents assumes (and shall not be deemed to have assumed) any obligation or relationship of agency or trust with or for Holdings or any of its Subsidiaries.

                  12.02 Nature of Duties. (a) No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither any Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Agents shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein, provided, that the Administrative Agent and/or the Collateral Agent shall be deemed to be a trustee and stand in a fiduciary relationship with respect to the Lenders and the holders of Notes for purposes of any Security Document governed by the laws of a jurisdiction located outside the United States where the Administrative Agent and/or the Collateral Agent, as the case may be, shall determine, based on advice of local counsel, that same is necessary or desirable for purposes of realizing the benefits intended to be conferred pursuant to such Security Document, and the Lenders hereby irrevocably designate each of the Administrative Agent and the Collateral Agent as their trustee for such purpose and authorize each of the Administrative Agent and the Collateral Agent to at any time and from time to time take all actions (including, without limitation, making demand for all amounts then due and payable and the exercise of other remedies) on their behalf in accordance with the terms of such Security Document without the necessity of any notice to or further consent from any Lender, and the Lenders hereby agree to indemnify the Administrative Agent and the Collateral Agent (and each of their respective officers, directors, trustees, employees, representatives and agents) and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, the taking of any action or any omission to take action under any such Security Document unless such action is taken or omitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

                  (b) Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, each of the Joint Lead Arrangers is named as such for recognition purposes only, and in their respective capacities as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby; it being understood and agreed that the Joint Lead Arrangers shall be entitled to all indemnification and reimbursement rights in favor of "Agents" as, and to the extent, provided for under Sections 12.07 and 13.01. Without limitation of the foregoing, none of the Joint Lead Arrangers shall, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person.

                  12.03 Certain Rights of the Agents. The Agents shall have the right to request instructions from the Required Lenders at any time. If any Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; and such Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against any Agent or any of its employees, directors, officers, agents or affiliates as a result of such Agent or such other person acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

                  12.04 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected (and shall have no liability to any Person) in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order, telephone message or other document or conversation that such Agent believed, in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision), to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent (which may be counsel for the Credit Parties) and, with respect to other matters, upon advice of independent public accountants or other experts selected by it.

                  12.05 Notice of Default, etc. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has actually received written notice from a Lender or Holdings or either Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders (as determined by the Administrative Agent in its sole discretion).

                  12.06 Nonreliance on Agents and Other Lenders. Independently and without reliance upon any Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent or their respective affiliates nor any of their respective officers, directors, agents or employees shall be responsible to any Lender or the holder of any Note for, or be required or have any duty to ascertain, inquire or verify the accuracy of, (i) any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, (ii) the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document, (iii) the financial condition of Holdings and any of its Subsidiaries,
(iv) the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, (v) the satisfaction of any of the conditions precedent set forth in Section 5 or 6, or (vi) the existence or possible existence of any Default or Event of Default.

                  12.07 Indemnification. (a) To the extent any Agent (or any affiliate thereof) is not reimbursed and indemnified by the Credit Agreement Parties, the Lenders will reimburse and indemnify such Agent (and any affiliate thereof) in proportion to their respective "percentages" as used in determining the Required Lenders (determined as if there were no Defaulting Lenders), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent (or any affiliate thereof) in performing its respective duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

                  (b) Any Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document (except actions expressly required to be taken by it hereunder or under the Credit Documents) unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

                  (c) The agreements in this Section 12.07 shall survive the payment of all Obligations.

                  12.08 Agents in their Individual Capacities. With respect to its obligation to make Loans, or issue or participate in Letters of Credit or Bank Guaranties, under this Agreement, each Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lender", "Required Lenders", "Supermajority Lenders", "Majority Lenders", "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

                  12.09 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                  12.10 Resignation of the Agents. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents (including, without limitation, its functions and duties as Collateral Agent) at any time by giving 30 Business Days' prior written notice to the Lenders and, unless a Default or an Event of Default under
Section 10.05 then exists, Holdings. Any such resignation by an Agent hereunder shall also constitute its resignation (if applicable) as an Issuing Lender, Bank Guaranty Issuer and Swingline Lender, in which case the resigning Agent (x) shall not be required to issue any further Letters of Credit or Bank Guaranties or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Lender, Bank Guarantor Issuer or Swingline Lender, as the case may be, with respect to any Letter of Credit or Bank Guaranty issued by it, or Swingline Loans made by it, prior to the date of such resignation. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder and/or under the other Credit Documents who shall be a commercial bank or trust company acceptable to Holdings, which acceptance shall not be unreasonably withheld or delayed (provided that Holdings' approval shall not be required if an Event of Default then exists).

                  (c) If a successor Administrative Agent shall not have been so appointed within such 30 Business Day period, the Administrative Agent, with the consent of Holdings (which consent shall not be unreasonably withheld or delayed, provided that Holdings' consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder and/or under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

                  (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Lenders appoint a successor Administrative Agent as provided above.

                  (e) Either Co-Syndication Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving five Business Days' prior written notice to the Lenders. Such resignation shall take effect at the end of such five Business Day period.

                  (f) Either Co-Documentation Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving five Business Days' prior written notice to the Lenders. Such resignation shall take effect at the end of such five Business Day period.

                  (g)      Upon a resignation of any Agent pursuant to this
Section 12.10, such Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 shall continue in effect for the benefit of such Agent for all of its actions and inactions while serving as such Agent.

                  12.11 Collateral Matters. (a) Each Lender authorizes and directs the Collateral Agent to enter into the Security Documents for the benefit of the Lenders and the other Secured Creditors. Each Lender hereby agrees, and each holder of any Note or participant in Letters of Credit or Bank Guaranties by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

                  (b) The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of (to Persons other than Holdings and its Subsidiaries) upon the sale or other disposition thereof in compliance with Section 9.02, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 13.12) or (iv) as otherwise may be expressly provided in the relevant Security Documents. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 12.11.

                  (c) The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Credit Agreement Party or any of its Subsidiaries or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 12.11 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

                  12.12 Delivery of Information. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from any Credit Agreement Party, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

                  12.13 Special Appointment of Collateral Agent. (a) Without prejudice to the generality of Clause 12.11 (Collateral Matters):

                           (i) Each Lender hereby appoints, on the terms hereof,
and each Hedging Creditor (as defined in the U.S. Security Agreement) by their acceptance of the benefits of the German Security (as defined below) and by notice in writing to the Collateral Agent to that effect hereby appoints, on the terms hereof, the Collateral Agent as trustee (Treuhaender), agent and administrator for the purpose of holding on trust (Treuhand) accepting, administering and enforcing the German Security for and on behalf of the Lenders and the other Secured Creditors.

                           (ii) The Collateral Agent accepts its appointment as
a trustee (Treuhaender), agent and administrator of the German Security on the terms and subject to the conditions set out in this Agreement.

                           (iii) The Secured Creditors agree that, in relation
to the German Security, no Secured Creditor shall exercise any independent power to enforce any German Security or take any other action in relation to the enforcement of the German Security, or make or receive any declarations in relation thereto; and

                  (b)      The Collateral Agent shall:

                           (i) hold and administer any German Security which is
security assigned or otherwise transferred (Sicherungsubereignung/ Sicherungsabtretung) under German law under a non-accessory security right (nicht akzessorische Sicherheit) to it as a trustee (Treuhaender) for the benefit of the Secured Creditors; and

                           (ii) administer any German Security which is pledged
under German law (Verpfaendung) or otherwise transferred in accordance with German law to any of the Secured Creditors under an accessory security right (akzessorische Sicherheit),

where "German Security" means the assets the subject of a security document which is governed by German Law. Each Secured Creditor hereby authorizes the Collateral Agent to accept, as its representative (Stellvertreter), any German Security created in favor of such Secured Creditor.

                  (c) Furthermore, each Secured Creditor hereby authorizes (bevollmaechtigt) the Collateral Agent (with the right of sub-delegation) to enter into any documents evidencing German Security and to make and accept all declarations and take all actions as it considers necessary or useful in connection with any German Security on behalf of such Secured Creditor. The Collateral Agent shall further be entitled to rescind, amend and/or execute new and different documents securing the German Security. The Collateral Agent is released from the restrictions arising under Clause 181 of the German Civil Code (Buergerliches Gesetzbuch) (restrictions on self-dealing).

                  12.14 Special Provisions Relating to Canadian Security Documents. For greater certainty, and without limiting the powers of the Collateral Agent hereunder or under any of the Foreign Security Documents, each of the Bermuda Borrower and the Secured Creditors hereby acknowledges that the Collateral Agent shall, for purposes of holding any security granted by Dole Foods of Canada Ltd. ("Dole Canada") on the property of Dole Canada pursuant to the laws of the Province of Quebec, be the holder of an irrevocable power of attorney (fonde de pouvoir) (within the meaning of the Civil Code of Quebec) for all present and future Secured Creditors and in particular for all present and future holders of the bond issued by Dole Canada in favor of the Collateral Agent (the "Canadian Bond"). Each of the Agents and Lenders (for themselves as Secured Creditors and for the Other Creditors (as defined in the security agreement governed by the laws of the Province of Ontario to be executed by Dole Canada (the "Canadian Security Agreement")) hereby irrevocably constitutes, to the extent necessary, the Collateral Agent as the holder of an irrevocable power of attorney (fonde de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec) in order to hold security granted by Dole Canada in the Province of Quebec to secure the Canadian Bond. The acceptance of an assignment by an assignee of a Secured Creditor shall be deemed to have confirmed and ratified the constitution of the Collateral Agent as the holder of such irrevocable power of attorney (fonde de pouvoir). For greater certainty, by their acceptance of the benefits of the Canadian Security Agreement, each of the Other Creditors (as defined in the Canadian Security Agreement) shall be deemed to have confirmed and ratified the appointment of the Collateral Agent for purposes of the Bond and the Bond pledge agreement to be entered into by Dole Canada pursuant to the laws of the Province of Quebec. Notwithstanding the provisions of Section 32 of An Act respecting the special powers of legal persons (Quebec), each of the Bermuda Borrower, the Agents and the Lenders (for themselves as Secured Creditors and for the Other Creditors) agree that the Collateral Agent may acquire and be the holder of the Canadian Bond. The Bermuda Borrower hereby acknowledges that the Canadian Bond constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec.

                  SECTION 13. Miscellaneous.

                  13.01 Payment of Expenses, etc. The Credit Agreement Parties jointly and severally agree to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents and the Collateral Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP and local and foreign counsel) in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and of the Administrative Agent and the Collateral Agent in connection with any amendment, waiver or consent relating hereto or thereto, and of each Agent in connection with its syndication efforts with respect to this Agreement; provided, however, that the Credit Agreement Parties shall not be obligated to pay legal fees and expenses of counsel incurred in connection with the initial negotiation, preparation, execution and delivery of the Credit Documents other than the legal fees and expenses of White & Case LLP, Conyers Dill & Pearman, a single law firm engaged by any Agent (other than DBAG) to review credit documentation (to the extent the fees and expenses of such single law firm do not exceed $50,000) and such other local and foreign counsel as may be engaged by the Administrative Agent to address issues arising in connection with the Transaction and/or to prepare security documentation governed by local or foreign law; (ii) pay all reasonable out-of-pocket costs and expenses of each Agent, the Collateral Agent, each Issuing Lender, each Bank Guaranty Issuer and each of the Lenders in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel) and the protection of the rights of each Agent, the Collateral Agent, each Issuing Lender, each Bank Guaranty Issuer and each of the Lenders thereunder (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) for each Agent, the Collateral Agent, each Issuing Lender, each Bank Guaranty Issuer and each of the Lenders); (iii) pay and hold each of the Agents, the Collateral Agent, each Issuing Lender, each Bank Guaranty Issuer and each of the Lenders harmless from and against any and all present and future stamp, documentary, transfer, sales and use, value added, excise and other similar taxes with respect to the foregoing matters, the performance of any obligation under this Agreement or any other Credit Document or any payment thereunder, and save each of the Agents, the Collateral Agent, each Issuing Lender, each Bank Guaranty Issuer and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Agents, the Collateral Agent, such Issuing Lender, such Bank Guaranty Issuer or such Lender) to pay such taxes; and (iv) indemnify each Agent, the Collateral Agent, each Issuing Lender, each Bank Guaranty Issuer and each Lender, their respective officers, directors, employees, representatives, trustees and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, costs, expenses and disbursements incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent, the Collateral Agent, any Issuing Lender, any Bank Guaranty Issuer or any Lender is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among any Agent, the Collateral Agent, any Issuing Lender, any Bank Guaranty Issuer, any Lender, any Credit Party or any third Person or otherwise) related to the entering into and/or performance of this Agreement or any other Document or the use of any Letter of Credit or Bank Guaranty or the proceeds of any Loans hereunder or the Transaction or the consummation of any other transactions contemplated by any Document or the exercise or enforcement of any of their rights or remedies provided herein or in the other Credit Documents (but excluding any such liabilities, obligations, losses, damages, penalties, claims, actions, costs, expenses and disbursements to the extent incurred by reason of the gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision) of the Person to be indemnified), or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated by any Credit Party or any of its Subsidiaries, the Release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned, leased or operated by any Credit Party or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim in connection with or relating to any Credit Party, any of its Subsidiaries or any of their operations or activities or any Real Property at any time owned, leased or operated by any Credit Party or any of its Subsidiaries, in each case, including, without limitation, the reasonable fees and disbursements of counsel and independent consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, damages, penalties, claims, actions, costs, expenses and disbursements to the extent incurred by reason of the gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision) of the Person to be indemnified)). To the extent that the undertaking to indemnify, pay or hold harmless any Agent, the Collateral Agent, any Issuing Lender, any Bank Guaranty Issuer or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Credit Agreement Parties hereby agree to make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

                  13.02 Right of Setoff. (a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Agent, each Issuing Lender, each Bank Guaranty Issuer, each Lender and the Collateral Agent is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Holdings or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Agent, such Issuing Lender, such Bank Guaranty Issuer, such Lender or the Collateral Agent (including, without limitation, by branches and agencies of such Agent, such Issuing Lender, such Bank Guaranty Issuer, such Lender or the Collateral Agent wherever located) to or for the credit or the account of Holdings or any of its Subsidiaries against and on account of the Obligations and liabilities of Holdings or such Subsidiary, as the case may be, to such Agent, such Issuing Lender, such Bank Guaranty Issuer, such Lender or the Collateral Agent under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to
Section 13.06(b), all participations by any Lender in any Swingline Loans, Letters of Credit or Bank Guaranties as required pursuant to the provisions of this Agreement and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Agent, such Issuing Lender, such Bank Guaranty Issuer, such Lender or the Collateral Agent shall have made any demand hereunder and although said Obligations shall be contingent or unmatured. Each Borrower agrees that any Lender purchasing participations in one or more Letters of Credit or Bank Guaranties issued, or Swingline Loans made, to it as required by the provisions of this Agreement, or purchasing participations as required by Section 13.06(b), may, to the fullest extent permitted by law, exercise all rights (including without limitation the right of setoff) with respect to such participations as fully as if such Lender is a direct creditor of such Borrower with respect to such participations in the amount thereof.

                  (b) NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER OR THE ADMINISTRATIVE AGENT SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR THE ADMINISTRATIVE AGENT OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT SHALL BE NULL AND VOID. THIS SUBSECTION (B) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.

                  13.03 Notices. (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Agreement Party, at the address specified opposite its signature below; if to any Lender, at its address specified for such Lender on Schedule II; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Agreement Party or any of the Agents, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to Holdings and the Administrative Agent. All such notices and communications shall be mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, and shall be effective when received.

                  (b) Without in any way limiting the obligation of Holdings and its Subsidiaries to confirm in writing any telephonic notice permitted to be given hereunder, any Agent, the Swingline Lender (in the case of a Borrowing of Swingline Loans), any Issuing Lender (in the case of the issuance of a Letter of Credit) or any Bank Guaranty Issuer (in the case of the issuance of a Bank Guaranty), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by such Agent, the Swingline Lender, such Issuing Lender or such Bank Guaranty Issuer in good faith to be from an Authorized Officer. In each such case, Holdings and each of the Borrowers hereby waive the right to dispute such Agent's, the Swingline Lender's, such Issuing Lender's or such Bank Guaranty Issuer's record of the terms of such telephonic notice.

                  13.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Credit Agreement Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of each of the Lenders and, provided further, that, although any Lender may (without the consent of any Credit Party) transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments or Loans hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note, or Letter of Credit or Bank Guaranty (unless such Letter of Credit or Bank Guaranty is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or of a mandatory repayment of Loans shall not constitute a change in the terms of such participation, that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof and that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i), notwithstanding the fact that such amendment or modification actually results in such a reduction),
(ii) consent to the assignment or transfer by any Credit Agreement Party of any of its rights and obligations under this Agreement, (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Security Documents) supporting the Obligations in which such participant is participating or (iv) amend, modify or waive any provision of the Capital Call Agreement in any manner adverse to the interest of any Lender. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation.

                  (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder), and/or its outstanding Term Loans to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company, (ii) one or more Lenders or (iii) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of a Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $1,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Revolving Loan Commitments (and related outstanding Obligations hereunder) and/or outstanding principal amount of Term Loans hereunder to one or more Eligible Transferees (treating (I) any fund that invests in bank loans and (II) any other fund that invests in bank loans and is managed by the same investment advisor as such fund or by an Affiliate of such investment advisor, as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time Schedule I shall be deemed modified to reflect the Revolving Loan Commitments and/or outstanding Term Loans, as the case may be, of such new Lender and of the existing Lenders,
(ii) upon surrender of the old Notes, new Notes will be issued, at the Borrowers' expense, to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitments and/or outstanding Term Loans, as the case may be, (iii) except in the case of assignments by the Agents in connection with their syndication of this Agreement, the consent of the Administrative Agent and, so long as no Default or Event of Default then exists and is continuing, the U.S. Borrower shall be required in connection with any such assignment pursuant to clause (y) of this Section 13.04(b) (which consent shall not be unreasonably withheld or delayed) and (iv) the consent of the Swingline Lender and each Issuing Lender shall be required in connection with any assignment of Revolving Loan Commitments pursuant to this Section 13.04(b) (which consent shall not be unreasonably withheld or delayed), (v) the consent of each Bank Guaranty Issuer shall be required in connection with any assignment of Multicurrency Revolving Loan Commitments pursuant to this Section 13.04(b) (which consent shall not be unreasonably withheld or delayed) and (vi) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and, provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.17. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and/or outstanding Term Loans, as the case may be. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the U.S. Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b)(ii) to the extent such forms would provide a complete exemption from or reduction in United States withholding tax. To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under
Section 1.10, 1.11, 2A.06, 2B.06 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). Notwithstanding anything to the contrary contained above, at any time after the termination of the Total Revolving Loan Commitment, if any Revolving Loans, Letters of Credit or Bank Guaranties remain outstanding, assignments may be made as provided above, except that the respective assignment shall be of a portion of the outstanding Revolving Loans of the respective RL Lender and its participation in Letters of Credit and Bank guaranties and its obligation to make Mandatory Borrowings, although any such assignment effected after the termination of the Total Revolving Loan Commitment shall not release the assigning RL Lender from its obligations as a participant with respect to outstanding Letters of Credit or Bank Guaranties or to fund its share of any Mandatory Borrowing (although the respective assignee may agree, as between itself and the respective assigning RL Lender, that it shall be responsible for such amounts).

                  (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or any Credit Agreement Party), any Lender which is a fund may pledge all or any portion of its Notes or Loans to its trustee or to a collateral agent or to another creditor providing credit or credit support to such Lender in support of its obligations to such trustee, such Collateral Agent or a holder of, or any other representative of a holder of, such obligations, or such other creditor, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

                  13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent, the Collateral Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and any Agent, the Collateral Agent or any Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any Agent, the Collateral Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent, the Collateral Agent or any Lender to any other or further action in any circumstances without notice or demand.

                  13.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement (including, without limitation, as provided in Section 4.02(k)), distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

                  13.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with U.S. GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the U.S. Borrower to the Lenders), provided that (i) except as otherwise specifically provided herein, all computations determining the Applicable Margins, Excess Cash Flow, the Leverage Ratio, the Bank Debt Leverage Ratio and compliance with Sections 4, 8.15 and 9, including in each case definitions used therein, shall, in each case, utilize United States accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the historical consolidated audited financial statements of the U.S. Borrower delivered to the Lenders pursuant to Section 7.10(b) for the fiscal year of the U.S. Borrower ended December 28, 2002, (ii) to the extent expressly required pursuant to the provisions of this Agreement, certain calculations shall be made on a Pro Forma Basis, and (iii) for purposes of determining compliance with any incurrence or expenditure tests set forth in Sections 8 and/or 9 (excluding Sections 9.08, 9.09, 9.10, 9.11 and 9.13), any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time).

                  (b) All computations of interest, RL Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, RL Commitment Commission or Fees are payable.

                  13.08 Governing Law; Submission to Jurisdiction; Venue. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE SUBSIDIARIES GUARANTIES AND SECURITY DOCUMENTS, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, in each case located within the City of New York and, by execution and delivery of this Agreement, each Credit Agreement Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Agreement Party hereby irrevocably designates, appoints and empowers Corporation Service Company, with offices on the date hereof at 80 State Street, Albany, NY 12207, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Credit Agreement Party agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Administrative Agent under this Agreement. Each Credit Agreement Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Credit Agreement Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Credit Agreement Party. Each Credit Agreement Party further irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Credit Agreement Party, as the case may be, at its address for notices pursuant to
Section 13.03, such service to become effective 30 days after such mailing. Each Credit Agreement Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any Agent, the Collateral Agent, any Lender or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Agreement Party in any other jurisdiction.

                  (b) EACH CREDIT AGREEMENT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with each Credit Agreement Party and the Administrative Agent.

                  13.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which Holdings, each of the Borrowers, each Agent, the Collateral Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same (including by way of facsimile transmission) to the Administrative Agent at the Notice Office or at the office of the Administrative Agents' counsel. The Administrative Agent will give Holdings and each Lender prompt written notice of the occurrence of the Effective Date.

                  13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected thereby in the case of the following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit or Bank Guaranty beyond the Revolving Loan Maturity Date or extend the duration of any Interest Period beyond six months, or reduce the rate or extend the time of payment of interest (other than as a result of any waiver of the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof (except to the extent paid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i), notwithstanding the fact that such amendment or modification actually results in such a reduction), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 13.12 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Tranche A Term Loans, Tranche B Term Loans and the Revolving Loan Commitments on the Effective Date), (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date), (v) consent to the assignment or transfer by any Credit Agreement Party of any of its rights and obligations under this Agreement, (vi) amend, modify or waive any provision of the Capital Call Agreement in any manner adverse to the interests of any Lender or (vii) release the Holdings Guaranty or the U.S. Borrower's Guaranty; provided further, that no such change, waiver, discharge or termination shall (p) amend, modify or waive any condition precedent set forth in Section 6A or 6B with respect to the making of Revolving Loans, Swingline Loans or the issuance of Letters of Credit or Bank Guaranties, without the written consent of the Majority Lenders holding Revolving Loan Commitments, (q) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (r) without the consent of each Issuing Lender affected thereby, amend, modify or waive any provision of Section 2A or alter its rights or obligations with respect to Letters of Credit, (s) without the consent of each Bank Guaranty Issuer affected thereby, amend, modify or waive any provision of Section 2B or alter its rights or obligations with respect to Bank Guaranties, (t) without the consent of the Swingline Lender, alter its rights or obligations with respect to Swingline Loans, (u) without the consent of each Agent affected thereby, amend, modify or waive any provision of Section 12 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent, (v) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (w) except in cases where additional extensions of term loans and/or revolving loans are being afforded substantially the same treatment afforded to the Term Loans and Revolving Loans pursuant to this Agreement as originally in effect, without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below, alter the required application of any prepayments or repayments (or commitment reduction), as between the various Tranches, pursuant to Section
4.01 or 4.02 (excluding Section 4.02(b)) (although the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered), (x) without the consent of the Majority Lenders of the respective Tranche affected thereby, amend the definition of Majority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Majority Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Effective Date), (y) except in cases where additional extensions of term loans and/or revolving loans are being afforded substantially the same treatment afforded to the Term Loans and Revolving Loans pursuant to Section 1.14 (as originally in effect) and except for technical amendments which are consistent with the intent of the provisions of such Section and do not adversely affect the protections afforded to the Lenders pursuant to said Section, without the consent of the Majority Lenders of each Tranche adversely affected thereby, amend, modify or waive any provisions of Section 1.14 or (z) without the consent of the Supermajority Lenders of the respective Tranche, reduce the amount of or extend the date of, any Tranche C Term Loan Scheduled Repayment or Incremental Term Loan Scheduled Repayment (except that, if additional Loans are made pursuant to a given Tranche, the Scheduled Repayments of such Tranche may be increased on a proportionate basis without the consent otherwise required by this clause (z)), or amend the definition of Supermajority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Effective Date). Notwithstanding anything to the contrary contained above in this Section 13.12(a), the Administrative Agent and/or the Collateral Agent shall be permitted to (i) enter into such amendments and/or modifications to the Foreign Subsidiaries Guaranty and the Foreign Security Documents entered into by any Columbian Subsidiary Guarantor as may be required to give effect to the purposes of Section 8.24 and (ii) enter into such amendments and/or modifications to the Foreign Subsidiaries Guaranty and the Foreign Security Documents which may be required in the discretion of the Administrative Agent and/or the Collateral Agent which are of a technical nature and/or are, in the judgment of the Collateral Agent, required by applicable law, in the interests of the Secured Creditors or (in the case of Foreign Security Documents) necessary or desirable to preserve, maintain, perfect and/or protect the security interests purported to the granted by the respective Foreign Security Documents.

                  (b) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to
Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Holdings shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of Holdings if the respective Lender's consent is required with respect to less than all Tranches (or related Commitments), to replace only the respective Tranche or Tranches of Commitments (and related Obligations) and/or Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender's individual consent) with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate each Tranche of Revolving Loan Commitment and/or Incremental Term Loan Commitment of such non-consenting Lender (if such Lender's consent is required as a result of such Tranche of its Revolving Loan Commitment and/or Incremental Term Loan Commitment), and/or repay outstanding Obligations under each Tranche of such Lender which gave rise to the need to obtain such Lender's consent, in accordance with Sections 3.02(b) and/or 4.01, provided that, unless the Commitments which are terminated and Loans and other Obligations which are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans and of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B), the Required Lenders (determined both
(x) after giving effect to the proposed action and (y) as if the Commitments, Loans and related Obligations being terminated and/or repaid (and not replaced) were not outstanding) shall specifically consent thereto, provided further, that Holdings shall not have the right to replace a Lender, terminate its Commitment or repay its Loans or other Obligations solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

                  (c) Notwithstanding anything to the contrary contained in clause (a) above of this Section 13.12, the respective Borrower, the Administrative Agent and each Incremental Loan Lender may, in accordance with the provisions of Sections 1.15, 1.16 and 1.17, enter into an Incremental Loan Commitment Agreement, provided that after the execution and delivery by the respective Borrower, the Administrative Agent and each such Incremental Loan Lender of such Incremental Loan Commitment Agreement, such Incremental Loan Commitment Agreement may thereafter only be modified in accordance with the requirements of clause (a) above of this Section 13.12.

                  13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2A.06, 2B.06, 4.04, 12.07, 13.01 and
13.17, shall survive the execution and delivery of this Agreement and the making and repayment of the Loans and the other Obligations.

                  13.14 Domicile of Loans and Commitments. Each Lender may transfer and carry its Loans and/or Commitments at, to or for the account of any branch office, subsidiary or affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2A.06, 2B.06 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

                  13.15 Confidentiality. (a) Each of the Lenders agrees that it will use its reasonable efforts not to disclose without the prior consent of any Credit Agreement Party (other than to its directors, employees, auditors, counsel or other professional advisors, to affiliates or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement; provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate (x) in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or (y) in connection with any request or requirement of any such regulatory body, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) to comply with any law, order, regulation or ruling applicable to such Lender, and (e) to any creditor or any prospective transferee or participant in connection with any contemplated transfer or participation of any of the Obligations or any interest therein by such Lender; provided that such creditor or prospective transferee or participant agrees to be bound by this
Section 13.15 to the same extent as such Lender.

                  (b) Each Credit Agreement Party hereby acknowledges and agrees that each Lender may share with any of its affiliates or its investment advisors any information related to Holdings or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of such entities), provided that such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender and shall only use such information in connection with matters relating to this Agreement.

                  (c) Each Credit Agreement Party hereby represents and acknowledges that, to the best of its knowledge, neither any Agent nor any Lender, nor any employees or agents of, or other persons affiliated with, any Agent or any Lender, have directly or indirectly made or provided any statement (oral or written) to such Credit Agreement Party or to any of its employees or agents, or other persons affiliated with or related to such Credit Agreement Party (or, so far as such Credit Agreement Party is aware, to any other person), as to the potential tax consequences of the Transaction.

                  (d) Neither the Agents nor the Lenders provide accounting, tax or legal advice. Notwithstanding any express or implied claims of exclusivity or proprietary rights, each Credit Agreement Party, each Agent and each Lender hereby agree and acknowledge that each Credit Agreement Party, each Agent and each Lender (and each of their employees, representatives or other agents) are authorized to disclose to any and all persons, beginning immediately upon commencement of their discussions and without limitation of any kind, the tax treatment and tax structure of the Transaction, and all materials of any kind (including opinions or other tax analyses) that are provided to any Credit Agreement Party, any Agent or any Lender relating to such tax treatment and tax structure. In this regard, each Credit Agreement Party, each Agent and each Lender acknowledge and agree that the disclosure of the tax treatment and tax structure of the Transaction is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). For purposes of this authorization, "tax" means United States Federal income tax, "tax treatment" means the purported or claimed Federal income tax treatment of the transaction, and "tax structure" means any fact that may be relevant to understanding the purported or claimed Federal income tax treatment of the transaction. This paragraph is intended to reflect the understanding of each Credit Agreement Party, each Agent and each Lender that the Transaction is not a "confidential transaction" as that phrase is used in Treasury Regulation Section 1.6011-4(b)(3)(i), and shall be interpreted in a manner consistent therewith. Nothing herein is intended to imply that any of each Credit Agreement Party, each Agent and each Lender made or provided a statement, oral or written, to, or for the benefit of, any of each other as to any potential tax consequences that are related to, or may result from, the Transaction.

                  13.16 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  13.17 Register. The Borrowers hereby designate the Administrative Agent, and the Administrative Agent agrees, to serve as the Borrowers' agent, solely for purposes of this Section 13.17, to maintain a register at one of its offices in New York, New York (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrowers' obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and/or Loans prior to such recordation all amounts owing to the transferor with respect to such Commitments and/or Loans shall remain owing to the transferor. The registration of an assignment or transfer of all or part of any Commitments and/or Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Commitment and/or Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Commitment and/or Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The registration of any provision of Incremental Loan Commitments pursuant to Sections 1.15, 1.16 and 1.17 shall be recorded by the Administrative Agent on the Register only upon the acceptance of the Administrative Agent of a properly executed and delivered Incremental Loan Commitment Agreement. Coincident with the delivery of such Incremental Loan Commitment Agreement for acceptance and registration of the provision of an Incremental Loan Commitment, or as soon thereafter as practicable, to the extent requested by such Incremental Loan Lenders, Incremental Term Notes, U.S. Borrower Multicurrency Facility Revolving Notes, Bermuda Borrower Multicurrency Facility Revolving Notes, U.S. Borrower Dollar Facility Revolving Notes and/or Bermuda Borrower Dollar Facility Revolving Notes, as the case may be, shall be issued, at the respective Borrower's expense, to such Incremental Loan Lenders, to be in conformity with Section 1.05 (with appropriate modification) to the extent needed to reflect the Incremental Loan Commitments and outstanding Incremental Term Loans and Revolving Loans made by such Incremental Loan Lender. The Borrowers agree to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature that may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.17.

                  13.18 English Language. This Agreement and all other Credit Documents shall be in the English language, except as required by applicable local law (in which event certified English translations thereof shall, upon the request of the Administrative Agent, be provided by Holdings to the Administrative Agent). All documents, certificates, reports or notices to be delivered or communications to be given or made by any party hereto pursuant to the terms of this Agreement or any other Credit Document shall be in the English language or, if originally written in another language, shall, upon request of the Administrative Agent, be accompanied by an accurate English translation upon which the other parties hereto shall have the right to rely for all purposes of this Agreement and the other Credit Documents.

                  13.19 Post Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that:

                  1. Real Property. The actions relating to the Mortgages and Real Property of Holdings and its Subsidiaries described on Part A of
Schedule XIV shall be completed in accordance with Part A of said Schedule XIV.

                  2. UCC Filings; Filings with respect to Intellectual Property; etc. (i) Holdings and its Subsidiaries were not required to have filed (or cause to have filed) on or prior to the Initial Borrowing Date Financing Statements (Form UCC-1) or any filings with the United States Patent and Trademark Office or the United States Copyright Office necessary to perfect the security interest purported to be created by the U.S. Security Agreement. Not later than the 7th day after the Initial Borrowing Date, Holdings and its Subsidiaries shall have filed (or cause to have filed) all of such Financing Statements (Form UCC-1) and any filings with the United States Patent and Trademark Office or the United States Copyright Office necessary to perfect the security interest purported to be created by the U.S. Security Agreement.

                  3. Actions by Various Foreign Subsidiaries Relating to Security Documents. Holdings and its Subsidiaries shall be required to take the actions specified in Part B of Schedule XIV as promptly as practicable, and in any event within the time periods set forth in Part B of said Schedule XIV. The provisions of Part B of said Schedule XIV shall be deemed incorporated by reference herein as fully as if set forth herein in its entirety.

                  4. Actions Relating to Foreign Asset Transfers. Holdings and its Subsidiaries shall be required to take the actions specified in Part C of Schedule XIV as promptly as practicable, and in any event within the time periods set forth in Part C of said Schedule XIV (including, without limitation, the required update of Schedule XIII). The provisions of Part C of said Schedule XIV shall be deemed incorporated by reference herein as fully as if set forth herein in its entirety.

                  5. Miscellaneous Actions By Various Subsidiaries of Holdings. Holdings and its Subsidiaries shall be required to take the actions specified in Part D of Schedule XIV as promptly as practicable, and in any event within the time periods set forth in Part D of said Schedule XIV. The provisions of Part D of said Schedule XIV shall be deemed incorporated by reference herein as fully as if set forth herein in its entirety.

All provisions of this Credit Agreement and the other Credit Documents (including, without limitation, all conditions precedent, representations, warranties, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as otherwise provided in the Credit Documents); provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Initial Borrowing Date the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 13.19 and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by this Section 13.19 have been taken (or were required to be taken). The acceptance of the benefits of each Credit Event shall constitute a covenant and agreement by each Credit Agreement Party to each of the Lenders that the actions required pursuant to this Section 13.19 will be, or have been, taken within the relevant time periods referred to in this Section
13.19 and that, at such time, all representations and warranties contained in this Credit Agreement and the other Credit Documents shall then be true and correct without any modification pursuant to this Section 13.19. The parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Agreement.

                  13.20 Special Provisions Regarding Pledges of Equity Interests in, and Promissory Notes Owed by, Persons Not Organized in Qualified Jurisdictions. The parties hereto acknowledge and agree that the provisions of the various Security Documents executed and delivered by the Credit Parties require that, among other things, all promissory notes executed by, and Equity Interests in, various Persons owned by the respective Credit Party (to the extent not constituting Excluded Collateral) be pledged, and delivered for pledge, pursuant to the Security Documents. The parties hereto further acknowledge and agree that each Credit Party shall be required to take all actions under the laws of the jurisdiction in which such Credit Party is organized to create and perfect all security interests granted pursuant to the various Security Documents and to take all actions under the laws of each Qualified Jurisdiction to perfect the security interests in the Equity Interests of, and promissory notes issued by, any Person organized under the laws of said jurisdictions (in each case, to the extent said Equity Interests or promissory notes are owned by any Credit Party and do not constitute Excluded Collateral). Except as provided in the immediately preceding sentence, to the extent any Security Document requires or provides for the pledge of promissory notes issued by, or Equity Interests in, any Person organized under the laws of a jurisdiction other than those specified in the immediately preceding sentence, it is acknowledged that, as of the Initial Borrowing Date, no actions have been required to be taken to perfect, under local law of the jurisdiction of the Person who issued the respective promissory notes or whose Equity Interests are pledged, under the Security Documents. The Credit Agreement Parties hereby agree that, following any request by the Administrative Agent or Required Lenders to do so, each Credit Agreement Party shall, and shall cause its Subsidiaries to, take such actions (including, without limitation, the execution of Additional Security Documents, the making of any filings and the delivery of appropriate legal opinions) under the local law of any jurisdiction with respect to which such actions have not already been taken as are determined by the Administrative Agent or Required Lenders to be necessary or desirable in order to fully perfect, preserve or protect the security interests granted pursuant to the various Security Documents under the laws of such jurisdictions. If requested to do so pursuant to this Section 13.20, all such actions shall be taken in accordance with the provisions of this
Section 13.20 and Section 8.11 and within the time periods set forth therein. All conditions and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing and so that same are not violated by reason of the failure to take actions under local law (but only with respect to Equity Interests in, and promissory notes issued by, Persons organized under laws of jurisdictions other than Qualified Jurisdictions) not required to be taken in accordance with the provisions of this Section 13.20, provided that to the extent any representation or warranty would not be true because the foregoing actions were not taken, the respective representation of warranties shall be required to be true and correct in all material respects at such time as the respective action is required to be taken in accordance with the foregoing provisions of this Section 13.20 or pursuant to Section 8.11.

                  13.21 Powers of Attorney; etc. Each of Holdings and the U.S. Borrower is hereby authorized by, and on behalf of, the Bermuda Borrower to give Notices of Borrowing, Notices of Conversion and other notices and directions in connection with the extensions of credit and repayments thereof to be made pursuant to this Agreement to the Bermuda Borrower (including without limitation notices as to the application of proceeds of such extensions of credit). The Bermuda Borrower hereby grants to Holdings and the U.S. Borrower an irrevocable power-of attorney, in the Bermuda Borrower's name, to take the actions contemplated above in this Section 13.21 and in the last sentence of Section
1.13 hereof. Furthermore, the Bermuda Borrower agrees that the Agents and the Lenders may at any time rely upon any notices, instructions or other information furnished by Holdings or the U.S. Borrower.

                  13.22 Waiver of Sovereign Immunity. Each of the Credit Agreement Parties, in respect of itself, its Subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that such Credit Agreement Party, its Subsidiaries or any of its properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States, any other Qualified Jurisdiction or elsewhere, to enforce or collect upon the Loans or any Credit

Document or any other liability or obligation of such Credit Agreement Party or any of its Subsidiaries related to or arising from the transactions contemplated by any of the Credit Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, such Credit Agreement Party, for itself and on behalf of its Subsidiaries, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States, any other Qualified Jurisdiction, or elsewhere. Without limiting the generality of the foregoing, each Credit Agreement Party further agrees that the waivers set forth in this Section 13.22 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

                  13.23 Judgment Currency. (a) The Credit Parties' obligations hereunder and under the other Credit Documents to make payments in the respective Applicable Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such Lender under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the Euro Equivalent or the Dollar Equivalent thereof, as the case may be, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day on which the judgment is given (such day being hereinafter referred to as the "Judgment Currency Conversion Date").

                  (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

                  (c) For purposes of determining the Dollar Equivalent or the Euro Equivalent or any other rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

                  13.24 Special Acknowledgments. By their execution and delivery hereof, the Lenders party hereto hereby acknowledge (i) that the guarantee of each Bermuda Partnership

Partner made pursuant to the U.S. Subsidiaries Guaranty is limited to the Obligations of the U.S. Borrower under the Credit Documents and the obligations of the U.S. Borrower and its Domestic Subsidiaries under Interest Rate Protection Agreements and Other Hedging Agreements with Lenders and/or their affiliates, all on the terms as more specifically provided therein, (ii) the Bermuda Partnership has not entered into any Credit Documents and, as such, is not a Credit Party (but is otherwise subject to the provisions of Section 9.01(c)) and (iii) the obligations secured pursuant to the Security Documents are not secured by any Excluded Collateral.

                  SECTION 14. Holdings Guaranty.

                  14.01 The Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and to induce the Lenders or any of their respective Affiliates to enter into Interest Rate Protection Agreements or Other Hedging Agreements, and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans, the issuance of the Letters of Credit and Bank Guaranties and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements, Holdings hereby agrees with the Lenders as follows: Holdings hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Holdings Guaranteed Obligations to the Guaranteed Creditors. If any or all of the Holdings Guaranteed Obligations to the Guaranteed Creditors becomes due and payable hereunder, Holdings unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Holdings Guaranteed Obligations. This Holdings Guaranty is a guaranty of payment and not of collection. This Holdings Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Holdings Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrowers and any other Holdings Guaranteed Party), then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Holdings, notwithstanding any revocation of this Holdings Guaranty or any other instrument evidencing any liability of either Borrower or any other Holdings Guaranteed Party, and Holdings shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

                  14.02 Bankruptcy. Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all of the Holdings Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by either Borrower or any other Holdings Guaranteed Party upon the occurrence of any of the events specified in Section 10.05, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand.

                  14.03 Nature of Liability. The liability of Holdings hereunder is exclusive and independent of any security for or other guaranty of the Holdings Guaranteed Obligations whether executed by Holdings, any other guarantor or by any other party, and the liability of Holdings hereunder is not affected or impaired by (a) any direction as to application of payment by either Borrower, any other Holdings Guaranteed Party or any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Holdings Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by either Borrower or any other Holdings Guaranteed Party, or (e) any payment made to the Guaranteed Creditors on the Holdings Guaranteed Obligations which any such Guaranteed Creditor repays to either Borrower or any other Holdings Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction of the type described in Section 14.05, or (g) the lack of validity or enforceability of any Credit Document or any other instrument relating thereto.

                  14.04 Independent Obligation. No invalidity, irregularity or unenforceability of all or any part of the Holdings Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Holdings Guaranty, and this Holdings Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full in cash of the Holdings Guaranteed Obligations. The obligations of Holdings hereunder are independent of the obligations of either Borrower, any other Holdings Guaranteed Party, any other guarantor or any other party and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against either Borrower, any other Holdings Guaranteed Party, any other guarantor or any other party and whether or not either Borrower, any other Holdings Guaranteed Party, any other guarantor or any other party be joined in any such action or actions. Holdings waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by a Borrower or any other Holdings Guaranteed Party or other circumstance that operates to toll any statute of limitations as to such Borrower or such other Holdings Guaranteed Party shall operate to toll the statute of limitations as to Holdings.

                  14.05 Authorization. Holdings authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

                  (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Holdings Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Holdings Guaranty made shall apply to the Holdings Guaranteed Obligations as so changed, extended, renewed, increased or altered;

                  (b) take and hold security for the payment of the Holdings Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Holdings Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

                  (c) exercise or refrain from exercising any rights against either Borrower, any other Holdings Guaranteed Party or others or otherwise act or refrain from acting;

                  (d) release or substitute any one or more endorsers, guarantors, either Borrower, any other Holdings Guaranteed Party or other obligors;

                  (e) settle or compromise any of the Holdings Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of either Borrower or any other Holdings Guaranteed Party to their respective creditors other than the Guaranteed Creditors;

                  (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of either Borrower or any other Holdings Guaranteed Party to the Guaranteed Creditors regardless of what liability or liabilities of such Borrower or such other Holdings Guaranteed Party remain unpaid;

                  (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document, any Interest Rate Protection Agreement or Other Hedging Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document, any Interest Rate Protection Agreement or Other Hedging Agreement or any of such other instruments or agreements; and/or

                  (h) take any other action that would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Holdings Guaranty.

                  14.06 Reliance. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of either Borrower or any other Holdings Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Holdings Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                  14.07 Subordination. Any of the indebtedness of either Borrower or any other Holdings Guaranteed Party now or hereafter owing to Holdings is hereby subordinated to the Holdings Guaranteed Obligations of such Borrower or such other Holdings Guaranteed Party owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of such Borrower or such other Holdings Guaranteed Party to Holdings shall be collected, enforced and received by Holdings for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Holdings Guaranteed Obligations of such Borrower or such Holdings Guaranteed Party to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Holdings

Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any of the indebtedness of either Borrower or any other Holdings Guaranteed Party to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, Holdings hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Holdings Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Holdings Guaranteed Obligations have been irrevocably paid in full in cash.

                  14.08 Waiver. (a) Holdings waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against either Borrower, any other Holdings Guaranteed Party, any other guarantor or any other party, (ii) proceed against or exhaust any security held from either Borrower, any other Holdings Guaranteed Party, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Holdings waives any defense based on or arising out of any defense of either Borrower, any other Holdings Guaranteed Party, any other guarantor or any other party, other than payment in full in cash of the Holdings Guaranteed Obligations, based on or arising out of the disability of either Borrower, any other Holdings Guaranteed Party, any other guarantor or any other party, or the unenforceability of the Holdings Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of either Borrower or any other Holdings Guaranteed Party other than payment in full in cash of the Holdings Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against either Borrower, any other Holdings Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Holdings Guaranteed Obligations have been paid in full in cash. Holdings waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against either Borrower, any other Holdings Guaranteed Party or any other party or any security.

                  (b) Holdings waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Holdings Guaranty, and notices of the existence, creation or incurring of new or additional Holdings Guaranteed Obligations. Holdings assumes all responsibility for being and keeping itself informed of each Borrower's and each other Holdings Guaranteed Party's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Holdings Guaranteed Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise Holdings of information known to them regarding such circumstances or risks.

                  (c) Until such time as the Holdings Guaranteed Obligations have been paid in full in cash, Holdings hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Holdings Guaranty (whether contractual, under Section 509 of the

Bankruptcy Code, or otherwise) to the claims of the Guaranteed Creditors against either Borrower, any other Holdings Guaranteed Party or any other guarantor of the Holdings Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from either Borrower, any other Holdings Guaranteed Party or any other guarantor which it may at any time otherwise have as a result of this Holdings Guaranty.

                  (d) Holdings hereby acknowledges and affirms that it understands that to the extent the Holdings Guaranteed Obligations are secured by Real Property located in California, Holdings shall be liable for the full amount of the liability hereunder notwithstanding the foreclosure on such Real Property by trustee sale or any other reason impairing Holdings' or any Guaranteed Creditor's right to proceed against either Borrower, any other Holdings Guaranteed Party or any other guarantor of the Holdings Guaranteed Obligations. In accordance with Section 2856 of the California Code of Civil Procedure, Holdings hereby waives:

                  (i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Holdings by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Code of Civil Procedure;

                  (ii) all rights and defenses that Holdings may have because the Holdings Guaranteed Obligations are secured by Real Property located in California, meaning, among other things, that: (A) the Guaranteed Creditors may collect from Holdings without first foreclosing on any real or personal property collateral pledged by either Borrower or any other Credit Party, and (B) if the Guaranteed Creditors foreclose on any Real Property collateral pledged by either Borrower or any other Credit Party, (1) the amount of the Holdings Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Guaranteed Creditors may collect from Holdings even if the Guaranteed Creditors, by foreclosing on the Real Property collateral, have destroyed any right Holdings may have to collect from either Borrower or any other Holdings Guaranteed Party, it being understood that this is an unconditional and irrevocable waiver of any rights and defenses Holdings may have because the Holdings Guaranteed Obligations are secured by Real Property (including, without limitation, any rights or defenses based upon Section 580a, 580d or 726 of the California Code of Civil Procedure); and

                  (iii) all rights and defenses arising out of an election of remedies by the Guaranteed Creditors, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Holdings Guaranteed Obligations, has destroyed Holdings' rights of subrogation and reimbursement against either Borrower or any other Holdings Guaranteed Party by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

                  (e) Holdings warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law of public policy, such waivers shall be effective only to the maximum extent permitted by law.

                  14.09 Payments. All payments made by Holdings pursuant to this
Section 14 shall be made in the respective Applicable Currency in which the Holdings Guaranteed Obligations are then due and payable (giving effect, in the circumstances contemplated by Section 1.14, to any conversion occurring pursuant thereto). All payments made by Holdings pursuant to this Section 14 will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Sections 4.03, 4.04 and 13.23.

                  SECTION 15. U.S. Borrower's Guaranty.

                  15.01 The U.S. Borrower's Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and to induce the Lenders or any of their respective Affiliates to enter into Interest Rate Protection Agreements or Other Hedging Agreements, and in recognition of the direct benefits to be received by the U.S. Borrower from the proceeds of the Loans, the issuance of the Letters of Credit and Bank Guaranties and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements, the U.S. Borrower hereby agrees with the Lenders as follows: the U.S. Borrower hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the U.S. Borrower Guaranteed Obligations to the Guaranteed Creditors. If any or all of the U.S. Borrower Guaranteed Obligations to the Guaranteed Creditors becomes due and payable hereunder, the U.S. Borrower unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the U.S. Borrower Guaranteed Obligations. This U.S. Borrower's Guaranty is a guaranty of payment and not of collection. This U.S. Borrower's Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the U.S. Borrower Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Bermuda Borrower or any other U.S. Borrower Guaranteed Party), then and in such event the U.S. Borrower agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the U.S. Borrower, notwithstanding any revocation of this U.S. Borrower's Guaranty or any other instrument evidencing any liability of the Bermuda Borrower or any U.S. Borrower Guaranteed Party, and the U.S. Borrower shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

                  15.02 Bankruptcy. Additionally, the U.S. Borrower unconditionally and irrevocably, guarantees the payment of any and all of the U.S. Borrower Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by the Bermuda Borrower or any other U.S. Borrower Guaranteed Party upon the occurrence of any of the events specified in Section 10.05, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand.

                  15.03 Nature of Liability. The liability of the U.S. Borrower hereunder is exclusive and independent of any security for or other guaranty of the U.S. Borrower Guaranteed Obligations whether executed by the U.S. Borrower, any other guarantor or by any other party, and the liability of the U.S. Borrower hereunder is not affected or impaired by (a) any direction as to application of payment by the Bermuda Borrower, any other U.S. Borrower Guaranteed Party or any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the U.S. Borrower Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Bermuda Borrower or any other U.S. Borrower Guaranteed Party or (e) any payment made to the Guaranteed Creditors on the U.S. Borrower Guaranteed Obligations which any such Guaranteed Creditor repays to the Bermuda Borrower or any other U.S. Borrower Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the U.S. Borrower waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction of the type described in Section 15.05, or (g) the lack of validity or enforceability of any Credit Document or any other instrument relating thereto.

                  15.04 Independent Obligation. No invalidity, irregularity or unenforceability of all or any part of the U.S. Borrower Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this U.S. Borrower's Guaranty, and this U.S. Borrower's Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full in cash of the U.S. Borrower Guaranteed Obligations. The obligations of the U.S. Borrower hereunder are independent of the obligations of the Bermuda Borrower, any other U.S. Borrower Guaranteed Party, any other guarantor or any other party, and a separate action or actions may be brought and prosecuted against the U.S. Borrower whether or not action is brought against the Bermuda Borrower, any other U.S. Borrower Guaranteed Party, any other guarantor or any other party and whether or not the Bermuda Borrower, any other U.S. Borrower Guaranteed Party, any other guarantor or any other party be joined in any such action or actions. The U.S. Borrower waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Bermuda Borrower or any other U.S. Borrower Guaranteed Party or other circumstance that operates to toll any statute of limitations as to the Bermuda Borrower or such other U.S. Borrower Guaranteed Party shall operate to toll the statute of limitations as to the U.S. Borrower.

                  15.05 Authorization. The U.S. Borrower authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

                  (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the U.S. Borrower Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this U.S. Borrower's Guaranty made shall apply to the U.S. Borrower Guaranteed Obligations as so changed, extended, renewed, increased or altered;

                  (b) take and hold security for the payment of the U.S. Borrower Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the U.S. Borrower Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

                  (c) exercise or refrain from exercising any rights against the Bermuda Borrower, any other U.S. Borrower Guaranteed Party or others or otherwise act or refrain from acting;

                  (d) release or substitute any one or more endorsers, guarantors, the Bermuda Borrower, any other U.S. Borrower Guaranteed Party or other obligors;

                  (e) settle or compromise any of the U.S. Borrower Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Bermuda Borrower or any other U.S. Borrower Guaranteed Party to their respective creditors other than the Guaranteed Creditors;

                  (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Bermuda Borrower or any other U.S. Borrower Guaranteed Party to the Guaranteed Creditors regardless of what liability or liabilities of the Bermuda Borrower or such other U.S. Borrower Guaranteed Party remain unpaid;

                  (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document, any Interest Rate Protection Agreement or Other Hedging Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document, any Interest Rate Protection Agreement or Other Hedging Agreement or any of such other instruments or agreements; and/or

                  (h) take any other action that would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the U.S. Borrower from its liabilities under this U.S. Borrower's Guaranty.

                  15.06 Reliance. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of the Bermuda Borrower or any other U.S. Borrower Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any U.S. Borrower Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                  15.07 Subordination. Any of the indebtedness of the Bermuda Borrower or any other U.S. Borrower Guaranteed Party now or hereafter owing to the U.S. Borrower is hereby subordinated to the U.S. Borrower Guaranteed Obligations of the Bermuda Borrower or such other U.S. Borrower Guaranteed Party owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Bermuda Borrower or such other U.S. Borrower Guaranteed Party to the U.S. Borrower shall be collected, enforced and received by the U.S. Borrower for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the U.S. Borrower Guaranteed Obligations of the Bermuda Borrower or such other U.S. Borrower Guaranteed Party to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of the U.S. Borrower under the other provisions of this U.S. Borrower's Guaranty. Prior to the transfer by the U.S. Borrower of any note or negotiable instrument evidencing any of the indebtedness of the Bermuda Borrower or any other U.S. Borrower Guaranteed Party to the U.S. Borrower, the U.S. Borrower shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, the U.S. Borrower hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this U.S. Borrower's Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all U.S. Borrower Guaranteed Obligations have been irrevocably paid in full in cash.

                  15.08 Waiver. (a) The U.S. Borrower waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Bermuda Borrower, any other U.S. Borrower Guaranteed Party, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Bermuda Borrower, any other U.S. Borrower Guaranteed Party, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. The U.S. Borrower waives any defense based on or arising out of any defense of the Bermuda Borrower, any other U.S. Borrower Guaranteed Party, any other guarantor or any other party, other than payment in full in cash of the U.S. Borrower Guaranteed Obligations, based on or arising out of the disability of the Bermuda Borrower, any other Guaranteed Party, any other guarantor or any other party, or the unenforceability of the U.S. Borrower Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Bermuda Borrower or any other U.S. Borrower Guaranteed Party other than payment in full in cash of the U.S. Borrower Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Bermuda Borrower, any other U.S. Borrower Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of the U.S. Borrower hereunder except to the extent the U.S. Borrower Guaranteed Obligations have been paid in full in cash. The U.S. Borrower waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the U.S. Borrower against the Bermuda Borrower, any other U.S. Borrower Guaranteed Party or any other party or any security.

                  (b) The U.S. Borrower waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this U.S. Borrower's Guaranty, and notices of the existence, creation or incurring of new or additional U.S. Borrower Guaranteed Obligations. The U.S. Borrower assumes all responsibility for being and keeping itself informed of the Bermuda

Borrower's and each other U.S. Borrower Guaranteed Party's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the U.S. Borrower Guaranteed Obligations and the nature, scope and extent of the risks which the U.S. Borrower assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise the U.S. Borrower of information known to them regarding such circumstances or risks.

                  (c) Until such time as the U.S. Borrower Guaranteed Obligations have been paid in full in cash, the U.S. Borrower hereby waives all rights of subrogation which it may at any time otherwise have as a result of this U.S. Borrower's Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Guaranteed Creditors against the Bermuda Borrower, any other U.S. Borrower Guaranteed Party or any other guarantor of the U.S. Borrower Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Bermuda Borrower, any other U.S. Borrower Guaranteed Party or any other guarantor which it may at any time otherwise have as a result of this U.S. Borrower's Guaranty.

                  (d) The U.S. Borrower hereby acknowledges and affirms that it understands that to the extent the U.S. Borrower Guaranteed Obligations are secured by Real Property located in California, the U.S. Borrower shall be liable for the full amount of the liability hereunder notwithstanding the foreclosure on such Real Property by trustee sale or any other reason impairing the U.S. Borrower's or any Guaranteed Creditor's right to proceed against any U.S. Borrower Guaranteed Party or any other guarantor of the U.S. Borrower Guaranteed Obligations. In accordance with Section 2856 of the California Code of Civil Procedure, the U.S. Borrower hereby waives:

                  (i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to the U.S. Borrower by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Code of Civil Procedure;

                  (ii) all rights and defenses that the U.S. Borrower may have because the U.S. Borrower Guaranteed Obligations are secured by Real Property located in California, meaning, among other things, that:
         (A) the Guaranteed Creditors may collect from the U.S. Borrower without first foreclosing on any real or personal property collateral pledged by any Credit Party, and (B) if the Guaranteed Creditors foreclose on any Real Property collateral pledged by any Credit Party, (1) the amount of the U.S. Borrower Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Guaranteed Creditors may collect from the U.S. Borrower even if the Guaranteed Creditors, by foreclosing on the Real Property collateral, have destroyed any right the U.S. Borrower may have to collect from any U.S. Borrower Guaranteed Party, it being understood that this is an unconditional and irrevocable waiver of any rights and defenses the U.S. Borrower may have because the U.S. Borrower Guaranteed Obligations are secured by Real Property (including, without limitation, any rights or defenses based upon Section 580a, 580d or 726 of the California Code of Civil Procedure); and

                  (iii) all rights and defenses arising out of an election of remedies by the Guaranteed Creditors, even though that election of remedies, such as a non-judicial foreclosure with respect to security for the U.S. Borrower Guaranteed Obligations, has destroyed the U.S. Borrower' rights of subrogation and reimbursement against any U.S. Borrower Guaranteed Party by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

                  (e) The U.S. Borrower warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law of public policy, such waivers shall be effective only to the maximum extent permitted by law.

                  15.09 Payments. All payments made by the U.S. Borrower pursuant to this Section 15 shall be made in the respective Applicable Currency in which the U.S. Borrower Guaranteed Obligations are then due and payable (giving effect, in the circumstances contemplated by Section 1.14, to any conversion occurring pursuant thereto). All payments made by the U.S. Borrower pursuant to this Section 15 will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Sections 4.03, 4.04 and 13.23.

                                     * * * *